UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C., 20549

FORM S-1/A
(Amendment No. 1)

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

URANIUM ENERGY CORP.
(Exact name of registrant as specified in charter)
NEVADA (State or jurisdiction of incorporation or organization)	1090 (Primary Standard Industrial Classification Code Number)	98-0399476 (I.R.S. Employer Identification No.)
9801 Anderson Mill Road, Suite 230, Austin, Texas, U.S.A., 78750 Telephone: (512) 828-6980
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
AMIR ADNANI President, Chief Executive Officer, Principal Executive Officer and a director 9801 Anderson Mill Road, Suite 230, Austin, Texas, U.S.A., 78750 Telephone: (512) 828-6980
(Name, address, including zip code, and telephone number, including area code, of agent for service)
With a copy to:
Herbert I. Ono LANG MICHENER LLP 1500 Royal Centre, 1055 West Georgia Street Vancouver, British Columbia, Canada, V6E 4N7 Telephone: (604) 689-9111 and Facsimile: (604) 685-7084

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement is declared effective.

If any securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [ ]	Accelerated filer [X]
Non-accelerated filer [ ] (Do not check if a smaller reporting company)	Smaller reporting company [ ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee(4)
Shares of common stock, par value $0.001 per share	6,476,916 shares(5)	$2.23	$14,443,522	$567.63
Shares of common stock, par value $0.001 per share, underlying common stock purchase warrants	3,238,459 shares(6)	$2.23	$7,221,764	$283.82
Shares of common stock, par value $0.001 per share, underlying common stock purchase warrants	2,760,000 shares(7)	$2.23	$6,154,800	$241.88
Totals:	12,475,375 shares			$1,093.33

(1)      In the event of a stock split, stock dividend or similar transaction involving the common stock of the Registrant, in order to prevent dilution, the number of shares of common stock registered shall be automatically increased to cover additional shares in accordance with Rule 416(a) under the United States Securities Act of 1933, as amended (the "Securities Act").

(2)      Includes shares of our common stock, par value $0.001 per share, currently owned by the selling stockholders (each a "Selling Stockholder") and shares of common stock which are issuable upon the exercise of outstanding warrants held by the Selling Stockholders, all of which may be offered pursuant to this registration statement. In addition to the shares set forth in the table, the amount to be registered includes an indeterminate number of shares issuable upon the exercise of the warrants as such number may be adjusted as a result of stock splits, stock dividends and similar transactions in accordance with Rule 416 of the Securities Act.

(3)      The Proposed Maximum Offering Price per Share is calculated in accordance with Rule 457(c) of the Securities Act, based upon the average of the high and low prices for our common stock on the American Stock Exchange on July 23, 2008. The Proposed Maximum Aggregate Offering Price is based on the Proposed Maximum Offering Price Per Share times the total number of shares of common stock to be registered. These amounts are estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act, which was previously paid.

(4)      The fee is calculated in accordance with Rule 457(c) of the Securities Act. We have based the fee calculation on the average of the high and low prices for our common stock on the American Stock Exchange on July 23, 2008.

(5)      On July 11, 2008 and July 18, 2008, we issued an aggregate of 6,476,916 units (each a "July 2008 Unit"), at a price of $2.40 per July 2008 Unit, with each July 2008 Unit consisting of one share of common stock and one-half of one common stock purchase warrant (the "July 2008 Warrants"), to certain of the Selling Stockholders named herein. These 6,476,916 shares of common stock represent the shares of common stock issued in connection with the issuance of the July 2008 Units.

(6)      These 3,238,459 shares of common stock represent the 3,238,459 shares of common stock issuable upon exercise of the July 2008 Warrants. Each July 2008 Warrant entitles the holder to purchase one share of common stock at an exercise price of $3.10 per share. The July 2008 Warrants are exercisable for a period of two years from the date of issuance.

(7)      On December 13, 2006, we issued an aggregate of 2,800,000 units (the "December 13, 2006 Units") at a price of $2.50 per December 13, 2006 Unit, with each December 13, 2006 Unit consisting of one share of common stock and one-half of one warrant (the "December 13, 2006 Warrants") to certain of the Selling Stockholders named herein. Each December 13, 2006 Warrant entitles the holder to purchase one share of our common stock at an exercise price of $3.00 per share. The expiry date of the December 13, 2006 Warrants has been extended to September 30, 2008 from March 15, 2008.

On December 22, 2006, we issued an aggregate of 2,400,000 units (the "December 22, 2006 Units") at a price of $2.50 per December 22, 2006 Unit, with each December 22, 2006 Unit consisting of one share of common stock and one-half of one warrant (the "December 22, 2006 Warrants") to certain of the Selling Stockholders named herein. Each December 22, 2006 Warrant entitles the holder to purchase one share of our common stock at an exercise price of $3.00 per share. The expiry date of the December 22, 2006 Warrants has been extended to September 30, 2008 from March 15, 2008.

We agreed to register the shares underlying the December 22, 2006 Warrants with the SEC and to have the registration statement declared effective within four months from the date of issuance of the December 22, 2006 Units and, in the event that the registration statement was not declared effective by that date, to issue additional warrants to acquire shares in the capital of the Company equal to one one-hundredth of a warrant for each US$1.00 in aggregate funds paid by each subscriber for the units for each 30 calendar day period (or partial period thereof), during which the registration statement had not been declared effective, after the expiry of the four month period. As a result, we issued additional warrants to acquire up to 60,000 shares of our common stock to the purchasers of the December 22, 2006 Units as liquidated damages (the "Penalty Warrants"), which are exercisable upon the same terms as the December 22, 2006 Warrants.

On January 3, 2007, we issued an aggregate of 200,000 units (the "January 3, 2007 Units") at a price of $2.50 per January 3, 2007 Unit, with each January 3, 2007 Unit consisting of one share of common stock and one-half of one common stock purchase warrant (the "January 3, 2007 Warrants") to certain of the Selling Stockholders named herein. Each January 3, 2007 Warrant entitles the holder to purchase one share of our common stock at an exercise price of $3.00 per share. The expiry date of the January 3, 2007 Warrants has been extended to September 30, 2008 from March 15, 2008.

These 2,760,000 shares of common stock represent the 2,760,000 shares of common stock issuable upon exercise of the December 13, 2006 Warrants, the December 22, 2006 Warrants, the Penalty Warrants, and the January 3, 2007 Warrants.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

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ii

SUBJECT TO COMPLETION, DATED AUGUST 26, 2008

PROSPECTUS

URANIUM ENERGY CORP.

OFFERING OF 12,475,375 SHARES OF COMMON STOCK

This prospectus relates to the offering, from time to time, of 6,476,916 shares of our common stock by the selling stockholders (each a "Selling Stockholder") named in this prospectus under the heading "Selling Stockholders". In addition, this prospectus relates to the offering, from time to time, of 5,998,459 shares issuable upon the exercise of certain outstanding warrants to acquire shares of our common stock by the Selling Stockholders. These shares include the following shares, all as described in this prospectus under "Selling Stockholders":

  the resale by certain Selling Stockholders, and their transferees, donees or successors, of an aggregate of 6,476,916 shares of our common stock issued on July 11, 2008 and July 18, 2008 pursuant to private placements (together, the "July 2008 Private Placements");

  the resale by certain Selling Stockholders, and their transferees, donees or successors, of an aggregate of 3,238,459 shares of our common stock issuable upon the exercise of 3,238,459 common stock purchase warrants (the "July 2008 Warrants") issued pursuant to the July 2008 Private Placements; and

  the resale by certain Selling Stockholders, and their transferees, donees or successors, of an aggregate of 2,760,000 shares of our common stock comprised of (i) shares issuable upon the exercise of 2,600,000 common stock purchase warrants (the "December 2006 Warrants") issued pursuant to private placements completed on December 13, 2006 and December 22, 2006 (together, the "December 2006 Private Placements"), (ii) an aggregate of 60,000 shares of our common stock issuable upon exercise of 60,000 common stock purchase warrants (the "Penalty Warrants") issued as liquidated damages under the registration rights agreement relating to the private placement completed on December 22, 2006 (the "December 22, 2006 Private Placement"), and (iii) 100,000 shares of common stock issuable upon exercise of 100,000 common stock purchase warrants (the "January 2007 Warrants") issued pursuant to a private placement completed on January 3, 2007 (the "January 2007 Private Placement").

We will not receive any proceeds from the sale of shares by the Selling Stockholders. However, we will receive proceeds upon the exercise of any common stock purchase warrants that may be exercised by the Selling Stockholders. If all of the warrants are exercised we will receive proceeds in an amount of $18,139,022.

Our common stock is registered under Section 12(g) of the United States Securities Exchange Act of 1934, as amended, and is listed for trading on the American Stock Exchange ("Amex") under the symbol "UEC". The last reported sales price per share of our common stock as reported by Amex on August 25, 2008 was $1.82.

The purchase of the securities offered through this prospectus involves a high degree of risk. You should carefully read and consider the section of this prospectus titled "Risk Factors" beginning on page 8 before buying any of our shares of common stock.

The information in this prospectus is not complete and may be changed. The Selling Stockholders may not sell or offer these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offence.

The date of this prospectus is                          , 2008.

__________

The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.

TABLE OF CONTENTS

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission. The registration statement containing this prospectus, including the exhibits to the registration statement, also contains additional information about Uranium Energy Corp. and the securities offered under this prospectus. That registration statement can be read at the Securities and Exchange Commission's website (located at www.sec.gov) or at the Securities and Exchange Commission's Public Reference Room mentioned under the heading "Where You Can Find More Information" of this prospectus.

You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document. Our business, financial condition or results of operations may have changed since that date.

REFERENCES

As used in this prospectus: (i) the terms "we", "us", "our", "Uranium Energy" and the "Company" mean Uranium Energy Corp.; (ii) "SEC" refers to the Securities and Exchange Commission; (iii) "Securities Act" refers to the United States Securities Act of 1933, as amended; (iv) "Exchange Act" refers to the United States Securities Exchange Act of 1934, as amended; and (v) all dollar amounts refer to United States dollars unless otherwise indicated.

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PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "Risk Factors" section, the financial statements and the notes to the financial statements.

The Company

We are a natural resource exploration company engaged in the exploration of properties that may contain uranium minerals in the United States. Our strategy is to acquire properties that are prospective for uranium exploration, and have undergone some degree of uranium exploration but have not yet been mined. To date we have acquired interests in 82,365.09 gross acres of leased or staked mineral properties, consisting of claim blocks located in the States of Arizona, Colorado, New Mexico, Texas, Utah and Wyoming. In 2008 we have plans to acquire further acres of mineral properties subject to adequate funding being completed. Other mineral property acquisitions are contemplated in states of interest that include Arizona, Colorado, New Mexico, Texas, Utah and Wyoming. These potential acquisition properties have not yet been specifically identified. Our ability to complete these acquisitions will be subject to our obtaining sufficient financing and our being able to conclude agreements with the property owners on terms that are acceptable to us.

As of the date of this prospectus we have interests in an aggregate of 82,365.09 gross acres (72,956.85 net mineral acres) of properties that have been either leased or staked, which we intend to explore for economic deposits of uranium. Some of these leases are subject to varying net royalty interests. These properties consist of claim blocks located in the States of Arizona, Colorado, New Mexico, Texas, Utah and Wyoming. Each of these properties has been the subject of historical exploration by other mining companies, and provide indications that further exploration for uranium is warranted.

Our properties do not have any reserves. We plan to conduct exploration programs on these properties with the objective of ascertaining whether any of our properties contain economic concentrations of uranium that are prospective for mining. As such, we are considered an exploration, or exploratory stage company. Since we are an exploration stage company, there is no assurance that a commercially viable mineral deposit exists on any of our properties, and a great deal of further exploration will be required before a final evaluation as to the economic and legal feasibility for our future exploration is determined. We have no known reserves of uranium or any other type of mineral. Since inception we have not established any proven or probable reserves on our mineral property interests.

We have received an updated technical report in accordance with the provisions of National Instrument 43-101, Standards of Disclosure for Mineral Projects, of the Canadian Securities Administrators for our Goliad Project located in Goliad County, Texas. For more information, see "Description of Business and Properties - General -Goliad Project Technical Report."

We were incorporated under the laws of the State of Nevada on May 16, 2003 under the name "Carlin Gold Inc." During 2004, we changed our business operations and focus from precious metals exploration in the State of Nevada to the exploration for economic reserves of uranium throughout the United States. On January 24, 2005, we filed an amendment to our articles of incorporation changing our name to "Uranium Energy Corp.".

On January 24, 2004, we completed a reverse stock split of our shares of common stock on the basis of one share for two outstanding shares. Effective February 28, 2006, we completed a forward split of our shares of common stock on the basis of 1.5 shares for each outstanding share to increase liquidity for our shares of common stock. Effective February 28, 2006, we amended our Articles of Incorporation with the Nevada Secretary of State and increased our authorized capital stock from 75,000,000 shares of common stock at $0.001 par value to 750,000,000 shares of common stock par value $0.001.

Our executive offices are located at 9801 Anderson Mill Road, Suite 230, Austin, Texas, U.S.A., 78750, and our telephone number is (512) 828-6980.

The Offering
The Issuer:	Uranium Energy Corp.
The Selling Stockholders:

The selling stockholders (each a "Selling Stockholder") are comprised of our existing shareholders who acquired units comprised of shares of our common stock and common stock purchase warrants from us pursuant to the July 2008 Private Placements, and common stock purchase warrants issued pursuant to the December 2006 Private Placements and January 2007 Private Placement. The Selling Stockholders are named in this prospectus under "Selling Stockholders".

Shares Offered by the Selling Stockholders:

The Selling Stockholders are offering up to an aggregate of 12,475,375 shares of our common stock comprised of:

  the resale by certain Selling Stockholders, and their transferees, donees or successors, of an aggregate of 6,476,916 shares of our common stock issued on July 11, 2008 and July 18, 2008 pursuant to the July 2008 Private Placements;

  the resale by certain Selling Stockholders, and their transferees, donees or successors, of an aggregate of 3,238,459 shares of our common stock issuable upon the exercise of the July 2008 Warrants issued pursuant to the July 2008 Private Placements; and

  the resale by certain Selling Stockholders, and their transferees, donees or successors, of an aggregate of 2,760,000 shares of our common stock issuable upon the exercise of the December 2006 Warrants, the Penalty Warrants and January 2007 Warrants issued pursuant to the December 2006 Private Placements and January 2007 Private Placement.

See "Selling Stockholders".

Offering Price:

The Selling Stockholders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the Selling Stockholders will be responsible for underwriting discounts or commissions or agent's commissions. The shares of common stock may be sold on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on these exchanges or systems or in the over-the-counter market and in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions. See "Plan of Distribution".

Use of Proceeds:

We will not receive any of the proceeds from the sale of shares by the Selling Stockholders. However, we will receive proceeds upon the exercise of any common stock purchase warrants that may be exercised by the Selling Stockholders. If all of the warrants are exercised we will receive proceeds in an amount of $18,139,022. The proceeds, if any, would be used for general corporate purposes including, in order of priority, acquisition costs, exploration expenses and working capital.

Market for our Common Stock:	Our common stock is quoted on Amex under the symbol "UEC". The last reported sales price for our shares on Amex on August 25, 2008 was $1.82 per share.
Outstanding Shares of Common Stock:

There were 46,336,239 shares of our common stock issued and outstanding as at August 25, 2008. If all warrants offered hereby are exercised, then there would be 52,274,698 shares of our common stock issued and outstanding.

Risk Factors:	See "Risk Factors" and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in our securities.

Summary of Financial Data

The following financial data has been derived from and should be read in conjunction with (i) our audited financial statements for the years ended December 31, 2006, 2005, 2004 and 2003, together with the notes to these financial statements; (ii) our audited financial statements for the seven-month period ended July 31, 2007, together with the notes to these financial statements; (iii) our unaudited interim financial statements for the nine-month periods ended April 30, 2008 and 2007, together with the notes to these financial statements; and (iv) the sections of this prospectus entitled "Description of Business and Properties" and "Management's Discussion and Analysis of Financial Condition and Results of Operations", included elsewhere herein or filed with the SEC.

In June 2007, we determined to change our fiscal year end from December 31 to July 31. Accordingly, on October 29, 2007, we filed a Transition Report on Form 10-KSB for the fiscal period ended July 31, 2007, as subsequently amended, with the SEC and commenced a new reporting period.

We were incorporated under the laws of the State of Nevada on May 16, 2003. During 2004, we changed our business operations focus from precious metals exploration in the State of Nevada to the exploration for economic reserves of uranium throughout the United States. Since then, we have been acquiring mineral property interests in the United States. In addition, we amended our audited financial statements for the fiscal period ended July 31, 2007 to include a note explaining a reclassification of mineral property acquisition costs from the years ended December 31, 2006, 2005 and 2004, which had no impact on the reported loss for these periods. Accordingly, the financial information presented below may not be comparable from period to period.

Balance Sheet Data
	As at April 30,	As at July 31,	As at December 31, (As Restated)
	2008	2007	2006	2005	2004	2003
Cash and cash equivalents	$2,654,677	$9,083,453	$13,581,377	$107,160	$406,270	$346
Working capital (deficiency)	2,419,585	9,593,649	13,460,648	(215,828)	371,469	24,486
Total assets	18,537,322	22,525,727	18,048,453	748,035	427,085	732
Total liabilities	825,945	379,157	532,043	323,288	36,414	24,864
Total stockholders' equity (deficit)	17,711,377	22,146,570	17,516,410	424,747	390,671	(24,132)

Statement of Operations Data
	Nine Months Ended April 30,		Seven Months Ended July 31,	Fiscal Year Ended December 31, (As Restated)
	2008	2007	2007	2006	2005	2004	2003
Revenues	$Nil	$Nil	$Nil	$Nil	$Nil	$Nil	$Nil
Expenses	14,460,579	11,217,440	8,571,200	12,078,099	1,377,432	109,322	24,132
Loss from operations	(14,460,579)	(11,217,440)	(8,571,200)	(12,078,099)	(1,377,432)	(109,322)	(24,132)
Net loss	(14,446,327)	(10,568,809)	(8,044,743)	(11,608,135)	(1,377,432)	(109,322)	(24,132)
Basic and diluted loss per share	(0.37)	(0.33)	(0.22)	(0.44)	(0.08)	(0.10)	-

Risk Factors

An investment in our common stock involves a number of very significant risks. You should carefully consider the following risks and uncertainties in addition to other information in this prospectus in evaluating our company and its business before purchasing shares of our common stock. Our business, operating results and financial condition could be seriously harmed due to any of the following risks. The risks described below may not be all of the risks facing our company. Additional risks not presently known to us or that we currently consider immaterial may also impair our business operations. You could lose all or part of your investment due to any of these risks.

Risks Related to Our Business

We will require significant additional financing in order to continue our exploration activities and our assessment of the commercial viability of our mineral properties.

We will need to raise additional financing to complete further exploration of our mineral properties. Furthermore, if the costs of our planned exploration programs are greater than anticipated, we may have to seek additional funds through public or private share offerings or arrangements with corporate partners. There can be no assurance that we will be successful in our efforts to raise these require funds, or on terms satisfactory to us. The continued exploration of our mineral properties and the development of our business will depend upon our ability to establish the commercial viability of our mineral properties and to ultimately develop cash flow from operations and reach profitable operations. We currently are in the exploration stage and we have no revenue from operations and we are experiencing significant negative cash flow. Accordingly, the only other sources of funds presently available to us are through the sale of equity. We presently believe that debt financing will not be an alternative to us as all of our properties are in the exploration stage. Alternatively, we may finance our business by offering an interest in our mineral properties to be earned by another party or parties carrying out further exploration thereof or to obtain project or operating financing from financial institutions, neither of which is presently intended. If we are unable to obtain this additional financing, we will not be able to continue our exploration activities and our assessment of the commercial viability of our mineral properties.

As our mineral properties do not contain any reserves or any known body of economic mineralization, we may not discover commercially exploitable quantities of ore on our mineral properties that would enable us to enter into commercial production, achieve revenues and recover the money we spends on exploration.

Our properties do not contain reserves in accordance with the definitions adopted by the SEC and there is no assurance that any exploration programs that we carry out will establish reserves. All of our mineral properties are in the exploration stage as opposed to the development stage and have no known body of economic mineralization. The known mineralization at these projects has not yet been determined to be economic ore, and may never be determined to be economic. We plan to conduct further exploration activities on our mineral properties, which future exploration may include the completion of feasibility studies necessary to evaluate whether a commercial mineable orebody exists on any of our mineral properties. There is a substantial risk that these exploration activities will not result in discoveries of commercially recoverable quantities of ore. Any determination that our properties contain commercially recoverable quantities of ore may not be reached until such time that final comprehensive feasibility studies have been concluded that establish that a potential mine is likely to be economic. There is a substantial risk that any preliminary or final feasibility studies carried out by us will not result in a positive determination that our mineral properties can be commercially developed.

Our exploration activities on our mineral properties may not be successful, which could lead us to abandon our plans to develop the property and its investments in exploration.

We are an exploration stage company and have not as yet established any reserves on our properties. Our long-term success depends on our ability to establish commercially recoverable quantities of ore on our mineral properties that can then be developed into commercially viable mining operations. Mineral exploration is highly speculative in nature, involves many risks and is frequently non-productive. These risks include unusual or unexpected geologic formations, and the inability to obtain suitable or adequate machinery, equipment or labor. The success of uranium exploration is determined in part by the following factors:

  identification of potential uranium mineralization based on superficial analysis;

  availability of government-granted exploration permits;

  the quality of management and geological and technical expertise; and

  the capital available for exploration.

Substantial expenditures are required to establish proven and probable reserves through drilling and analysis, to develop metallurgical processes to extract metal, and to develop the mining and processing facilities and infrastructure at any site chosen for mining. Whether a mineral deposit will be established or determined to be commercially viable depends on a number of factors, which include, without limitation, the particular attributes of the deposit, such as size, grade and proximity to infrastructure; metal prices, which fluctuate widely; and government regulations, including, without limitation, regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection. We may invest significant capital and resources in exploration activities and abandon such investments if we are unable to identify commercially exploitable mineral reserves. The decision to abandon a project may reduce the trading price of our common stock and impair our ability to raise future financing. We cannot provide any assurance to investors that we will discover any mineralized material in sufficient quantities on any of our properties to justify commercial operations. Further, we will not be able to recover the funds that we spend on exploration if we are not able to establish commercially recoverable quantities of ore on our mineral properties.

Our business is difficult to evaluate because we have a limited operating history.

In considering whether to invest in our common stock, you should consider that our inception was May 16, 2003 and, as a result, there is only limited historical financial and operating information available on which to base your evaluation of our performance.

We have a history of operating losses and there can be no assurances we will be profitable in the future.

We have a history of operating losses, expect to continue to incur losses, and may never be profitable, and we must be considered to be in the exploration stage. Further, we have been dependent on sales of our equity securities and debt financing to meet our cash requirements. We have incurred losses totaling approximately $35,610,091 from May 16, 2003 (inception) to April 30, 2008. As of April 30, 2008, we had an accumulated deficit of $35,610,091 and incurred net losses totaling approximately $14,446,327 in the nine months ended April 30, 2008, $11,608,135 during the fiscal year ended December 31, 2006 and $8,239,914 during the seven months ended July 31, 2007. Further, we do not expect positive cash flow from operations in the near term. There is no assurance that actual cash requirements will not exceed our estimates. In particular, additional capital may be required in the event that: (i) the costs to acquire additional uranium exploration claims are more than we currently anticipate; (ii) exploration costs for additional claims increase beyond our expectations; or (iii) we encounter greater costs associated with general and administrative expenses or offering costs.

Our participation in an increasingly larger number of uranium minerals exploration prospects has required and will continue to require substantial capital expenditures. The uncertainty and factors described throughout this section may impede our ability to economically discover uranium prospects. As a result, we may not be able to achieve or sustain profitability or positive cash flows from operating activities in the future.

We will require additional funding in the future.

Based upon our historical losses from operations, we will require additional funding in the future. If we cannot obtain capital through financings or otherwise, our ability to execute our exploration programs will be greatly limited. Our current plans require us to make capital expenditures for the exploration of our minerals exploration properties. Historically, we have funded our operations through the issuance of equity and short-term debt financing arrangements. We may not be able to obtain additional financing on favorable terms, if at all. Our future cash flows and the availability of financing will be subject to a number of variables, including the market prices of uranium. Further, debt financing could lead to a diversion of cash flow to satisfy debt-servicing obligations and create restrictions on business operations. If we are unable to raise additional funds, it would have a material adverse effect upon our operations.

As part of our growth strategy, we intend to acquire additional mineral exploration properties.

Such acquisitions may pose substantial risks to our business, financial condition, and results of operations. In pursuing acquisitions, we will compete with other companies, many of which have greater financial and other resources to acquire attractive properties. Even if we are successful in acquiring additional properties, some of the properties may not produce positive results of exploration, or we may not complete exploration of such prospects within specified time periods may cause the forfeiture of the lease in that prospect. There can be no assurance that we will be able to successfully integrate acquired properties, which could result in substantial costs and delays or other operational, technical, or financial problems. Further, acquisitions could disrupt ongoing business operations. If any of these events occur, it would have a material adverse effect upon our operations and results from operations.

We are a new entrant into the uranium mineral exploration industry without profitable operating history.

Since inception, our activities have been limited to organizational efforts, obtaining working capital and acquiring and exploring a very limited number of properties. As a result, there is limited information upon which to base our future success.

The business of minerals exploration is subject to many risks and uncertainties, including those described in this section, and if uranium is found in economic quantities, the profitability of future uranium mining ventures depends upon factors beyond our control. The profitability of mining uranium properties if economic quantities of Uranium are found is dependent upon many factors and risks beyond our control, including, but not limited to: (i) unanticipated ground and water conditions and adverse claims to water rights; (ii) geological problems; (iii) metallurgical and other processing problems; (iv) the occurrence of unusual weather or operating conditions and other force majeure events; (v) lower than expected ore grades; (vi) accidents; (vii) delays in the receipt of or failure to receive necessary government permits; (viii) delays in transportation; (ix) labor disputes; (x) government permit restrictions and regulation restrictions; (xi) unavailability of materials and equipment; and (xii) the failure of equipment or processes to operate in accordance with specifications or expectations.

The risks associated with exploration and, if applicable, mining could cause personal injury or death, environmental damage, delays in mining, monetary losses and possible legal liability.

We are not currently engaged in mining operations because we are in the exploration phase and have not yet any proved uranium reserves. We carry some property and liability insurance. Cost effective insurance contains exclusions and limitations on coverage and may be unavailable in some circumstances.

The uranium exploration industry is highly competitive and there is no assurance that we will be successful in acquiring the leases.

The uranium exploration industry is intensely competitive, and we compete with other companies that have greater resources. Many of these companies not only explore for and produce uranium, but also market uranium and other products on a regional, national or worldwide basis. These companies may be able to pay more for productive uranium properties and exploratory prospects or define, evaluate, bid for and purchase a greater number of properties and prospects than our financial or human resources permit. In addition, these companies may have a greater ability to continue exploration activities during periods of low uranium market prices. Our larger competitors may be able to absorb the burden of present and future federal, state, local and other laws and regulations more easily than we can, which would adversely affect our competitive position. Our ability to acquire additional properties and to explore them in the future will be dependent upon our ability to evaluate and select suitable properties and to consummate transactions in a highly competitive environment. In addition, because we have fewer financial and human resources than many companies in our industry, we may be at a disadvantage in bidding for exploratory prospects.

The marketability of natural resources will be affected by numerous factors beyond our control which may result in us not receiving an adequate return on invested capital to be profitable or viable.

The marketability of natural resources which may be acquired or discovered by us will be affected by numerous factors beyond our control. These factors include macroeconomic factors, market fluctuations in commodity pricing and demand, the proximity and capacity of natural resource markets and processing equipment, governmental regulations, land tenure, land use, regulation concerning the importing and exporting of uranium and environmental protection regulations. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in us not receiving an adequate return on invested capital to be profitable or viable.

Uranium mining operations are subject to comprehensive regulation, which may cause substantial delays or require capital outlays in excess of those anticipated, causing an adverse effect on our business operations.

If economic quantities of uranium are found on any lease owned by us in sufficient quantities to warrant uranium mining operations, such mining operations are subject to federal, state, and local laws relating to the protection of the environment, including laws regulating removal of natural resources from the ground and the discharge of materials into the environment. Uranium mining operations are also subject to federal, state, and local laws and regulations which seek to maintain health and safety standards by regulating the design and use of mining methods and equipment. Various permits from government bodies are required for mining operations to be conducted; no assurance can be given that such permits will be received. Environmental standards imposed by federal, provincial, or local authorities may be changed and any such changes may have material adverse effects on our activities. Moreover, compliance with such laws may cause substantial delays or require capital outlays in excess of those anticipated, thus resulting in an adverse effect on us. Additionally, we may be subject to liability for pollution or other environmental damages which we may elect not to insure against due to prohibitive premium costs and other reasons. To date we have not been required to spend material amounts on compliance with environmental regulations. However, we may be required to do so in future and this may affect our ability to expand or maintain our operations.

Uranium minerals exploration and development and mining activities are subject to certain environmental regulations, which may prevent or delay the commencement or continuance of our operations.

Uranium minerals exploration and development and future potential uranium mining operations are or will be subject to stringent federal, state, provincial, and local laws and regulations relating to improving or maintaining environmental quality. Environmental laws often require parties to pay for remedial action or to pay damages regardless of fault. Environmental laws also often impose liability with respect to divested or terminated operations, even if the operations were terminated or divested of many years ago.

Future potential uranium mining operations and current exploration activities are or will be subject to extensive laws and regulations governing prospecting, development, production, exports, taxes, labor standards, occupational health, waste disposal, protection and remediation of the environment, protection of endangered and protected species, mine safety, toxic substances and other matters. Uranium mining is also subject to risks and liabilities associated with pollution of the environment and disposal of waste products occurring as a result of mineral exploration and production. Compliance with these laws and regulations will impose substantial costs on us and will subject us to significant potential liabilities.

Costs associated with environmental liabilities and compliance are expected to increase with the increasing scale and scope of operations and we expect these costs may increase in the future.

We believe that our operations comply, in all material respects, with all applicable environmental regulations. However, we are not fully insured at the current date against possible environmental risks.

Any change in government regulation/administrative practices may have a negative impact on our ability to operate and our profitability.

The laws, regulations, policies or current administrative practices of any government body, organization or regulatory agency in the United States or any other applicable jurisdiction, may be changed, applied or interpreted in a manner which will fundamentally alter our ability to carry on business. The actions, policies or regulations, or changes thereto, of any government body or regulatory agency, or other special interest groups, may have a detrimental effect on us. Any or all of these situations may have a negative impact on our ability to operate and/or our profitably.

We may be unable to retain key employees or consultants or recruit additional qualified personnel.

Our extremely limited personnel means that we would be required to spend significant sums of money to locate and train new employees in the event any of our employees resign or terminate their employment with us for any reason. Due to our limited operating history and financial resources, we are entirely dependent on the continued service of Amir Adnani, our President, Chief Executive Officer, Principal Executive Officer and a director, and Harry Anthony, our Chief Operating Officer and a director. Further, we do not have key man life insurance on any of these individuals. We may not have the financial resources to hire a replacement if any of our officers were to die. The loss of service of any of these employees could therefore significantly and adversely affect our operations.

Our officers and directors may be subject to conflicts of interest.

Some of our officers and directors serve only part time and may be subject to conflicts of interest. Each may devote part of his working time to other business endeavors, including consulting relationships with other corporate entities, and may have responsibilities to these other entities. Such conflicts may include deciding how much time to devote to our affairs, as well as what business opportunities should be presented to us. Because of these relationships, some of our officers and directors may be subject to conflicts of interest.

Nevada law and our articles of incorporation may protect our directors from certain types of lawsuits.

Nevada law provides that our officers and directors will not be liable to us or our stockholders for monetary damages for all but certain types of conduct as officers and directors. Our Bylaws permit us broad indemnification powers to all persons against all damages incurred in connection with our business to the fullest extent provided or allowed by law. The exculpation provisions may have the effect of preventing stockholders from recovering damages against our officers and directors caused by their negligence, poor judgment or other circumstances. The indemnification provisions may require us to use our limited assets to defend our officers and directors against claims, including claims arising out of their negligence, poor judgment, or other circumstances.

Risks Related to Our Common Stock

Sales of a substantial number of shares of our common stock into the public market by certain stockholders may result in significant downward pressure on the price of our common stock and could affect your ability to realize the current trading price of our common stock.

Sales of a substantial number of shares of our common stock in the public market by certain stockholders could cause a reduction in the market price of our common stock. As of the date of this prospectus, we have 46,336,239 shares of common stock issued and outstanding. Of the total number of issued and outstanding shares of common stock, certain stockholders are able to resell up to 4,552,446 shares, 5,091,000 shares and 8,100,000 shares of our common stock pursuant to registration statements declared effective on June 26, 2008, October 20, 2006 and June 15, 2007, respectively. As a result of these registration statements, 17,743,446 shares of our common stock were issued and are available for immediate resale which could have an adverse effect on the price of our common stock. In addition, this prospectus relates to the resale of an aggregate of 12,475,375 shares of our common stock.

As of the date of this prospectus, there are 23,024,454 outstanding shares of our common stock that are restricted securities as that term is defined in Rule 144 under the Securities Act. Although the Securities Act and Rule 144 place certain prohibitions on the sale of restricted securities, restricted securities may be sold into the public market under certain conditions. Further, as of the date of this prospectus, there are an aggregate of 5,452,500 stock options outstanding and an aggregate of 9,202,662 share purchase warrants outstanding.

Any significant downward pressure on the price of our common stock as the selling stockholders sell their shares of our common stock could encourage short sales by the selling stockholders or others. Any such short sales could place further downward pressure on the price of our common stock.

The trading price of our common stock on the American Stock Exchange and previously on the OTC Bulletin Board has been and may continue to fluctuate significantly and stockholders may have difficulty reselling their shares.

Our common stock commenced trading on September 28, 2007 on Amex, and previously traded on the OTCBB, and the trading price has fluctuated. In addition to volatility associated with Bulletin Board securities in general, the value of your investment could decline due to the impact of any of the following factors upon the market price of our common stock: (i) disappointing results from our discovery or development efforts; (ii) failure to meet our revenue or profit goals or operating budget; (iii) decline in demand for our common stock; (iv) downward revisions in securities analysts' estimates or changes in general market conditions; (v) technological innovations by competitors or in competing technologies; (vi) lack of funding generated for operations; (vii) investor perception of our industry or our prospects; and (viii) general economic trends.

In addition, stock markets have experienced price and volume fluctuations and the market prices of securities have been highly volatile. These fluctuations are often unrelated to operating performance and may adversely affect the market price of our common stock. As a result, investors may be unable to sell their shares at a fair price and you may lose all or part of your investment.

Certain of our shareholders may exercise voting power of more than 11.0% of our common stock.

As of the date of this prospectus, Morgan Stanley & Co. ("Morgan Stanley") beneficially owns 5,454,183 shares of our common stock, or approximately 11.43% of our outstanding common stock, and Westcliff Capital Management LLC ("Westcliff") beneficially owns 4,587,626 shares of our common stock, or approximately 9.65% of our outstanding common stock. Due to its stock ownership, Morgan Stanley or Westcliff may be in a viable position to affect the election of the Board of Directors and, therefore, to affect the control our business and affairs including certain significant corporate actions such as acquisitions, the sale or purchase of assets, and the issuance and sale of our securities. Further, Morgan Stanley or Westcliff may be able to affect the prevention of or cause a change in control. We also may be prevented from entering into transactions that could be beneficial to us without Morgan Stanley's or Westcliff's consent. The interest of our largest shareholders may differ from the interests of other shareholders.

Additional issuances of equity securities may result in dilution to our existing stockholders. Our Articles of Incorporation authorize the issuance of 750,000,000 shares of common stock.

The Board of Directors has the authority to issue additional shares of our capital stock to provide additional financing in the future and the issuance of any such shares may result in a reduction of the book value or market price of the outstanding shares of our common stock. If we do issue any such additional shares, such issuance also will cause a reduction in the proportionate ownership and voting power of all other stockholders. As a result of such dilution, if you acquire shares of our common stock, your proportionate ownership interest and voting power could be decreased. Further, any such issuances could result in a change of control.

Our common stock is classified as a "penny stock" under SEC rules which limits the market for our common stock.

Because the market price of the common stock has fluctuated and may trade at times at less than $5 per share, the common stock may be classified as a "penny stock." SEC Rule 15g-9 under the Exchange Act imposes additional sales practice requirements on broker-dealers that recommend the purchase or sale of penny stocks to persons other than those who qualify as an "established customer" or an "accredited investor." This includes the requirement that a broker-dealer must make a determination that investments in penny stocks are suitable for the customer and must make special disclosures to the customers concerning the risk of penny stocks. Many broker-dealers decline to participate in penny stock transactions because of the extra requirements imposed on penny stock transactions. Application of the penny stock rules to our common stock reduces the market liquidity of our shares, which in turn affects the ability of holders of our common stock to resell the shares they purchase, and they may not be able to resell at prices at or above the prices they paid.

A decline in the price of our common stock could affect our ability to raise further working capital and adversely impact our operations.

A decline in the price of our common stock could result in a reduction in the liquidity of our common stock and a reduction in our ability to raise additional capital for our operations. Because our operations to date have been principally financed through the sale of equity securities, a decline in the price of our common stock could have an adverse effect upon our liquidity and our continued operations. A reduction in our ability to raise equity capital in the future would have a material adverse effect upon our business plan and operations, including our ability to continue our current operations. If our stock price declines, we may not be able to raise additional capital or generate funds from operations sufficient to meet our obligations.

A majority of our directors and officers are outside the United States, with the result that it may be difficult for investors to enforce within the United States any judgments obtained against us or any of our directors or officers.

A majority of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons' assets are located outside the United States. As a result, it may be difficult for investors to effect service of process on our directors or officers, or enforce within the United States or Canada any judgments obtained against us or our officers or directors, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. Consequently, you may be effectively prevented from pursuing remedies under U.S. federal securities laws against them. In addition, investors may not be able to commence an action in a Canadian court predicated upon the civil liability provisions of the securities laws of the United States. The foregoing risks also apply to those experts identified in this prospectus that are not residents of the United States.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. Forward-looking statements in this prospectus include, among others, statements regarding our capital needs, business plans and expectations. Such forward-looking statements involve assumptions, risks and uncertainties regarding, among others, the success of our business plan, availability of funds, government regulations, operating costs, our ability to achieve significant revenues, our business model and products and other factors. Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "expect", "plan", "intend", "anticipate", "believe", "estimate", "predict", "potential" or "continue", the negative of such terms or other comparable terminology. In evaluating these statements, you should consider various factors, including the assumptions, risks and uncertainties outlined in this prospectus under "Risk Factors". These factors or any of them may cause our actual results to differ materially from any forward-looking statement made in this prospectus. While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding future events, our actual results will likely vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. The forward-looking statements in this prospectus are made as of the date of this prospectus and we do not intend or undertake to update any of the forward-looking statements to conform these statements to actual results, except as required by applicable law, including the securities laws of the United States.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the shares of common stock offered by the Selling Stockholders under this prospectus. We would receive gross proceeds in the approximate amount of $18,139,022 assuming the exercise of all warrants of which the underlying common stock are being offered hereby.

All proceeds from the sale of the shares will be for the account of the Selling Stockholders, and they will pay any and all expenses incurred by them for brokerage, accounting or tax services or any other expenses incurred by them in disposing of their shares. We will, however, incur substantially all of the costs associated with the filing of this prospectus and the registration statement of which it forms a part.

SELLING STOCKHOLDERS

The Selling Stockholders named in this prospectus are offering, from time to time, the 12,475,375 shares of common stock under this prospectus.

On July 11, 2008 and July 18, 2008, we issued an aggregate of 6,476,916 units (the "July 2008 Units"), at a price of $2.40 per July 2008 Unit, with each July 2008 Unit consisting of one share of common stock and one-half of one July 2008 Warrant, to certain of the Selling Stockholders named herein by way of the July 2008 Private Placements. Each whole July 2008 Warrant entitles the holder to purchase one share of common stock at an exercise price of $3.10 per share for a period of two years from the date of issuance. The common stock registered includes the 6,476,916 shares of common stock issued pursuant to the July 2008 Private Placements and the 3,238,459 shares of common stock issuable upon exercise of the July 2008 Warrants. In connection with the July 2008 Private Placements, we paid finders' fees of an aggregate of approximately $504,888.

On December 13, 2006 and December 22, 2006, we issued an aggregate of 5,200,000 units (the "December 2006 Units") to certain Selling Stockholders with each December 2006 Unit comprised of one share of common stock and one-half of one December 2006 Warrant, with each whole December 2006 Warrant entitling the holder to purchase one share of our common stock at an exercise price of $3.00 per share until March 15, 2008. The shares and shares underlying the December 2006 Warrants issued pursuant to the December 2006 Private Placements were registered with the SEC pursuant to a registration statement on Form SB-2 filed February 14, 2007 and declared effective on June 15, 2007. We subsequently extended the expiry period of the December 2006 Warrants from March 15, 2008 to September 30, 2008. Under the registration rights agreement relating to the December 22, 2006 Private Placement, we agreed that in the event the registration statement related to the December 22, 2006 Private Placement was not declared effective by the SEC within four months from the date of issuance of the units issued under the private placement, we would issue additional warrants as liquidated damages equal to one one-hundredth of a warrant for each US$1.00 in aggregate funds paid by each subscriber for units under the December 22, 2006 Private Placement for each 30 calendar date period (or partial period thereof) during which the registration statement was not declared effective after the expiry of the four month period. The common stock registered includes the 2,600,000 shares of common stock issuable upon exercise of the December 2006 Warrants and the 60,000 shares of common stock issuable upon exercise of such Penalty Warrants.

On January 3, 2007, we issued an aggregate of 200,000 units (the "July 2007 Units") to certain Selling Stockholders with each January 2007 Unit comprised of one share of common stock and one-half of one January 2007 Warrant, with each whole January 2007 Warrant entitling the holder to purchase one share of our common stock at an exercise price of $3.00 per share until March 15, 2008. The shares and shares underlying the January 2007 Warrants issued pursuant to the January 2007 Private Placement were registered with the SEC pursuant to a registration statement on Form SB-2 filed February 14, 2007 and declared effective on June 15, 2007. We subsequently extended the expiry period of the January 2007 Warrants from March 15, 2008 to September 30, 2008.

We agreed to file the registration statement of which this prospectus forms a part with the SEC in accordance with the requirements of the Securities Act in order to register the resale by the Selling Stockholders of the shares issued and the shares issuable upon exercise of the July 2008 Warrants in the July 2008 Private Placements and the shares issuable upon exercise of the December 2006 Warrants and Penalty Warrants, as well as the shares issuable upon exercise of the January 2007 Warrants.

In the event that the registration statement of which this prospectus forms a part is not declared effective by the SEC on or before November 11, 2008, on that date and for each 30 calendar day period (or partial period thereof) until the registration statement is declared effective, we have agreed to issue to each of the Selling Stockholders under the July 2008 Private Placements an additional one one-hundredth of a warrant to acquire shares of our common stock for each US$1.00 in aggregate funds paid by such Selling Stockholders for our securities, exercisable at a price of $3.10 per share, expiring two years from the date of issuance thereof.

The private placement transactions were completed in reliance on Rule 506 of Regulation D of the Securities Act, with respect to investors in the United States, and in reliance on Rule 903 of Regulation S of the Securities Act, with respect to those investors who were not "U.S. Persons", within the meaning of Regulation S, and who were otherwise outside of the United States. Sales to United States investors pursuant to Rule 506 of Regulation D were limited to investors who qualified as "accredited investors" within the meaning of Rule 501(a) of Regulation D.

The following table sets forth information as of August 25, 2008 regarding the ownership of the shares of common stock to be sold by the Selling Stockholders. The number of shares indicated for each Selling Stockholder includes both the shares issued in the private placement transactions and the shares issuable to the Selling Stockholders upon exercise of the warrants.

Information with respect to ownership is based upon information obtained from the Selling Stockholders. Information with respect to "Shares Owned Prior to this Offering" includes the shares issuable upon exercise of the warrants held by the Selling Stockholders even though some of these warrants are not exercisable within 60 days of August 25, 2008. The "Number of Shares Being Offered" includes the shares acquired by the Selling Stockholders in the private placement transactions described above and the shares that are issuable upon exercise of the warrants acquired by the Selling Stockholders. Information with respect to "Shares Owned After this Offering" assumes the sale of all of the shares offered by this prospectus and no other purchases or sales of our common stock by the Selling Stockholders. Except as described below and to our knowledge, the named Selling Stockholders own and have sole voting and investment power over all shares or rights to these shares. To our knowledge, none of the Selling Stockholders is a registered broker-dealer or an affiliate thereof. Except for their ownership of common stock described below, none of the Selling Stockholders had or have any material relationship with us. The Selling Stockholders may have sold or transferred, in transactions exempt from the registration requirements of the Securities Act, some or all of the common stock held by them since the date as of which information is presented below.

	Shares Owned Prior To This Offering		Number of Shares Being Offered	Shares Owned After This Offering
Name of Selling Stockholder	Number(1)	Percentage(2)	Number	Number	Percentage(2)
July 2008 Private Placements(3)
Pomona College (4)	135,000	*	135,000	Nil	Nil
Jane Cecil	45,000	*	45,000	Nil	Nil
Michael Connor & Dale Connor JTWROS	15,000	*	15,000	Nil	Nil
Cranshire Capital, LP. (5)	156,249	*	156,249	Nil	Nil

	Shares Owned Prior To This Offering		Number of Shares Being Offered	Shares Owned After This Offering
Name of Selling Stockholder	Number(1)	Percentage(2)	Number	Number	Percentage(2)
Crestview Capital Master, LLC (6)	156,249	*	156,249	Nil	Nil
Dr. Cyril Geacintor & Elke Geacintor, JTWROS	15,000	*	15,000	Nil	Nil
Ehrlich Hood Associates LP (7)	15,000	*	15,000	Nil	Nil
The Natural Resources Fund (8)	240,000	*	240,000	Nil	Nil
Delaware Street Capital Master Fund, LP (9)	1,875,000	4.00%	1,875,000	Nil	Nil
Robert W. Duggan	247,500	*	247,500	Nil	Nil
Harold C. Smith	63,000	*	63,000	Nil	Nil
Josephine Lawrence Hopkins Foundation (10)	75,000	*	75,000	Nil	Nil
Front Street Investment Management Inc. (11)	1,500,002	3.20%	1,500,002	Nil	Nil
Fernando Emy	15,000	*	15,000	Nil	Nil
2035718 Ontario Inc. (12)	150,000	*	150,000	Nil	Nil
Iroquois Master Fund Ltd. (13)	125,000	*	125,000	Nil	Nil
Nordea Bank Danmark A/S (14)	750,000	1.61%	750,000	Nil	Nil
Lynn Sackett & Allan Weintraub Ten-In-Com	15,000	*	15,000	Nil	Nil
Morton N. Richter & Sara N. Richter JTWROS	15,000	*	15,000	Nil	Nil
Mecca Temple A.A.O.N.M.S. (15)	30,000	*	30,000	Nil	Nil
The Dalrymple Global Resources Master Fund, LP (16)	750,000	1.61%	750,000	Nil	Nil
Truk International Fund, LP. (17)	43,500	*	43,500	Nil	Nil
Truk Opportunity Fund, LLC (18)	106,500	*	106,500	Nil	Nil
Russian Nobility Association (19)	30,000	*	30,000	Nil	Nil
Uranium Focused Energy Fund (20)	637,500	1.37%	637,500	Nil	Nil
Lynn G. Kanzer	7,500	*	7,500	Nil	Nil
Hadron Master Fund (21)	450,000	*	450,000	Nil	Nil
John King Burns	150,000	*	150,000	Nil	Nil
Highbridge International LLC (22)	312,501	*	312,501	Nil	Nil
Marshall G. Berol	6,750	*	6,750	Nil	Nil
Craig S. Valdes	7,500	*	7,500	Nil	Nil
J Cohen & M Gissen TTEE, Malcolm Gissen/Judith Cohen	9,375	*	9,375	Nil	Nil
Encompass Fund (23)	15,000	*	15,000	Nil	Nil

	Shares Owned Prior To This Offering		Number of Shares Being Offered	Shares Owned After This Offering
Name of Selling Stockholder	Number(1)	Percentage(2)	Number	Number	Percentage(2)
Michael D. Spett	15,000	*	15,000	Nil	Nil
Jim Pattison Developments Ltd. (24)	93,750	*	93,750	Nil	Nil
Camlin Global Catalyst Fund (25)	31,500	*	31,500	Nil	Nil
Investors Mergers and Acquisitions Fund (26)	1,254,750	2.69%	1,254,750	Nil	Nil
Clarion Capital Corporation(27)	156,251	*	156,251	Nil	Nil
December 2006 Private Placements(28)
Morgan Stanley & Co. fbo Passort Global Master Fund SPC Ltd. for and on behalf of Portfolio A - Global Strategy (29)(30)	700,000	1.49%	700,000	Nil	*
Morgan Stanley & Co. fbo Passport Materials Master Fund, LP (29)(30)	700,000	1.49%	700,000	Nil	*
Ashdon Select Manager Trust Ashdon Investment Mgmt, LLC (31)	7,140	*	7,140	Nil	Nil
Compass SAV, LLC (31)	86,625	*	86,625	Nil	Nil
Compass Offshore SAV PCC Limit (31)	86,625	*	86,625	Nil	Nil
Daimler Chrysler Retirement Trust (31)	182,648	*	182,648	Nil	Nil
Harry-Anna Investment Fund, Inc. (31)	53,760	*	53,760	Nil	Nil
Hallador Equity Fund, LLC (31)	34,335	*	34,335	Nil	Nil
QueensCare (31)	38,220	*	38,220	Nil	Nil
Westcliff Aggressive Growth, LP (31)	63,525	*	63,525	Nil	Nil
Westcliff Energy Partners, LP (31)	29,085	*	29,085	Nil	Nil
Westcliff Foundation (31)	4,830	*	4,830	Nil	Nil
Westcliff Fund, LP (31)	426,195	*	426,195	Nil	Nil
Westcliff Long /Short LP (31)	50,925	*	50,925	Nil	Nil
Westcliff Master Fund LP (31)	32,078	*	32,078	Nil	Nil
Westcliff Partners LP (31)	64,628	*	64,628	Nil	Nil
Westcliff Small Cap (31)	25,725	*	25,725	Nil	Nil
Westcliff Venture Fund, LP (31)	73,658	*	73,658	Nil	Nil
January 2007 Private Placement (32)
Gold Arrow Global Mining Fund (33)	75,000	*	75,000	Nil	Nil
Musgrove Investments Limited (34)	25,000	*	25,000	Nil	Nil
Total:	12,475,375		12,475,375

*       Less than one percent.

(1)      Includes shares of common stock currently held by the Selling Stockholder and shares issuable upon exercise of all warrants owned by the Selling Stockholder, even though some of these warrants are not exercisable within 60 days of August 25, 2008.

(2)      The applicable percentage of ownership is based on 46,336,239 shares of common stock outstanding as of August 25, 2008, plus the number of shares of common stock that would be outstanding if all of the warrants held by such Selling Stockholder were exercised.

(3)      Comprised of the shares underlying the July 2008 Units. On July 11, 2008 and July 18, 2008, we issued an aggregate of 6,476,916 July 2008 Units, at a price of $2.40 per July 2008 Unit, with each July 2008 Unit consisting of one share of common stock and one-half of one July 2008 Warrant, to certain of the Selling Stockholders named in the table above by way of the July 2008 Private Placements. The common stock registered represents the 6,476,916 shares of common stock issued in connection with the issuance of the July 2008 Units and also represents the 3,238,459 shares of common stock issuable upon exercise of the July 2008 Warrants. Each July 2008 Warrant entitles the holder to purchase one share of common stock at an exercise price of $3.10 per share. The July 2008 Warrants are exercisable for a period of two years from the date of issuance.

(4)      Martin Garzaron, on behalf of Pomona College, has discretionary authority to purchase, vote and dispose of these securities. Mr. Garzaron disclaims beneficial ownership as to such securities except to the extent of his pecuniary interests therein.

(5)      Downsview Capital, Inc. ("Downsview") is the general partner of Cranshire Capital, L.P. ("Cranshire") and consequently has voting control and investment discretion over securities held by Cranshire. Mitchell P. Kopin ("Mr. Kopin"), President of Downsview, has voting control over Downsview. As a result, each of Mr. Kopin, Downsview and Cranshire may be deemed to have beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended) of the shares owned by Cranshire which are being registered hereunder.

(6)      Daniel Warsh, manager for Crestview Capital Master, LLC, has discretionary authority to purchase, vote and dispose of these securities. Mr. Warsh disclaims beneficial ownership as to such securities except to the extent of his pecuniary interests therein.

(7)      Robert Meyer, General Partner of Ehrlich Hood Associates LP, has discretionary authority to purchase, vote and dispose of these securities. Mr. Meyer disclaims beneficial ownership as to such securities except to the extent of his pecuniary interests therein.

(8)      Martin Garzaron, on behalf of The Natural Resources Fund, has discretionary authority to purchase, vote and dispose of these securities. Mr. Garzaron disclaims beneficial ownership as to such securities except to the extent of his pecuniary interests therein.

(9)      Andrew Bluhm, principal of the investment manager of Delaware Street Capital Master Fund, LP, has discretionary authority to purchase, vote and dispose of these securities. Mr. Bluhm disclaims beneficial ownership as to such securities except to the extent of his pecuniary interests therein.

(10)    Lee Harrison Corbin, Treasurer of Josephine Lawrence Hopkins Foundation, has discretionary authority to purchase, vote and dispose of these securities. Mr. Corbin disclaims beneficial ownership as to such securities except to the extent of his pecuniary interests therein.

(11)    Craig Porter, for Front Street Investment Management Inc., has discretionary authority to purchase, vote and dispose of these securities. Mr. Porter disclaims beneficial ownership as to such securities except to the extent of his pecuniary interests therein.

(12)    Rick Kung, President of 2035718 Ontario Inc., has discretionary authority to purchase, vote and dispose of these securities. Mr. Kung disclaims beneficial ownership as to such securities except to the extent of his pecuniary interests therein.

(13)    Joshua Silverman, on behalf of Iroquois Master Fund Ltd., has discretionary authority to purchase, vote and dispose of these securities. Mr. Silverman disclaims beneficial ownership as to such securities except to the extent of his pecuniary interests therein.

(14)    Soren Hansen, for Nordea Bank Danmark A/S, has discretionary authority to purchase, vote and dispose of these securities. Mr. Hansen disclaims beneficial ownership as to such securities except to the extent of his pecuniary interests therein.

(15)    Murray Cohen, Treasurer of Mecca Temple A.A.O.N.M.S., has discretionary authority to purchase, vote and dispose of these securities. Mr. Cohen disclaims beneficial ownership as to such securities except to the extent of his pecuniary interests therein.

(16)    Jerry Swank, on behalf of The Dalrymple Global Resources Master Fund, LP, has discretionary authority to purchase, vote and dispose of these securities. Mr. Swank disclaims beneficial ownership as to such securities except to the extent of his pecuniary interests therein.

(17)    Mitchell Fein, for Truk International Fund, LP, has discretionary authority to purchase, vote and dispose of these securities. Mr. Fein disclaims beneficial ownership as to such securities except to the extent of his pecuniary interests therein.

(18)    Mitchell Fein, for Truk Opportunity Fund, LLC, has discretionary authority to purchase, vote and dispose of these securities. Mr. Fein disclaims beneficial ownership as to such securities except to the extent of his pecuniary interests therein.

(19)    Cyril Geacintov, President of Russian Nobility Association, has discretionary authority to purchase, vote and dispose of these securities. Mr. Geacintov disclaims beneficial ownership as to such securities except to the extent of his pecuniary interests therein.

(20)    Robert Lauzon, for Uranium Focused Energy Fund, has discretionary authority to purchase, vote and dispose of these securities. Mr. Lauzon disclaims beneficial ownership as to such securities except to the extent of his pecuniary interests therein.

(21)    Dushy Selvaratnam, portfolio manager for Hadron Master Fund, has discretionary authority to purchase, vote and dispose of these securities. Mr. Selvaratnam disclaims beneficial ownership as to such securities except to the extent of his pecuniary interests therein.

(22)    Highbridge Capital Management, LLC is the trading manager of Highbridge International LLC and has voting control and investment discretion over the securities held by Highbridge International LLC. Glenn Dubin and Henry Swieca control Highbridge Capital Management, LLC and have voting control and investment discretion over the securities held by Highbridge International LLC. Each of Highbridge Capital Management, LLC, Glenn Dubin and Henry Swieca disclaims beneficial ownership of the securities held by Highbridge International LLC.

(23)    Malcolm Gissen, for Encompass Fund, has discretionary authority to purchase, vote and dispose of these securities. Mr. Gissen disclaims beneficial ownership as to such securities except to the extent of his pecuniary interests therein.

(24)    John Campbell for Camlin Asset Management, on behalf of Jim Pattison Developments Ltd., has discretionary authority to purchase, vote and dispose of these securities. Mr. Campbell disclaims beneficial ownership as to such securities except to the extent of his pecuniary interests therein.

(25)    John Campbell for Camlin Asset Management, on behalf of Camlin Global Catalyst Fund, has discretionary authority to purchase, vote and dispose of these securities. Mr. Campbell disclaims beneficial ownership as to such securities except to the extent of his pecuniary interests therein.

(26)    Bradley Kirk, for I.G. Investment Management, Ltd., as trustee for Investors Mergers and Acquisitions Fund, has discretionary authority to purchase, vote and dispose of these securities. Mr. Kirk disclaims beneficial ownership as to such securities except to the extent of his pecuniary interests therein.

(27)    Morton A. Cohen, on behalf of Clarion Capital Corporation, has discretionary authority to purchase, vote and dispose of these securities. Mr. Cohen disclaims beneficial ownership as to such securities except to the extent of his pecuniary interests therein.

(28)   Comprised of the shares underlying the December 2006 Warrants and Penalty Warrants. On December 13, 2006, we issued an aggregate of 2,800,000 units (the "December 13, 2006 Units") at a price of $2.50 per December 13, 2006 Unit, with each December 13, 2006 Unit consisting of one share of common stock and one-half of one December 13, 2006 Warrant to certain of the Selling Stockholders named herein. Each December 13, 2006 Warrant entitles the holder to purchase one share of our common stock at an exercise price of $3.00 per share. The expiry date of the December 13, 2006 Warrants has been extended to September 30, 2008 from March 15, 2008. On December 22, 2006, we issued an aggregate of 2,400,000 units (the "December 22, 2006 Units") at a price of $2.50 per December 22, 2006 Unit, with each December 22, 2006 Unit consisting of one share of common stock and one-half of one December 22, 2006 Warrant to certain of the Selling Stockholders named herein. Each December 22, 2006 Warrant entitles the holder to purchase one share of our common stock at an exercise price of $3.00 per share. The expiry date of the December 22, 2006 Warrants has been extended to September 30, 2008 from March 15, 2008. We agreed to register the shares and shares underlying the December 22, 2006 Units with the SEC and to have the registration statement declared effective within four months from the date of issuance of the December 22, 2006 Units and, in the event that the registration statement was not declared effective by that date, to issue additional warrants to acquire shares in the capital of the Company equal to one one-hundredth of a warrant for each US$1.00 in aggregate funds paid by each subscriber for the units for each 30 calendar day period (or partial period thereof), during which the registration statement had not been declared effective, after the expiry of the four month period. As a result, we issued additional warrants to acquire up to 60,000 shares of our common stock to the purchasers of the December 22, 2006 Units as liquidated damages which are exercisable upon the same terms as the December 22, 2006 Warrants.

(29)    Includes 13,000 shares held by Partners Group Alternative Strategies PCC Limited Gold Iota Cell, a Guernsey protected cell company ("Passport Iota Cell"). Passport Holdings, LLC, a Delaware limited liability company ("Passport Holdings"), is the General Partner of the Passport Materials Master Fund, LP ("Materials Fund"), and Passport Management, LLC, a Delaware limited liability company ("Passport Management") serves as investment manager to Materials Fund and Passport Global Master Fund SPC Ltd and serves as Trading Advisor to Passport Iota Cell. Passport Capital, LLC, a Delaware limited liability company ("Passport Capital") is the managing member of Passport Management and of Passport Holdings.  John Burbank, a natural person, is the sole managing member of Passport Capital.  As a result, each of Passport Management, Passport Holdings, Passport Capital and John Burbank may be considered to indirectly beneficially own the securities directly beneficially owned by these Selling Stockholders.

(30)    Pursuant to Rule 16a-1(a)(2)(ii)(B) under the Exchange Act, Mr. Burbank is deemed to be a beneficial owner of the shares beneficially owned by these Selling Stockholders only to the extent of the greater of his respective direct or indirect interest in the profits or capital account of such Selling Stockholders. Pursuant to Rule 16a-1(a)(4) under the Exchange Act, this filing shall not be deemed an admission that Mr. Burbank is, for purposes of Section 16 of the Act or otherwise, the beneficial owner of any securities owned by the Funds in excess of such amount.

(31)    Ashdon Select Manger Trust Ashdon Investment Mgmt, LLC, Compass SAV, LLC, Compass Offshore SAV PCC Limited, Daimler Chrysler Retirement Trust, Harry-Anna Investment Fund, Inc., Hallador Equity Fund, LLC, QueensCare, Westcliff Aggressive Growth, LP, Westcliff Energy Partners, LP, Westcliff Foundation, Westcliff Long/Short, LP, Westcliff Master Fund, LP, Westcliff Partners, LP, Westcliff Small Cap Fund, LP, and Westcliff Ventures Fund, LP, are investment limited partnerships and other clients of which Westcliff Capital Management, LLC ("Westcliff"), is the general partner and/or investment adviser. Richard S. Spencer, as managing member of Westcliff, has discretionary authority to purchase, vote and dispose of the securities on behalf of its clients. Westcliff and Mr. Spencer disclaim beneficial ownership as to such securities except to the extent of their respective pecuniary interests therein.

(32)    Comprised of the shares underlying the January 2007 Warrants. On January 3, 2007, we issued an aggregate of 200,000 units at a price of $2.50 per January 2007 Unit, with each January 2007 Unit consisting of one share of common stock and one-half of one January 2007 Warrant to certain of the Selling Stockholders named herein. Each January 2007 Warrant entitles the holder to purchase one share of our common stock at an exercise price of $3.00 per share. The expiry date of the January 2007 Warrants has been extended to September 30, 2008 from March 15, 2008.

(33)   Kjeld Thygesen, portfolio manager for Gold Arrow Global Mining Fund, has discretionary authority to purchase, vote and dispose of the securities on behalf of Gold Arrow Global Mining Fund. Mr. Thygesen disclaims beneficial ownership as to such securities except to the extent of his pecuniary interests.

(34)    Peter Grut, portfolio manager for Musgrave Investments Limited, has discretionary authority to purchase, vote and dispose of these securities. Mr. Grut disclaims beneficial ownership as to such securities except to the extent of his pecuniary interests therein.

The Selling Stockholders identified above, and certain of their transferees, may, from time to time and as set forth in this prospectus, offer and sell common stock pursuant to this prospectus. Prior to any use of this prospectus in connection with an offering of the common stock by any transferee of the common stock, this prospectus will be amended or supplemented, and the registration statement of which this prospectus forms a part will be amended by a post-effective amendment, if required, to set forth the name and aggregate amount of common stock beneficially owned by the transferee intending to sell such common stock and the amount of common stock to be offered.

Because a Selling Stockholder may offer by this prospectus all or some part of the common stock which it holds, no estimate can be given as of the date hereof as to the number of shares of common stock actually to be offered for sale by a Selling Stockholder or as to the number of shares of common stock that will be held by a Selling Stockholder upon the termination of such offering.

PLAN OF DISTRIBUTION

The Selling Stockholders may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholders may use any one or more of the following methods when selling shares:

  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

  block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

  an exchange distribution in accordance with the rules of the applicable exchange;

  privately negotiated transactions;

  short sales;

  broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

  a combination of any such methods of sale; and

  any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell shares under Rule 144 or Regulation S under the Securities Act, if available, rather than under this prospectus.

The Selling Stockholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The Selling Stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Any profits on the resale of shares of common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a Selling Stockholder. The Selling Stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

The Selling Stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under the applicable provisions of the Securities Act amending the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus.

The Selling Stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under the applicable provisions of the Securities Act amending the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus.

The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

In the event that the registration statement of which this prospectus forms a part is not declared effective by the SEC on or before November 11, 2008, on that date and for each 30 calendar day period (or partial period thereof) until the registration statement is declared effective, we have agreed to issue to each of the Selling Stockholders under the July 2008 Private Placements one one-hundredth of a warrant to acquire shares of our common stock for each US$1.00 in aggregate funds paid by the Selling Stockholders for our securities, exercisable at a price of $3.10 per share, expiring two years from the date of issuance thereof.

We are required to pay all fees and expenses incident to the registration of the shares of common stock, including the reasonable fees and disbursements of counsel to the Selling Stockholders. We have agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

The Selling Stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by any selling stockholder. If we are notified by any selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus. If the Selling Stockholders use this prospectus for any sale of the shares of common stock, they will be subject to the prospectus delivery requirements of the Securities Act.

The anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934 may apply to sales of our common stock and activities of the Selling Stockholders.

LEGAL PROCEEDINGS

We are not a party to any material legal proceedings nor are we aware of any legal proceedings pending or threatened against us or our properties, except as follows:

Goliad County Notice

As disclosed in our Current Report on Form 8-K filed on March 20, 2008 with the SEC, a lawsuit has been filed in U.S. District Court by Goliad County, Texas and an individual landowner alleging infractions of the United States Safe Drinking Water Act of 1974 in connection with our exploration activities in Goliad County. We believe this claim regarding our exploration activities to be completely without merit and will be vigorously defended by us. The responsible state agency with sole jurisdiction over our exploration activities previously thoroughly investigated a similar claim by the County and found us to be in compliance with all applicable regulatory and environmental requirements.

Specifically, as the agency noted in an April 2007 letter to the County's attorney, the state agency hydrologist "concluded from the available information that no ground-water contamination has occurred as a result of the drilling activities." The state agency concluded its letter by noting that "[t]o date, the Commission's investigation of your complaint has not revealed any practice or activity within the approved permit area that has adversely affected the wells identified in your complaint or the related aquifer, or is out of compliance with the Texas Uranium Mining Regulations...". Later in a September 2007 letter to the Goliad groundwater district, the agency reiterated its findings stating the agency's "investigation of your complaint has not revealed any practice or activity at UEC's Uranium Exploration Permit No. 123 that is out of compliance... We consider this investigation to be closed."

Our Goliad Project has been inspected on a monthly basis since the close of the investigation, and no violations have been noted. In fact, an inspection report from November of 2007 observed that "prompt attention" to site restoration during exploration was apparent and "the area inspected looked very good". We are dedicated to full compliance with all aspects of the state regulatory process and will continue to focus our attention and efforts on obtaining all necessary authorizations for our Goliad Project.

The lawsuit, which was commenced by the filing of the plaintiffs' Original Complaint on or about March 17, 2008, follows on a notice of intent to file litigation issued by counsel for Goliad County which was disclosed in the Company's current report filed with the SEC on Form 8-K on March 3, 2008. The plaintiffs have requested that the Court grant the following relief: (a) that the Court exercise jurisdiction over the lawsuit; (b) an order enjoining the Company from further exploration activities in the Weesatche Project in Goliad County; (c) an order requiring the Company to clean up the alleged contamination of the aquifer; (d) an order enjoining initiation of the aquifer exemption process until the Company has cleaned up the alleged contamination; (e) an order prohibiting the Company from using any water quality data for purposes of establishing baseline water quality if such data was collected after initiation of mining activity (although the Company has not commenced any mining activity); (f) an order granting Goliad County payment of its expert fees incurred in the prosecution of the lawsuit; (g) an order granting Goliad County payment of its attorney fees; and (h) such additional relief as the Court may deem just, proper and equitable, including an award of reasonable attorneys' fees, expenses and costs.

Claim for Legal Fees

We were also informed that we have been named as a defendant in a claim filed in the United States District Court for the Eastern District of New York for $33,000 in legal fees in connection with our prior amicable settlement of a short-swing profit matter under Section 16(b) of the Exchange Act by a non-management shareholder of our Company. The plaintiff acted as counsel for the shareholder. We believe that the legal fees sought were highly unreasonable for the work performed by the plaintiff and subsequently settled the claim for $13,000, and consider the matter concluded.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our directors and executive officers and their respective ages as of August 25, 2008 are as follows:

Name	Age	Position with the Company
Amir Adnani	30	President, Chief Executive Officer, Principal Executive Officer and a director
Alan P. Lindsay	58	Chairman and a director
Harry L. Anthony	61	Chief Operating Officer and a director
Pat Obara	52	Secretary, Treasurer, Chief Financial Officer and Principal Accounting Officer
Ivan Obolensky	83	Director
Erik Essiger	43	Director
Vincent Della Volpe	66	Director

The following describes the business experience of each of our directors and executive officers, including other directorships held in reporting companies:

Amir Adnani. Mr. Adnani is a co-founder of Uranium Energy Corp and has been our President, Chief Executive Officer, Principal Executive Officer and a director since January 24, 2005. Mr. Adnani is an entrepreneur with an extensive background in business development and marketing. In September 2004, he founded and was a director and President of Blender Media Inc., a Vancouver based company that provides strategic marketing and financial communications services to public companies and investors in mineral exploration, mining, and energy sectors. Effective October 1, 2006, Mr. Adnani is no longer a director, officer or shareholder of Blender Media Inc. In June 2001, Mr. Adnani co-founded, and from June 2001 to September 2004, was a director and officer of Fort Sun Investments Inc, a strategic marketing and financial communications services company for public companies. Mr. Adnani holds a Bachelor of Science degree from the University of British Columbia. Mr. Adnani is not a director or officer of any other U.S. reporting company.

Alan P. Lindsay. Mr. Lindsay a co-founder of Uranium Energy Corp. has served as Chairman of the Company since December 2005.  He is also a founder of MIV Therapeutics Inc. ("MIVT") and from 2000 to present has been the Chairman of MIVT where he also served as President and CEO until January 2008. MIVT is a publicly traded bio-medical Company recently awarded the prestigious Frost and Sullivan 2005 and 2008 Award for Technology Innovation in the field of Medical Coatings and in 2006 MIVT was appointed to Fortune 500's Top 100 Nanotechnology Companies.  Mr. Lindsay was a founder of AZCO Mining and served as chairman, president and CEO of AZCO from 1992 to 2000. The company was listed on the Toronto and American Stock Exchanges. During his tenure at AZCO, the Company sold the Sanchez copper deposit to Phelps Dodge for $55 million and established a joint venture with Phelps Dodge on the Piedras Verdes copper deposit with 2.1 billion pounds of copper reserves. Mr. Lindsay also co-founded Anatolia Minerals Development and New Oroperu Resources, two publicly traded companies with significant gold discoveries. Mr Lindsay has been chairman of TapImmune since December 2005 and has helped reorganize the company and arranged for the acquisition of the technology from The University of British Columbia.

Harry L. Anthony. Mr. Anthony has been our Chief Operating Officer since July 2007 and a director since February 2005. He was our Chief Operating Officer from February 2005 to July 2007. Mr. Anthony has over thirty years of experience in the uranium mining industry. From approximately 1997 to present, Mr. Anthony has been a consultant through Anthony Engineering Services for several major uranium companies and international agencies, which duties generally include project evaluation, operations "trouble shooter" and technical and financial expert. From approximately 1990 through 1997, Mr. Anthony was a senior vice president of Uranium Resources, Inc., where he managed all facets of operations and technical support to achieve production goals, drilling, ion exchange, reverse osmosis, software development and equipment design. His duties also included oversight of construction, technical aspects, and daily operations of plants and wellfields, budget planning and forecasting, property evaluations and reserve estimations. Mr. Anthony also previously served as the vice-president of engineering/engineering manager of Uranium Resources, Inc., and a project superintendent and project engineer for Union Carbide Corp. Mr. Anthony was on the board of directors of Uranium Resources, Inc. from 1984 through 1994. He is the author of several publications and the recipient of the awards "Distinguished Member of the South Texas Mineral Section of AIME -1987" and "1999 Outstanding Citizen of the Year - Kingsville Chamber of Commerce". Mr. Anthony received an M.S. in Engineering Mechanics in 1973 and a B.S. in Engineering Mechanics in 1969 from Pennsylvania State University. Mr. Anthony is not a director or officer of any other U.S. reporting company.

Pat Obara. Mr. Obara became our Secretary, Treasurer, Chief Financial Officer and Principal Accounting Officer on August 23, 2006. During the past five years Mr. Obara has worked as a consultant to several private and publicly listed companies providing various consulting services in the areas of corporate finance and administration. From March of 2003 to present Mr. Obara has provided various administrative consulting services to private companies involved in business activities in Asia and North America. Prior to April of 2004 Mr. Obara served as the Chief Financial Officer and a director of two public companies listed on the TSX Venture Exchange. Mr. Obara was involved in the restructuring, organizing and management of these early stage companies which were involved in the resource and technology sectors. Mr. Obara is not a director or officer of any other U.S. reporting company.

Erik Essiger. Mr. Essiger became a director of our company and a member of our Audit Committee on August 23, 2006. During the past five years Mr. Essiger has been: the Managing Director and the founder of Precisetech GmbH, a corporate finance advisory company focused on international M&A transactions (from October 2004 to present); a member of the Supervisory Board of Corix Capital AG (from December 2003 to present); the Senior Manager, Transaction Services Strategy Group, with PricewaterhouseCoopers AG, heading up the commercial and due diligence practice of that group in Germany which provided services mainly to private equity clients of the firm (from April 2003 to September 2004); and a member of the Executive Board (Vorstand) of MultiMedia Technologies AG, a producer of set-top-boxes and a company operating in the fields of interactive digital television and the streaming media market (from July 2000 to July 2002) Mr. Essiger also has extensive international experience in corporate restructuring; especially in Germany, Russia, Hong Kong and Switzerland; and he was a member of the German-Russian co-operation council.

Ivan Obolensky. Mr. Obolensky has 40 years experience in the investment banking business as a financial analyst, with specific expertise in the defense aerospace, oil and gas, nuclear power, metals and minerals, publishing and high technology industries. He has been an executive of several investment banks, including Sterling Grace & Co., Jesup, Josephthal & Co., Dominick and Dominick, Inc., Middendorf Colgate, and CB Richard Ellis Mosley Hallgarten. Since November 1990 to date, Mr. Obolensky has been Vice President of Shields & Company, an Investment Bank and Member of the New York Stock Exchange. Ivan Obolensky is a Registered Investment Advisor and a member of the New York Society of Security Analysts. He has made frequent appearances as a guest on CNBC, CNNfn, and Bloomberg TV. Mr. Obolensky is also a member of various foundations and philanthropic organizations, and serves as Chairman and CEO of the Soldiers' Sailors' Marines' and Airmen's Club in New York. He is a graduate of Yale University and a retired Lieutenant (Junior Grade) in the U.S. Naval Air Corps.

Vincent Della Volpe. Mr. Della Volpe has served as a professional money manager for over 35 years, including as a senior portfolio manager of pension funds for Honeywell Corporation and senior vice president of the YMCA Retirement fund in New York. Throughout his career Mr. Della Volpe has particularly focused on the management of energy and utility equity portfolios, and he also has experience managing venture capital investments. Mr. Della Volpe holds a Bachelor of Arts in Accounting and an MBA in finance, both from Seton Hall University. Since September 2006, Mr. Della Volpe has served as a director of Gold Canyon Resources, Inc., a junior natural resources company incorporated in British Columbia, Canada, that is listed on the TSX Venture Exchange. Mr. Della Volpe has been retired since March 2003.  During the prior 11 years he was employed by the YMCA Retirement Fund. In addition to his position as director of the Company, he has been a director of Gold Canyon Resources since Sept 2006.

Advisory Board

We have also established an Advisory Board currently comprised of Mr. Craig Holmes, Mr. Jon Indall, Mr. Edward Brezinski and Mr. George Cavey. The purpose of the Advisory Board is to provide support in our search and acquisition of uranium properties, and for the design, permitting and reclamation of our uranium properties.

Craig Holmes, age 57, has extensive experience in uranium mine permitting in the United States which traces back to the advent of ISR uranium mining in the United States in 1976. Mr. Holmes is the founding partner of Eggleston Holmes and Associate (EHA) and served as a General Partner in the firm from 1983 to December 2006. During his tenure with EHA, Mr. Holmes served a major part in conducting numerous environmental assessments related to uranium mining and processing. Mr. Holmes continues to work full time as a regulatory consultant to the uranium industry in Texas and Wyoming. Mr. Holmes devotes a significant amount of his time to us in the areas of permitting and technical services, and in legislative efforts pertaining to rules governing the uranium industry.

His 30-year career has been dedicated to the permitting of uranium projects spanning 26 different projects in Texas, Wyoming and New Mexico. He was involved in the baseline and environmental impact analyses in support of permits and a radioactive material licenses for the Highlands In-Situ Recovery Project in Wyoming. Additionally, he participated in technical evaluations regarding waste disposal and radiological assessments for the Smith Ranch In-Situ Recovery Project for Rio Algom Mining Corporation. More recently, Mr. Holmes acted as Project Manager and Advisor to Mesteña Uranium, LLC, a private uranium-producing company based in south Texas. In this role, he was responsible for preparing all required baseline studies, writing the applications for the mine permit, the production area authorizations, and the radioactive material license. He was also responsible for preparing all data needed for an air permit exemption, and the EPA aquifer exemption. As a result of his deep involvement with regulatory matters, Mr. Holmes has made a significant contribution to the formulation of the rules and regulations that govern the ISR permitting process today. He received his BSc and MSc from the University of Pittsburgh.

Jon Indall, age 57, is a prominent attorney, and an acknowledged expert in representing uranium industry interests in the United States. Mr. Indall currently is and has been a partner at the law firm of Comeau, Maldegen, Templeman & Indall in Santa Fe, New Mexico for over 25 years. Mr. Indall's career in the law and as an authoritative lobbyist spans over 30 years, with specialization in natural resources and environmental law, and with a special focus on the uranium mining industry. Mr. Indall has represented the Uranium Producers of America - a trade association of domestic uranium producers - since its inception in 1985. He drafted and successfully assisted in lobbying Title X of the Energy Policy Act of 1992 which has provided over $500 million of federal reimbursements for costs related to reclamation of uranium and thorium mill tailings sites. He was also instrumental in the revitalization of the UPA in 2005, and has been active in negotiations with the US Department of Energy regarding sales of the their excess uranium inventories. In court, Mr. Indall has represented senior mining companies including Homestake Mining, Kerr-McGee, Kennecott Corp, and Pennzoil Corp. He has also represented uranium mining and development companies Cameco, Uranium Resources Inc, United Nuclear Corporation, Strathmore Resources and many others. Mr. Indall received his BA from the University of Kansas, and his Juris Doctorate from the University of Kansas Law School. He is currently a member of the American Bar Association (Natural Resources Section), the State Bar of New Mexico (Natural Resources Section), and First Judicial District Bar Association.

Edward Brezinski, age 53, career spans over 20 years working for utility companies and with nuclear fuel traders and brokers.  His experience has been focused on marketing, trading and brokerage of uranium and related products, market analysis, inventory management, procurement and contracting for nuclear fuel, fuel services and other vital nuclear power plant services.  While at Northeast Utilities, he acted as lead purchaser of uranium concentrates, and conversion, enrichment and fabrication services.  He also worked in a similar lead trader or broker capacity for UG USA, Nukem Inc, and NYNCO trading and brokerage companies. Mr. Brezinski currently serves as the Vice President of Nuclear Fuel Supply for Utah-based Energy Solutions.  Mr. Brezinski has a Bachelor of Science in Radiological Health Physics, and an MBA in Finance and International Business.

George Cavey, age 53, is a consulting geologist with 35 years experience.  Since 1982, he has been the president of OreQuest Consultants, a company providing geological consulting services to resource companies, both public and private.  Mr. Cavey has been responsible for the examination and evaluation of properties in North, Central and South America and Africa; implementation and management of all aspects of exploration programs including research, geophysical surveys, diamond drilling, reserve definition and underground development.  He has authorized or been involved in the writing of more than 300 geological reports for Canadian junior resource companies.  He is a past president of the Canadian Council of Professional Geoscientists.  Mr. Cavey has served on the Canadian Securities Administrators Mining Technical Monitoring and Advisory Committee and still acts as a consultant to the BCSC with respect to NI43-101 issues. Mr. Cavey is an officer and/or director of six public companies.

Term of Office

All of our directors hold office until the next annual general meeting of the shareholders or until their successors are elected and qualified. Our officers are appointed by our board of directors and hold office until their earlier death, retirement, resignation or removal.

Significant Employees

There are no significant employees other than our executive officers.

Audit Committee

Our board of directors has established an Audit Committee, comprised of Vincent Della Volpe, Erik Essiger and Ivan Obolensky. The Audit Committee operates pursuant to a charter adopted by the board.

Vincent Della Volpe, Erik Essiger and Ivan Obolensky are "independent" directors of the Company as that term is defined in Rule 121 of the American Stock Exchange listing standards.

Family Relationships

Alan Lindsay is the father-in-law of Amir Adnani.

Involvement in Certain Legal Proceedings

None of our directors, executive officers, advisory board members or control persons have been involved in any of the events prescribed by Item 401(f) of Regulation S-K during the past five years, including:

  any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

  any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

  being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

  being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock and by each of our current directors and executive officers. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated. As of August 25, 2008, there are 46,336,239 shares of common stock issued and outstanding.
Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(1)	Percentage of Beneficial Ownership
Directors and Officers:
Amir Adnani 320 - 1111 West Hastings Street Vancouver, B. C., Canada, V6E 2J3	2,410,701(2)	5.13%
Alan P. Lindsay 2701 - 1500 Hornby Street Vancouver, B. C., Canada, V6Z 2R1	2,319,787(3)	4.92%
Harry L. Anthony P.O. Box 1328 Kingsville, TX, U.S.A., 78364	1,622,500(4)	3.44%
Pat Obara 2791 West 35th Avenue Vancouver, B. C., Canada, V6N 2M1	350,000(5)	*
Erik Essiger P.O. Box 37491, Dubai, UAE	150,000(6)	*
Ivan Obolensky 425 East 79th Street New York, NY, U.S.A., 10021	116,000(7)	*
Vincent Della Volpe 32 Evergreen Drive, Lincoln Park, NJ, U.S.A., 07035	150,000(8)	*
All executive officers and directors as a group (7 persons)	7,118,988(9)	14.40%
Major Shareholders:
Isaiah Capital Trust 28 - 30 The Parade St. Heller, Jersey, Channel Islands, JE4 8XY	2,735,000(10)	6.86%
Morgan Stanley & Co. fbo Passport Global Master Fund SPC Ltd. And Passport Materials Master Fund, LP 30 Hotaling Place, Ste 300 San Francisco, CA, U.S.A., 94111	5,454,183(11) (12)	11.43%
Westcliff Capital Management, LLC 200 - 7th Avenue, Suite 105 Santa Cruz, CA, U.S.A., 95062	4,587,626(13)	9.65%

*       Less than one percent.

(1)     Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person's actual ownership or voting power with respect to the number of shares of common stock actually outstanding as of the date of this prospectus. As of the date of this prospectus, there were 46,336,239 shares issued and outstanding.

(2)     This figure includes (i) 1,730,201 shares of common stock, (ii) 3,000 shares of common stock held of record by Amir Adnani's wife, (iii) stock options to purchase 202,500 shares of our common stock at an exercise price of $0.33 per share expiring on December 20, 2015, (iv) stock options to purchase 225,000 shares of our common stock at $3.30 per share expiring on January 2, 2017, and (v) stock options to purchase 250,000 shares of common stock at $2.50 per share expiring April 7, 2018.

(3)     This figure includes (i) 1,306,287 shares of common stock, (ii) 163,500 shares of common stock held of record by Alan P. Lindsay's wife, (iii) stock options to purchase 600,000 shares of our common stock at an exercise price of $0.33 per share expiring on December 20, 2015, and (iv) stock options to purchase 250,000 shares of common stock at $2.50 per share expiring April 7, 2018. Mr. Lindsay is the father-in-law of Amir Adnani.

(4)     This figure includes (i) 772,500 shares of common stock, (ii) stock options to purchase 202,500 shares of our common stock at an exercise price of $0.33 per share expiring on December 20, 2015, (iii) stock options to purchase 172,500 shares of our common stock at $0.33 per share expiring on February 14, 2016, (iii) stock options to purchase 225,000 shares of our common stock at $3.30 per share expiring on January 3, 2017, and (iv) stock options to purchase 250,000 shares of common stock at $2.50 per share expiring April 7, 2018.

(5)     This figure represents (i) stock options to purchase 200,000 shares of our common stock at $1.30 per share expiring on October 10, 2016; (ii) stock options to purchase 25,000 shares of our common stock at $3.30 per share expiring on January 2, 2017, and (iii) stock options to purchase 125,000 shares of common stock at $2.50 per share expiring April 7, 2018.

(6)     This figure represents (i) stock options to purchase 100,000 shares of our common stock at $1.30 per share expiring on October 10, 2016, and (ii) stock options to purchase 50,000 shares of common stock at $2.50 per share expiring April 7, 2018.

(7)     This figure represents (i) 16,000 shares of common stock, and (ii) stock options to purchase 100,000 shares of our common stock at an exercise price of $2.50 per share expiring on April 7, 2018.

(8)     This figure represents (i) stock options to purchase 100,000 shares of our common stock at $3.80 per share expiring on November 1, 2017, and (ii) stock options to purchase 50,000 shares of common stock at $2.50 per share expiring April 7, 2018.

(9)     This figure includes (i) 3,991,488 shares of common stock, and (ii) stock options to purchase 3,127,500 shares of our common stock at exercise prices ranging from $0.33 to $5.70 per share.

(10)   Isaiah Capital Trust is a trust organized under the laws of Jersey, Channel Islands. The trustee of Isaiah Capital Trust is Equity Trust (Jersey) Limited.

(11)   This figure includes (i) 4,054,183 shares of common stock and (ii) warrants to purchase up to 1,400,000 shares of our common stock at an exercise price of $3.00 per share expiring June 13, 2008. Passport Capital, LLC, a Delaware limited liability company ("Passport Capital") is the managing member of Passport Management and of Passport Holdings LLC. John Burbank, a natural person, is the sole managing member of Passport Capital. As a result, each of Passport Management LLC, Passport Holdings LLC, Passport Capital and John Burbank may be considered to indirectly beneficially own these securities.

(12)   Pursuant to Rule 16a-1(a)(2)(ii)(B) under the Exchange Act, Mr. Burbank is deemed to be a beneficial owner of these securities only to the extent of the greater of his respective direct or indirect interest in the profits or capital account of the holders.

(13)   This figure includes (i) 3,361,963 shares of common stock and (ii) warrants to purchase 1,225,663 shares of our common stock at an exercise price of $3.00 expiring June 22, 2008. Richard S. Spencer, as managing member of Westcliff Capital Management LLC ("Westcliff"), has discretionary authority to purchase, vote and dispose of the securities on behalf of its clients. Westcliff and Mr. Spencer disclaim beneficial ownership as to such securities except to the extent of their respective pecuniary interests therein.

Changes in Control

We are unaware of any contract, or other arrangement or provision, the operation of which may at a subsequent date result in a change of control of our company.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 750,000,000 shares of common stock with a par value of $0.001 per share. As of August 25, 2008, there were 46,336,239 shares of our common stock issued and outstanding.

Upon liquidation, dissolution or winding up of our company, the holders of common stock are entitled to share rateably in all net assets available for distribution to common stockholders after payment to secured convertible promissory note holders and creditors. The common stock is not convertible or redeemable and has no pre-emptive, subscription or conversion rights. Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of stockholders. There are no cumulative voting rights. The holders of outstanding shares of common stock are entitled to receive dividends out of assets legally available therefore at such times and in such amounts as our Board of Directors may from time to time determine. In the event of a merger or consolidation all holders of common stock will be entitled to receive the same per share consideration.

An aggregate of 5,998,459 shares of our common stock issuable upon exercise of outstanding warrants to acquire shares of our common stock by the Selling Stockholders are offered by this prospectus as described herein. The purchase price and number of shares to be issued upon exercise of the warrants is subject to adjustment in certain cases, including, among others, in the event of a share reorganization, capital reorganization or other related transaction.

LEGAL MATTERS

Lang Michener LLP, our independent legal counsel, has provided an opinion on the validity of the shares of our common stock that are the subject of this prospectus.

EXPERTS

The audited financial statements included in this prospectus and the registration statement of which it forms a part: (i) for the seven-month period ended July 31, 2007 have been audited by Ernst & Young LLP, Chartered Accountants; and (ii) for the years ended December 31, 2006, 2005 and 2004 have been audited by Dale Matheson Carr-Hilton LaBonte LLP, Chartered Accountants, each of which is an independent registered public accounting firm, as set forth in their respective reports thereon appearing elsewhere herein and are included in reliance upon such reports given on the authority of such firms as experts in auditing and accounting.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock offered hereby was employed on a contingency basis, or had, or is to receive, in connection with such offering, a substantial interest, direct or indirect, in the Company, nor was any such person connected with the Company as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

DISCLOSURE OF SEC POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the Nevada Revised Statutes, our Articles of Incorporation and our Bylaws.

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

DESCRIPTION OF BUSINESS AND PROPERTIES

Corporate Organization

Our company was incorporated under the laws of the State of Nevada on May 16, 2003 under the name "Carlin Gold Inc." During 2004 we changed our business operations and focus from precious metals exploration in the State of Nevada to the exploration for economic reserves of uranium throughout the United States. On January 24, 2005, we filed an amendment to our Articles of Incorporation changing our name to "Uranium Energy Corp.". On December 31, 2007, we incorporated a wholly-owned subsidiary under the laws of the Province of British Columbia, Canada, UEC Resources Ltd.

On January 24, 2004, we completed a reverse stock split of our shares of common stock on the basis of one share for each two outstanding shares. Effective February 28, 2006, we completed a forward split of our shares of common stock on the basis of 1.5 shares for each outstanding share to increase liquidity for our shares of common stock. Effective February 28, 2006, we amended our Articles of Incorporation with the Nevada Secretary of State increasing our authorized capital stock from 75,000,000 shares of common stock, with a $0.001 par value, to 750,000,000 shares of common stock with a similar par value.

Our principal offices are located at 9801 Anderson Mill Road, Suite 230, Austin Texas, U.S.A., 78750, and our telephone number is (512) 828-6980.

General

We are a natural resource exploration company engaged in the exploration of properties that may contain uranium minerals in the United States. Our strategy is to acquire properties that are prospective for uranium exploration, and have undergone some degree of uranium exploration but have not yet been mined. To date we have acquired interests in 82,365.09 gross acres of leased or staked mineral properties, consisting of claim blocks located in the States of Arizona, Colorado, New Mexico, Texas, Utah and Wyoming. In 2008, we have plans to acquire further acres of mineral properties subject to adequate funding being completed. Other mineral property acquisitions are contemplated in states of interest that include Arizona, Colorado, New Mexico, Texas, Utah and Wyoming. These potential acquisition properties have not yet been specifically identified. Our ability to complete these acquisitions will be subject to our obtaining sufficient financing and our being able to conclude agreements with the property owners on terms that are acceptable to us.

As of the date of this prospectus we have interests in an aggregate of 82,365.09 gross acres (72,956.85 net mineral acres) of properties that have been either leased or staked, which we intend to explore for economic deposits of uranium. Some of these leases are subject to 5.0% to 15.25% net royalty interests. These properties consist of claim blocks located in the States of Arizona, Colorado, New Mexico, Texas, Utah and Wyoming. Most of these properties have been the subject of historical exploration by other mining companies, and provide indications that further exploration for uranium is warranted.

Our properties do not have any reserves. We plan to conduct exploration programs on these properties with the objective of ascertaining whether any of our properties contain economic concentrations of uranium that are prospective for mining. As such, we are considered an exploration, or exploratory stage company. Since we are an exploration stage company, there is no assurance that a commercially viable mineral deposit exists on any of our properties, and a great deal of further exploration will be required before a final evaluation as to the economic and legal feasibility for our future exploration is determined. We have no known reserves of uranium or any other type of mineral. Since inception we have not established any proven or probable reserves on our mineral property interests.

Goliad Project Technical Report

On March 4, 2008, we issued a news release entitled "Uranium Energy Corp Reports Independent NI 43-101 Resource Estimate at Goliad Project." This news release is attached as Exhibit 99.1 to our Current Report on Form 8-K filed with the SEC on the same day.

As described in more detail in the news release, we have received an updated technical report (the "Technical Report") in accordance with the provisions of National Instrument 43-101, Standards of Disclosure for Mineral Projects ("NI 43-101"), of the Canadian Securities Administrators for our Goliad Project located in Goliad County, Texas. The complete Technical Report is expected to be filed under our company's profile on the Canadian Securities Administrators public disclosure website, at www.sedar.com, within 45 days of the date the news release was disseminated. The Technical Report is authored by Thomas A. Carothers, P.Geo., a qualified person as defined in NI 43-101, who has over 30 years of uranium experience, substantially in the South Texas Uranium trend. His experience includes working directly for two operating ISR mining companies in South Texas, US Steel and Tenneco Uranium, during the 1970s and 1980s.

As required by NI 43-101, the Technical Report contains certain disclosure relating to measured, indicated and inferred mineral resource estimates for the Company's Goliad Project. Such mineral resources have been estimated in accordance with the definition standards on mineral resources of the Canadian Institute of Mining, Metallurgy and Petroleum referred to in NI 43-101. Measured mineral resources, indicated mineral resources and inferred mineral resources, while recognized and required by Canadian regulations, are not defined terms under the SEC's Industry Guide 7, and are normally not permitted to be used in reports and registration statements filed with the SEC. Accordingly, we have not reported them in this prospectus or otherwise in the United States.

Investors are cautioned not to assume that any part or all of the mineral resources in these categories will ever be converted into mineral reserves. These terms have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. In particular, it should be noted that mineral resources which are not mineral reserves do not have demonstrated economic viability It cannot be assumed that all or any part of measured mineral resources, indicated mineral resources or inferred mineral resources discussed in the news release and Technical Report will ever be upgraded to a higher category. In accordance with Canadian rules, estimates of inferred mineral resources cannot form the basis of feasibility or other economic studies. Investors are cautioned not to assume that any part of the reported measured mineral resources, indicated mineral resources or inferred mineral resources referred to in this news release and in the Technical Report are economically or legally mineable.

Background

The United States is the largest consumer of uranium in the world and consumed approximately 55 million pounds of uranium in 2006. Production of uranium in the United States in 2006 was approximately four million pounds. Nuclear power supplied approximately 20% of the electricity consumed in the United States in 2006.

The price for uranium is generally determined by supply and demand. Over the past five years the price for uranium has been gradually increasing and, on December 28, 2007, the spot price for uranium was approximately $90 per pound. We believe that there is potential for further increases in the price for uranium based upon an expected decrease in the available supply for uranium in 2008 and 2009.

Between 1960 and 1985 a significant amount of exploration work was conducted in the United States for uranium. A large number of these exploration projects were not pursued, however, these projects accumulated a significant amount of exploration data.

We have acquired a significant amount of this exploration data and have acquired interests in properties that we believe warrant further exploration for uranium based upon the exploration data we have acquired. Our properties do not have any reserves. We plan to conduct exploration programs on these properties with the objective of ascertaining whether any of our properties contain economic concentrations of uranium that are prospective for mining. We are also reviewing the exploration data we have acquired to determine other properties that we believe warrant further exploration for uranium and plan to acquire interests in such properties. We have identified a number of low grade projects that we believe we can fast-track to production by conducting a number of different exploration and permitting activities at that same time, particularly in the State of Texas. Currently, most of our exploration activity is focused in the State of Texas. Subject to many factors outside the control of the Company and including, without limitation, further exploration and development work and the completion of an acceptable feasibility study, we are currently targeting the third or fourth quarter of 2009 to begin production. However, there can be no assurance that we will achieve our objectives in this regard within the time frames targeted or at all.

We plan to utilize the in-situ recovery method ("ISR") when mining for uranium, which is an alternative to conventional mining. We believe that this method of mining requires lower capital expenditures and has less impact on the environment, as well as a shorter lead time than conventional mining with respect to beginning production. ISR mining of uranium involves pumping oxidized water through an underground uranium deposit, dissolving it and then pumping it to surface for further processing. Monitor wells on sides of the deposit assure none of the uranium-rich waters leak away from the production zone.

According to a survey by the U.S. Department of Energy, in 1979 there were over 20,000 people employed in the uranium mining industry, compared to just over 400 people in 2004. We believe that there is a shortage of human resources in the uranium mining industry currently which acts as a barrier in respect of the exploration for uranium. We employ a team of 35 highly experienced uranium mining professionals, comprised primarily of geologists, engineers, technicians, field personnel, administrative and support staff, which we believe is a competitive advantage for our company. These persons are involved in the review of the historical exploration data we have acquired in order to determine projects that warrant pursuing, as well as the exploration of our properties.

Our Database

We have acquired historical exploration data that may provide indications of locations that warrant further exploration for uranium. This prior exploration data consists of management information and work product derived from various reports, drill hole assay results, drill hole logs, studies, maps, radioactive rock samples, exploratory drill logs, state organization reports, consultants, geological study and other exploratory information.

The following provides information relating to our database:

Tronox Worldwide

Effective February 20, 2008, we acquired from Tronox Worldwide LLC certain assets, consisting of certain maps, data, exploration results and other information pertaining to lands within the United States (excluding New Mexico and Wyoming), Canada and Australia, and specifically including the former uranium exploration projects by Kerr McGee Corporation.

We have exclusive ownership of this database.

Jebsen

The Jebsen database covers territory in Wyoming and New Mexico, including some of our existing properties. The database belonged to a pioneering uranium developer and represents work conducted from the 1950s through to the present.

This database adds over 500 drill holes and over 500,000 feet of drilling data results to the Company's existing library of 4.6 million feet. Other than logs, the data set consists of volumes of maps, lithographic logs, geologic reports, and feasibility studies, and many other essential tools for uranium exploration and development.

Our geologists have linked contents of the database to some of our existing properties, specifically pertaining to our projects in the Shirley Basin and Powder River Basin of Wyoming, and in the Grants Uranium District of New Mexico.

We have exclusive ownership of this database.

Paul Pierce

The Paul Pierce database covers the 6,700 acre Cebolleta property located in the Grants Mineral District, New Mexico, and consists of 601,486 feet of drill logs from 996 holes, drill hole location maps, geological and mine planning maps, various geological and mining reports, and surface and underground mine facility designs that were related to the past-producing JJ Number 1/L-Bar uranium mining and milling complex. The locations of multiple pre-existing mine shafts and underground access ways to uranium mineralized zones are also detailed.

This database was complied by the Standard Oil Company of Ohio ("SOHIO") during the course of their development and production at JJ Number 1/L-Bar. We acquired the database from Paul Pierce, the Company's Manager of Mine Production. Mr. Pierce was employed by SOHIO from 1981 to 1986 as Senior Mining Engineer and Resource Development Specialist at the L-Bar operations.

We, and our joint venture partner of Cibola Resources, LLC ("Cibola Resources") share exclusive ownership of this database.

Halterman

The Halterman database consists of exploratory and development work compiled during the 1970s and 80s, including extensive data on significant prospects and projects in the following known uranium districts in the States of Colorado, New Mexico and Utah: Grants, San Juan Basin, Chama Basin, Moab, Lisbon Valley, Dove Creek, Slick Rock and Uravan.

This database includes drilling and logging data from over 200,000 feet of uranium exploration and development drilling, resource evaluations and calculations, drill-hole locations and grade thickness maps, competitor activity maps as well as several dozen geological and project evaluation reports covering uranium projects in New Mexico, Colorado, Utah, Texas and California. These reports will be used by our geologists to assess uranium potential in various districts and to identify key land parcels for acquisition.

We have exclusive ownership of this database.

Brenniman

The Brenniman database includes drilling and logging data from over 2 million feet of uranium exploration and development drilling, resource calculation reports and various other geological reports, drill hole location maps and other mapping. This database includes approximately 142 drill hole gamma and E-logs. The data was originally compiled from 1972 to 1981 by various exploration companies, and covers over 100 uranium prospects in 15 southern US states. This library will be used by our technical personnel to determine locations of where drill-indicated uranium may exist.

We have exclusive ownership of this database.

Nueces

We have acquired copies of uranium drill logs from previous uranium exploration drilling projects covering a large area in the South Texas uranium trend. The data consists of approximately 150,000 feet of drill logs from 366 drill holes. This drill data provides regional geologic information and will be used to locate possible mineralized zones within the area of the South Texas uranium trend.

The data was acquired from Nueces Minerals Company, a privately-held oil and gas production company which owns the mineral rights to 72,000 contiguous acres covering portions of four counties in south Texas.

We do not have ownership or exclusive rights to this data.

Kirkwood

We acquired a database of uranium exploration results covering an area of approximately 13,000 acres within the uranium zone known as the Poison Spider area, in central Wyoming. The area covered includes property already held by us, as well as by other publicly-traded uranium exploration companies. The database was compiled by William Kirkwood of North American Mining and Minerals Company ("NAMMCO"), a significant participant in the uranium, coal, gold and oil and gas industries in the western United States since the 1960s. The data acquired was generated from exploration originally conducted by companies such as Homestake Mining, Kennecott Corp, Rampart Exploration, as well as Kirkwood Oil and Gas, largely between 1969 and 1982. The database consists of drill hole assay logs for 470 holes, including 75,200 feet of drilling, 22,000 feet of gamma logs, drill hole location maps, cross sections, geological maps, geological reports, and other assay data and will be used to locate possible mineralized zones in the Poison Spider area in central Wyoming.

We have exclusive ownership of this database.

Knupke

We acquired the exclusive rights to a uranium database consisting of 40 years worth of uranium exploration results, gathered largely from the South Texas uranium trend, where we have already been actively acquiring interests in land on the basis of the data, and will be used to locate possible mineralized zones.

The rights to this exploration database were provided to the Company by James A. Knupke, Consulting Geologist of Corpus Christi, Texas. Under terms of an agreement Mr. Knupke provided consulting services to the Company, which included the review of his database. Upon review of the database we acquired several prospective properties. We have terminated the agreement as we had substantially exhausted our review of Mr. Knupke's data.

We do not own or have exclusive rights to this database.

Odell

We acquired the rights to a database containing over 50 years of uranium exploration data for the State of Wyoming.

This database consists of 315,000 feet of drill logs, over 400 maps, copies of all US geological survey uranium publications dating back to 1954, and geological reports on uranium ore bodies throughout Wyoming. The database will be used to locate possible mineralized zones. The database is made available to the Company by Robert Odell, the compiler and publisher of the Rocky Mountain Uranium Minerals Scout since 1974.

We have not acquired ownership of this database, but rather the exclusive use of it as long as the owner remains our employee. Should he resign we would be required to negotiate an agreement to acquire ownership of this database.

Moore

We acquired a database of US uranium exploration results from Moore Energy Corporation ("Moore Energy"), a private Oklahoma-based uranium exploration company.

The Moore Energy US uranium database consists of over 30 years of uranium exploration information in the States of Texas, New Mexico and Wyoming, originally conducted during the 1970s, 80s and 90s. It includes results of over 10,000 drill holes, plus primary maps, and geological reports. It covers approximately one million acres of prospective uranium claims, in the South Texas uranium trend, New Mexico, and Powder River Basin, Wyoming, as well as zones in Texas, and will be used to locate possible mineralized zones.

The database also provides the Company with exploration data about its Goliad Project in south Texas, including 250,000 feet of drill logs and further delineates zones of potential uranium mineralization. It also contains drilling results from properties that are being developed by other uranium exploration companies, and also widespread regional data from throughout the South Texas uranium trend.

We have exclusive ownership of this database.

Our Plan of Operations

Our plan of operations for the next 12 months is to conduct further exploratory drilling at the Goliad Project in Goliad County, Texas, as described under "Plan of Exploration - 2007/2008" under the discussion relating to the Goliad Project below.

We may also plan to undertake the exploration work programs described below under "Mineral Exploration Properties" in the next 12 months.

We also plan to acquire further acres of mineral properties in the states of interest that include Arizona, Colorado, New Mexico, Texas, Utah and Wyoming. Our ability to complete these acquisitions will be subject to obtaining sufficient financing and being able to conclude agreements with the property owners on terms that are acceptable to us.

Our Principal Mineral Properties

The Goliad Project in Goliad County, Texas, and the Cebolleta Project, in Cibola County, New Mexico, are our principal mineral properties.

None of our other properties are currently considered material properties, however, we may plan to conduct further exploration to determine if economic deposits of mineralization exist on these properties.

The following provides information relating to our principal mineral properties:

Goliad Project, Goliad County, Texas

Property Description and Location

The Goliad Project property is located in south Texas near the northeast end of the extensive South Texas Uranium trend. The Goliad Project consists of multiple contiguous leases that would allow the mining of uranium by ISR methods while utilizing the land surface (with variable conditions) as needed, for mining wells and aboveground facilities for fluid processing and ore capture during the mining and groundwater restoration phases of the project. The UEC Goliad Project area is about 14 miles north of the town of Goliad and is located on the east side of US route 77A/183 (Figure 4-1), a primary highway that intersects with US 59 in Goliad and IH-10 to the north. The approximate center of the project area is 28 d 52' 7" N latitude, 97 d 20 36" W longitude. Site drilling roads are mostly gravel based and allow reasonable weather access for trucks and cars. Four-wheel drive vehicles may be needed during high rainfall periods.

Virtually all mining in Texas is on private lands with leases negotiated with each individual landowner/mineral owner. Moore Energy obtained leases for exploration work in the project area in the early 1980s and completed an extensive drilling program resulting in a historic uranium mineral estimate in 1985. We obtained mining leases by assignment from a private entity in 2006.

The current leases range in size from 14 acres to 331.98 acres. Most of the leases have starting dates in 2005 or 2006 with term periods of five years with a five-year renewal option (Figure 4-2). The various lease fees and royalty conditions are negotiated with individual lessors and conditions may vary from lease to lease. Because the leases are negotiated with individual private land and/or mineral owners and none of the properties are located on government land, the details of the lease information and terms are considered confidential.

No historic uranium mining is known to have occurred on any of the Goliad Project lease properties and only state permitted uranium exploration drilling has taken place. There are believed to be no existing environmental liabilities at the property leases. Prior to any mining activity at the Goliad Project, we are required to obtain a Radioactive Materials License, a large area Underground Injection Control ("UIC") Mine permit and a Production Area Authorization (PAA) permit for each wellfield developed for mining within the Mine Permit area. In addition, a waste disposal well will, if needed, require a separate UIC Permit. These permits will be issued by Texas regulatory agencies. The current drilling and abandonment of uranium exploration holes on any of the leases is permitted by the Texas Railroad Commission. Potential future environmental liability as a result of the mining must be addressed by the permit holder jointly with the permit granting agency. Most permits now have bonding requirements for ensuring that the restoration of groundwater, the land surface and any ancillary facility structures or equipment is properly completed.

Accessibility, Climate, Local Resources, Infrastructure and Physiography

The Goliad Project area is situated in the interior portion of the Gulf Coastal Plain physiographic province. The area is characterized by rolling topography with parallel to sub-parallel ridges and valleys. There is about 130 feet of relief at the site with ground surface elevations ranging from a low of 150 to a high of 280 feet above mean sea level. The leased property for the Goliad Project is used mostly for livestock grazing pasture and woodland. The overall property area is shown as having a Post Oak Woods, Forest, and Grassland Mosaic vegetation/cover type.

The site property is accessed from combined route US 77A / 183 that trends north-south to the west of the property. Highway FM 1961 intersects with 77A-183 at the crossroad town of Weser. Highway FM 1961 to the east of the intersection trends along the south side of the property. Access from either of these roads into the property is via vehicular traffic on private gravel roads.

The property is in a rural setting at the north end of Goliad County. The nearest population centers are Goliad (14 miles south), Cuero (18 miles north) and Victoria (about 30 miles east). While Goliad and Cuero are relatively small towns, they provide basic needs for food and lodging and some supplies. Victoria is a much larger city and provides a well-developed infrastructure that has resulted from being a regional center to support oil and gas exploration and production. The Goliad Project site area has generally very good accessibility for light to heavy equipment. There is an excellent network of county, state and federal highways that serve the region and the moderate topography, with dominantly sandy, well-drained soils, provides good construction conditions for building gravel site roads necessary for site access.

The climate in Goliad County is mild with hot summers and cool to warm winters. The moderate temperatures and precipitation result in excellent conditions for developing an ISR mine. Periods of freezing temperatures are generally very brief and infrequent. Tropical weather from the Gulf of Mexico can occur during the hurricane season and may affect the site area with large rain storms. The periodic freezing weather and abnormally large rainfalls are the primary conditions that can cause temporary shutdowns. Otherwise there is not a regular non-operating season.

The necessary rights for constructing needed surface processing facilities are in-place on selected lease agreements. Sufficient electric power is believed to be available in the area, however, new lines may be needed to bring additional service to the plant site and wellfields. We believe that within a 30 mile radius of the planned Goliad Project facility there is located sufficient population to supply the necessary number of suitable mining personnel.

History

Ownership History of the Property

The Goliad Project site is located in the north-central portion of Goliad County to the east and north of the intersection of U.S. Routes 77A/183 and Farm to Market Route 1961. There has been a long history of oil and gas exploration and production in the area and oil and gas is still a primary part of the economy for the relatively lightly populated county. In the period from October 1979 to June 1980, as a part of a large oil, gas and other minerals lease holding (approximately 55,000 acres), Coastal Uranium utilized the opportunity to drill several widely spaced exploration holes in the region. There were reported to be eight holes drilled at or near the Goliad Project area.

In the early 1980s Moore Energy obtained access to review some of the Coastal States wide-spaced drilling exploration data. The review resulted in Moore Energy obtaining several leases from Coastal Uranium, including several of the current Goliad Project leases. During the period from March 1983 through August 1984, Moore Energy conducted an exploration program in the Goliad Project area.

No further drilling was done at the Goliad Project area until we obtained the leases through assignment from a private entity. During the period from May 2006 to present we began and are continuing an extended drilling program at the site.

Exploration and Development Work Undertaken

This description of previous exploration and development work undertaken at the Goliad Project is based primarily on electric logs and maps produced by Moore Energy during the period 1983 to 1984. Moore Energy completed 479 borings on various leases. Eight widespread exploration borings were completed by Coastal Uranium in 1980. We obtained leases from a private entity in 2006 and began confirmation drilling in May 2006. As of December 20, 2007, approximately 591 confirmation-delineation holes totaling 191,775 feet have been drilled by us to confirm and expand the mineralization base at the Goliad Project with the intention of permitting the project as an ISR mining and recovery facility.

All of the exploration holes (Coastal Uranium, Moore Energy and the Company) have been drilled using truck-mounted drilling rigs contracted with various drilling companies. The holes were drilled by conventional rotary drilling methods using drilling mud fluids. All known uranium exploration or confirmation drilling at the Goliad property has been by way of vertical holes. Drill cuttings were typically collected from the drilling fluid returns circulating up the annulus of the borehole. These samples were generally taken at 10-foot intervals and laid out on the ground in rows (10 cuttings piles per 100 feet of drilling) by the driller for review and description by a geologist. At completion the holes were logged for gamma ray, self potential and resistance by contract logging companies. The logging companies utilized by both Coastal Uranium and Moore Energy provided and primarily analog data. No down-hole deviation tool was available at the time. In contrast, the Company has utilized a company (Century Geophysical) that has provided digital log data along with downhole deviation. In an effort to be cost effective we have recently purchased and had built our own logging truck.

Historical Mineral Estimates and Their Reliability

Historical mineral estimates were prepared by Moore Energy from 1983 through 1985. For each drill hole, a grade thickness (GT) was determined. GT is the product of the average equivalent uranium mineral grade, as determined by eU3O8 gamma ray readings, and the thickness of the mineralized zone. An outline contouring all of the drill holes with intercepts meeting these criteria was produced and the area within the outline was determined using a planimeter. The average GT of the holes within the contoured outline was then used to estimate the mineralization meeting the specified criteria.

During the field investigation by Moore Energy a prompt fission neutron ("PFN") specialty logging unit was used to determine the disequilibrium factor ("DEF") in the four different mineralized zones identified at the site. The logging unit was designed to determine the grade of uranium only while excluding the daughter products that develop over time from the half-life decay rates. The unit utilized by Moore Energy was provided by Princeton Gamma Technologies ("PGT"). A total of 30 boreholes were logged with the PFN unit by Moore Energy during the field investigation. The log output data is on a printout with one-foot values for the logged mineralized intercepts. Numerical values of the PGT uranium were assayed in %U3O8, the gross gamma equivalent e%U3O8, and the unit calculated the DEF. The log header contains logging unit factors and location and hole identification data. The log output also provides a calculation of the thickness, average grade, starting depth, grade thickness and DEF. A review of the historic data and discussion with the Moore Energy geologist shows that DEF data from PGT logged holes were sorted by intervals according to what zone that interval was situated. The DEF values from each zone were then averaged if there were enough values and those values used to adjust the historical estimate of Moore Energy.

Geological Setting

Regional Geology

The Goliad Project area is situated in the Texas Gulf Coastal Plain physiographic province that is geologically characterized by sedimentary deposits that typically dip and thicken toward the Gulf of Mexico from the northwest source areas. Additionally, the regional dip generally increases with distance in the down dip direction as the overall thickness of sediments increase. The sedimentary units are dominantly continental clastic deposits with some near shore and shallow marine facies. The uranium-bearing units are virtually all sands and sandstones in Tertiary formations ranging in age from Eocene (oldest) to Upper Miocene (youngest).

Local and Property Geology

The surface of the property is all within the outcrop area of the Goliad Formation (Figure 4-3). The mineralized units are sands and sandstone within the Goliad Formation and are designated by us as the A through D sands from younger (upper) to older (lower), respectively. The sand units are generally fine to medium grained sands with silt and varying amounts of secondary calcite. The sand units vary in color depending upon the degree of oxidation-reduction and could be from light brown-tan to grays. The sands units are generally separated from each other by silty clay or clayey silts that serve as confining units between the sand units.

99°
97°
95°
30°
28°
26°
AUSTIN
SAN ANTONIO
HOUSTON
CORPUS CHRISTI
GULF OF MEXICO
N
0 50 100 150 200 miles
0 100 200 300 kilometers
Cenozoic
Quaternary
Tertiary
2 m.y.
Pliocene 5 m.y.
Miocene 24 m.y.
Oligocene 38 m.y.
Eocene 58 m.y.
Alluvium (Qal)
Quaternary undivided (Qu))
Beaumont Formation (Qb))
Lissie Formation (Ql)
Blackwater Draw Formation (Qbd)
Willis Formation (Pow)
Ogallala Formation (PoMo)
Goliad Formation (Mog)
Fleming and Oakville Formations Mof)
Catahoula Formation (Oc)
Oligocene and Eocene undivided (OE) (volcanic rocks and conglomerates in Trans-Pecos Texas)
Jackson Group (Whitsett, Manning, Wellborn, Caddell, Yazoo, and Moodys Branch Fms.) (Ej)
Claiborne Group (Yegua Formation) (Ec2)
Claiborne Group (Cook Mountain, Sparta, Weches, Queen City, and Reklaw) (Ec1)
Uranium Belt
General Location of Goliad Project
SOURCE:
GEOLOGIC ATLAS OF TEXAS
BEEVILLE-BAY CITY SHEET
REVISED 1987
THE UNIVERSITY OF TEXAS AT AUSTIN
BUREAU OF ECONOMIC GEOLOGY
W. L. FISHER, DIRECTOR

Figure 4-3. Geology of South Texas Uranium Province.

The Goliad Formation at the project site occurs from the surface to a depth of about 500 feet. Depending upon the land surface elevation, groundwater occurs in the sands of the formation below depths of about 30 to 60 feet. The four sand/sandstone zones (A-D) designated as containing uranium mineralization at the site are all considered to be a part of the Gulf Coast Aquifer on a regional basis. At the project area, however, each zone is a hydrogeologic unit with similar but variable characteristics. The A zone is the uppermost unit and based on resistance logs, groundwater in this unit may be unconfined over portions of the site. The three deeper zones are confined units with confining clays and silts above and below the water-bearing unit.

Groundwater from sands of the Goliad Formation is used for water supplies over much of the northern portion of Goliad County. Water quality in the Goliad Formation is variable and wells typically can yield small to moderate amounts of water. Data indicates an approximate average hydraulic conductivity of the water-bearing zones of the Goliad Formation in Goliad County is 100 gallons per day per square foot. Based on this value, a 20 foot sand unit would have an approximate transmissivity of 2,000 gallons per day. With sufficient available drawdown properly completed ISR wells could have average yields in the range of 25 to 50 gallons per minute.

The hydrogeologic characteristics of the water-bearing sands at the Goliad Project have not been determined yet, but aquifer tests are required prior to submitting a mining permit application. Hydrogeologic tests will determine the hydraulic character of the sands and the confining beds separating the individual sand zones.

The site area structures include two faults that intersect and offset the mineralized units. These faults are normal, with one downthrown toward the coast and one downthrown toward the northwest. The fault throws range from about 40 to 80 feet.

Project Type

The Goliad uranium project is characteristic of other known Goliad sand / sandstone deposits in south Texas. The mineralization occurs within fluvial sands and silts as roll front deposits that are typically a "C" or cutoff "C" shape. The roll fronts are generally associated with an extended oxidation-reduction boundary or front.

The other Goliad projects in the region include the Mt. Lucas mine at Lake Corpus Christi, the Kingsville Dome mine southeast of Kingsville, the Rosita mine west of Alice and the Mestena mine in Brooks County. These mines are all located south of the Goliad Project from about 60 to 160 miles. The average tons and uranium grade information for these mines is not known, but all these ISR projects mining Goliad Formation sand units have been very successful with the following characteristics in common: excellent leaching characteristics rate, favorable hydraulic conductivity of host sands, mineral resources have DEF mostly above 1.0 and mineral resource mining recoveries of 80-100 percent.

At the Goliad Project there are four (A-D) stacked mineralized sand horizons that are separated vertically by zones of finer sand, silt and clay. Deposition and concentration of uranium in the Goliad Formation likely resulted due to a combination of leaching of uranium from volcanic tuff or ash deposits within the Goliad Formation or erosion of uranium-bearing materials from older Oakville deposits. The leaching process occurred near the outcrop area where recharge of oxidizing groundwater increased the solubility of uranium minerals in the interstices and coating sand grains in the sediments. Subsequent downgradient migration of the soluble uranium within the oxygenated groundwater continued until the geochemical conditions became reducing and uranium minerals were deposited in roll front or tabular bodies due to varying stratigraphic or structural conditions.

There are at least two northeast-southwest trending faults at the Goliad property that are likely related to the formation of the Goliad Project mineralization. The northwesterly fault is a typical Gulf Coast normal fault, downthrown toward the coast, while the southeastern fault is downthrown to the northwest, forming a graben structure. Both faults are normal faults. Throw on the northwest fault is about 75 feet and the southeast fault has about 50 feet of throw. The presence of these faults is likely related to the increased mineralization at the site. The faulting has probably served as a conduit for reducing waters-gases to migrate from deeper horizons as well as altering the groundwater flow system in the uranium-bearing sands.

Mineralization

The Goliad Project uranium-bearing units occur as multiple roll-front type structures in vertically stacked sands and sandstones. Groundwater flowing from northwest to southeast in the Goliad sands likely contained low concentrations of dissolved uranium resulting from oxidizing conditions and the relatively short distance from the recharge area. The geochemical conditions in the sands near our property changed from oxidizing to reducing due to an influx of reductants. Hydrogen sulfide and/or methane dissolved in groundwater are likely sources of creating a reduction-oxidation boundary in the area with consequent precipitation and concentration of uranium mineralization.

Specific identification of the uranium minerals has not been done at the Goliad Project. The very fine uranium minerals found coating quartz grains and within the interstices in most south Texas sand and sandstone roll-front deposits has generally been found to be dominantly uraninite. No uraninite has been identified on the Goliad Project and the presence of uraninite on other properties does not mean that such mineralization will be found on the Goliad Project. Detailed petrographic examination of disseminated uranium mineralization within sands/sandstones is generally not suitable for identification of the specific uranium minerals. Laboratory equipment such as x-ray diffraction units may be used to identify the minerals, however the specific mineral species typically found in reduced sands are generally similar in south Texas ISR projects and leaching characteristics are also similar. Based on the experience of the ISR mines throughout south Texas, the use of gamma-ray logging with a calibrated logging probe has become the standard method to determine the thickness and estimated grade of uranium bearing minerals.

At the project site the Goliad Formation is exposed at the surface and extends to depths exceeding 500 feet. Uranium mineralization occurs in four sand/sandstone units that are all below the saturated zone. The zones are designated A to D from the top to the bottom of the sequence. The sands are fluvial-deltaic in origin, and thicken and thin across the project site. Each Zone is hydrologically separated by 10 to 50 feet or more of clay or silty clay. The uranium deposits are tabular in nature and can range from about one foot to over 45 feet in thickness. The "C"-shaped configuration is typically convex in a downdip direction with leading edge tails on the upper end. Most of the exploration and delineation holes with elevated gamma ray log anomalies are situated within a southwest-northeast trending graben and most of the gamma ray anomaly holes are situated along the northernmost of the two faults comprising the graben. This northernmost fault is downthrown to the southeast, which is typical for the majority of faults along the Texas coastal area.

The A and B gamma ray anomaly zones are continuous, tabular bodies which extend for over 2000 feet along trend. The A Zone mineralized body ranges from about 100 feet to over 600 feet in width and the B Zone ranges from about 50 feet to over 300 feet in width. The D Zone gamma ray anomaly extends for over 5,000 feet along trend and appears to be comprised of extensive, isolated pods of high grade gamma anomalies which range from 50 feet to over 500 feet in width. Confirmation drilling, however, has shown high-grade gamma ray anomaly connections between some of the pods. The C Zone is the least extensive of the four gamma anomaly zones.

Exploration

A review of the available records for the Goliad Project indicated that approximately eight holes were drilled by Coastal Uranium on or near the current Goliad Project leases. This original exploration program resulted in the original find of gamma ray logging responses indicating potential low grade uranium as a part of a very wide spaced preliminary exploration program by Coastal Uranium during the period from October 1979 through June 1980.

Records indicate that Moore Energy obtained leases from Coastal Uranium for properties in the current Goliad Project area and conducted a thorough exploration program that consisted of drilling 479 exploration holes from March 1983 to August 1984. The program utilized gamma ray, resistance and self-potential logging of each hole and a geologic description of the lithology from five to 10-foot interval drill cuttings. In addition to gamma logs, several holes were also logged with a Princeton Gamma Tech Geophysical Services PFN type tool. This logging tool was used to differentiate gamma radiation from uranium and daughter products, and determine a DEF for the mineralization intervals. The Moore Energy exploration program provided the geological basis for the Goliad Project.

Current (2006-2007) drilling at the property has been to confirm the geological details of the uranium mineralization at the property. The Goliad property work by our geologists is not exploration but confirmation-verification drilling. Additionally, our staff has continued peripheral as well as internal drilling to expand the historical mineralization.

Drilling

Drilling for the Goliad Project has been conducted by truck-mounted rigs drilling vertical holes ranging from about four to six inches in diameter. After reaching the designated total depth, the hole is circulated from bottom to clear the heavy cuttings from the hole and condition the hole for logging with a specialized calibrated tool that recorded resistance, spontaneous potential and gamma ray. The gamma ray probe on each logging truck working on uranium drilling projects has to maintain calibration by regular cross checking the probe at a US Department of Energy test pit near George West, Texas. The pit is set up for logging units to calibrate the gamma probe with a known radioactive source. This method has been successfully used in Texas since at least the mid-1970s. The available data indicate that the logging companies contracted for this project have maintained industry standard calibration procedures for their probes.

Based on a review of drilling records and discussions with former Moore Energy and our current employees, previous drilling on the property was conducted using rotary mud drilling and truck-mounted drilling rigs. Cuttings are typically taken at 10-foot intervals and placed in piles on the ground for a geologist to review for lithology and alteration. The drill holes were completed at various depths depending on which of the four sand units may have been mineralized in the vicinity location. Once completed, the drill holes were logged by a contract logger using a probe with gamma ray, self-potential and single point resistance capability. Drift tools for bottom hole deviation were not used by Coastal Uranium nor for the vast majority of Moore Energy holes. We have utilized the digital logging capability of Century Geophysical Corp. and have downhole deviation records for these holes. The drill hole collar location was used to position the hole location for map locations of individual holes. Although several boreholes had no deviation records, all drilling to date has been set up to be vertical drilling. At the depth range (300-500 ft) of most Goliad Project drilling, measured bottom hole deviations from vertical are generally less than 10 feet.

Initial exploration drilling in the general areas was conducted by Coastal Uranium in 1980. Some scattered low level gamma ray anomalies were noted in the geophysical logs that indicated potential low grade uranium mineralization was possible in three of the eight Coastal drill holes. Moore Energy established leases in the area in 1982 and began an exploration program in early 1983. Between 1983 and August 1984 Moore Energy completed 479 borings by mud rotary methods on several of their leases. We obtained leases at the property by assignment from a private entity in 2006 and began confirmation drilling in May 2006. 360 holes have been completed by us so far.

At the time when we received a report of data for this disclosure, the report indicated that we had drilled a total of 939 confirmation holes. Of the total 939 holes, 61 were strongly mineralized.

All uranium grades have been determined from evaluation (manual calculations or computerized logging equipment) of gamma logs of the drill holes. The resulting grades are designated as equivalent percent uranium that have not been corrected or verified by chemical assay. Because there has not been sufficient verification of the gamma log and PFN log data to arrive at a validated resource or reserve classification, the following data in Table 2 cannot be used to define a resource at this time.

Table 1. Representative Thickness and Grade by Zone
A - A'

Hole #	30892-62	30892-116	32202-64	32202-117	32202-108
Depth to Top (ft)	81	68	58	50	48
Depth to Base (ft)	144	130	120	116	108
Mineral Thickness (ft)	23.0	7.5	40.0	23.0	8.5
Grade (%U3O8)	0.05	0.03	0.04	0.05	0.03
Operator	Moore Energy	UEC	Moore Energy	UEC	UEC
Date Completed	27-Oct-83	3-Nov-06	31-Oct-83	15-Nov-06	8-Nov-06
Probe Used	414-1B	9055C-238	414-1B	9055C-82	9055C-238

B - B'

Hole #	32201-N105	32201-N103	32201-N114	32201-N85	32201-N86
Depth to Top (ft)	160	160	160	153	155
Depth to Base (ft)	206	207	207	206	202
Mineral Thickness (ft)	7.0	14.0	14.5	10.5	10.0
Grade (%U3O8)	0.04	0.10	0.11	0.03	0.04
Operator	UEC	UEC	UEC	UEC	UEC
Date Completed	7-Mar-07	7-Mar-07	8-Mar-07	14-Feb-07	14-Feb-07
Probe Used	9056C-33	9056C-33	9056C-33	9056C-33	9056C-33

C - C'

Hole #	30898-2	32201-N6	32201-N10	32201-N47	32201-N51
Depth to Top (ft)	160	226	220	214	219
Depth to Base (ft)	230	292	286	279	294
Mineral Thickness (ft)	11.0	15.0	22.0	8.5	6.0
Grade (%U3O8)	0.06	0.04	0.05	0.04	0.03
Operator	Moore Energy	UEC	UEC	UEC	UEC
Date Completed	27-Sep-83	7-Dec-06	7-Dec-06	22-Mar-07	9-Jan-07
Probe Used	414-1B	9055C-238	9055C-238	9056C-33	9056C-33

D - D'

Hole #	30898-10	30892-13	30892-111	30892-37	32202-108
Depth to Top (ft)	265	268	342	330	330
Depth to Base (ft)	348	350	420	418	423
Mineral Thickness (ft)	23.5	12.0	7.5	5.5	13.0
Grade (%U3O8)	0.11	0.09	0.03	0.04	0.03
Operator	Moore Energy	Moore Energy	UEC	Moore Energy	UEC
Date Completed	30-Sep-83	21-Jul-83	25-Oct-06	26-Aug-83	8-Nov-06
Probe Used	414-1B	SPB-01	9055C-82	SPB-01	9055C-238

Disequilibrium

Uranium disequilibrium can be defined as the ratio of chemical uranium (cU3O8) over gamma-ray equivalent uranium (eU3O8). The first determination is made in a laboratory, as described below, whereas the second determination is typically a field measurement, from which an indirect or equivalent estimate of uranium content can be made. The ratio, or disequilibrium, between "chemical" laboratory techniques and "equivalent" field techniques exists because of the ongoing radioactive decay of uranium over time. A positive DEF of 1.0 or greater indicates the presence of more chemical uranium than equivalent uranium.

During exploration of the Goliad property in the early 1980s, Moore Energy utilized the prompt fission neutron (PFN) downhole logging technology of the Princeton Gamma-Tech Corporation (PGT) to identify disequilibrium. A review of available logs identified 30 Moore Energy drill holes on which PGT's PFN downhole logging tool was used to develop DEFs for the four mineralized zones on the project. Approximately 2,000 feet of hole was logged by PGT, which included all four of the mineralized zones. Both chemical (PFN direct reading) and equivalent (gamma log) U3O8 readings were obtained for each foot of logged hole.

The DEF for each of the four zones at the Goliad Project were estimated by Moore Energy during the 1982-85 field investigation. There were 30 borings during the Moore work that were logged with the PGT PFN tool to provide a direct comparison of the PGT uranium assay (%U3O8) with the gross gamma equivalent (eU3O8) from the radiometric signature of the material being logged. The A zone was the most logged unit, with about 14 PGT logs of mineralized zones. The average DEF for these logs was approximately 1.7. The B zone was penetrated by four PGT logs. The B zone DEF was thus conservatively designated as 1.439. The D zone was PGT logged at 6 holes had an average DEF of 1.435. No PGT logs were obtained of the C zone during the field program, due to the more limited areal extent of this unit and the limited time periods the PGT logger was at the project site. Because of the geologic similarity of the C zone sand with the B and D zones sands, Moore Energy assigned a DEF of 1.4 to the C zone to be consistent with the B and D zone sands. Although the PFN derived DEFs are believed to be reliable based on the operator's experience and knowledge of the technology utilized, direct chemical assays were not done to verify the technique when this work was done.

Modern day field logging continues to use the PFN tool as an effective direct assay technique to assess the disequilibrium between standard gamma ray logging results and the actual grade of uranium in the borehole. However, in order to verify the values obtained by historical or current PFN logging, a suitable verification program that uses laboratory chemical assays of core and/or definitive calibration testing by the equipment manufacturer or at certified test facilities would be needed.

Drill Cuttings

Drill cuttings are important sources of information for distinguishing and mapping alteration fronts and for use in correlating geophysical logs for lithology. Field geologists will review the drill cuttings in the field and describe the sediments encountered in the boring in terms of color, grain size, and other distinguishing characteristics. An important aspect of the lithology logs is to provide the level of the sediment alteration as an indication of reduction and oxidation conditions. This information is important to locate the reduction-oxidation front/boundary. Cutting samples are generally not used for chemical assay or other laboratory testing due to dilution and contamination with drilling mud. Lithology logs are present for all of the drill holes, but they were not reviewed in full detail during this study.

Our policy has been to take samples of drill cuttings at 10-foot intervals from the surface to total depth. Once the cuttings have been observed and the lithologic logs prepared, the cuttings are discarded back into the mud pit. After allowing some drying time, the mud in the pit and the cuttings are eventually covered with soil that has been stored from the excavation of the pits.

Probe Truck and Calibration

Contract logging companies were utilized by Moore Energy and UEC for logging of drill holes. The contract logging companies maintained scheduled calibration of the gamma probes on each of their trucks against standards in a US Department of Energy maintained and monitored test pit facility outside George West, Texas. Probe truck and calibration information records were kept by the logging companies. We recently purchased two logging trucks and began using them on the Goliad Project in early June 2007, and January 2008.

Core Samples

We have taken three-inch core samples from eight drill holes representative of the occurrence of uranium mineralization at the site. The core holes are as follows: 30892-74C, 30892-85C, 30892-86C, 30892-102C, 30892-111C, 30892-118AC 30892-120C, and 32201-N100C) (Figure 13-1). The cores have included samples from all mineralized zones but the C zone. Samples have been used for the purpose of moisture content, total metals (U and Mo), cU3O8 for disequilibrium evaluations, leachability tests, density analyses and X-ray diffraction for mineral identification. Selected intervals were put in bags, labeled and placed in core boxes for transport to the respective laboratories for analyses. The remaining core is locked in a storage shed on the project site. All of the analyses except density determinations were conducted by Energy Labs in Casper, Wyoming. The laboratory has been in business since 1952, is fully certified, but not ISO certified. Certifications include the US Environmental Protection Agency, US Nuclear Regulatory Commission, and the following US states: AZ, CA, CO, FL, ID, NV, OR, SD, TX, UT and WA. The density analyses were conducted by Professional Service Industries in Austin, Texas.

Borehole Remediation and Abandonment

The Texas Railroad Commission requires exploration companies to obtain exploration permits before conducting drilling in any area. The permits include standards for the abandonment and remediation of test bore holes. The standards include the cementing of test bore holes, the filling and abandonment of mud pits, and the marking of bore holes at the surface. Remediation requirements are sometimes specific to the area of exploration and may include segregation, storage, and re-covering with topsoil, regrading, and revegetation. The Railroad Commission conducts monthly remediation inspections of the Goliad Project site. Our Goliad Project site is in compliance with Railroad Commission remediation requirements.

Data Verification

Most of the historic logs were run with analog equipment except for some run by Century Geophysical with digital equipment, while our holes have all been logged with digital equipment. Century Geophysical initially logged, and continues to log the drill holes when required. In June 2007 and January 2008 we obtained new logging units and have logged with these units since that time in conjunction with Century Geophysical.

The use of selected core analyses by an analytical laboratory and field logging selected borings with a specialized logging tool that distinguishes uranium from its daughter products (such as delayed fission neutron or prompt fission neutron) will allow the operator to determine the average DEF of the project and utilize that and assay data to adjust (if necessary) the gamma-ray grade and thickness data.

The radiometric data from the gamma ray logging of each hole has provided the primary tool to determine the approximate grade of uranium in the subsurface. Additionally, some individual cores with chemical assays that verified the occurrence of cU3O8 have been collected and analyzed during our drilling program. Primary verification that uranium mineralization is present at the site is from the large number of exploration/confirmation boreholes and the geophysical logs that document the presence of eU3O8 with the gamma logs and lithology with the resistance logs. An independent geologist has reviewed core intervals representative of mineralization and, based on his review and evaluation of the historic and our current files and procedures, he determined that the records and files from the drilling programs have been well conducted and the information is suitable for estimated historical mineralization determination in a manner consistent with accepted practices in the ISR uranium mining industry.

For partial verification of the historic DEFs the Company contracted from Energy Labs of Casper, Wyoming, laboratory analyses on samples from three A Zone cores and one B Zone core. For the A Zone cores the analyses consisted of the determination of total chemical uranium and radiometric uranium from 28 selected one foot mineralized core intervals. This consisted of 15 intervals from core hole 30892-111C, eight intervals from core hole 30893-85C and five intervals from core hole 30893-118AC. From the B Zone, 30 continuous one foot samples were taken from core hole 32201-N100C.

Samples for chemical and radiometric gamma analysis are dried in a convection oven followed by grinding to -100 mesh. A 200 g sample is taken for the gamma analysis, placed in a tin and sealed with tape. A minimum 15 day period is required to establish equilibrium between 226Ra and the daughter 214Bi. The principal behind the gamma analysis is that in a particular uranium occurrence, 238U and 226Ra will be in equilibrium. Since 238U is the only source of 226Ra, one can assume that ideally, measuring the activity of 214Bi can be used to indirectly determine the total uranium concentration. Accuracy is determined by using certified 226Ra standards. The chemical analysis uses a one-gram sample digested in a nitric acid-hydrogen peroxide mixture and measured by Inductively Coupled Argon Plasma (ICP) emission spectroscopy using certified standards for control.

Assay results indicate average DEFs for the A Sand core holes of 1.71, 1.15, and 0.16 for core holes 30892-111C, 85C, and 118AC, respectively. The 1.71 value was derived from the average of 15 one-foot sample intervals and the 1.15 value from eight one-foot sample intervals. The five one-foot intervals from the third core suggest a thin interval where the average eU3O8 values exceed the chemical values. Such intervals are common, even in core holes with high overall DEFs, but their presence in a limited sample group such as the present one will skew the results in a negative fashion. The 1.71 value from the larger 15 sample group in core hole 30892-111C is consistent with the average 1.7 value derived from historic PGT logging by Moore Energy and is considered to be representative of the A Zone. The 30 one-foot sample intervals from the B Sand core hole had an average DEF of 1.26; a value similar in magnitude to the 1.439 PGT value determined by Moore Energy. Again, the PGT value was established from a larger sample grouping and may be considered more representative of the B Sand than that derived from the smaller sample group.

The development and refinement of the PFN and similar specialty logging methods over the past 30 years has resulted in a tool that provides an accurate field determination of potential uranium grade and infrequent need for laboratory assays of core. In order to maintain a consistent analysis of the disequilibrium factors throughout the mineral bodies, we are purchasing a PFN logging tool which will be used in conjunction with standard gamma ray logging on the Goliad project. Use of the PFN technology will assist in developing more concise future mineralization estimates, but still requires a level of verification with the accepted laboratory assay of core and/or calibration testing.

Additional verification of select historical Moore Energy drilling-and our current logging data was done by comparing sets of gamma logs from a Moore hole and a recent hole we drilled that was located in close proximity. The log pairs were located and then data tabulated for each pair to compare thickness of zone, equivalent U3O8 grade, GT. A positive correlation indicated the drill hole sets were comparable in character regarding the potential mineral grade and thickness and representative of the same general portion of the project.

Adjacent Properties

There has been no uranium exploration or mining activity on adjacent properties to our Goliad Project. The nearest known uranium mining from the Goliad Formation was the Everest Mount Lucas ISR mine near Lake Corpus Christi. URI has been mining from the Goliad Formation in Kleberg County, southeast of Kingsville, for several years at the Kingsville Dome ISR mine and at the Rosita ISR mine in Duval County west of Alice, Texas. With the large concentration of uranium mining and exploration properties in the Goliad, Oakville, Catahoula and Jackson formations throughout the South Texas uranium trend, it is likely that additional uranium target areas could be developed in the vicinity of our Goliad Project in the future. The current or historic ISR operations mining from the Goliad Formation range from about 60 to 160 miles south and on strike of the Goliad Project.

Several historic ISR and open pit operations mining from the Oakville and Jackson Formations are located within about 50 miles west of the property

Leach Amenability

Mineral processing or metallurgical testing was not reported as being conducted on any of the samples drilled or recovered during the Moore Energy exploration in the mid-1980s. We submitted selected core samples from our core hole # 30892-111C to Energy Laboratories, Inc. in Casper, Wyoming, in January 2007. These samples from the Goliad Project were sent to the laboratory for leach amenability studies intended to demonstrate that uranium mineralization at the property was capable of being leached using conventional in situ leach chemistry. The tests do not approximate other in-situ variables (permeability, porosity, and pressure) but provide an indication of a sample's reaction rate and the potential chemical recovery.

Split sections of core were placed in laboratory containers and a lixiviate solution with 2.0 grams per liter HCO3 (NaHCO3) and either 0.50 or 0.25 g/L of H2O2 (hydrogen peroxide) was added to each test container. The containers were then rotated at 30 rpm for 16 hours. The lixiviate was then extracted from each test container and analyzed for uranium, molybdenum, sodium, sulfate, alkalinity (bicarbonate, carbonate), pH and conductance. A clean charge of lixiviate was added and the container rotated another 16 hours. Each sample rotation and lixiviate charge cycle was representative of 5 pore volumes with chemical analyses after each cycle. The cycle was repeated for a total of 6 cycles or the equivalent of 30 pore volumes.

The four core samples subjected to the leach amenability tests were determined to contain from 0.04% to 0.08% cU3O8 before testing. Leach tests conducted on the core samples from the A Zone indicate leach efficiencies of 60 to 80% U3O8 extraction, while the tails analyses indicate efficiencies of 87-89%. The differences between the two calculations involve the loss of solid clay based materials during multiple filtrations. Based on post leach solids analysis, the core intervals were leachable to a very favorable 86 to 89%. After tests the tails were reanalyzed for uranium concentration to determine the recovery, which ranged on the 4 samples using 2 methods from 60% to 89%.

Laboratory amenability testing of the cores samples indicated the uranium (dissolved elemental U) recoveries ranged from 86.4% to 88.9% in the four tests. These results show that the mineralized intervals at the Goliad Project are very amenable to ISR mining even when exposed to only one-half of the oxidant concentration normally used in the Leach Amenability test. Based on the Company's experience with ISR mining of Catahoula and Oakville uranium deposits, as well as discussions with other Goliad deposit mining personnel, the geologically younger deposits in Texas (Goliad formation) have been the most amenable to in situ leaching. The uranium recovery is generally more complete (% recovery) and occurs in a shorter time period. Both of these factors are important for ISR mine development economics.

Based on the amenability test results, the size of the mineral resource at the Goliad Project, the geologic setting and the current and projected future demand and price of uranium, the most feasible and cost effective mining method for the Goliad property uranium is by ISR. This method is most suitable for the size and grade of the deposits in sands that are below the water table and situated at depths that would be prohibitive for open pit or underground mining.

The amenability testing described above was conducted on core recovered from four depth intervals from one boring. While this was a limited sampling for this property, the samples are believed to be generally representative of the characteristics of the mineralized intervals and the determined recovery ranges for these intervals is considered to be reliable. Two of the four samples tested contained approximately 0.08% cU3O8 and two contained lower grades of uranium (~0.04% cU3O8). Energy Laboratories, Inc. in Casper, Wyoming, conducted the laboratory testing for this project. The laboratory has been in business since 1952, is fully certified, but not ISO certified. Certifications include the US Environmental Protection Agency, US Nuclear Regulatory Commission and the following US states: AZ, CA, CO, FL, ID, NV, OR, SD, TX, UT and WA.

X-Ray Diffraction

Representative samples from three core holes were selected for analysis by x-ray diffraction ("XRD") in an attempt to assess uranium mineralogy. The samples selected were from the following cores: 30892-111C (A Zone), 32201-N100C (B Zone) and 30892-74C (D Zone). The cores were submitted to Energy Laboratories, Inc. of Casper, Wyoming, for analysis as follows. A representative portion of each sample was ground to approximately -400 mesh in a steel swing mill, packed into a well-type plastic holder and scanned with the diffractometer over the range, 3-61o 2θ using Cu-Ka radiation. The results of the scans are summarized as approximate mineral weight percent concentrations. Estimates of mineral concentrations were made using our XRF-determined elemental compositions and the relative peak heights/areas on the XRD scans. The detection limit for an average mineral in theses samples is ~1-3% and the analytical reproducibility is approximately equal to the square root of the amount. . Since all uranium grades at the Goliad Project are generally less than 1% as evidenced by gamma-ray probing, it is highly unlikely that any specific uranium mineral could be determined by XRD techniques.

ISR Considerations

The Goliad Project appears to be most suitable for mining as an ISR (in-situ recovery) project. Although leach and permeability tests are still being conducted, south Texas uranium deposits in permeable sands situated below the groundwater table are generally favorable to ISR production.

Environmental Considerations

We have completed the majority of required environmental baseline studies for the various permits needed for production.  The Mine Permit application was submitted to the Texas Commission on Environmental Quality (TCEQ) in mid August and is currently undergoing technical review.  The Radioactive Material License application is nearing completion and is scheduled for submittal to the TCEQ in early February, 2008.  Studies completed to compile this document include: cultural resources (including archaeology), socioeconomic impact and soils mapping, baseline gamma survey, baseline soil/sediment/surface water/vegetation, baseline radon, and gamma exposure rates. The cultural resources study found no adverse impacts to the site and socioeconomic impacts are projected to be positive for the community. The Waste Disposal Well feasibility study is complete and the application is being assembled for submittal in early March, 2008 to the TCEQ. The initial Production Permit Area (PAA-1) is nearly complete and monitor well drilling will commence in January to begin the process of collecting the required information for this final permit application.

Engineering Studies

The geotechnical engineering study for the proposed plant site has been completed and mine planning, including engineering design for the proposed plant site, is in progress.  20 Regional Baseline water quality wells have been installed for monitoring the aquifer within the mineralized zones and pump tests on the aquifer are planned. Laboratory testing has indicated 86-89% leach ability of tested core samples and the results indicate that the mineralization is amenable to in situ leaching with an oxygenated bicarbonate lixiviant.

Soils in the upper 25 feet at the proposed site are variable with dominantly brown to light brown sandy silty clay in the upper 4 to 6 feet. Soils grade to tan sandy clayey silt that is generally present to depth of the investigation (25 feet). The shallow clayey soils have relatively high plasticity indices (PI) with lower PIs in the silty soils below. Groundwater was not encountered while drilling the borings.

The primary recommendation in the report is to construct a reinforced concrete mat type foundation sized for a uniform allowable loading of 2,000 pounds per square foot.

The report and recommendations indicates there are no apparent problem soils and the recommended slab and foundation should be suitable for the intended use of the slab.

Goliad Project Plan of Exploration - 2008/2009

Our company successfully completed the planned 2007 two-phase drilling program which consisted of support to the ongoing environmental permitting, coring for agitation leach studies, and an exploration program designed to explore additional acreage acquired during our company's 2006-2007 leasing program. All 2007 drilling at the Goliad Project was carried out under our approved Texas Railroad Commission Exploration Permit No. 123 dated February 3, 2006. The Permit has been extended until February 3, 2009.

The 2008-2009 exploratory program at the Goliad Project will be designed to explore additional acreage acquired during our company's 2007 - 2008 leasing program. It is anticipated that at least 500 exploratory holes will be required to adequately define the presence or absence of mineralization on the newly acquired acreage. The 500 holes will account for an approximate total of 227,250 feet of drilling and cost $1,500,000. This drilling program should be initiated during the second quarter of 2008 and extend into the first quarter of 2009.

In regards to the environmental permitting at the Goliad Project, geologists and engineers performing work at the Goliad Project have developed a timetable of forecasted workflow, which includes the forecasted completion dates of various tasks which have been assigned to various personnel. The workflow has been broken down into two broad categories, which have then been further broken down into individual tasks, many of which can be performed contemporaneously. The two major categories of work relate to radioactive materials licenses and mine permits.

Within these two broad categories of work are included the following tasks, many of which are required by the regulatory bodies to whom the Company is subject to oversight for its exploration activities. The forecasted dates of completion of these tasks is also indicated. These are internal forecasts only, and the actual dates of the beginning or completion of these tasks may differ materially from the forecasts:

Radioactive Materials License

Archeology/History study	Q2 2006 - Q4 2006
Ecology study	Q1 2007 - Q4 2007
Soils/Sediments/Gamma testing	Q1 2007 - Q3 2007
Gamma/Radon-222 testing	Q1 2007 - Q2 2008
Socioeconomic study	Q1 2007 - Q3 2007
Radiological assessment	Q1 2007 - Q4 2008
MILDOS survey	Q1 2007 - Q2 2008
Scoping Study	Q3 2008 - Q4 2008
Agency review and approval	Q3 2008 - Q2 2009

Mine Permit

Area groundwater baseline study	Q2 2007 - Q2 2008
Geology/Hydrology study	Q2 2007 - Q4 2007
Deep disposal well study	Q1 2007 - Q3 2007
Mine permit review and draft permit approval	Q3 2007 - Q2 2008
Disposal well review and approval	Q3 2008 - Q2 2009
Air exemption permit	Q4 2008 - Q1 2009
EPA aquifer exemption	Q4 2008 - Q1 2009
PAA review and approval	Q3 2008 - Q1 2009

Upon the satisfactory completion of these tasks, and with approval of all applicable regulatory agencies involved in these tasks, the Company may then proceed with uranium extraction, provided that this exploration property can establish economic uranium reserves.

Permitting

The permitting process is well underway and the Company has accomplished the following key elements to that end:

(a)         quality assurance and quality control measures have been completed on water well samples;

(b)         Holt Engineering has been engaged by the Company to perform geotechnical studies;

(c)         a qualified soil scientist has completed a draft map of the entire project site, as part of the soils and sediments study;

(d)         progress has been made on the economic impact study and the ecological study;

(e)         progress has been made on the mine plan and process facility designs, with the first full drafts anticipated to be completed by month-end;

(f)         established a regional baseline, or background, water quality conditions within the area to be mined. As part of the establishment of baseline water quality conditions within the planned permit area, the TCEQ required that 20 regional water quality wells be installed within the proposed permit area. The purpose of the wells is to assess the pre-mining water quality of the four mineralized sands (A, B, C and D). Also included in the establishment of regional baseline water quality conditions is the sampling and analysis of private water wells within a one-kilometer radius of the permit area. This action has been completed; and

(g)         the Cultural Resource Survey and Assessment has been completed and concluded that the Goliad Project will not have any impact on cultural resources in the permit area, and that no further work is required on this matter by the Company. The assessment will undergo a review by the Texas Historical Commission.

(h)         Texas Parks and Wildlife have reviewed our proposal mine plan and have concluded that no significant impact to wildlife, May - 2008.

(i)         The Corp. of Army Engineers have also received our mine plan and presently are reviewing its impact on wetlands. The company believes that the Corp will also sign off and approve the mine plan as detailed.

Cebolleta Project, Cibola County, New Mexico

Property Description and Location

The Cebolleta Project is situated in the eastern-most portion of Cibola County, New Mexico. It is located approximately 45 air miles (72 kilometers) west-northwest of the City of Albuquerque, and approximately 10 miles (16 kilometers) north of the town of Laguna. Three small villages, Bibo, Moquino and Seboyeta, are located a short distance west and northwest of the project area.

Nuclear Energy Inc ("NEI"), the manager of Cibola Resources, obtained a lease from the Board of Trustees of the Cebolleta Land Grant Board for an area of the land grant covering approximately 6,700 acres (2,994 hectares) of mineral rights. The majority of the leased mineral rights are covered by the surface estate held by the Cebolleta Land Grant, and surface use and access rights are included as provisions of the lease. A portion of the leased mineral rights are covered by surface rights held by a third party, and are not leased by NEI. NEI has assigned the lease to Cibola Resources, of which, Uranium Energy owns 49% of the shares.

The leased lands are part of a land grant that was made to certain individuals by the King of Spain prior to the inclusion of the State of New Mexico as part of the United States.

When the territory of New Mexico was acquired by the United States, the rights and title first conveyed by the creation of the Cebolleta Land Grant were honored by the United States Senate through the ratification of the Treaty of Guadalupe Hidalgo. Although the area of the Cebolleta Land Grant, including a portion of the Cebolleta project, was never surveyed into the US Section-Township-Range system, the property has been legally surveyed by a registered land surveyor and the appropriate monuments have been put in place.

Cibola Resources has accepted assignment of the Cebolleta Land Grant mineral lease from NEI. The lease, which has an initial term of ten years, may be extended beyond the initial term by Cibola Resources by undertaking mineral exploration, mine development and mining and/or mineral processing activities. The lease agreement requires Cibola Resources to make periodic (annual) advance royalty payments to the Cebolleta Land Grant, pay a sliding scale production royalty (based upon the sales price of U3O8) on any mine production from the property and provide employment opportunities and job training programs for the members of the Cebolleta Land Grant. Cibola Resources is required to complete an independent "third-party" feasibility study within six years of the effective date of the lease, and make a "reserve bonus" payment of US$1 per pound of U3O8, within the "Measured" or "Proven" reserve category and determined to be recoverable by a feasibility study. All annual payments made to the Cebolleta Land Grant prior to the completion of a feasibility study are to be deducted from the "reserve bonus" payment. The lease agreement conveys the rights to explore for, mine and process uranium deposits present on the leased lands. A "Short Form Memorandum of Uranium Mining Lease and Agreement" has been filed and recorded with the offices of the County Clerk and Recorder for Cibola County, New Mexico.

A portion of the leased properties are subject to a pre-existing 1/48th (2.08%) royalty on a "Uranium Value". This third-party royalty is deductible from production royalties payable to the Cebolleta Land Grant, and does not represent a further economic burden to Cibola Resources or the project.

The leased property was formerly the site of several underground uranium and open pit mines and processing plant (uranium mill). Open pit and underground mines in the St. Anthony area of the Cebolleta Land Grant lease are currently being reclaimed by the former operators of those mines, UNC Resources (a subsidiary of General Electric). The L-Bar mine and uranium mill were reclaimed by the successor to Sohio Western Mining Company ("Sohio"), Kennecott Energy Company ("Kennecott"), and the mill site has been transferred to the US Department of Energy for long-term monitoring and management. The former L-Bar mill site is not a part the lease from Cebolleta Land Grant. An examination of the files of the State of New Mexico Environment Department and the New Mexico Energy and Minerals Department indicates that Kennecott has some limited reclamation obligations relating to subsidence associated with several ventilation holes for the former JJ #1 underground mine. UNC Resources has obligations to reclaim portions of the former St. Anthony mine area, and they are currently undertaking a comprehensive restoration program in accordance with the directives of the State of New Mexico. Cibola Resources and its members, NEI and Uranium Energy, have not assumed any reclamation liabilities for the properties.

As with all drilling projects proposed in the State of New Mexico, Cibola Resources will be required to obtain permits from the New Mexico Energy, Minerals and Natural Resources Department. Cibola Resources is currently preparing an application for drilling on the project. Mining and milling operations will require additional permits from the New Mexico Energy, Minerals, and Natural Resources Department, the New Mexico Environment Department, as well as the US Environmental Protection Agency and the US Nuclear Regulatory Commission. At this time Cibola Resources does not hold permits for any activities for the Cebolleta project.

Accessibility, Climate, Local Resources, Infrastructure and Physiography

The Cebolleta project is situated on the southern margin of the San Juan Basin of west-central and northwestern New Mexico. The project area adjoins Mesa Chivato, a broad volcanic capped mesa that surrounds Mount Taylor, a dormant volcano that is a prominent landmark. Elevations within the project area range from 6,400 feet to 7,100 feet above sea level (1,950 meters to 2,164 meters). Topography is typical of the mesa-and-canyon landforms that dominate this portion of New Mexico, with sharp local variations in elevation, on the order of 200 to 400 feet (61 meters to 122 meters) over short distances. A series of rounded hills, raising 200 to 300 feet (61 to 91 meters) above the surrounding landscape, are present in the vicinity of the former L-Bar uranium mine (in the western part of the project area). A prominent canyon, developed along Meyer Draw and Arroyo Pedro Padilla, cuts the southern part of the project area.

M:\clients\NEI\NM-East_Area\Cebolleta-figs\Cebolleta-In-Min-Belt.dwg plotted: 07/24/2007

109°
108°
107°
36°
35°
Sheep Springs
NAVAJO
INDIAN
RESERVATION
San Juan Co.
Sandoval Co.
McKinley Co.
ARIZONA
NEW MEXICO
Window Rock
Gallup
Church Rock Area
Crownpoint
Blackjack Area
West Ranch Area
Ambrosia Area
Poison Canyon Area
Grants
Laguna
Cuba
San Ysidro
Rio Puerco
Juan Tafoya Project/ Marquez Deposit
Juan Tafoya Project/ Southeast Deposit
Cebolleta Project/ JJ Deposits
Cebolleta/St. Anthony Deposit
Sandoval Co.
Bernalillo Co.
McKinley Co.
Cibola Co.
Albuquerque
NEW MEXICO
666
68
66
40
56
44
1N
6W
30E
18N
11N
1W
LEGEND
Cebolleta Project
Mines, Deposits, Undeveloped Deposits
City
Mount Taylor Volcanic Field
0
20
SCALE IN MILES

Issue	Date
Drawn FR	7/24/07
Checked TW	
Approved TW	
Revised	
Revised	

CIBOLA RESOURCES LLC

Cebolleta Prject Location
Grants Mineral Belt Area

In spite of these local variations in topography, access to nearly all of the project area is good. Access to the project is over a paved state-maintained highway to the village of Seboyeta (a distance of approximately 10 miles, or 16 kilometers). One all-weather graded gravel road, maintained by Cibola County, and several private roads of varying quality, cross the project lands and provide access to nearly all parts of the project area. Rail service is available from the BNSF Railroad at the towns of Grants and Milan, and scheduled air service is available in Albuquerque.

M:\clients\NEI\NM-East_Area\cebolleta\Cebolleta-figs\Cebolleta-proj.dwg plotted: 09/10/2007

279
Cerro Negro
Tract I 538.457
US-DOE 100% Minerals
Sohio
Shaft
AREA I
AREA II
AREA III
AREA IV
AREA V
ST. ANTHONY
St. Anthony (United Nuclear)
St. Anthony (United Nuclear)
M-6 (United Nuclear)
Jackpile (Anaconda)
N
0
5,000
SCALE IN FEET

LEGEND

- Lease Area (6,700 Acres More or Less)
- Uranium deposits at L-Bar
- Uranium Deposits at St. Anthony
- Mine Shaft

Issue	Date
Drawn RJV	9/8/07
Checked TW	
Approved TW	
Revised	
Revised	

CIBOLA RESOURCES LLC

Cebolleta Project

Cibola County
New Mexico

The area is populated with sparse mixed grasses, with very limited stands of mesquite and pinion pine trees, typical of a semi-arid high desert climate. Temperatures at Grants (the nearest town with meaningful weather records) range from lows of approximately 50° to 80° Fahrenheit (9.9° to 26.6° Celsius) in the summer season, and 10° to 40° F (-12.2° to 4.4° Celsius) in the winter. The area receives approximately 11 inches (279 millimeters) of precipitation annually. Much of this precipitation comes in the form of afternoon thundershowers during the months of July and August, and as much as 13 inches (330 millimeters) of snow during the winter months. Winter snows and summer thunderstorms may create temporary muddy ground conditions that interrupt access for short periods of time. Other than these short periods of muddy ground conditions, mineral exploration and mining activities normally can be conducted without interruption throughout the year.

The project area has sufficient surface resources to support mining and processing operations, tailings ponds, and mine waste dumps. There are numerous sources of water, electricity, and fuel in the area. Personnel experienced in open pit and underground mining, construction and mineral processing are available in Grants (40 miles, or 64 kilometers, to the southwest of the project area) and at the town of Laguna. Two high voltage electrical transmission lines cross the region several miles north of the project area, and electrical lines have been constructed to the sites of the former Sohio L-Bar uranium mine.

History

The Cebolleta project is located in the northern portion of the Laguna mining district, the eastern-most portion of the Grants mineral belt. The first discovery of uranium mineralization in the Laguna district was made by geologists and engineers of the Anaconda Copper Company in late 1951. The identification of strong uranium mineralization resulted in the discovery of the Jackpile-Paguate uranium mine. Anaconda also undertook an exploration program on the nearby Evans Ranch, located northeast of the Jackpile mine, in 1955 and this program continued until 1957. During this period of exploration more than 350 holes were drilled in the area of the Cebolleta project by Anaconda.

Climax Uranium, a subsidiary of American Metals Climax, obtained a lease from the Cebolleta Land Grant for the St. Anthony area and subsequently discovered several uranium deposits on the leased properties. Climax operated a series of small-scale open pit and underground mines, commencing in 1953 and ending in 1960, when the lease was acquired by United Nuclear Corporation (later to become UNC Resources, now a subsidiary of General Electric). During the period of Climax's operations the company produced 320,942 pounds of U3O8. UNC's mining activities are reported to have commenced in 1977. Production rates for the last two years of production at St. Anthony (1979 and 1980) were 1.134 million pounds of U3O8 from stockpiles at the mine site.

Reserve Oil and Minerals, a publicly-traded resource development company, purchased the Evans Ranch (surface and mineral rights) in 1968. Reserve sold an undivided 50 percent interest in the ranch, including the mineral rights, to Sohio (then a subsidiary of the Standard Oil Company of Ohio) in 1969 and formed a joint venture to explore for and develop uranium deposits on the Evans Ranch. Sohio operated the joint venture and discovered extensive uranium mineralization on the property prior to the construction of an underground mine and uranium mill complex (the L-Bar mine and mill). Sohio acquired Reserve's interests in the property in 1982, and subsequently deeded their property interests in the area to the Cebolleta Land Grant in 1989.

Areas I and II were considered to be open pit development targets by Sohio, while the remaining deposits were considered to be underground mining targets only.

Mining at the Cebolleta project removed, prior to shut-down of mining operations due to depressed commodity prices, only a portion of the previously identified mineral resources in place at the project.

This work verified earlier studies by Sohio, based upon 150 core samples, that the deposits were generally in radiometric equilibrium.

The staff of Sohio Western Mining Company updated the historical resources periodically based upon mine production, cut-off grade changes, additional drilling results, underground long-hole drilling and underground sampling of mine workings and muck-piles. Underground sampling was undertaken with the aid of underground probes for muck-pile sampling, while grades of hauled muck were determined by the use of a scanner, with both methods yielding radiometric assays (%eU3O8). Sohio based the 1981 estimate, along with the 1982 and 1984 updates on the following criteria:

(a)         Surface Resources: The maximum area of influence assigned to each hole is a 50 foot (15.24 meters) radius. Base elevations for mineralization were evaluated in developing the mineralized outlines. Once the final mineralized outline was established, the surface area of each mineralized block was determined by planimeter. The average thickness of the mineralized interval and the grade was calculated from drill hole data. Tonnages were computed using a tonnage factor of 16 cubic feet per short ton;

(b)         Underground Long-hole Resources: The area of influence for long-hole mineralization was 25 feet (7.6 meters) or one-half the distance to the nearest "waste" intercept. Tonnages and grades were calculated in the same manner as surface resources; and

(c)         Development Resources: This category of mineralization was calculated before the mining phase commenced. Average grades were calculated from muck-pile sampling (radiometric and chemical assaying). "Back-ore" and "floor-ore" were calculated from jackleg long-hole drilling data (radiometric assays). Pillar mineralization thickness was based upon the average height of underground drifts.

Geological Setting

The Cebolleta project is situated at the eastern end of the prolific Grants mineral belt, which is located on the southern and south-eastern margins of the San Juan Basin and the northern margin of the ancestral Mogollan Highland. The geology of the region is dominated by a thick sequence of sedimentary rocks ranging from Triassic to Late Cretaceous in age. This sedimentary sequence is overlain by volcanic rocks (basalt) that were erupted from the Mount Taylor volcanic center, which is located a short distance to the northwest of the project area. Additionally, isolated basalt plugs and diabase dikes have been intruded into Cretaceous-aged rocks immediately north and southwest of the project area.

Stratigraphy

A thick sequence of sedimentary rocks, ranging in age from Triassic through upper Cretaceous is present within the immediate project area. Of particular importance is the Jurassic-aged Morrison Formation, which is the host unit for nearly all of the significant uranium deposits in the Grants mineral belt. The Morrison Formation has been subdivided by various workers into three principal units (in ascending order) in the southern portion of the San Juan Basin: the Recapture unit, the overlying Westwater Canyon Member, and the upper-most Brushy Basin Member. The Morrison Formation is unconformably overlain by the Cretaceous-aged Dakota Sandstone, which in turn is overlain by the Mancos Shale.

Regionally, the Recapture Member of the Morrison Formation ranges from 50 to 600 feet (15 to 183 meters) in thickness, and is about 50 feet (15 meters) thick in the project area. It is comprised of interbedded mudstones, siltstone, sandstones, and occasional limestone. Historic reports indicated that the unit was normally greyish-red on surface exposures, while fresh exposures of the various lithologies were grey (limestone), greyish-green (mudstone), or greyish-yellow (sandstone).

The Westwater Canyon Member ranges from 10 to 90 feet (three to 27 meters) in thickness in the project area. While the Westwater Canyon conformably overlies the Recapture Member there is evidence, on a local scale, for Westwater Canyon channels having "scoured" into the uppermost parts of the underlying Recapture Member. The Westwater Canyon, which is the principal host for uranium mineralization throughout the Grants mineral belt, is a greyish-yellow to pale orange sandstone. The sandstones are poorly sorted, range from fine to coarse-grained, and are sub-arkosic to arkosic in composition. In the Marquez Canyon area, approximately 15 miles (24 kilometers) north of the project area, the Westwater is comprised of several sandstone lenses that are separated by thin lenses of mudstone and siltstone.

The uppermost unit of the Morrison Formation is the Brushy Basin Member, a thick unit comprised primarily of variegated mudstones and claystones, which range in thickness from 220 to 300 feet (67 to 91 meters) in the vicinity of the project. The mudstone and claystone units are greyish-red, greyish-green to greenish-grey in color and form distinctive rounded outcrops. Several sandstone beds are present within the Brushy Basin throughout the Grants mineral belt, and certain of these sandstones have economic significance for hosting uranium deposits. Several of the sandstone units are similar in character to the Westwater Canyon sandstone.

The Jackpile sandstone is a distinct, yet local, unit that is in the uppermost part of the Brushy Basin Member. This unit is the host for the significant uranium deposits at the Jackpile - Paguate, St. Anthony, and L-Bar mines. The Jackpile sandstone extends in a north-easterly-trending belt that may be as much as 13 miles (21 kilometers) wide and more than 65 miles (105 kilometers) long. The unit may achieve a thickness of 200 feet (61 meters). In the St. Anthony mine complex the Jackpile ranges from 80 to 120 feet (24 to 37 meters), while at the adjoining L-Bar mine it ranges from 80 to 100 feet (24 to 30 meters) in thickness.

Thick, essentially uninterrupted, sequences of sandstone are characteristic of the Jackpile. Shale or mudstone beds are not totally absent but they are reported to be rare. The unit is a fine to medium-grained feldspathic sandstone, which is often cemented with clay. It is composed of 60 to 90% quartz, with clay and feldspar making up the remainder. Rock fragments are present, but are minor constituents. Clays occur as kaolinite, and more importantly, montmorillonite, and often serves as cement in the sandstone. Locally, the Jackpile has also been cemented with calcite.

The Dakota Sandstone, of Cretaceous age, unconformably overlies the Brushy Basin Member of the Morrison Formation throughout the project area. It is tan, orange, and white, well cemented sandstone that has minor interbeds of black shale. It averages about 50 feet (15 meters) in the project area. The Mancos Shale, also of Cretaceous age conformably overlies the Dakota Sandstone and is the uppermost sedimentary rock unit in the project area. It attains a thickness of approximately 400 feet (122 meters) in the area. It is comprised of grey to black friable shale with various interbedded sandstones that range from five to 30 feet (1.5 to nine meters) in thickness (Schlee and Moench, 1963).

Structure

Sedimentary rocks in the project area dip gently to the northwest, into the San Juan Basin, at less than two degrees. Several small scale dip-slip faults, generally down-dropped to the west, have been mapped on the surface several miles north of the project, and two similar structures, down-dropped to the east, have been mapped northeast and southwest of the immediate project area. No major faulting has been recognized in the area.

Several small-scale high-angle faults were observed in the workings of the JJ #1 underground mine, but these structures do not appear to have disrupted uranium mineralization in the mine and do not appear to have influenced the localization of mineralization.

Ground Water

Throughout the Grants mineral belt sandstones of the Morrison Formation, particularly the Westwater Canyon, and the Dakota Sandstone are aquifers. Various reports for the L-Bar mine, groundwater inflows from the Jackpile sandstone member of the Morrison Formation range from 25 to 100 gallons per minute (113 to 454 liters). Water wells capable of producing between 25 and 35 gallons per minute (113 and 159 liters) were completed into the Jackpile sandstone at L-Bar, and wells capable of producing between 35 and 50 gallons per minute (159 and 227 liters) from the Westwater Canyon Member of the Morrison Formation (Geo-Management, 1972). Although pumping data is not available to determine the ability of either aquifer to provide sustained water supplies considerable water is known to exist in the Westwater Canyon in the vicinity of the Cebolleta project.

Deposit Types

The mineralization at the Cebolleta project is classified as tabular sandstone-hosted uranium deposits. The St. Anthony and L-Bar uranium occurrences were formed by the mobilization of uranium from either granitic rocks of the ancestral Mogollon Highlands, located south of the Cebolleta project area, or from the devitrification of tuffaceous rocks and tuffaceous material contained in the host sandstones and in the Brushy Basin Member. The uranium was transported from its "source" area to current locations by alkaline ground waters. Uranium minerals were deposited in the host sandstones, where humic acids derived from decayed vegetal material and transported by ground water "scavenged" uranium from the active ground water system.

At the L-Bar deposits carbonaceous material, which was the reductant for the precipitation of uranium occurs in two forms, as detritus, and as humate. No significant uranium mineralization occurs where carbonaceous material is absent.

As previously noted, the uranium mineralization is hosted (primarily) in porous and permeable sandstones within the Jackpile unit of the Brushy Basin Member of the Morrison Formation. This type of uranium deposit generally occurs at several different levels in the host, and a group of deposits may extend along an ill-defined "trend", which may reflect channel facies of the host, for a distance of several miles. This style of uranium deposit is very well known in the Grants mineral belt where it is the dominant mode of uranium occurrence.

Uranium minerals at the Cebolleta project are reported to be Coffinite [U(SiO4)1-x(OH04x)], Uraninite [UO2], organo-uranium complexes, and unidentified oxidized uranium complexes.

Mineralization

There are several uranium prospects located on the Cebolleta project. The L-Bar portion of the project includes four distinct zones of mineralization, known as Area I, Area II, Area VI, and Area V. Mining operations undertaken by Sohio were limited to the Area II and Area III deposits, but based upon historical resources data prepared by Sohio after the closure of the L-Bar mine substantial mineralization remains in both deposits. The Area I deposit, located in the southern part of the L-Bar complex (and was never mined), extends south of the former property boundary onto the former St. Anthony area, and additional uranium mineralization is present in the St. Anthony area adjacent to the St. Anthony open pit and the Willie P. underground mine.

The six known uranium prospects located on the Cebolleta project share a common set of geological controls;

(d)         all are hosted in medium to coarse-grained sandstones that exhibit a high degree of large-scale tabular cross-stratification;

(e)         near the margins of the prospects the mineralization thins appreciably, although halos of low-grade mineralization exist surrounding the deposits;

(f)         higher grade mineralization usually occurs in the core of the mineralized zones;

(g)         strong mineralization appears to be concentrated in the lowermost portions of the Jackpile, although anomalous concentrations of uranium are present throughout the vertical extent of the unit;

(h)         most of the mineralization appears to be "reduced", with only isolated small pods, especially in the Willie P area, of discontinuous mineralization exhibiting oxidation;

(i)         extensive chemical and radiometric analyses on core holes by Sohio demonstrated that the mineralization is generally within equilibrium;

(j)         individual prospects do not show a preferred orientation or trend, and do not fully reflect the orientation of the main Jackpile sandstone channel trend;

(k)         nearly all of the prospects show a strong spatial relationship with carbonaceous material; and

(l)         the prospects range in depth from approximately 200 feet (61 meters) in the south, at the St. Anthony area, to approximately 700 feet (213 meters) in the vicinity of the Area II and Area III deposits at L-Bar.

At the L-Bar complex, mineralization occurs in tabular bodies that may be more than 1,000 feet (305 meters) in length, and attain thicknesses of 6 to 12 feet (1.8 to 3.7 meters). The upper and lower boundaries of these mineralized bodies are generally quite abrupt. There is some tendency for individual prospects to develop in clusters. Locally, these clusters may be related to the coalescence of separate channel sandstone bodies. In this instance, mineralization is often thicker and higher grade than adjoining areas.

Exploration

During 2007 through first quarter 2008, Cibola Resources has not undertaken any exploration on the properties covered by this report, other than a review and analysis of available historical and published information, modeling of the known uranium mineralization, and planning for a drill program during the second half of 2008.

Drilling

Cibola Resources has not carried out any drilling on the subject properties.

The drilling data that served as the basis for the historical mineral resources for the Cebolleta project includes more than 1,500 conventional (open-hole) rotary and core holes (totaling in excess of 600,000 feet [182,880 meters]) that were drilled between the late 1950's and the early 1980's. All drill holes were logged with truck mounted surface recording gamma/Self-Potential/single point resistivity logging units, which is a standard method of determining the presence and magnitude of subsurface uranium mineralization. This method of "sampling" provided a continuous record of the intensity of uranium mineralization in each drill hole. Cibola Resources has a significant number of the gamma/S-P/resistivity logs for holes at the Cebolleta project, and this data effectively defines the nature and extent not only of the subsurface uranium mineralization in the project areas, but also the thickness and lateral extent of the host rocks within the areas of drilling.

Drill holes were generally drilled on a square grid pattern, with holes spaced at 100 feet (30.48 meters), although some drilling at the "Area III" uranium deposit was spaced at 200 foot (60.96 meters) intervals. All drill holes were drilled vertically (-90 degrees) and intersected the generally flat-lying host rocks in a manner that gave an accurate depiction of the true thicknesses of the host rocks and the mineralized horizons.

Samples collected from the conventional rotary and core holes have not been available for examination, and likely no longer exist.

Sample Preparation, Analysis, and Security

All of the historical drill holes drilled at the Cebolleta project were logged with truck-mounted continuous surface recording natural gamma-ray/S-P/resistivity probe units. This process provided a continuous reading of gamma radioactivity through the entire length of the drill hole. Gamma-ray log values were then used to calculate radiometric grades from all of the mineralized holes. Most of the gamma logging was done by Dalton Well Logging and Geoscience Associates, Inc., both of whom were competent, experienced and independent geophysical logging contractors, on behalf of Reserve Oil and Minerals, Sohio and United Nuclear/UNC Resources. The gamma logging equipment was periodically calibrated at "test pits" of the US Atomic Energy Commission (now US Department of Energy) near Grants, New Mexico and Grand Junction, Colorado, in accordance with the standard operating procedures utilized in the industry at the time.

Radiometric assays, calculated from gamma ray logging of the exploration drill holes at the Cebolleta project, were checked by the then project operators, Sohio and United Nuclear, by drilling core holes at selected locations. Sohio collected more than 150 samples that were analyzed by chemical and radiometric assay methods. Samples were collected from drill holes in several areas of the project area. Analytical results tabulated by Geo-Management show minor differences between radiometric and chemical assays, with general pattern of chemical assays being slightly higher than radiometric assays, especially at grades in excess of 0.20% U3O8.

Cibola Resources has no information regarding the preparation of samples for chemical assay, methods of determination of the uranium content of these samples or the security of those samples. The methods of sampling of the uranium prospects at the Cebolleta project were standard operating procedures utilized throughout the US uranium industry during the time that the project was active.

Adjacent Properties

The Cebolleta project is situated in the Laguna mining district, and adjoins the former Jackpile-Paguate open pit and underground uranium operations of Anaconda. At one time the Jackpile-Paguate mine was the largest uranium mine in the United States, and is reported to have produced more than 80 million pounds of U3O8 prior to its shut-down in the early 1980's.

We are not aware of any current uranium mining or exploration on properties adjoining the Cebolleta project.

Mineral Processing and Metallurgical Testing

Cibola Resources has not carried out any metallurgical test work on the mineral deposits at the Cebolleta project. An audit of several former uranium mills, including the former Sohio L-Bar processing facility, outlines the general process design for the mill. The mill included conventional SAG mill grinding, CCD liquid/solid separation and an acid leach-solvent extraction process. The mill operated from late 1976 through mid-1981 and processed approximately 2.5 million short tons of feed material.

Cibola Resources has not examined any metallurgical test work that led to the development of process design criteria or any mill performance and recovery data.

Mineral Exploration Properties

We are participating in our mineral properties in the States of Arizona, New Mexico, Utah, Wyoming and Colorado by way of mining claims and mineral leases. The mining claim properties were staked and claimed by us and registered with the US Bureau of Land Management ("BLM"). There are claim blocks acquired in this manner in Arizona, Colorado, New Mexico, Utah and Wyoming,. We have surface access and complete mineral rights to an unlimited depth below surface. The claims are in effect for an indefinite period provided the claims are kept in good standing with the BLM and the counties. The claims were entered into between November 4, 2004 and May 2008. Annual maintenance fees to be paid to the BLM are relatively nominal. We will also be required to remediate the land upon release of the claim - bringing the land back into the state it was originally in prior to the commencement of our exploration activities. These costs are determined by the BLM and bonded accordingly.

In the States of New Mexico, Texas and Utah we are participating in our mineral properties by way of property lease directly from the owners of the land/mineral rights. As of this date we have executed leases in New Mexico, Texas and Utah. These leases give us similar access and privileges as described above, however with some important differences. Although we will have access to the surface, the mineral rights below surface are restricted to uranium and associated fissionable minerals only, with any other minerals and hydro carbons, including, for example, petroleum, retained by the lessor. The lease terms are for five years, and include five-year renewal periods. After the expiration of the second five-year term the leases will be either held by production or the leases will be terminated. Royalty payments must be made to the lessor in event that we extract uranium ore from the properties. Royalty payments vary based on a sliding scale tied to the price of uranium. All royalties are based on the gross sales revenue less certain charges and fees.

We have the following gross and net acre mineral property interests in states indicated below under lease:

	Gross Acres	Net Acres(1)
Arizona	3,991.28	3,991.28
Colorado	5,329.95	5,329.95
New Mexico ***	34,532.22	25,966.73
Texas	10,323.41	9,480.66
Utah	7,229.17	7,229.17
Wyoming **	20,959.06	20,959.06
	82,365.09	72,956.85

(1)     Certain of our interests in our mineral properties in New Mexico and Texas are less than 100%. Accordingly, we have presented the acreage of our mineral properties on a net acre basis.

(2)     Does not include the AB claim Group (847 acres) in the State of Wyoming as the related lease agreement has been terminated.

(3)      Does not include the Lola Claims (413.20 acres) in the State of New Mexico, as this claim block rental was allowed to lapse.

We plan to conduct exploration programs on these properties with the objective of determining the existence of any economic concentrations of uranium.

Since inception we have not established any proven or probable reserves on our mineral property interests.

On October 11, 2005, we entered into a Mineral Asset Option Agreement (the "Option") with Brad A. Moore giving us the option to acquire certain uranium leases from Mr. Moore in the State of Texas. In consideration for the Option we have paid Mr. Moore a cash payment of $50,000 and issued 1,000,000 shares of our restricted common stock. The Option, which was exercised, required the further issuance of 2,000,000 restricted shares of common stock in varying share installments over the three, six month intervals following the effective date of the Option Agreement (October 11, 2005). A further payment of $150,000 was paid under the Option on February 1, 2006. Title to the properties transferred upon payment of all remaining stock required under the Option. During the Option term we had the right as operator to conduct or otherwise direct all the exploration on the properties to be acquired. As of this date all cash consideration and share issuances required pursuant to the terms of the Option have been completed.

On May 1, 2007, we entered into a joint venture with Neutron Energy Inc. ("NEI"), a Wyoming corporation, in connection with the exploration of a property covering approximately 6,700 acres located in Cibola County, New Mexico, for uranium resources. In connection with the joint venture, Cibola Resources, a limited liability company under the laws of the State of Delaware, was formed to undertake the exploration activities contemplated by the parties. NEI acquired the mining lease to the property from La Merced del Pueblo de Cebolleta ("Ceboletta"), a private entity that has the authority over the natural resources of the property, pursuant to a letter agreement between Cebolleta and NEI dated January 27, 2007, and has contributed the lease to Cibola Resources. In connection with the acquisition of the lease, NEI has made cash payments to Cebolleta of $3,000,000 to date. The Company has reimbursed an aggregate of $1,470,000 to NEI to date. As a result, NEI and the Company hold a 51% and 49% interest, respectively, in Cibola Resources.

Arizona

All of our Arizona claims were previously the subject of exploration drilling for the incidence of uranium by companies such as Noranda, Inc., Uranerz Energy Corp., Homestake Mining Co. and Oklahoma Public Services. We have acquired a 1979 Oklahoma Public Services ("OPS") geologic report contiguous to our claims (Artillery Peak) that indicates the possibility of incidence of uranium. OPS drilling continued on to our claims as evidenced by drill holes verified on the ground, and such drill cuttings were found to be radioactive. Close spaced developmental drilling is indicated on our claims located at Artillery Peak.

Other claims staked by us (Esther Basin, Crow Canyon and Dry Mountain) in Arizona were staked on known uranium occurrences as shown on Arizona State publication, "Occurrences of Uranium in Miscellaneous Sedimentary Formations, Diatremes and Pipes and Veins". Additionally, these claims were previously drilled by companies including Homestake Mining Co., Uranerz Energy Corp. and Noranda, Inc. in the 1970's uranium boom. Our management has confirmed prior claim ownership as verified with the US Department of Interior - BLM. In addition, ground surveys completed by us have located various previous drill locations and radioactive anomalies as evidenced in ground and drill cuttings.

On November 1, 2007 we entered into a binding letter Agreement to Purchase Assets with Melvin O. Stairs, Jr. ("Mr. Stairs"), for a mineral exploration claim and related database information located in Maricopa County, Arizona. Under the terms of the agreement, the Company will pay total consideration of $1,200,000 including i) a $10,000 deposit upon execution (paid), ii) installments of $95,000 cash on January 10, 2008 (paid) and August 15, 2008, and iii) installments totaling $100,000 on January 10 and August 15 of each year for the period from January 10, 2009 through August 15, 2013. Additionally, the Company has granted the seller security interest on the acquired assets until the agreement is paid in full.

We confirm that as of this date our Arizona located claims contain no uranium reserves, and require extensive exploration by us.

The following provides information relating to such claims:

Property	Number of Claims or Leases Held	Gross Acres	Net Acres
Artillery Peak 1	19 claims	392.54	392.54
Artillery Peak 2	31 claims	640.46	640.46
Coyote Ranch	1 lease	1,120.00	1,120.00
Dry Mountain	28 claims	578.48	578.48
Esther Basin	10 claims	206.60	206.60
Gunsight Canyon 1	11 claims	227.26	227.26
Gunsight Canyon 2	9 claims	185.94	185.94
New River	1 lease	640.00	640.00

Colorado

Claims acquired by us in Colorado have historical production tonnages and grades published in the Colorado Geological Survey, Bulletin 40 - "Radioactive Mineral Occurrences of Colorado". Additionally, a third party consulting miner/engineer was utilized by us for his first hand knowledge of the Colorado properties acquired. Also, our Chief Geologist previously evaluated and acquired a portion of the claims currently owned by us (the Carnotite Mine) while consulting for another company, International Texas Industries, Inc. We confirm that at the current date, our Colorado located claims contain no uranium reserves and require extensive exploration by us.

The following provides information relating to such claims:
Property	Number of Claims or Leases Held	Gross Acres	Net Acres
Carnotite	18 claims	371.88	371.88
Holley Group	158 claims	3,264.28	3,264.28
Raven	22 claims	454.52	454.52
Squaw Point	1 lease	288.91	288.91
Taco	34 claims	702.44	702.44
Triangulation	12 claims	247.92	247.92

New Mexico

The West Ranch Project consists of approximately 7,000 acres made up of lode mining claims and private leases in northwestern New Mexico, on the northwest end of the historically uraniferous Ambrosia Lake trend of the Grants Uranium District. The property was drilled by United Nuclear Corporation and, more recently, by Kerr McGee. Historical wide-spaced drilling across the property indicates the presence of several northwest-southeast trending uranium mineralized zones within the Morrison Formation at average depths of 800 feet.

Our Laguna Trend Project consists of approximately 800 acres of lode claims on Bureau of Land Management land in northwestern New Mexico. The claim block is on-trend and several miles northeast of the historically-producing St. Anthony, Jackpile Paguate, and L-Bar uranium deposits, mined by Anaconda Minerals and Sohio. Northeast of the Company's claim block is Kerr McGee's (now Anadarko Petroleum's) uranium deposit, Rio Puerco, and Conoco's Bernabe uranium deposit. Both of these deposits are yet to be developed.

Acquisition of the Laguna Trend claim block by Uranium Energy was driven by intense analysis of the Morrison Nuclear database, which includes drilling data indicating significant uranium mineralization in the Westwater Canyon Member of the Morrison Formation. This property was most recently held by Kerr McGee. We will initiate exploration permitting during the fourth quarter of 2007.

We have recently acquired 479 claims, covering 13 sections within the Ambrosia Lake Valley. These claims encompass a total 9,896.14 acres, and include such historic mines as the Ann Lee and Sandstone. These claims are located in Township 14 North, and Ranges 9 West and 10 West, which encompasses the heart of the Ambrosia Lake Mining District, and is home to the mines of the district historically operated by Kerr McGee, Homestake, United Nuclear, Phillips and Dysart. This claim block which may be acquired by our company is contiguous to the current mineral resource holdings of BHP Billiton.

We confirm that at the current date, our New Mexico located claims contain no uranium reserves and require extensive exploration by us.

Property	Number of Claims or Leases Held	Gross Acres	Net Acres
Ambrosia Lake	474 claims	9,792.84	9,792.84
Cebolleta	1 federal grant	6,717.00	3,291.33
Grants Ridge	1 lease	320.00	320.00
Laguna Trend	40 claims	826.40	826.40
Red Basin	169 claims	3,380.00	3,380.00
Rick Claims	62 claims	1,063.46	1,063.46
San Mateo Mesa	66 claims	1,363.56	1,363.56
Todilto	208 claims	4,028.04	4,028.04
West Ranch	62 claims, 33 leases and 6 mineral deeds	7,040.92	1,901.10

Texas

We currently own nine leases located in a South Texas uranium trend that have been the subject of substantial historical exploration by Wold Nuclear Corporation ("Wold Nuclear") in the 1970s and 1980s, and constitute some of our most prospective exploration targets. Wold Nuclear was a private uranium exploration company based in Casper, Wyoming, and owned by former Wyoming U.S. Congressman, John S. Wold. Wold Nuclear discovered a number of large uranium deposits in Wyoming which were later acquired and put into production by major uranium production companies. Wold Nuclear's Texas operations were a joint exploration venture with Cotter Corporation. Our Chief Geologist was employed by Wold Nuclear as district and chief geologist of its Texas based operations.

Wold Nuclear's previous work conducted on and around our exploration targets located in South Texas (Zavala County) is in a certain formation that was not the focus of uranium exploration in previous uranium booms (the "New Formation"). The New Formation represents a new "out of traditional trend" host rock for possible uranium mineralization. We have acquired a number of drill hole gamma logs, as well as one drill core, whose chemical analysis supports the indication of uranium, along with lease and drill hole location maps. Insufficient drilling in past exploration programs did not quantify any reserves for Wold Nuclear.

The expected mineralized area comprising the New Formation has been defined in the geological area by our own work product. The New Formation host rock is up to 250 feet thick and has the potential for uranium mineralization similar to Wyoming's Powder River Basin. As of this date we have acquired two leases (473.06 gross acres) in an area where previous drilling and coring indicated uranium mineralization.

The following provides information relating to such leases:

Property	Number of Claims or Leases Held	Gross Acres	Net Acres
Carrizo	14 leases	1,482.67	1,253.09
Devillier	18 leases	654.85	402.27
Goehring	4 leases	214.44	214.44
Goliad	22 leases	2,606.96	2,302.76
Maetze	3 leases	166.83	158.47
Martella	3 leases	124.25	124.25
Martin	1 lease	3,180.00	3,180.00
Nichols	8 leases	1,893.41	1,845.38

Utah

Our Utah properties (Crain Lease) were the subject of prior exploration drilling conducted by Pioneer-Uravan, Inc. and Truchas Limited in the 1970s to search for uranium indications. We have acquired gamma drill log interpretation worksheets from work previously conducted by Pioneer-Uravan, Inc. In addition, drill hole location maps have been obtained from work conducted for Pioneer-Uravan, Inc. and Truchas Limited. Further assay reports on core samples from exploration drilling previously conducted by Pioneer-Uravan, Inc., as verified by that company's commissioned assay report, have also been obtained, as well as certain drill indicated uranium findings that provide the basis for preliminary mineralization information as previously conducted and defined in a Truchas Limited summary and report (1979). As at this date our Utah located claims contain no uranium reserves that we have independently verified, and require extensive exploration by us.

The following provides information relating to such claims and leases:
Property	Number of Claims or Leases Held	Gross Acres	Net Acres
Crain	1 lease	640.00	640
Montezuma Canyon	21 claims and 2 leases	5,002.23	5,002.23
Monument Canyon	2 leases	1,586.94	1,586.94

Wyoming

Our five Wyoming uranium mineral property areas total 17,278.29 acres. Wyoming led the nation's uranium production in 2006 with 4,100,000 pounds of U3O8.

The Granite Mountain Thrust ("GMT") property includes 4,686 acres of mining claims north of, and adjacent to, the Rio Tinto (Kennecott) uranium property, which has been drilled extensively since the 1960s by several entities. Our GMT property geology host rock is 2,000 to 3,000 feet thick in the early Eocene Age Battle Springs Formation - partly equivalent to the Wasatch and Wind River formations in other Wyoming Basins. We have assessed previous seismic exploration shot line data and confirmed Battle Springs Formation projections to the GMT area.  We plan to drill six uranium exploration drill holes during 2008. The property is situated approximately eight miles east of the Crooks Gap uranium mining district, which produced about 10,000,000 pounds of U3O8 from 1953 through 1982 by open pit mining.

The Burnt Wagon project, located 35 miles west of Casper, Wyoming, was acquired from NAMMCO (Kirkwood) in 2006. The 200 mining claims and 3 state leases total about 4,000 acres. Current staking work will not be complete until November 2007.  Previous operations defined shallow uranium mineralization in the Wind River formation of early Eocene age, at 50 to 200 foot depths, from 500 drill holes and 16,000 feet of electric logging data.

Situated in the Lower Eocene Wasatch formation of the southwest Powder River Basin, our Powder River Basin LO-Herma uranium property exploration data was acquired from H. Brenniman as a part of the Pioneer Nuclear, Inc., package in 2006.  The 305 mining claims total 5,948.76 acres and are contiguous to the Energy Metals Corp. (Uranium One) property.

Our North Shirley Basin area, "Mud Springs" project, is planned for approximately 16,000 feet of drilling on the 3,014.48 acre property in 2008, and we expect to acquire about 700 more acres by the staking of 34 mining claims.  The property, situated in North Shirley Basin, is located 30 miles south of Casper, along a U3O8 mineralized Wind River Formation trend northwest of the major Shirley Basin deposits mined in the 1960-70s.

Our DL, 1,275 acre, property is being reassessed by using Pioneer Nuclear, Inc., 1970 uranium exploration data from the H. Brenniman database.

We confirm that at the current date, our Wyoming located claims contain no uranium reserves and require extensive exploration by us.
Wyoming Property	Number of Claims or Leases Held	Gross Acres	Net Acres
Burnt Wagon	157 claims and 3 leases	4,768.47	4,768.47
DL Prospect	1 lease	1,274.98	1,274.98
East Poison Spyder	2 leases	1,280.00	1,280.00
Granite Mountain	236 claims	4,686.43	4,686.43
LO-Herma	305 claims	5,934.70	5,934.70
Mud Springs	120 claims and 1 lease	3,014.48	3,014.48

Exploration Work Programs

Our Vice President of Exploration, Clyde Yancey, a Certified Professional Geologist, based on historical data previously outlined and our own work product, has developed exploration programs unique to each state and claim block with the intent of proving or disproving the existence of uranium on these prospects. In order to carry out these exploration programs, approximately $7,500,000 over the next twelve months will be required, according to the exploration budget and schedule recommended by our Vice President of Exploration. The exploration programs will be conducted in two separate phases as described below. Additional capital for possible future uranium exploration property related acquisitions will be funded through additional offerings of debt and equity on an as required basis.

The total cost of expected Phase II exploration on all mineral properties contemplated at this time is equal to $2,000,000 inclusive of a contingency cost allowance. Additional costs for Phase II exploration work and for further lease and land acquisitions are expected to be funded by future financings from debt and equity sources.

Phase I Work Programs -New Mexico Utah, Arizona and Colorado

The Phase I work program that was proposed, was competed during 2007 through the first quarter of 2008, and formal exploration permits have been submitted in New Mexico (1), Utah (1) and Colorado (2). Also, drilling budgets have been developed for implementation during the second half of 2008. It is anticipated that an exploration permit will be developed for our company's leading Arizona project and submitted during the second half of 2008. The submittal of the exploration permits were based on intensive analysis of our company's claim blocks in the four states noted above.

During Phase I work programs on these particular mineral claims we reviewed and analyzed all historical exploration data available to us in our current possession, acquire additional acreage as available, obtain exploration permits through state and federal agencies and to probe existing drill holes with gamma probes, with a strategy that attempts to confirm historical drill results. Costs have been estimated at $14,500 per claim block.

Phase I Work Programs - South Texas Leases

Based on exploration databases acquired during 2006 and 2007 we were able to establish six separate lease positions within the South Texas uranium trend. Four of these lease positions are within Goliad County and would compliment our existing Goliad project. One of the positions was heavily drilled by Mobil Oil during the 1970s and 1980s. The three remaining Goliad County lease positions are highly encouraging prospects that we plan to drill during 2008 to prove or disprove the occurrence of uranium resources. The fifth lease position is within Duval County and falls within the Catahoula Formation, an historic uranium host formation of South Texas. The sixth lease position is with Karnes County and covers a property heavily drilled by Conoco Petroleum in the 1970s. As previously stated, these lease position were developed by the Company during 2006 from historic databases. Land acquisition costs for these five prospects total $381,000 excluding the value of any stock based expenditures, and drilling costs are approximated to be $562,000.

The exploration databases used to develop the lease positions described above were obtained during the acquisition of the Moore Energy information, the acquisition of the Knupke database, and the Kerr McGee database in Q1 of 2008. These databases consist primarily of numerous geophysical logs with corresponding maps, field reports and regional maps. The Moore Energy database was developed over a period of approximately 10 years and consists of a compilation of their exploration projects and prospects and is quite reliable. This database will be used to guide in the development of the Goliad Project and to develop additional projects and prospects. It is exclusively used by the Company. The Knupke database was developed by an individual over a period of approximately 20 years and consists of past project information, map and logs and potential prospects developed through analysis of regional geology. This database was used exclusively by the Company during 2006. The Kerr McGee database consists of geologic data specifically related to uranium exploration throughout the US, Canada and Australia. This database was developed over a period of nearly 30 years and is quite extensive.

During the Phase I work program geologic information pertinent to the six lease positions noted above will be gathered and analyzed by Company geologists in order to develop additional lease plays, setup drilling programs and develop exploration drilling permits.

Phase II Work Programs

The purpose of Phase I exploration work in the Colorado Plateau, Uravan mining district in Colorado and Utah, as well as the Grants uranium district in New Mexico, and the South Texas trend, on both claim blocks and leases, is chiefly to determine which areas require new drilling. The Phase II work programs will consist of focused exploratory drilling programs.

The total cost of Phase II exploration on all mineral properties contemplated at this time is equal to $2,000,000 including contingency cost allowance. Additional costs for Phase II exploration work and for further lease and land acquisitions are expected to be funded by future financings from debt and equity sources. We expect minimal effect on our ability to proceed with Phase II exploration should they be required in conjunction with further lease and land acquisitions as the amounts projected for Phase II exploration costs are not substantial in relation to budgeted total annual capital and operating expense expenditures. If, however, additional land and lease expenditures during the next twelve months create a lack of capital for Phase II exploration costs beyond that anticipated in relation to available capital, we may not be in a financial position to conduct Phase II exploration if required.

In all cases, results from Phase I of exploration on our properties will determine whether we proceed to Phase II of the exploration program or discontinue exploration on a particular property. Phase II costs, if any, will be incurred in the subsequent 12-month period, and would require additional financing.

We have acquired a second dual wheel truck on which we have installed logging equipment. We took delivery on a PFN assay tool for the logging truck in December of 2007. Total aggregate costs of approximately $294,000, net of taxes and applicable fees was budgeted for the aforementioned. A PFN logging truck now enables Company geologists to directly read uranium values in a borehole under "real time" conditions. A standard logging truck, running a gamma ray probe, reads all radioactive emitting elements in the hole and does not discriminate uranium. In the past a core sample would need to be collected and sent to a laboratory for analysis of uranium before a geologist would know the exact uranium concentration in a bore hole. A PFN logging truck provides this information in the field and saves considerable time and money. We received the PFN assay tool in December 2007 and delivery of the second logging truck in January 2008.

Our operational business plan calls for the acquisition of further uranium exploration properties in Arizona, Colorado, New Mexico, Texas, Utah and Wyoming. We have developed detailed exploration programs for each claim block area of interest based on historical data derived from past uranium exploration by other companies with a mandate to prove or disprove the existence of uranium resources.

Competition

We operate in a highly competitive industry, competing with other mining and exploration companies, and institutional and individual investors, which are actively seeking uranium minerals exploration properties throughout the world together with the equipment, labor and materials required to exploit such properties. Many of our competitors have financial resources, staff and facilities substantially greater than ours. The principal area of competition is encountered in the financial ability to cost effectively acquire prime minerals exploration prospects and then exploit such prospects. Competition for the acquisition of uranium minerals exploration properties is intense, with many properties available in a competitive bidding process in which we may lack technological information or expertise available to other bidders. Therefore, we may not be successful in acquiring, exploring and developing profitable properties in the face of this competition. No assurance can be given that a sufficient number of suitable uranium minerals exploration properties will be available for acquisition, exploration and development.

Minerals Exploration Regulation

Our minerals exploration activities are, or will be, subject to extensive laws and regulations governing prospecting, development, production, exports, taxes, labor standards, occupational health, waste disposal, protection and remediation of the environment, protection of endangered and protected species, mine safety, toxic substances and other matters. Minerals exploration is also subject to risks and liabilities associated with pollution of the environment and disposal of waste products occurring as a result of mineral exploration and production. Compliance with these laws and regulations may impose substantial costs on us and will subject us to significant potential liabilities. Changes in these regulations could require us to expend significant resources to comply with new laws or regulations or changes to current requirements and could have a material adverse effect on our business operations.

Exploration and production activities are subject to certain environmental regulations which may prevent or delay the commencement or continuance of our operations. In general, our exploration and production activities are subject to certain federal, state and local laws and regulations relating to environmental quality and pollution control. Such laws and regulations increase the costs of these activities and may prevent or delay the commencement or continuance of a given operation. Compliance with these laws and regulations has not had a material effect on our operations or financial condition to date. Specifically, we are subject to legislation regarding emissions into the environment, water discharges and storage and disposition of hazardous wastes. In addition, legislation has been enacted which requires well and facility sites to be abandoned and reclaimed to the satisfaction of state authorities. However, such laws and regulations are frequently changed and we are unable to predict the ultimate cost of compliance. Generally, environmental requirements do not appear to affect us any differently or to any greater or lesser extent than other companies in the industry and our current operations have not expanded to a point where either compliance or cost of compliance with environmental regulation is a significant issue for us. Costs have been incurred to date with respect to compliance with environmental laws, primarily relating to the posting of a performance bond, and costs are only expected to increase with the increasing scale and scope of exploration operations, especially with the advent of Phase II exploration costs.

Minerals exploration operations are subject to comprehensive regulation which may cause substantial delays or require capital outlays in excess of those anticipated causing an adverse effect on our business operations. Minerals exploration operations are subject to federal, state, and local laws relating to the protection of the environment, including laws regulating removal of natural resources from the ground and the discharge of materials into the environment. Minerals exploration operations are also subject to federal, state, and local laws and regulations which seek to maintain health and safety standards by regulating the design and use of drilling methods and equipment. Various permits from government bodies are required for drilling operations to be conducted; no assurance can be given that such permits will be received. Environmental standards imposed by federal, state, or local authorities may be changed and any such changes may have material adverse effects on our activities. Moreover, compliance with such laws may cause substantial delays or require capital outlays in excess of those anticipated, thus causing an adverse effect on us. Additionally, we may be subject to liability for pollution or other environmental damages which we may elect not to insure against due to prohibitive premium costs and other reasons. As of the date of this prospectus, other than with respect to the posting of a performance bond, we have not been required to spend material amounts on compliance with environmental regulations. However, we may be required to do so in future and this may affect our ability to expand or maintain our operations. Environmental regulation is discussed in further detail in the following section.

Environmental Regulation

Our activities will be subject to existing federal, state and local laws and regulations governing environmental quality and pollution control. Our operations will be subject to stringent environmental regulation by state and federal authorities including the Environmental Protection Agency ("EPA"). Such regulation can increase the cost of such activities. In most instances, the regulatory requirements relate to water and air pollution control measures.

Waste Disposal

The Resource Conservation and Recovery Act ("RCRA"), and comparable state statutes, affect minerals exploration and production activities by imposing regulations on the generation, transportation, treatment, storage, disposal and cleanup of "hazardous wastes" and on the disposal of non-hazardous wastes. Under the auspices of the EPA, the individual states administer some or all of the provisions of RCRA, sometimes in conjunction with their own, more stringent requirements.

CERCLA

The federal Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") imposes joint and several liability for costs of investigation and remediation and for natural resource damages, without regard to fault or the legality of the original conduct, on certain classes of persons with respect to the release into the environment of substances designated under CERCLA as hazardous substances ("Hazardous Substances"). These classes of persons or potentially responsible parties include the current and certain past owners and operators of a facility or property where there is or has been a release or threat of release of a Hazardous Substance and persons who disposed of or arranged for the disposal of the Hazardous Substances found at such a facility. CERCLA also authorizes the EPA and, in some cases, third parties to take actions in response to threats to the public health or the environment and to seek to recover the costs of such action. We may also in the future become an owner of facilities on which Hazardous Substances have been released by previous owners or operators. We may in the future be responsible under CERCLA for all or part of the costs to clean up facilities or property at which such substances have been released and for natural resource damages.

Air Emissions

Our operations are subject to local, state and federal regulations for the control of emissions of air pollution. Major sources of air pollutants are subject to more stringent, federally imposed permitting requirements. Administrative enforcement actions for failure to comply strictly with air pollution regulations or permits are generally resolved by payment of monetary fines and correction of any identified deficiencies. Alternatively, regulatory agencies could require us to forego construction, modification or operation of certain air emission sources.

Clean Water Act

The Clean Water Act ("CWA") imposes restrictions and strict controls regarding the discharge of wastes, including mineral processing wastes, into waters of the United States, a term broadly defined. Permits must be obtained to discharge pollutants into federal waters. The CWA provides for civil, criminal and administrative penalties for unauthorized discharges of hazardous substances and other pollutants. It imposes substantial potential liability for the costs of removal or remediation associated with discharges of oil or hazardous substances. State laws governing discharges to water also provide varying civil, criminal and administrative penalties and impose liabilities in the case of a discharge of petroleum or it derivatives, or other hazardous substances, into state waters. In addition, the EPA has promulgated regulations that may require us to obtain permits to discharge storm water runoff. In the event of an unauthorized discharge of wastes, we may be liable for penalties and costs. Management believes that we are in substantial compliance with current applicable environmental laws and regulations.

Research and Development Activities

No research and development expenditures have been incurred, either on our account or sponsored by customers for the past three years.

Employees

Amir Adnani is our President and Chief Executive Officer, Pat Obara is our Chief Financial Officer, and Harry Anthony is our Chief Operating Officer. These individuals are primarily responsible for all our day-to-day operations. Other services are provided by outsourcing and consultant and special purpose contracts. We currently employ approximately 40 persons on a full time basis and contract with approximately 13 individuals on a full time basis for ongoing services provided to the Company.

Properties

We own 15.19 acres of real estate located in Goliad county, Texas. Our registered office is located at 9801 Anderson Mill Road, Suite 230, Austin Texas 78750. We have entered into office rental and service agreements as follows:

(m)         we have a one year lease at $2,948 per month for our Texas corporate office at 9801 Anderson Mill Road, Suite 230, Austin, Texas 78750, which expired on April 30, 2008;

(n)         we have a one year lease at $450 per month for our Goliad project office at 104 East Franklin, Suite 142, Goliad, Texas 77963, which expires on June 1, 2008;

(o)         we have a one year lease at $1,500 per month for our Texas exploration office at 100 East Kleberg Street, Suite 210, Kingsville, Texas 78364, which expires on January 31, 2008;

(p)         we have a two year lease at $3,778 per month for our New Mexico exploration office at 6100 Indian School NE, Suite 225, Albuquerque, New Mexico 87110, which expires on March 1, 2010;

(q)         we have a two year lease at $946 per month for our Wyoming exploration office at 232 East 2nd Street, Suite 203, Casper, Wyoming 82601, which expires on May 31, 2009;

(r)         we have a two year lease at $1,154 per month for our Texas district office at 400 Mann Street, Suite 900, Corpus Christi, Texas 78401, which expires on July 31, 2009; and

(s)         we rent office space at 1111 West Hasting Street, Suite 320, Vancouver, B.C., Canada V6E 2J3, for our corporate administration office. There is no lease commitment and rent and expenses are paid on a month to month basis.

SELECTED FINANCIAL DATA

The following selected financial data has been derived from and should be read in conjunction with (i) our audited financial statements for the years ended December 31, 2006, 2005, 2004 and 2003, together with the notes to these financial statements, (ii) our restated audited financial statements for the seven-month period ended July 31, 2007, together with the notes to these financial statements, (iii) our interim unaudited financial statements for the nine-month periods ended April 30, 2008 and 2007, together with the notes to these financial statements and (iv) the sections of this prospectus entitled "Description of Business and Properties" and "Management's Discussion and Analysis of Financial Condition and Results of Operations".

On June 29, 2007, our board of directors approved the change of our fiscal year end from December 31 to July 31. On October 29, 2007, we filed a Transition Report on Form 10-KSB for the fiscal period ended July 31, 2007, as subsequently amended, with the SEC and commenced a new reporting period.

We were incorporated under the laws of the State of Nevada on May 16, 2003. During 2004, we changed our business operations focus from precious metals exploration in the State of Nevada to the exploration for economic reserves of uranium throughout the United States. Since then, we have been acquiring mineral property interests in the United States. In addition, we amended our audited financial statements for the fiscal period ended July 31, 2007 to include a note explaining a reclassification of mineral property acquisition costs from the years ended December 31, 2006, 2005 and 2004, which had no impact on the reported loss for these periods. Accordingly, the financial information presented below may not be comparable from period to period.

Balance Sheet Data
	As at April 30,	As at July 31,	As at December 31, (As Restated)
	2008	2007	2006	2005	2004	2003
Cash and cash equivalents	$2,654,677	$9,083,453	$13,581,377	$107,160	$406,270	$346
Working capital (deficiency)	2,419,585	9,593,649	13,460,648	(215,828)	371,469	24,486
Total assets	18,537,322	22,525,727	18,048,453	748,035	427,085	732
Total liabilities	825,945	379,157	532,043	323,288	36,414	24,864
Total stockholders' equity (deficit)	17,711,377	22,146,570	17,516,410	424,747	390,671	(24,132)

Statement of Operations Data
	Nine Months Ended April 30,		Seven Months Ended July 31,	Fiscal Year Ended December 31, (As Restated)
	2008	2007	2007	2006	2005	2004	2003
Revenues	$Nil	$Nil	$Nil	$Nil	$Nil	$Nil	$Nil
Expenses	14,460,579	11,217,440	8,571,200	12,078,099	1,377,432	109,322	24,132
Loss from operations	(14,460,579)	(11,217,440)	(8,571,200)	(12,078,099)	(1,377,432)	(109,322)	(24,132)
Net loss	(14,446,327)	(10,568,809)	(8,044,743)	(11,608,135)	(1,377,432)	(109,322)	(24,132)
Basic and diluted loss per share	(0.37)	(0.33)	(0.22)	(0.44)	(0.08)	(0.10)	-

Selected Quarterly Financial Data
	Quarter Ended (As Restated)
	March 31, 2007	June 30, 2007	October 31, 2007	January 31, 2008	April 30, 2008
Revenues	$Nil	$Nil	$Nil	$Nil	$Nil
Expenses	4,588,104	2,870,569	3,817,975	4,511,886	6,130,718
Loss from operations	(4,588,104)	(2,870,569)	(3,817,975)	(4,511,886)	(6,130,718)
Net loss	(4,431,298)	(2,733,060)	(3,767,357)	(4,538,601)	(6,140,369)
Basic and diluted loss per share	(0.13)	(0.07)	(0.10)	(0.12)	(0.15)

	Quarter Ended (As Restated)
	March 31, 2006	June 30, 2006	September 30, 2006	December 31, 2006
Revenues	$Nil	$Nil	$Nil	$Nil
Expenses	1,083,591	4,938,588	2,401,190	3,654,730
Loss from operations	(1,083,591)	(4,938,588)	(2,401,190)	(3,654,730)
Net loss	(1,083,591)	(4,925,416)	(1,994,660)	(3,604,468)
Basic and diluted loss per share	(0.05)	(0.19)	(0.07)	(0.11)

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with (i) our audited financial statements as at and for the years ended December 31, 2006, 2005 and 2004 and the related notes; (ii) our audited financial statements as at and for the seven-month period ended July 31, 2007 and the related notes, as restated; (iii) our unaudited interim financial statements for the nine-month periods ended April 30, 2008 and 2007 and the related notes; and (iv) the section of this prospectus entitled "Description of Business and Properties" that appear elsewhere in this prospectus. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed below and elsewhere in this prospectus, particularly in the section entitled "Risk Factors". Our financial statements are stated in United States Dollars and are prepared in accordance with United States Generally Accepted Accounting Principles.

In June 2007, we determined to change our fiscal year end from December 31 to July 31. Accordingly, on October 29, 2007, we filed a Transition Report on Form 10-KSB for the period year ended July 31, 2007, as subsequently amended, with the SEC and commenced a new reporting period.

We were incorporated under the laws of the State of Nevada on May 16, 2003. During 2004, we changed our business operations focus from precious metals exploration in the State of Nevada to the exploration for economic reserves of uranium throughout the United States. Since then, we have been acquiring mineral property interests in the United States. In addition, we restated our audited financial statements for the fiscal period ended July 31, 2007 and fiscal year ended December 31, 2006 to account for the re-evaluation of impairment analysis performed at each respective period and to correct for errors in recording database related transactions. Accordingly, the financial information presented below may not be comparable from period to period.

Plan of Operations

Our plan of operations for the next twelve months is to continue with the exploration of our mineral properties. Our planned geological exploration programs are described in detail in this prospectus under "Description of Business and Properties".

Our planned exploration expenditures for the next twelve months on our mineral properties, together with amounts due to maintain our interest in these claims, are summarized as follows:
Name of Property	Planned Exploration Expenditures	Amounts of Claims Maintenance Due	Amount of Property Payment Due	Total
Goliad	$813,511	$11,698	$Nil	$825,209

The following sets forth information relating to all fees and other payments required to be made by us in the next twelve months:
Mining Claims	Lease Maintenance Payments	Access Agreement Fees	Database Maintenance Fees
$500,000 (Holley Option Payment)	$Nil	$Nil	$Nil
$Nil (Cibola JV Payment)	$245,000 (Cibola JV Advance Royalty Payment)	$14,700 (Cibola JV Scholarship Contribution)	$Nil

In addition, we will incur general and administrative expenses throughout the year that we anticipate will consist primarily of professional fees for the audit and legal work relating to our regulatory filings throughout the year, as well as transfer agent fees, management fees, investor relations and general office expenses.

We had cash in the amount of $2,654,677 and a working capital surplus in the amount of $2,419,585 as of April 30, 2008. We anticipate that we will require an additional $7,500,000 to carry out our exploration programs and plan of operations for the next twelve months. We will require additional financing to pursue our plan of operations for the next 12 months, however, there can be no assurance that such financing will be available, on terms favorable to us or at all.

Beyond the next twelve months, we will be required to obtain additional financing in order to continue our plan of operations as we anticipate that we will not earn any revenues in the foreseeable future. We believe that debt financing will not be an alternative for funding additional phases of exploration as we do not have tangible assets to secure any debt financing. We anticipate that additional funding will be in the form of equity financing from the sale of our common stock. However, we do not have any financing arranged and we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund our exploration programs. In the absence of such financing, we will not be able to continue exploration of our mineral claims. Even if we are successful in obtaining equity financing to fund our exploration programs, there is no assurance that we will obtain the funding necessary to pursue any advanced exploration of our mineral claims following the completion of preliminary exploration. If we do not continue to obtain additional financing, we may be forced to abandon our properties and our plan of operations.

We may consider entering into a joint venture arrangement to provide the required funding to pursue drilling and advanced exploration of our mineral claims. Even if we determined to pursue a joint venture partner, there is no assurance that any third party would enter into a joint venture agreement with us in order to fund exploration of our mineral claims. If we entered into a joint venture arrangement, we would likely have to assign a percentage of our interest in our mineral claims to the joint venture partner.

Our exploration plans will be continually evaluated and modified as exploration results become available. Modifications to our plans will be based on many factors, including: results of exploration, assessment of data, weather conditions, exploration costs, the price of uranium and available capital. Further, the extent of our exploration programs that we undertake will be dependent upon the amount of financing available to us.

Results of Operations

We are an exploration stage company and have not generated any revenue to date. The following table sets forth selected financial information relating to our company for the periods indicated:
	Year Ended December 31, (As Restated)			Seven Months Ended July 31, 2007	Nine Months Ended April 30,
	2006	2005	2004
					2008	2007
Consulting fees	$708,555	$-	$-	$253,026	$412,107	$212,294
Consulting fees - stock based	4,665,967	684,088	-	704,058	503,304	1,852,386
Depreciation	56,872	-	-	84,140	273,865	59,993
General and administrative	2,496,900	136,739	12,009	2,246,054	3,980,742	1,863,620
Impairment loss on mineral properties	-	4,250	-	51,390	-	-
Interest and finance charges	-	-	-	116,396	25,642	-
Management fees	647,248	128,860	31,943	302,697	620,536	831,741
Management fees - stock based	923,253	-	-	1,774,500	2,019,250	2,372,753
Mineral property expenditures	1,832,662	349,891	38,264	2,485,501	5,084,304	3,016,252
Professional fees	315,564	73,684	27,106	317,225	512,383	341,110
Wages and benefits - stock based	431,078	-	-	236,213	1,028,446	667,291
Operating loss	(12,078,099)	(1,377,432)	(109,322)	(8,571,200)	(14,460,579)	(11,217,440)
Net loss	(11,608,135)	(1,377,432)	(109,322)	(8,044,743)	(14,446,327)	(10,568,809)

We have been funding our initial operations by way of private placements. We expect we will require additional capital to meet our long term operating requirements. We expect to raise additional capital through, among other things, the sale of equity or debt securities.

Nine Months Ended April 30, 2008 Compared to Nine Months Ended April 30, 2007

We are an exploration stage company and net production revenues during the nine months ended April 30, 2008 and 2007 were $Nil. Our net loss for the nine months ended April 30, 2008 was $14,446,327 compared to a net loss of $10,568,809 during the same period ended April 30, 2007.

Operating expenses incurred during the nine months ended April 30, 2008 increased to $14,460,579 from $11,217,440 over the same period ended April 30, 2007. The increase is primarily due to the expansion of current operations and the corresponding change in administration and exploration costs associated with the increased acquisition and development of our uranium properties and related infrastructure. Significant expenditures and changes are outlined as follows:

  Consulting fees increased to $412,107 during the nine months ended April 30, 2008 from $212,294 during the same period ended April 30, 2007 due primarily to increased reliance on third party service providers as we expand our operations.

  Consulting fees - stock based decreased to $503,304 during the nine months ended April 30, 2008 from $1,852,386 during the same period ended April 30, 2007. The current period expense consists of the fair value of option grants earned during the period, whereas the prior period consisted of the amortization of significant stock and warrant grants issued to consultants.

  Depreciation increased to $273,865 during the nine months ended April 30, 2008 from $59,993 during the same period ended April 30, 2007 due to significant investments in property, equipment and databases during the current period, the seven month period ended July 31, 2007, and the last half of the 2006 calendar year.

  General and administrative costs increased to $3,980,742 during the nine months ended April 30, 2008 from $1,863,620 during the same period ended April 30, 2007 due to the general expansion in operations and personnel in the current period as compared to the prior period, and more significant marketing activities in the current period.

  Interest and finance charges increased to $25,642 during the nine months ended April 30, 2008 from $Nil during the same period ended April 30, 2007 due to a current period expense realized on the issuance of warrants resulting from delays in an S-1 Registration Statement becoming effective.

  Management fees decreased to $620,536 during the nine months ended April 30, 2008 from $831,741 during the same period ended April 30, 2007 due primarily to year-end and retirement bonuses, and the inclusion of an additional officer in the prior year.

  Management fees - stock based decreased to $2,019,250 during the nine months ended April 30, 2008 from $2,372,753 during the same period ended April 30, 2007. The current and prior period expenses consists of the fair value of option grants earned during the period.

  Mineral property expenditures increased to $5,084,304 during the nine months ended April 30, 2008 from $3,016,252 during the same period ended April 30, 2007 due to the expansion of exploration activities over the prior period, primarily in the Goliad project.

  Professional fees increased to $512,383 during the nine months ended April 30, 2008 from $341,110 during the same period ended April 30, 2007 due primarily to increases in audit and review costs in addition to increases in counsel fees associated with the growth in our operations.

  Wages and benefits - stock based increased to $1,028,446 during the nine months ended April 30, 2008 from $667,291 during the same period ended April 30, 2007. The current and prior year expenses consists of the fair value of option grants earned during the period.

Interest and other income decreased to $157,410 during the nine months ended April 30, 2008 from $255,161 during the same period ended April 30, 2007 due to higher cash balances maintained during the prior period. A $34,168 gain on the sale of marketable securities was realized during the nine months ended April 30, 2008 from the sale of investments. There were no investment related transactions during the prior period ended April 30, 2007. During the nine months ended April 30, 2006 (as restated), we recorded a $363,757 gain on the sale of the Cadena database.

Deferred tax expense increased to $187,681 during the nine months ended April 30, 2008 from $Nil during the same period ended April 30, 2007. The deferred tax benefit is calculated on the estimated unrealized gain on available-for-sale securities in the current fiscal period which is reflected in other comprehensive income.

Our net loss during the nine months ended April 30, 2008 was $14,446,327 or ($0.37) per share, compared to a net loss of $10,568,809 or ($0.33) per share during the same period ended April 30, 2007. The weighted average number of shares outstanding was 38,709,387 for the nine months ended April 30, 2008 compared to 31,925,691 for the same period ended April 30, 2007.

Seven Months Ended July 31, 2007 Compared to Fiscal Year Ended December 31, 2006

We are an exploration stage company and net production revenues during the seven months ended July 31, 2007, and fiscal year ended December 31, 2006, were $Nil. Our restated net loss for the seven months ended July 31, 2007, was $8,044,743 compared to a restated net loss of $11,608,135 during fiscal year ended December 31, 2006.

Operating expenses incurred during the seven months ended July 31, 2007 (as restated), decreased to $8,571,200 from $12,078,099 incurred during the fiscal year ended December 31, 2006 (as restated). The decrease is primarily due to reduced consulting fees including stock based consulting charges, which is partially offset by the expansion of current operations and the corresponding change in exploration costs associated with the development of our uranium properties and related infrastructure. Significant expenditures and changes are outlined as follows:

(a)     Consulting fees decreased to $253,026 during the seven months ended July 31, 2007, from $708,555 during the fiscal year ended December 31, 2006, due primarily to the shorter reporting period and decreases in costs relating to investor relations from unrelated service providers;

(b)     Consulting fees - stock-based decreased to $704,058 during the seven months ended July 31, 2007, from $4,665,967 during the fiscal year ended December 31, 2006, due primarily to a reduction in the number of stock options issued as compensation to consultants during the current period;

(c)     Depreciation increased to $84,140 during the seven months ended July 31, 2007 (as restated), from $56,872 during the fiscal year ended December 31, 2006 (as restated), due to significant investments in property and equipment during the current fiscal period and the last half of the prior fiscal year;

(d)     General and administrative costs decreased to $2,246,054 during the seven months ended July 31, 2007, from $2,496,900 during the fiscal year ended December 31, 2006, due to the expansion in operations and personnel during the current fiscal period which is offset by the shorter reporting period;

(e)     Impairment loss on mineral properties increased to $51,390 during the seven months ended July 31, 2007 (as restated), from $Nil during the fiscal year ended December 31, 2006 (as restated). In the current period, acquisition costs for our Jebsen AB project were written down to $Nil following unfavorable results from the exploration program;

(f)     Interest and finance charges increased to $116,396 during the seven months ended July 31, 2007, from $Nil during the fiscal year ended December 31, 2006, due to a current period expense realized on the issuance of warrants resulting from delays in an SB-2 Registration Statement becoming effective;

(g)     Management fees decreased to $302,697 during the seven months ended July 31, 2007, from $647,248 during the fiscal year ended December 31, 2006, due primarily to bonuses paid in the prior year and the shorter reporting period;

(h)     Management fees - stock-based increased to $1,774,500 during the seven months ended July 31, 2007, from $923,253 during the fiscal year ended December 31, 2006, due to the higher valuation of options issued as compensation to management during the current period;

(i)     Mineral property expenditures increased to $2,485,501 during the seven months ended July 31, 2007 (as restated), from $1,832,662 during the fiscal year ended December 31, 2006 (as restated), due to the expansion of exploration activities over the prior period, where exploration was carried out primarily in the later stages of the year;

(j)     Professional fees increased to $317,347 during the seven months ended July 31, 2007, from $315,564 during the fiscal year ended December 31, 2006, due primarily to increases in audit and review costs in addition to increases in counsel fees associated with the growth in the Company's operations, which are offset by the shorter reporting period; and

(k)     Wages and benefits - stock-based decreased to $236,213 during the seven months ended July 31, 2007, from $431,078 during the fiscal year ended December 31, 2006, due primarily to a reduction in the number of options issued as compensation to employees during the current period.

Of the $8,571,200 incurred as operating expenses during the seven months ended July 31, 2007 (as restated), an aggregate of $302,697 was incurred payable to certain officers and directors in management and consulting fees. Of the $302,697: (i) we incurred to our President and Chief Executive Officer an aggregate of $88,750 in connection with performance of managerial, administrative and business development services; (ii) we incurred to our Chief Operating Officer an aggregate of $93,750 in connection with performance of managerial and operational services; and (iii) we incurred to our Chief Financial Officer an aggregate of $51,707 in connection with performance of administrative and financial services. As of the date of this Annual Report there were no amounts due and owing to our directors and officers. We also paid $20,745 in consulting fees and $11,980 in media and website development and hosting fees to private companies controlled by direct family members of two directors.

Interest and other income increased to $331,286 during the seven months ended July 31, 2007, from $106,207 during the fiscal year ended December 31, 2006, due to significantly higher cash balances maintained throughout the current period. During the fiscal year ended December 31, 2006 (as restated), we recorded a $363,757 gain on the sale of the Cadena database.

Deferred tax benefit increased to $195,171 during the seven months ended July 31, 2007 from $Nil during the fiscal year ended December 31, 2006. The deferred tax benefit is calculated on the estimated unrealized gain on available-for-sale securities in the current fiscal period which is reflected in other comprehensive income.

Our net loss during the seven months ended July 31, 2007 (as restated), was $8,044,743 or ($0.22) per share, compared to a net loss of $11,608,135 or ($0.44) per share during the fiscal year ended December 31, 2006 (as restated). The weighted average number of shares outstanding was 36,389,384 for the seven months ended July 31, 2007, compared to 26,342,512 for the fiscal year ended December 31, 2006.

Year Ended December 31, 2006 Compared to Year Ended December 31, 2005

Our restated net loss for fiscal year ended December 31, 2006 was approximately $11,608,135 compared to a restated net loss of $1,377,432 during fiscal year ended December 31, 2005. During fiscal years ended December 31, 2006 and 2005, we did not generate any revenue.

During fiscal year ended December 31, 2006 (as restated), we incurred expenses of approximately $12,078,099 compared to $1,377,432 incurred during fiscal year ended December 31, 2005 (as restated). These operating expenses incurred during fiscal year ended December 31, 2006 (as restated) consisted of: (i) mineral property expenditures of $1,832,662 (2005: $349,891), (ii) general and administrative expenses of $2,496,900 (2005: $136,739); (iii) management fees of $647,248 (2005: $128,860); (iv) professional fees of $315,564 (2005: $73,684); (v) management fees - stock-based relating to the valuation of stock options granted to our officers and directors of $923,253 (2005: $Nil); (vi) consulting fees of $708,555 (2005: $Nil); (vii) wages and benefits - stock-based relating to the valuation of stock options granted to our employees of $431,078 (2005: $Nil); (vii) consulting fees - stock based relating to the valuation of stock options granted to our consultants of $4,665,967 (2005: $684,008); and (viii) depreciation in the amount of $56,872 (2005 $Nil).

Operating expenses incurred during fiscal year ended December 31, 2006 (as restated) increased primarily due to the increase in exploration costs associated with the increased acquisition and exploration of our uranium properties and related infrastructure. General and administrative expenses incurred during fiscal year ended December 31, 2006 (as restated) primarily increased due to expenditures relating to corporate marketing and increased business operations pertaining to the increased number of uranium properties acquired. General and administrative expenses generally include corporate overhead, financial and administrative contracted services, marketing, and consulting costs. Stock based compensation relating to management fees, consulting fees and wages and benefits incurred during fiscal year ended December 31, 2006 (as restated) substantially increased due to the recording of the non-cash expense of $4,665,967, $923,253 and $431,078, respectively, in connection with the grant of stock options to our officers/directors, employees and consultants.

Of the $12,078,099 incurred as operating expenses during fiscal year ended December 31, 2006 (as restated), an aggregate of $216,680 was incurred payable to International Market Trend ("IMT") for amounts due and owing for operational, administrative and financial services rendered during fiscal year ended December 31, 2006. On December 1, 2005, we entered into a financial consulting agreement with IMT (the "Consulting Agreement"). In accordance with the terms and provisions of the Consulting Agreement: (i) we pay to IMT $10,000 monthly for services rendered by IMT; and (ii) we granted to IMT and/or its designates 1,300,000 Stock options exercisable at $0.50 per share.

Of the $12,078,099 incurred as operating expenses during fiscal year ended December 31, 2006 (as restated), an aggregate of $647,248 was incurred payable to certain officers and directors in management and consulting fees. Of the $647,248: (i) we incurred to our President/Chief Executive Officer an aggregate of $130,000 in connection with performance of managerial, administrative and business development services and an additional $130,000 as bonus; (ii) we incurred to our Chief Operating Officer an aggregate of $137,143 in connection with performance of managerial and operational services; (iii) we incurred to our Chief Exploration Officer an aggregate of $182,000 in connection with performance of exploration related services; and (iv) we incurred to our Chief Financial Officer an aggregate of $37,019 in connection with performance of administrative and financial services. As at December 31, 2006, there were no amounts due and owing to our directors and officers with the exception of the bonuses in the amounts of $225,581 due and owing to our President/Chief Executive Officer, Chief Operating Officer, Chief Exploration Officer and Chief Financial Officer. We also paid an aggregate $10,224 to a private company of which Amir Adnani, our President/Chief Executive Officer, was a director for marketing and media services rendered on our behalf.

Operating expenses incurred during fiscal year ended December 31, 2006 (as restated) were offset by income aggregating $106,207 consisting of $76,494 in interest income and $29,713 in other income from proceeds received for consulting services provided, in addition to a $363,757 gain on the sale of assets, resulting in a net loss of $11,608,135. Operating expenses incurred during fiscal year ended December 31, 2005 (as restated) were not offset by any income resulting in a net loss of $1,377,432.

Our net loss during fiscal year ended December 31, 2006 (as restated) was $11,608,135 or ($0.44) per share compared to a net loss of $1,377,432 or ($0.08) per share during fiscal year ended December 31, 2005 (as restated). The weighted average number of shares outstanding was 26,342,512 for fiscal year ended December 31, 2006 compared to 17,298,582 for fiscal year ended December 31, 2005.

Year Ended December 31, 2005 Compared to Year Ended December 31, 2004

Our net losses during fiscal year ended December 31, 2005 (as restated) were approximately $1,377,432 compared to a net loss of $109,322 for fiscal year ended December 31, 2004 (as restated). During fiscal years ended December 31, 2005 and 2004, we did not generate any revenue from operations.

During fiscal year ended December 31, 2005 (as restated), we incurred expenses of approximately $1,377,432 compared to expenses of $109,322 during fiscal year ended December 31, 2004 (as restated). These operating expenses consisted of: (i)$349,891 (2004: $38,264) in exploration costs; (ii) $136,739 (2004: $12,009) as general and administrative expenses; (iii) $128,860 (2004: $31,943) in management fees; (iv) $73,684 (2004: 27,106) in professional fees; and (v) $684,008 (2004: $Nil) in stock-based compensation relating to the valuation of Stock Options granted to our officers, directors and consultants. General and administrative expenses generally include corporate overhead, financial and administrative contracted services, marketing, and consulting costs.

Operating expenses incurred during fiscal year ended December 31, 2005 (as restated) increased primarily due to the increase in exploration costs associated with the increased acquisition and development of our uranium properties. General and administrative expenses increased during fiscal year ended December 31, 2005 (as restated) increased primarily relating to corporate marketing. Stock based compensation increased due to the recording of the non-cash expense of $684,008 in connection with the grant of the Stock Options.

On December 1, 2005, we entered into a financial consulting agreement with IMT (the "Consulting Agreement"). The term of the Consulting Agreement is for twelve months, effective January 1, 2006. In accordance with the terms and provisions of the Consulting Agreement: (i) we will pay to IMT $10,000 monthly for services rendered by IMT; and (ii) we granted to IMT and/or its designates 1,300,000 Stock Options exercisable at $0.50 per share.

Our net loss during fiscal year ended December 31, 2005 (as restated) was $1,377,432 or ($0.08) per share compared to a net loss of $109,322 or ($0.10) per share for fiscal year ended December 31, 2004 (as restated). The weighted average number of shares outstanding was 17,298,582 at December 31, 2005 compared to 1,070,596 at December 31, 2004.

Liquidity and Capital Resources
	As at December 31, 2006	As at July 31, 2007	As at April 30, 2008
Cash and cash equivalents	$13,581,377	$9,083,453	$2,654,677
Working capital	13,460,648	9,593,649	2,419,585
Total assets	18,048,453	22,525,727	18,537,322
Total liabilities	532,043	379,157	825,945
Stockholders' equity	17,516,410	22,146,570	17,711,377

Cash Flows from Operating Activities

We have not generated positive cash flows from operating activities. Net cash used in operating activities during the nine months ended April 30, 2008 was $10,139,312 compared to $6,177,793 during the same period ending April 30, 2007. Significant operating expenditures during the current period included mineral property expenditures, and general and administrative costs.

For the seven months ended July 31, 2007 (as restated), net cash flows used in operating activities were $5,328,362, compared to $5,603,482 in the year ended December 31, 2006 (as restated). Net cash flows used in operating activities were adjusted by $2,714,771 to reconcile the non-cash expense of stock based compensation.

For fiscal year ended December 31, 2006 (as restated), net cash flows used in operating activities was $5,603,482. Net cash flows used in operating activities was adjusted by $6,020,298 to reconcile the non-cash expense of stock options granted.

For fiscal year ended December 31, 2005 (as restated), net cash flow used in operating activities was $400,987, consisting primarily of a net loss of $1,377,432. The change in net cash flows used in operating activities during fiscal year ended December 31, 2006 from fiscal year ended December 31, 2005 related primarily to the increase in the non-cash expense of stock options granted of $6,020,298 (2005: $684,008). In fiscal year ended December 31, 2006, an increase in accounts payable provided cash of $192,006 compared to $85,601 in fiscal year ended December 31, 2005.

Cash Flows from Investing Activities

Net cash used in investing activities during the nine months ended April 30, 2008 was $2,980,967 compared to $2,902,265 in the same period ending April 30, 2007. Significant investing expenditures during the current period included mineral property acquisitions, including a $980,000 payment related to the Cibola Resources LLC agreement, a $500,000 payment for the Tronox database acquisition, payments totaling $200,000 relating to the F-33 agreement, and $757,647 in purchases of equipment.

For the seven months ended July 31, 2007 (as restated), net cash flows used in investing activities were $2,882,481, compared to $835,050 for the year ended December 31, 2006 (as restated), consisting primarily of the acquisition of mineral rights and properties.

For fiscal year ended December 31, 2006 (as restated), net cash flows used in investing activities was $835,050 consisting primarily of minerals rights and properties acquisitions of $548,852, the purchase of equipment of $224,740 (2005 $Nil) and restricted cash deposits of $136,458 (2005: $Nil).

For fiscal year ended December 31, 2005 (as restated), net cash flows used in investing activities was $350,623 consisting primarily of minerals rights and properties acquisitions.

Cash Flows from Financing Activities

Net cash provided by financing activities during the nine months ended April 30, 2008 was $6,691,503 compared to $17,213,656 during the same period ending April 30, 2007. During the current period, we received net proceeds of $6,582,685 primarily from the sale our common stock pursuant to private placements.

For the seven months ended July 31, 2007 (as restated), net cash flows from financing activities were $3,712,919, compared to $19,912,749 in the year ended December 31, 2006 (as restated), pertaining primarily to proceeds received from the sale of our common stock.

For fiscal year ended December 31, 2006 (as restated), net cash flows from financing activities was $19,912,749 compared to $452,500 for fiscal year ended December 31, 2005 (as restated), pertaining primarily to proceeds received from the sale of our common stock and offset by payment of financing charges of $329,700.

We expect that working capital requirements will continue to be funded through a combination of our existing funds and further issuances of securities. Our working capital requirements are expected to increase in line with the growth of our business.

Plan of Operation and Funding

Our existing working capital is not expected to be adequate to fund our operations over the next twelve months. We have no lines of credit or other bank financing arrangements. Generally, we have financed operations to date through the proceeds of the private placement of equity and debt instruments. In connection with our business plan, management anticipates additional increases in operating expenses and capital expenditures relating to: (i) uranium exploration operating activities; (ii) possible future reserve definition; (iii) possible future mining initiatives on current and future properties; and (iv) future possible property acquisitions. We intend to finance these expenses with further issuances of securities, and debt issuances. We expect we will need to raise additional capital to meet long-term operating requirements. Additional issuances of equity or convertible debt securities will result in dilution to our current shareholders. Further, such securities might have rights, preferences or privileges senior to our common stock. Additional financing may not be available upon acceptable terms, or at all. If adequate funds are not available or are not available on acceptable terms, we may not be able to take advantage of prospective new business endeavors or opportunities, which could significantly and materially restrict our business operations.

Going Concern

The Company commenced operations on May 16, 2003 and has not realized any significant revenues since inception. As at April 30, 2008, the Company has working capital of $2,419,585 and an accumulated deficit of $35,610,091. Existing cash resources are currently not expected to provide sufficient funds through the upcoming year, the capital expenditures required to achieve planned principal operations may be substantial. The continuation of the Company as a going concern is dependent upon the ability of the Company to obtain necessary financing to continue operations. The Company is in the exploration stage of its mineral property development and to date has not yet established any proven mineral reserves on its existing properties. The continued operations of the Company and the recoverability of the carrying value of its assets is ultimately dependent upon the ability of the Company to achieve profitable operations. To date, the Company has completed private placements and received funding through the exercise of stock options and share purchase warrants for net proceeds of $31,496,699 from the issuance of shares of the Company's common stock.

Material Commitments

On February 1, 2007, we entered into a financial consulting agreement with Epoch Financial Group, Inc. ("Epoch") for a twelve month term (the "Epoch Financial Consulting Agreement"). In accordance with the terms and provisions of the Epoch Financial Consulting Agreement: (i) Epoch will disseminate our news releases, investor packages, research reports and corporate and industry sector materials; ii) Epoch will promote investor awareness to the investment community; (iii) Epoch will arrange meetings with industry sector analysts, stock brokers and portfolio managers; and (iv) we will pay Epoch a monthly fee of $6,500 and issue to Epoch an aggregate of 2,500 restricted common shares per month.

On March 28, 2007, we entered into the Holley Option granting us the option to acquire certain mineral property leases, which are located in the States of Colorado, New Mexico, and Utah, together with certain historical database records for total consideration of $1,594,690. Under the terms of the Holley Option, and in order to maintain our option to acquire the assets, we are required to make the following option price payments totaling $1,500,000 to the order and direction of the Holley Option holders in the following manner:

(a)        an initial payment of $25,000 on the execution date (paid);

(b)        a payment of $100,000 on March 28, 2007 (paid);

(c)        a payment of $475,000 on or before April 27, 2007 (paid);

(d)        a further payment of $500,000 on or before April 27, 2008 (paid);

(e)        a final payment of $400,000 on or before April 27, 2009.

Upon execution of the Holley Option, we also reimbursed the Holley Option holders approximately $95,000 for prior regulatory property payments having been made to the New Mexico Bureau of Land Management. In addition, we will be required to pay a royalty of 2% or 3% of the gross proceeds received from the sale of any Uranium or Vanadium produced in relation to any mineral claim covered under the Holley Option and, at any time during the option period or thereafter, we may elect to purchase the royalty interest at a base cost of $300,000 for each 1% royalty interest it wishes to acquire.

On April 6, 2007 the Company entered into a twelve month consulting services agreement valued at $10,000 per month. The consultant will provide representation before the executive and legislative branches of the federal government and state governments in addition to providing consulting services on political matters. As of December 1, 2007 our monthly fee paid to the consultant has been reduced to $5,000 per month.

On April 27, 2007, we entered into a joint venture (the "Joint Venture") with Neutron Energy Inc., a Wyoming corporation ("NEI") in connection with exploration of property covering 6,717 acres located in Cibola County, New Mexico (the "Property") for uranium resources. In connection with the Joint Venture, Cibola Resources LLC, a Delaware limited liability company ("Cibola"), was formed for purposes of undertaking exploration activities contemplated by the Joint Venture.

On April 6, 2007, NEI and La Merced del Pueblo de Cebolleta, a private entity that has authority over the natural resources of the Property ("Cebolleta"), entered into a mining lease agreement (the "Mining Lease Agreement"), pursuant to which NEI acquired the mining lease to the Property from Cebolleta (the "Lease") for cash payments of $3,000,000. As of June 30, 2007, we have reimbursed NEI an aggregate of $1,470,000. As a result, we have a 49% equity interest in Cibola and NEI has a 51% equity interest in Cibola, respectively. NEI contributed the Lease to Cibola Resources LLC.

Under terms of a Letter Agreement (the "Letter Agreement") between Cebolleta and NEI, further payments to the order and direction of Cebolleta are required as follows:

(a)         $2,000,000 six months from the effective date of the Letter Agreement (paid $980,000, being the Company's portion);

(b)         $500,000 representing an advanced royalty, every 12 months from the effective date of the Letter Agreement until uranium production begins (to be deducted from any royalties paid in that same year);

(c)         $1.00 per pound upon an independent mining engineering firm's completion of a feasibility study, and all prior payments made to Cebolleta will be credited to the recoverable reserve payment;

(d)         4.50% to 8.00% production royalty payments depending upon the uranium sale price; and

(e)         $30,000 per year towards a scholarship fund.

We are required to contribute 49% of the aforementioned payments in order to retain our interest in the Joint Venture. Through the date of this Quarterly Report, the Company has paid $2,486,750 in acquisition costs and an additional $119,137 in exploration costs on behalf of Cibola for a cumulative contribution of $2,569,137.

On September 6, 2007 we entered into an agreement for media distribution services valued at approximately $270,000. Under the terms of the agreement, we paid a retainer of $100,000, with the balance of the agreement due upon completion of the services.

On November 1, 2007 we entered into a binding letter Agreement to Purchase Assets with Melvin O. Stairs, Jr. ("Mr. Stairs"), for a mineral exploration claim and related database information located in Maricopa County, Arizona. Under the terms of the agreement, the Company will pay total consideration of $1,200,000 including i) a $10,000 deposit upon execution (paid), ii) installments of $95,000 cash on January 10, 2008 (paid) and August 15, 2008, and iii) installments totaling $100,000 on January 10 and August 15 of each year for the period from January 10, 2009 through August 15, 2013. Additionally, the Company has granted the seller security interest on the acquired assets until the agreement is paid in full.

On November 13, 2007, we entered into an agreement to acquire certain mineral property leases located in Cibola County, New Mexico for total consideration of $400,000. Under the terms of the agreement, we paid an initial deposit of $100,000 upon closing with the remaining balance due in three installments of $100,000 due on March 31, 2008 (paid), December 31, 2008, and December 31, 2009. At our option, the final two installments may be paid in stock, based on the average trading price of our common stock over the 10 days immediately preceding the due date.

We are committed to pay our key executives a total of approximately $610,000 per year for management services.

We are currently leasing office premises in New Mexico, Texas, and Wyoming for monthly payments totaling $10,882. All office lease agreements having a maximum term of no more than three years.

The following sets forth our contractual obligations in tabular form as at April 30, 2008:
Contractual Obligations	Payments due by period
	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years
Capital Lease Obligations	$Nil	$Nil	$Nil	$Nil	$Nil
Operating Leases	$133,146	$88,488	$44,658	$Nil	$Nil
Purchase Obligations	$4,472,000	$1,244,400	$1,109,400	$979,400	$1,138,800
Other Long-Term Liabilities	$351,305	$291,983	$59,322	$Nil	$Nil
Reflected on the Registrant's Balance Sheet under GAAP	$Nil	$Nil	$Nil	$Nil	$Nil
Total	$4,956,451	$1,624,871	$1,213,380	$979,400	$1,138,800

Purchase of Significant Equipment

We currently do not plan to acquire any significant equipment in fiscal 2008.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Critical Accounting Policies

Our financial statements and accompanying notes have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis. The preparation of financial statements in conformity with US generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

We regularly evaluate the accounting policies and estimates that we use to prepare our financial statements. In general, management's estimates are based on historical experience, on information from third party professionals, and on various other assumptions that are believed to be reasonable under the facts and circumstances. Actual results could differ from those estimates made by management.

Mineral Property Costs

We are primarily engaged in the acquisition, exploration and development of mineral properties.

Mineral property acquisition costs are initially capitalized when incurred in accordance with EITF 04-2, "Whether Mineral Rights are Tangible or Intangible Assets". At the end of each fiscal quarter end, the Company assesses the carrying costs for impairment under SFAS 144, "Accounting for Impairment or Disposal of Long Lived Assets". If proven and probable reserves are established for a property and it has been determined that a mineral property can be economically developed, costs will be amortized using the units-of-production method over the estimated life of the probable reserve.

Mineral property exploration costs are expensed as incurred.

Estimated future removal and site restoration costs, when determinable are provided over the life of proven reserves on a units-of-production basis. Costs, which include production equipment removal and environmental remediation, are estimated each period by management based on current regulations, actual expenses incurred, and technology and industry standards. Any charge is included in exploration expense or the provision for depletion and depreciation during the period and the actual restoration expenditures are charged to the accumulated provision amounts as incurred.

As of the date of this prospectus, we have not established any proven or probable reserves on its mineral properties and incurred only acquisition and exploration costs.

Databases

Costs related to internally developed databases are expensed as incurred. Costs of acquired mineral property databases are capitalized upon acquisition. Mineral property data bases are tested for impairment whenever events or changes indicate the carrying value amount may not be recoverable. An impairment loss is recognized if it is determined that the carrying amount is not recoverable and exceeds fair value. Mineral property databases are amortized over five years using the straight-line method.

Restoration and remediation costs (Asset Retirement Obligations)

Various federal and state mining laws and regulations require us to reclaim the surface areas and restore underground water quality for its mine projects to the pre-existing mine area average quality after the completion of mining. In August 2001, the FASB issued Statement of Financial Accounting Standards ("SFAS") No. 143, "Accounting for Asset Retirement Obligations," which established a uniform methodology for accounting for estimated reclamation and abandonment costs.

In March 2005, the FASB issued Interpretation 47 ("FIN 47"), "Accounting for Conditional Asset Retirement Obligations"--an interpretation of FASB No. 143. FIN 47 clarifies that the term "conditional asset retirement obligation" as used in SFAS No. 143 refers to a legal obligation to perform an asset retirement activity in which the timing and/or method of settlement are conditional on a future event that may or may not be within the control of the entity. The obligation to perform the asset retirement activity is unconditional even though uncertainty exists about the timing and/or method of settlement. FIN 47 requires a liability to be recognized for the fair value of a conditional asset retirement obligation if the fair value of the liability can be reasonably estimated.

Future reclamation and remediation costs are accrued based on management's best estimate at the end of each period of the costs expected to be incurred at each project. Such estimates would be determined by our engineering studies calculating the cost of future of surface and groundwater activities.

Impairment of Long-Lived Assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Recoverability of these assets is measured by comparison of its carrying amount to future undiscounted cash flows the assets are expected to generate.

Financial Instruments

The fair values of cash and cash equivalents, restricted cash, other current monetary assets, accounts payable and accrued liabilities were estimated to approximate their carrying values due to the immediate or short-term maturity of these financial instruments. Our operations and financing activities are conducted primarily in United States dollars, and as a result we are not subject to significant exposure to market risks from changes in foreign currency rates. Management has determined that we are not exposed to significant credit risk.

Stock-Based Compensation

On January 1, 2006, the we adopted SFAS No. 123 (revised 2004) (SFAS No. 123R), Share-Based Payment, which addresses the accounting for stock-based payment transactions in which an enterprise receives employee services in exchange for (a) equity instruments of the enterprise or (b) liabilities that are based on the fair value of the enterprise's equity instruments or that may be settled by the issuance of such equity instruments. In January 2005, the SEC issued Staff Accounting Bulletin (SAB) No. 107, which provides supplemental implementation guidance for SFAS No. 123R. SFAS No. 123R eliminates the ability to account for stock-based compensation transactions using the intrinsic value method under Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and instead generally requires that such transactions be accounted for using a fair-value-based method. We use the Black-Scholes-Merton ("BSM") option-pricing model to determine the fair-value of stock-based awards under SFAS No. 123R, consistent with that used for pro forma disclosures under SFAS No. 123, Accounting for Stock-Based Compensation. We have elected the modified prospective transition method as permitted by SFAS No. 123R and, accordingly, prior periods have not been restated to reflect the impact of SFAS No. 123R. The modified prospective transition method requires that stock-based compensation expense be recorded for all new and unvested stock options, restricted stock, restricted stock units, and employee stock purchase plan shares that are ultimately expected to vest as the requisite service is rendered beginning on January 1, 2006 the first day of our 2006 fiscal year. Stock-based compensation expense for awards granted prior to January 1, 2006 is based on the grant date fair-value as determined under the pro forma provisions of SFAS No. 123.

Prior to the adoption of SFAS No. 123R, we measured compensation expense for its employee stock-based compensation plans using the intrinsic value method prescribed by APB Opinion No. 25. We applied the disclosure provisions of SFAS No. 123 as amended by SFAS No. 148, Accounting for Stock-Based Compensation - Transition and Disclosure, as if the fair-value-based method had been applied in measuring compensation expense. Under APB Opinion No. 25, when the exercise price of our employee stock options was equal to the market price of the underlying stock on the date of the grant, no compensation expense was recognized.

Recent Accounting Pronouncements

In July 2006, FASB issued Interpretation No. 48. This interpretation clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements in accordance with SFAS Statement No. 109, "Accounting for Income Taxes" ("FIN 48"). This Interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. This Interpretation also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. The Company adopted FIN 48 as of January 1, 2007. The adoption of FIN 48 did not have an impact on the Company's financial statements during the current period.

In September 2006, FASB issued SFAS No. 157, "Fair Value Measurements" ("SFAS 157"). The objective of SFAS 157 is to increase consistency and comparability in fair value measurements and to expand disclosures about fair value measurements. SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS 157 applies under other accounting pronouncements that require or permit fair value measurements and does not require any new fair value measurements. The provisions of SFAS 157 are effective for fair value measurements made in fiscal years beginning after November 15, 2007. The Company is currently assessing the impact of SFAS 157 on its financial position and results of operations.

In February 2007, the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities". This Statement permits entities to choose to measure many financial assets and financial liabilities at fair value. Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. The Company is currently assessing the impact of SFAS No. 159 on its financial position and results of operations.

In February 2008, the FASB released FSP No. FAS 157-2. FSP No. FAS 157-2 defers the effective date of SFAS 157 for one year for nonfinancial assets and nonfinancial liabilities that are recognized or disclosed at fair value in the financial statements on a nonrecurring basis. It does not defer recognition and disclosure requirements for financial assets and financial liabilities, or for nonfinancial assets and nonfinancial liabilities that are remeasured at least annually.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

We are subject to risks related to foreign currency exchange rate fluctuations. However, they have not had a material impact on our results of operations to date.

Our functional currency is the United States dollar. However, a significant portion of our business is transacted in other currencies (the Canadian dollar). As a result, we are subject to exposure from movements in foreign currency exchange rates. We do not use derivative financial instruments for speculative trading purposes, nor do we hedge our foreign currency exposure to manage our foreign currency fluctuation risk.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions

During the nine months ended April 30, 2008, the Company had transactions with certain officers and directors of the Company as follows:

(a)         incurred $620,536 in management fees ($219,490 to Amir Adnani, $212,427 to Harry Anthony, $108,216 to Pat Obara, $47,520 to Alan Lindsay, $15,692 to Erik Essiger, $10,166 to Ivan Obolensky, and $7,025 to Vincent Della Volpe) and recorded $2,019,250 in stock based compensation for the fair value of options granted to directors and officers during the period ($407,500 to Amir Adnani, $407,500 to Harry Anthony, $407,500 to Alan Lindsay, $348,500 to Vincent Della Volpe, $203,750 to Pat Obara, $163,000 to Ivan Obolensky, and $81,500 to Erik Essiger);

(b)         incurred $10,320 in general and administrative costs to be reimbursed by companies controlled by direct family members of current officer and a current director (Mr. Alan Lindsay); and

(c)         incurred $66,412 in consulting fees and $67,175 in general and administrative costs, including $25,528 in rental charges and $16,615 in media and website development fees, paid to companies controlled by a direct family member of a current officer (Mr. Amir Adnani).

During the seven months ended July 31, 2007, we had transactions with certain officers and directors as follows:

(a)         incurred $302,697 in management fees ($88,750 to Amir Adnani, $93,750 to Harry Anthony, $58,950 to Randall Reneau, $51,707 to Pat Obara, and $9,540 to Alan Lindsay) and recorded an additional $1,774,500 in stock based compensation expense ($616,500 to Amir Adnani, $616,500 to Harry Anthony, $473,000 to Ivan Obolensky, and $68,500 to Pat Obara);

(b)         incurred $20,745 in consulting fees paid to a company controlled by a direct family member of a current director (Mr. Alan Lindsay);

(c)         incurred $11,980 in media and website development fees paid to a company controlled by a direct family member of a current officer (Mr. Amir Adnani);

(d)         paid management bonuses of $225,581 accrued in the prior fiscal year ($130,000 to Amir Adnani, $25,000 to Harry Anthony, $62,000 to Randall Reneau, and $8,581 to Pat Obara).

All related party transactions involving provision of services or tangible assets were recorded at the exchange amount, which is the value established and agreed to by the related parties reflecting arms length consideration payable for similar services or transfers.

On December 16, 2005, the Company issued 750,000, 750,000 and 450,000 shares of restricted common stock at a price of $0.333 per share for a value of $650,000 to three members of management, Amir Adnani, Randall Reneau and Leonard Garcia, respectively, as per their management agreements with the Company.

On December 20, 2005, 400,000, 200,000, 200,000, 135,000, 135,000, 50,000, and 50,000 pre-split stock options were granted at $0.50 per share to each of Alan Lindsay, Johnathan Lindsay, Grant Atkins, Amir Adnani, Randall Reneau, Bruce Horton and Steve Jewett, respectively, who were then officers and directors of the Company. The term of these options is ten years. The fair value of these options at the date of grant of $458,084 was estimated using the Black-Scholes option pricing model with an expected life of 10 years, a risk free interest rate of 4.47%, a dividend yield of 0% and an expected volatility of 55.21%.

During the year ended December 31, 2005, the Company had transactions with certain officers and directors of the Company as follows: the Company incurred $168,154 in management fees due, collectively, to Amir Adnani, Randall Reneau and Johnathan Lindsay, as to $57,458, $80,122 and 30,574, respectively; $118,154 was paid against outstanding management fees as to $7,458, $80,122 and $30,574 to each of Amir Adnani, Randall Reneau and Johnathan Lindsay, respectively; and $150,000 was advanced to the Company by a shareholder and consultant of the Company. Also, during the year ended December 31, 2005, Amir Adnani, an officer of the Company, incurred expenses on behalf of the Company totaling $8,832. As at December 31, 2005, $208,832 is owing in fees and expenses as to $58,832 to Amir Adnani and $150,000 to a Company consultant.

During fiscal year ended December 31, 2006, we had transactions with certain of our officers and directors as follows: (i) we incurred an aggregate of $647,248 in management and/or consulting fees to Amir Adnani, Alan Lindsay, Randall Reneau, Harry L. Anthony and Pat Obara in the amounts of $260,000, $21,000, $182,000, $137,143 and $37,019, respectively; and (ii) we recorded an additional aggregate $923,253 in stock based compensation expense. Also, during fiscal year ended December 31, 2006, $150,000 of advances to us from a shareholder and consultant were settled pursuant to the exercise of 450,000 stock options at $0.333 per share.

During fiscal year ended December 31, 2006, we paid $10,224 for marketing and media services to Blender Media, a private company of which Mr. Adnani, our President, was a director.

We executed the Anthony Employment Agreement pursuant to which we committed to pay him a monthly fee of $10,000 and grant an aggregate of 375,000 post-split stock options in 2005 and 2006 exercisable over ten year terms at $0.333 per share for a value of $121,890. Of the aggregate 375,000 stock options granted, 202,500 stock options were granted on December 20, 2005 and 172,500 on February 1, 2006.

Amir Adnani and Alan Lindsay are the founders, and may be considered promoters, of the Company. Mr. Adnani and Mr. Lindsay were issued an aggregate of 1,575,000 shares of our common stock at a price of $0.0013 per share for total proceeds of $2,100 at the time of the organization of the Company. Neither Mr. Adnani nor Mr. Lindsay have received anything of value from the Company in their capacities as promoters of the Company.

Amounts owing to related parties are unsecured, non-interest bearing and without specific terms of repayment.

Material Contracts

Brad Moore Mineral Asset Option Agreement

On October 11, 2005, we entered into an Option agreement with Brad A. Moore giving us the option to acquire certain uranium leases from Mr. Moore in the State of Texas. In consideration for the Option, to date, we have paid Mr. Moore cash payments totaling $200,000 and issued 3,000,000 post-forward split shares of our restricted common stock. On April 11, 2007, we issued the remaining 750,000 post-forward split shares of our restricted common stock under the terms of the agreement. Title to the properties to be acquired transferred upon payment of all remaining stock required under the Option.

Anthony Employment Agreement

On February 15, 2006, our Board of Directors authorized and approved the execution of the "Anthony Employment Agreement". On July 1, 2006, our Board of Directors approved an amendment to the Anthony Employment Agreement extending the initial term to July 1, 2008. Pursuant to the terms and provisions of the Anthony Employment Agreement, as amended: (i) Mr. Anthony shall provide duties to us commensurate with his executive position as our Chief Operating Officer and he will also become a member of our Board of Directors; (ii) we shall pay to Mr. Anthony a monthly fee of $10,000 to October 1, 2006, when the monthly fee paid to Mr. Anthony increased to $12,500 through February 28, 2007, when an additional increase to $13,750 was approved by our Board of Directors; (iii) we granted an aggregate of 250,000 pre-forward split stock options to Mr. Anthony to purchase shares of our restricted common stock at $0.50 per share for a ten-year term; and (iv) the Anthony Employment Agreement may be terminated without cause by either of us by providing prior written notice of the intention to terminate at least 90 days (in the case of our company after the initial term) or 30 days (in the case of Mr. Anthony) prior to the effective date of such termination.

Adnani Executive Services Agreement

On July 1, 2006, our Board of Directors authorized and approved the execution of the "Adnani Executive Services Agreement", which was extended by way of letter agreement dated July 1, 2007. The initial term of the agreement is now two years expiring on July 1, 2009. Pursuant to the terms and provisions of the Adnani Executive Services Agreement: (i) Mr. Adnani shall continue to provide duties to us commensurate with his current executive positions as our President and Chief Executive Officer; (ii) we shall pay to Mr. Adnani a monthly fee of $10,000 to December 31, 2006, when the monthly fee paid to Mr. Adnani increased to $12,500 through June 30, 2007, when an additional increase to $13,750 was approved by our Board of Directors; (iii) we confirmed the previous granting of his existing pre-forward split stock options; and (iv) the Adnani Executive Services Agreement may be terminated without cause by either of us by providing prior written notice of the intention to terminate at least 90 days (in the case of our company after the initial term) or 30 days (in the case of Mr. Adnani) prior to the effective date of such termination.

Option to Purchase Assets Agreement

On July 27, 2006, we entered into an option to purchase assets (the "Option") with High Plains Uranium Inc. ("High Plains"), pursuant to which we agreed to sell a portion of our unencumbered database which consisted of 813 mobile drill logs (e-logs and lithlogs), 242 Moore Energy logs and certain drill hole location maps, reserve calculations, survey data and core analyses (collectively, the "Cadena Database"). In accordance with the terms and provisions of the Option: (i) High Plains shall within 30 calendar days (the "Option Period") pay us a non-refundable cash payment in the aggregate amount of $150,000, with an initial option payment of $25,000 which was received on the date of execution of the Option and the final option payment of $125,000 on or before the end of the Option Period, which $125,000 we have received as of the date of this prospectus; (ii) High Plains shall issue to us 333,333 shares of their common stock; and (iii) High Plains shall pay a 1.0% royalty to the Company of the gross proceeds from the sale of uranium or substance derived from a specified area within the Option.

On January 19, 2007, High Plains Uranium Inc. ("HPU") completed a business combination agreement with Energy Metals Corp. ("EMC"), a listed Canadian reporting company. As a result, the 333,333 shares of HPU were exchanged for 53,763 shares of EMC. On August 10, 2007 Uranium One Inc. ("UOI"), a Canadian based public company listed on the Toronto Stock Exchange, completed an acquisition of all of the issued and outstanding shares of Energy Metals Corporation ("EMC"). As a result, the 53,763 shares of EMC were exchanged on a 1.15:1 basis and the Company received 61,827 shares of UOI. As of January 8, 2008, 61,827 shares of UOI had a fair market value of $568,808.

Epoch Financial Consulting Agreement

On February 1, 2007, we entered into a financial consulting agreement with Epoch Financial Group, Inc. ("Epoch") for a twelve-month term (the "Epoch Financial Consulting Agreement"). In accordance with the terms and provisions of the Epoch Financial Consulting Agreement: (i) Epoch will disseminate our news releases, investor packages, research reports and corporate and industry sector materials; (ii) Epoch will promote investor awareness to the investment community; (iii) Epoch will arrange meetings with industry sector analysts, stock brokers and portfolio managers; and (iv) we will pay Epoch a monthly fee of $6,500 and issue to Epoch an aggregate of 2,500 restricted shares of common stock per month.

Holley Option Agreement

On March 28, 2007, we entered into the Holley Option granting us the option to acquire certain mineral property leases, which are located in the States of Colorado, New Mexico, and Utah, together with certain historical database records for total consideration of $1,594,690. Under the terms of the Holley Option, and in order to maintain our option to acquire the assets, we are required to make the following option price payments totaling $1,500,000 to the order and direction of the Holley Option holders in the following manner:

(a)         an initial payment of $25,000 on the execution date (paid);

(b)         a payment of $100,000 on March 28, 2007 (paid);

(c)         a payment of $475,000 on or before April 27, 2007 (paid);

(d)         a further payment of $500,000 on or before April 27, 2008 (paid); and

(e)         a final payment of $400,000 on or before April 27, 2009.

Upon execution of the Holley Option we also reimbursed the Holley Option holders approximately $95,000 for prior regulatory property payments having been made to the New Mexico Bureau of Land Management. In addition, we will be required to pay a royalty of 2% or 3% of the gross proceeds received from the sale of any uranium or vanadium produced in relation to any mineral claim covered under the Holley Option and, at any time during the option period or thereafter, we may elect to purchase the royalty interest at a base cost of $300,000 for each 1% royalty interest we wish to acquire.

Obara Builders Consulting Services Agreement

On August 15 2007, with an effective date of July 1, 2007, our Board of Directors authorized and approved the execution of the "Obara Builders Executive Services Agreement". The initial term of the agreement is two years expiring on July 1, 2009. Pursuant to the terms and provisions of the Obara Builders Ltd. Consulting Services Agreement: (i) Mr. Obara shall continue to provide duties to us commensurate with his current executive positions as our Secretary, Treasurer, Chief Financial Officer and Principal Accounting Officer; (ii) we shall pay to Obara Builders Ltd., a private company controlled by Pat Obara, a monthly fee of CAD $10,000; (iii) we approved the granting of stock options from time to time at such fair market exercise price or prices per Option Share as may be determined by our Board of Directors; and (iv) the Obara Builders Ltd. Consulting Services Agreement may be terminated without cause by either of us by providing prior written notice of the intention to terminate at least 90 days (in the case of our company after the initial term) or 30 days (in the case of Mr. Obara) prior to the effective date of such termination.

Consulting Agreements

On March 29, 2007, we entered into a consulting services agreement for a period of six months (the "Consulting Agreement"). In accordance with the terms and provisions of the Consulting Agreement: (i) the consultant will provide advice on public and investor relations related matters and will arrange to generate a substantial interest for the Company in major European equity markets, specifically in Germany and Switzerland as well as provide introductions to the consultant's investor's network, potential private investors and investment advisors and various journalists of leading press agencies in Germany; (ii) we paid a retainer of approximately €209,000 ($286,644 US); and (iii) we will pay a final installment of approximately €91,178 ($125,050 US) due 90 days from the date of execution of the Consulting Agreement.

On April 6, 2007, we entered into a 12-month consulting services agreement valued at $10,000 per month. The consultant will provide representation before the executive and legislative branches of the federal government and state governments in addition to providing consulting services on political matters.

On September 15, 2007, we entered into a three month consulting services agreement valued at approximately €84,000 ($116,633 US). Under the terms of the agreement we paid a retainer of approximately €55,000 ($76,367 US) and will pay two additional installments of approximately €10,000 ($13,885 US) each 30 and 60 days from the date of the agreement, respectively. Additionally, we will pay a service fee of approximately €3,000 ($4,165 US) per month during the three month term. The consultant's duties are to: (a) consult with and assist the Company in developing and implementing appropriate plans and means for presenting the Company and its business plans, strategy and personnel to the financial community, establishing an image for the Company in the financial community and creating the foundation for subsequent financial public relations efforts; (b) introduce the Company to the financial community and including, but not limited to, retail brokers, buy side and sell side institutional managers, portfolio managers, analysts and financial public relations professionals; (c) with the cooperation of the Company, maintain an awareness during the continuance of the agreement of the Company's plans, strategy and personnel, as they may evolve during such period, and consult and assist the Company in communicating appropriate information regarding such plans, strategy and personnel to the financial community; (d) assist and consult with the Company with respect to its (i) relations with stockholders, (ii) relations with brokers, dealers, analysts and other investment professionals and (iii) financial public relations generally; (e) perform the functions generally assigned to stockholder relations and public relations departments in major corporations and including, without limitation, responding to telephone and written inquiries; (f) upon and with the Company's direction and written approval, disseminate information regarding the Company to shareholders, brokers, dealers, other investment community professionals and the general investing public; (g) upon and with the Company's direction, conduct meetings, in person or by telephone, with brokers, dealers, analysts and other investment professionals to communicate with them regarding the Company's plans, goals and activities, and assist the Company in preparing for press conferences and other forums involving the media, investment professionals and the general investment public; (h) at the Company's request, review business plans, strategies, mission statements budgets, proposed transactions and other plans for the purpose of advising the Company of the public relations implications thereof; and (i) otherwise perform as the Company's consultant for public relations and relations with financial professionals as may be directed by the Company from time to time during the continuance of the agreement throughout the Continent of Europe.

Drilling Database Information Agreement

On December 12, 2005, we entered into a drilling database information agreement (the "Drilling Database Agreement") with Jim Knupke. In accordance with the terms and provisions of the Drilling Database Agreement: (i) we are required to make cash payments to Mr. Knupke of $2,000 per month payable quarterly; (ii) issue an aggregate of 12,500 pre-forward stock split shares of our restricted common stock (18,750 post-forward stock split); and (iii) issue a further 12,500 restricted shares of common stock quarterly for the next three quarters following the effective date of the Drilling Database Agreement.

Uranium Mining Lease

On June 13, 2006, we entered into a ten-year uranium mining lease (the "Lease") with John G. Jebsen and John Triantis (collectively, the "Lessor"), pursuant to which the Lessor granted and leased to us certain acreage consisting of 41 unpatented lode mining claims located in Carbon County, Wyoming. In accordance with the terms and provisions of the Lease, we shall: (i) investigate, explore, prospect, drill, solution mine, produce, extract, treat, process, and store uranium, thorium and other fissionable associated substances (the "Leased Substances"); (ii) pay to the Lessor an aggregate of $50,000 for the Lease; and (iii) pay to the Lessor a production royalty as follows: (a) in the event the sales price for the Leased Substances mined by us is less than $0.50 per pound, five percent (5%) of the net proceeds received, and (b) in the event the sales price for the Leased Substances mined by us exceeds $0.50 per pound, six percent (6%) of the net proceeds received. In addition to the payments required to be made by us under the terms of the Lease as discussed, we shall pay additional minimum advance royalties as follows: (i) $30,000 on or before September 15, 2006; which sum has been paid; (ii) $30,000 on or before January 1, 2007; (iii) $50,000 on or before June 1, 2007; (iv) $500,00 on or before December 1, 2007; (v) $500,00 on or before December 1, 2008; (vi) $50,000 on or before December 1, 2009; and (vi) $50,000 on or before December 1st of every year subsequent to December 1, 2009 and as long thereafter as Leased Substances are being produced in commercial quantities from the property subject to the Lease.

Market Pathways Services Agreement

On March 21, 2007 entered into a Web Services Agreement with Market Pathways Financial Relations Inc., whereby Market Pathways will provide dissemination of 5 news oriented distributions to its database of investors and Coverage by SmallCap Sentinel via enhanced news wire "investment opinion circuit". Total consideration for this service was $24,000 (paid).

Database Agreement

On April 4, 2007, the Company acquired a database from Paul Pierce for a total cash consideration of $75,000 (paid). The Paul Pierce database covers the 6,700 acre Cebolleta property located in the Grants Mineral District, New Mexico, and consists of 601,486 feet of drill logs from 996 holes, drill hole location maps, geological and mine planning maps, various geological and mining reports, and surface and underground mine facility designs that were related to the past-producing JJ Number 1/L-Bar uranium mining and milling complex. The locations of multiple pre-existing mine shafts and underground access ways to uranium mineralized zones are also detailed.

We have exclusive ownership of this database.

Neutron Energy Inc. ("NEI") Agreement

On May 1, 2007, the Company entered into a Members' Agreement and Operating Agreement in respect of the Cibola property. The lease relating to the Cibola property was obtained pursuant to a letter agreement with the lessor.

Members' Agreement

The Members' Agreement sets forth the rights of NEI and the Company in respect of their interests in Cibola. Under the terms of the Members' Agreement, each of NEI and the Company (each a "Member") are obligated to contribute funds to Cibola to fund adopted programs and budgets in proportion to their respective interests in Cibola. NEI has been appointed as the manager to have overall management responsibility for the operations of Cibola. The Members' Agreement contains representations and warranties of each of the parties that are customary for agreements of this type. In addition, Cibola has agreed to indemnify each of NEI and the Company for losses arising as a result of any act or omission (other than willful misconduct or gross negligence) of NEI or the Company believed by them, in good faith, to be within the scope of authority conferred under the terms of the Members' Agreement. The resignation of a Member or any reduction of a Member's ownership interest in Cibola shall not relieve such Member of its share of any liability arising out of operations conducted or any other matter occurring prior to such resignation or reduction.

Upon the dissolution, liquidation or termination of Cibola, each Member shall remain liable to the other for its proportionate share of any continuing obligations arising out of or relating to Cibola for any liability. Each of NEI and the Company have granted a lien upon and a security interest in its ownership interest in Cibola to the other to secure every obligation and liability under the agreement. Neither NEI nor the Company may transfer all or any part of its rights or obligations under the agreement except with the consent of the other party. The parties have agreed that any interest or right to acquire any interest in real property or water rights within the Area of Interest (as defined in the Letter Agreement) in respect of the Cibola property that is acquired or proposed to be acquired during the term of the agreement by a Member shall be subject to the other Member's right to participate ratably in such interest.

Operating Agreement

The Operating Agreement sets forth terms relating to the conduct of exploration activities at the Cibola property and other matters relating to the management and operations of Cibola and otherwise. The agreement is effective for so long as the lease relating to the Cibola property remains in effect and thereafter until mining has permanently ceased on the Cibola property. Under the terms of the Operating Agreement, Cibola has assumed from the Members all environmental liabilities relating to the Cibola property. The Operating Agreement contains provisions relating to the elimination of an interest smaller than 10% in Cibola whereby any such interest shall be relinquished and shall be deemed to have accrued automatically to the other Member. The Operating Agreement sets forth the same representations and warranties provided in the Members' Agreement. The Operating Agreement also provides for preemptive rights in the event a Member desires to transfer its interest in Cibola to a third party whereby the non-transferring Member shall have the preemptive right to acquire any interest proposed to be transferred by the transferring Member. Under the terms of the Operating Agreement, the Members are required, within 180 days of the date of the Agreement, to prepare and adopt an initial exploration program and budget and the operations of Cibola shall be conducted in accordance therewith.

The Operating Agreement provides that Cibola shall be dissolved upon the occurrence of, among other things, unanimous written consent of the Members, at the election of a Member upon 60 days notice of termination to the other Member if an annual program and budget for the nine months after the expiration of the latest adopted program and budget is not adopted, upon the resignation of a Member pursuant to the provision in that regard set forth in the agreement or upon the bankruptcy, insolvency, dissolution or assignment for the benefit of creditors of a Member. A Member may elect to resign from Cibola by giving written notice to the other Member of such resignation and, upon such resignation, the resigning Member shall be deemed to have transferred to the remaining Member all of its ownership interest in Cibola.

Letter Agreement

Under the terms of the letter agreement, in addition to the amounts already paid to Cebolleta, a further payment of $2,000,000 is required to be made to Cebolleta six months after the date of the letter agreement by Cibola. In addition, every year after the date of the letter agreement until production starts at a mine on the Cibola property, Cibola is required to pay an advance royalty of $500,000 to Cebolleta. As soon as an independent mining engineering firm completes a feasibility study with respect to the property, Cibola is required to make an additional cash payment to Cebolleta of $1.00 times the number of pounds of recoverable uranium reserved on the property within measured and indicated mineral reserves calculated in compliance with Canadian guidelines, subject to certain adjustments.

Cibola is also required to pay to Cebolleta a gross proceeds royalty on all uranium mined from the property according to the following schedule:

Royalty Rate	Uranium Sales Price
4.50%	$40.00 or less/lb
5.00%	$40.01 - $65.00/lb
5.75%	$65.01 - $75.00/lb
6.50%	$75.01 - $100.00/lb
7.00%	$100.01 - $125.00/lb
7.50%	$125.01 - $150.00/lb
8.00%	$150.01 or more/lb

The lease is effective for a ten year term and thereafter so long as Cibola is in good faith actively conducting operations on the property. During the term of the lease, Cibola is required to pay an agreed upon dollar amount as compensation for damage to or loss of use of each acre of cultivated crops, grazing range land, improved pasture and livestock lost as a result of exploration activities on the property. Cibola is also required to provide preferential contracting and employment opportunities for members of Cebolleta and conduct a program for training members of Cebolleta and other employees in mining technology and skilled trades. Furthermore, Cibola may not use water produced on the property if such use would, in any way, diminish the amount of water available to Cebolleta or its members for domestic, agricultural, ranching and other existing uses.

Stairs Agreement

Effective November 1, 2007, we entered into a binding letter Agreement to Purchase Assets (the "Agreement") with Melvin O. Stairs, Jr. ("Mr. Stairs"), whereby we acquired from Mr. Stairs an undivided 100% legal, beneficial and registered interest in and to a certain mineral exploration claim represented by permit number 08-111678, which is located at T7N R3E, Section 32, in Maricopa County, Arizona (the "Mineral Claim"), together with a certain database containing various material information respecting the subject Mineral Claim (the Mineral Claim and its database, collectively, the "Assets"). As consideration for acquisition of the Assets, we have agreed to make the following payments (each a "Purchase Price Payment") and the following Mineral Claim maintenance payments (each a "Purchase Price Maintenance Payment") to Mr. Stairs in the following manner at the following times after November 1, 2007 (the "Acceptance Date"):

(a)         Purchase Price Payments: pay to the order and direction of Mr. Stairs the following Purchase Price Payments in the aggregate sum of U.S. $1,200,000 in the following manner and at the following times:

(i)         an initial and non-refundable Purchase Price Payment of U.S. $10,000 immediately upon the Acceptance Date of the Agreement (paid);

(ii)        further non-refundable Purchase Price Payments of U.S. $95,000 on or before January 10, 2008 (paid) and August 15, 2008; and

(iii)       further non-refundable Purchase Price Payments of U.S. $100,000 every six months commencing on or before January 10, 2009 and ending August 15, 2013; and

(b)         Purchase Price Maintenance Payments: pay, or cause to be paid, all outstanding, existing and future underlying regulatory and governmental fees, payments and assessment work required to keep the Mineral Claim interests comprising the Assets in good standing during the continuance of the Agreement and prior to our satisfaction of the entire Purchase Price consideration and including, without limitation, all permitting costs, transfer fees and any reclamation costs associated in any manner with the Mineral Claim interests comprising the Assets.

Pursuant to the terms of the Agreement, in order to secure the complete and timely payment of our purchase price obligations to Mr. Stairs under the Agreement, we granted a security interest in and to, a lien upon and a right of set-off against our right, title and interest in and to the Assets.

In addition, and pursuant to the terms of the Agreement, at any time prior to the earlier of the payment of the entire Purchase Price by us to Mr. Stairs or the termination of the Agreement for any reason, we have a right of first refusal to acquire all or any portion of any interest in the Agreement or to any mineral property interest which Mr. Stairs may have an interest in at anytime and which Mr. Stairs desires to dispose of (collectively, the "Holding"). If Mr. Stairs receives a bona fide offer to purchase from, or where a sale is solicited by Mr. Stairs, then upon settling the proposed terms thereof with a third party for the purchase or sale of the Holding, Mr. Stairs shall offer to sell the Holding to us. The offer to sell to us shall be on the same terms and conditions and of equivalent dollar value as those contained in the offer to the third party; provided, however, that should Mr. Stairs and us fail to agree upon a determination of the equivalent dollar value for any such offer, such equivalent dollar value shall be determined by arbitration under the provisions of the Agreement. We shall be entitled to elect, by notice to Mr. Stairs within 30 calendar days from the date of receipt of the offer to sell, to acquire the Holding, on the same terms and conditions as those set forth in the offer to the third party. If we do not exercise its right to acquire the Holding, Mr. Stairs may, for a period of 60 calendar days following the last date upon which we could have made the election, dispose of the Holding, but only on the same terms and conditions as set forth in that offer.

F-33 Acquisition

On November 13, 2007, we entered into an agreement to acquire certain mineral property leases located in Cibola County, New Mexico for total consideration of $400,000. Under the terms of the agreement, we paid an initial deposit of $100,000 upon closing with the remaining balance due in three installments of $100,000 due on March 31, 2008 (paid), December 31, 2008, and December 31, 2009. At our option, the final two installments may be paid in stock, based on the average trading price of our common stock over the 10 days immediately preceding the due date.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER INFORMATION

Shares of our common stock commenced trading on the OTC Bulletin Board under the symbol "URME" on December 5, 2005. On September 28, 2007, shares of our common stock commenced trading on the American Stock Exchange under the symbol "UEC". The market for our common stock is limited, and can be volatile. The following table sets forth the high and low bid prices relating to our common stock on the OTCBB on a quarterly basis for the periods indicated as quoted by the NASDAQ stock market. These quotations reflect inter-dealer prices without retail mark-up, mark-down, or commissions, and may not reflect actual transactions. In addition, we have set forth the high and low bid price of our shares of common stock on Amex, for the periods indicated.

OTCBB			AMEX
Quarter Ended	High Bid	Low Bid	Month Ended	High Bid	Low Bid
December 31, 2007	$Nil	$Nil	July 2008	$3.17	$2.00
September 30, 2007	$4.20	$3.05	June 2008	$3.40	$2.05
June 30, 2007	$7.39	$3.71	May 2008	$2.70	$2.15
March 31, 2007	$5.91	$5.61	April 2008	$2.81	$2.11
December 31, 2006	$3.58	$2.67	March 2008	$3.74	$2.33
September 30, 2006	$3.25	$1.72	February 2008	$4.00	$2.37
June 30, 2006	$4.85	$2.00	January 2008	$3.20	$2.80
March 31, 2006	$7.33	$0.83	December 2007	$3.70	$2.98
			November 2007	$4.82	$3.02
			October 2007	$4.52	$3.60
			September 2007	$4.70	$4.25

The last reported sales price for our shares on Amex on August 25, 2008 was $1.82 per share. As of August 25, 2008, we had 139 shareholders of record.

Dividend Policy

No dividends have been declared or paid on our common stock. We have incurred recurring losses and do not currently intend to pay any cash dividends in the foreseeable future.

Securities Authorized For Issuance Under Compensation Plans

We have one equity compensation plan, the Uranium Energy Corp. 2006 Stock Incentive Plan (the "2006 Plan"). The table set forth below presents information relating to our equity compensation plans as of the date of this prospectus:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding column (a))
Equity Compensation Plans to be Approved by Security Holders (2006 Stock Incentive Plan)	5,452,500	$1.97	Nil
Equity Compensation Plans Not Approved by Security Holders	500,000(1)	$1.00	Nil

(1) Represents shares of our common stock to be issued upon the exercise of warrants issued pursuant to consulting services agreements.

2006 Stock Incentive Plan

On December 19, 2005, our Board of Directors authorized and approved the adoption of the 2005 stock option plan effective December 19, 2005. On October 10, 2006, we adopted the 2006 Stock Incentive Plan in place of the 2005 Stock Option Plan, under which an aggregate of 10,000,000 of our shares may be issued. All securities issued under the 2005 Stock Option Plan are covered by the 2006 Stock Incentive Plan. We have registered the shares underlying the 2006 Stock Incentive Plan pursuant to a registration statement on Form S-8 with the SEC.

The purpose of the 2006 Stock Incentive Plan is to enhance our long-term stockholder value by offering opportunities to our directors, officers, employees and eligible consultants to acquire and maintain stock ownership in order to give these persons the opportunity to participate in our growth and success, and to encourage them to remain in our service.

The 2006 Stock Incentive Plan is to be administered by our Board of Directors or a committee appointed by and consisting of two or more members of the Board of Directors, which shall determine, among other things, (i) the persons to be granted awards under the 2006 Plan; (ii) the number of shares or amount of other awards to be granted; and (iii) the terms and conditions of the awards granted. The Company may issue restricted shares, options, stock appreciation rights, deferred stock rights, dividend equivalent rights, among others, under the 2006 Plan. An aggregate of 10,000,000 of our shares may be issued pursuant to the grant of awards under the 2006 Plan.

An award may not be exercised after the termination date of the award and may be exercised following the termination of an eligible participant's continuous service only to the extent provided by the administrator under the 2006 Stock Incentive Plan. If the administrator under the 2006 Stock Incentive Plan permits a participant to exercise an award following the termination of continuous service for a specified period, the award terminates to the extent not exercised on the last day of the specified period or the last day of the original term of the award, whichever occurs first. In the event an eligible participant's service has been terminated for "cause", he or she shall immediately forfeit all rights to any of the awards outstanding. The 2006 Plan is subjective to approval by the shareholders of the Company within twelve (12) months from the date of adoption of the 2006 Stock Incentive Plan by the Company's board.

The foregoing summary of the 2006 Stock Incentive Plan is not complete and is qualified in its entirety by reference to the 2006 Stock Incentive Plan, a copy of which has been filed with the SEC.

As of the date of this prospectus, there are an aggregate of 5,452,500 stock options granted and outstanding.

Common Stock Purchase Warrants

As of the date of this prospectus, there are an aggregate of 9,202,662 common stock purchase warrants issued and outstanding, including an aggregate of 5,998,459 shares of common stock underlying common stock purchase warrants that are registered under this prospectus.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The Compensation Committee of the Board of Directors of the Company is responsible for establishing and administering the Company's executive and director compensation.

The Compensation Committee's compensation objective is designed to attract and retain the best available talent while efficiently utilizing available resources. The committee compensates executive management primarily through base salary and equity compensation designed to be competitive with comparable companies, and to align management's compensation with the long-term interests of shareholders. In determining an executive management's compensation, the Compensation Committee also takes into consideration the financial condition of the Company and discussions with the executive.

In determining the compensation for Messrs. Adnani, Anthony and Obara, the Compensation Committee considered compensation paid to other executive officers of other companies within the industry, the executive's performance in meeting goals, and the complexity of the management position and the experience of the person. Of the amount of the compensation paid to the executive officer, the majority of the compensation was in the form of options. The number of options granted was determined in large part due to the financial condition of the Company which currently has no revenues. The Compensation Committee did not have a specific formula to determine the amount of the executive compensation and what portion of such compensation would be in the form of cash and equity securities. Therefore, the determination of an executive salary including the amount of cash and equity securities may be considered arbitrary taking into account the foregoing factors.

Similarly, directors receive cash compensation for their service as such, as well as options. The number of options granted to each director is based on the experience of the director, time spent on Company matters and the compensation paid to other directors of companies in the industry.

The following table sets forth the compensation paid to our Chief Executive Officer and those executive officers that earned in excess of $100,000 during the seven month period ended July 31, 2007 (the "Named Executive Officers"):
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Total ($)(3)
Amir Adnani, President and Chief Executive Officer	2007	88,750(1)	-	-	616,500(2)	705,250
Harry L. Anthony, Chief Operating Officer	2007	93,750(1)	-	-	616,500(2)	710,250
Pat Obara, Secretary, Treasurer and Chief Financial Officer	2007	51,707(1)	-	-	68,500(2)	120,207

(1)   These amounts represent fees paid by us to the Named Executive Officers during the past year pursuant to various employment and consulting services agreements, as between us and the Named Executive Officers, which are more particularly described below.

(2)   These amounts represent the fair value of these options at the date of grant which was estimated using the Black-Scholes option pricing model, the underlying assumptions of which are disclosed in Note 8 to our audited financial statements for the period ended July 31, 2007 included herein.

(3)   The Company did not record any non-equity incentive compensation plan expense, non-qualified deferred compensation expense or other compensation expense for the Named Executive Officers.

The following table sets forth the compensation paid to persons who were the Named Executive Officers during 2006:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Total
Amir Adnani, President and CEO	2006	130,000(1)	130,000(2)	250,000(3)	-	510,000
Randall Reneau, Chief Exploration Officer	2006	120,000(1)	62,000	250,000(3)	-	432,000
Pat Obara, Secretary, Treasurer and CFO	2006	28,438(1)	8,581	-	232,000(4)	269,019
Harry L. Anthony, COO	2006	112,143(1)	25,000	-	75,253(4)	212,396

(1)   These amounts represent fees paid by the Company to the Named Executive Officers during the past year pursuant to various employment and consulting services agreements, as between the Company and the Named Executive Officers, which are more particularly described in this registration statement and, specifically, under the matter captioned "Employment and Consulting Agreements" hereinbelow.

(2)   This amount represents a discretionary bonus which was accrued by the Company and authorized to be paid to Amir Adnani during the past fiscal year by the Company's Compensation Committee (which was paid in January of 2007) under the terms of Mr. Adnani's existing Executive Services Agreement with the Company which is more particularly described under the matter captioned "Employment and Consulting Agreements" hereinbelow.

(3)   These amounts represent the deemed value at the date of issuance of 750,000 bonus shares which were issued by the Company to each of the Named Executive Officers during the 2005 fiscal year; the expense of which was deferred by the Company and amortized over the 2006 fiscal year.

(4)   These amounts represent the fair value of these options at the date of grant which was estimated using the Black-Scholes option pricing model, the underlying assumptions of which are disclosed in Note 7 to our audited financial statements for the year ended December 31, 2006 included herein.

Stock Options/SAW Grants

The following table sets forth information as at July 31, 2007, relating to options that have been granted to the Named Executive Officers:

Option Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)(	Option Exercise Price ($)	Option Expiration Date
Amir Adnani, President and CEO	202,500 225,000	- -	- -	0.33 3.30	12/20/15 01/01/17
Harry L. Anthony, Chief Operating Officer	202,500 172,500 225,000	- - -	- - -	0.33 0.33 3.30	12/20/15 02/01/16 01/01/17
Pat Obara, Chief Financial Officer	200,000 25,000	- -	- -	1.30 3.30	10/10/16 01/01/17

(1)     There are no outstanding stock awards for the Named Executive Officers.

The following table sets forth information as at December 31, 2006 relating to options that have been granted to persons who were Named Executive Officers in 2006:

Option Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)(	Option Exercise Price ($)	Option Expiration Date
Harry L. Anthony, COO	202,500 and 172,500	-	-	0.33 0.33	12/20/15 02/01/16
Amir Adnani, President and CEO	202,500	-	-	0.33	12/20/15
Randall Reneau, Chief Exploration Officer	202,500	-	-	0.33	12/20/15
Pat Obara, Secretary, Treasurer and CFO	200,000	-	-	1.30	10/10/16

Directors Compensation Table

The following table sets forth information relating to compensation paid to our directors in the seven months ended July 31, 2007:

Name(3)	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Total ($)
Alan P. Lindsay, Chairman	9,540(1)	-	-	9,540
Amir Adnani	-	-	-	-
Harry L. Anthony	-	-	-	-
Erik Essiger	-	-	-	-
Ivan Obolensky	-	-	473,000(2)	473,000
Vincent Della Volpe	-	-	-	-

(1)     Alan P. Lindsay received $3,000 per month through March 31, 2007, for the provision of various management consulting services provided by Mr. Lindsay to us on a monthly basis and from time to time.

(2)     This amount represents the fair value of options at the date of grant estimated using the Black-Scholes option pricing model, the underlying assumptions of which are disclosed in Note 8 to our audited financial statements for the period ended July 31, 2007 included herein.

(3)     As at July 31, 2007, our directors held options to acquire an aggregate of 1,827,500 shares of our common stock as follows: Alan P. Lindsay 600,000 options, Amir Adnani 427,500 options, Harry Anthony 600,000 options, Erik Essiger 100,000 options, Ivan Obolensky 100,000 options and Vincent Della Volpe Nil options.

The following table sets forth information relating to compensation paid to persons who were our directors in the fiscal year ended December 31, 2006:
Name(4)	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Total ($)
Alan P. Lindsay	21,000(1)	-	-	21,000
Amir Adnani	-	-	-	-
Harry L. Anthony	-	-	-	-
Bruce Horton	-	-	-	-
Randall Reneau	-	-	-	-
Erik Essiger	10,087(2)	-	116,000(3)	-

(1)     Alan P. Lindsay receives $3,000 per month for the provision of various management consulting services provided by Mr. Lindsay to the Company on a monthly basis and from time to time.

(2)     Erik Essiger received a one-time payment of $10,087 as a fee and for the reimbursement to him of certain expenses incurred by him as a consequence of his attending certain Board of Directors' meetings of the Company during the past year.

(3)     This amount represents the fair value of these options at the date of grant which was estimated using the Black-Scholes option pricing model, the underlying assumptions of which are disclosed in Note 7 to our audited financial statements for the year ended December 31, 2006 included herein.

(4)     As at December 31, 2006, our directors held options to acquire an aggregate of 1,480,000 shares of our common stock as follows: Alan P. Lindsay 600,000 options, Amir Adnani 202,500 options, Harry Anthony 375,000 options, Bruce Horton Nil options, Randall Reneau 202,500 options and Erik Essiger 100,000 options.

Employment and Consulting Agreements

Anthony Employment Agreement

On February 15, 2006, our Board of Directors authorized and approved the execution of an employment agreement between us and Harry L. Anthony (the "Anthony Employment Agreement"). On July 1, 2006, our Board of Directors approved an amendment to the Anthony Employment Agreement extending the initial term thereunder to July 1, 2008. Pursuant to the terms and provisions of the Anthony Employment Agreement, as amended: (i) Mr. Anthony shall provide duties to us commensurate with his executive position as our Chief Operating Officer and he will also become a member of our Board of Directors; (ii) we shall pay to Mr. Anthony a monthly fee of $10,000 to October 1, 2006 when the monthly fee paid to Mr. Anthony increased to $12,500 through February 28, 2007, when an additional increase to $13,750 is currently being paid; (iii) we granted an aggregate of 375,000 stock options to Mr. Anthony to purchase shares of our common stock at $0.33 per share and a further 225,000 stock options to purchase shares of our common stock at $3.30 per share, both for a ten-year term from the date of grant; and (iv) the Anthony Employment Agreement may be terminated without cause by either of us by providing prior written notice of the intention to terminate at least 90 days (in the case of our company after the initial term) or 30 days (in the case of Mr. Anthony) prior to the effective date of such termination.

During the seven months ended July 31, 2007, an aggregate of $93,750 was incurred by us to Mr. Anthony under the terms and provisions of the Anthony Employment Agreement. As of the date of this prospectus no balance remains due and owing to Mr. Anthony as compensation under the Anthony Employment Agreement.

Adnani Executive Services Agreement

On July 1, 2006, our Board of Directors authorized and approved an executive services agreement between us and Amir Adnani, as amended by letter agreement dated July 1, 2007 (the "Adnani Executive Services Agreement"). The current initial term of the agreement is two years expiring on July 1, 2009. Pursuant to the terms and provisions of the Adnani Executive Services Agreement: (i) Mr. Adnani shall continue to provide duties to us commensurate with his current executive positions as our President and Chief Executive Officer; (ii) we shall pay to Mr. Adnani a monthly fee of $10,000.00 to December 31, 2006, when the monthly fee paid to Mr. Adnani increased to $12,500 through June 30, 2007, when an additional increase to $13,750 is currently being paid; (iii) we confirmed the previous granting of his existing pre-forward split stock options and we granted an aggregate of 202,500 stock options to Mr. Adnani to purchase shares of our common stock at $0.33 per share and a further 225,000 stock options to purchase shares of our common stock at $3.30 per share, both for a ten-year term from the date of grant; and (iv) the Adnani Executive Services Agreement may be terminated without cause by either of us by providing prior written notice of the intention to terminate at least 90 days (in the case of our company after the initial term) or 30 days (in the case of Mr. Adnani) prior to the effective date of such termination.

During the seven months ended July 31, 2007, an aggregate of $88,750 was incurred by us to Mr. Adnani under the terms and provisions of the Adnani Executive Services Agreement. As of the date of this prospectus no balance remains due and owing to Mr. Adnani as compensation under the Adnani Executive Services Agreement.

Obara Builders Ltd. Consulting Services Agreement

On August 15, 2007, with an effective date of July 1, 2007, our Board of Directors authorized and approved the "Obara Builders Consulting Services Agreement". The initial term of the agreement is two years expiring on July 1, 2009. Pursuant to the terms and provisions of the Obara Builders Consulting Services Agreement: (i) Mr. Obara shall continue to provide duties to us commensurate with his current executive positions as our Secretary, Treasurer, Chief Financial Officer and Principal Accounting Officer; (ii) we shall pay to Obara Builders Ltd., a private company controlled by Pat Obara, a monthly fee of CAD $10,000; (iii) we approved the granting of stock options from time to time to Mr. Obara at such fair market exercise price or prices per Option Share as may be determined by our Board of Directors and we confirmed the previous granting of his existing stock options of 200,000 stock options to Mr. Obara to purchase shares of our common stock at $1.30 per share and a further 25,000 stock options to purchase shares of our common stock at $3.30 per share, both for a ten-year term from the date of grant; and (iv) the Obara Builders Ltd. Consulting Services Agreement may be terminated without cause by either of us by providing prior written notice of the intention to terminate at least 90 days (in the case of our company after the initial term) or 30 days (in the case of Mr. Obara) prior to the effective date of such termination.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

We engaged Ernst & Young LLP as our principal independent registered public accounting firm effective June 12, 2007. Concurrent with this appointment, we dismissed Dale Matheson Carr-Hilton LaBonte LLP, Chartered Accountants ("DMCL"), effective June 12, 2007. The decision to change our principal independent registered public accounting firm was approved by our board of directors.

The reports of DMCL on the Company's consolidated financial statements for each of the fiscal years ended December 31, 2005 and 2006 did not contain an adverse opinion or disclaimer of opinion, nor were they modified as to uncertainty, audit scope or accounting principles, other than to state, in the report for the fiscal year ended December 31, 2005, that there is substantial doubt as to the ability of the Company to continue as a going concern. During the Company's fiscal years ended December 31, 2005 and 2006, and during the subsequent period through to the date of DMCL's dismissal, there were no disagreements between the Company and DMCL, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of DMCL, would have caused DMCL to make reference thereto in their reports on the Company's audited consolidated financial statements.

The Company provided DMCL with a copy of a Current Report on Form 8-K prepared to disclose the change in our auditor and has requested that DMCL furnish the Company with a letter addressed to the SEC stating whether or not DMCL agrees with the statements made in the Current Report on Form 8-K with respect to DMCL and, if not, stating the aspects with which they do not agree. The Company received the requested letter from DMCL wherein they have confirmed their agreement to the Company's disclosures in the Current Report with respect to DMCL. A copy of DMCL's letter has been filed as an exhibit to the Current Report, which we filed on June 13, 2007.

In connection with the Company's appointment of Ernst & Young LLP as the Company's principal registered accounting firm, the Company did not consult Ernst & Young LLP on any matter relating to the application of accounting principles to a specific transaction, either completed or contemplated, or the type of audit opinion that might be rendered on the Company's financial statements.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's Public Reference Room at One Station Place, 100 F Street, N.E., Washington, D.C. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You can also obtain copies of our SEC filings by going to the SEC's website at http://www.sec.gov.

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities offered under this prospectus. This prospectus, which forms a part of that registration statement, does not contain all information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits. With respect to references made in this prospectus to any contract or other document of the Company, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract or document.

No agent of the Company or other person has been authorized to give any information or to make any representation in connection with this offering other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date of this prospectus.

FINANCIAL STATEMENTS

The unaudited interim financial statements for the quarter ended April 30, 2008 and 2007 and restated audited financial statements for the seven-month period ended July 31, 2007 and audited financial statements for the years ended December 31, 2004, 2005 and 2006 of Uranium Energy Corp. are included in this prospectus. These financial statements have been prepared on the basis of accounting principles generally accepted in the United States and are expressed in U.S. dollars.

DEALER PROSPECTUS DELIVERY OBLIGATION

No dealer, salesman or any other person has been authorized to give any information or to make any representations other than those contained in this prospectus, and, if given or made, such information or representations may not be relied on as having been authorized by us or any of the underwriters. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create an implication that there has been no change in our affairs since the date of this prospectus. This prospectus does not constitute any offer to sell, or solicitation of any offer to buy, by any person in any jurisdiction in which it is unlawful for any such person to make such an offer or solicitation. Neither the delivery of this prospectus nor any offer, solicitation or sale made hereunder, shall under any circumstances create any implication that the information herein is correct as of any time subsequent to the date of the prospectus.

Until 180 days from the effective date of this prospectus all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

URANIUM ENERGY CORP.
(An Exploration Stage Company)

CONSOLIDATED FINANCIAL STATEMENTS

APRIL 30, 2008
(Unaudited)

URANIUM ENERGY CORP.
(An Exploration Stage Company)

CONSOLIDATED BALANCE SHEETS (Note 1)
(Unaudited)

		July 31, 2007
	April 30, 2008	(As Restated, see Note 13)

CURRENT ASSETS
Cash and cash equivalents	$2,654,677	$9,083,453
Restricted cash (Note 3)	158,958	4,500
Available-for-sale securities (Note 4)	101,500	717,198
Accounts and interest receivable	48,781	4,415
Due from related parties (Note 7)	10,320	-
Prepaid expenses and deposits	271,294	163,240
	3,245,530	9,972,806

MINERAL RIGHTS AND PROPERTIES (Note 5)	13,118,298	11,463,208
DATABASES (Note 5)	1,022,228	536,183
PROPERTIES AND EQUIPMENT (Note 6)	1,151,266	553,530

	$18,537,322	$22,525,727

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$825,945	$379,157

STOCKHOLDERS' EQUITY
Capital stock (Note 8)
Common stock $0.001 par value: 750,000,000 shares authorized
39,815,323 shares issued and outstanding
(July 31, 2007 - 37,612,088)	39,815	37,612
Additional paid-in capital	53,232,373	42,950,985
Common share and warrant proceeds	-	34,750
Obligation to issue shares	38,250	-
Deficit accumulated during the exploration stage	(35,610,091)	(21,163,764)
Accumulated other comprehensive income	11,030	286,987
	17,711,377	22,146,570

	$18,537,322	$22,525,727

COMMITMENTS (Notes 5, 6 and 10)

The accompanying notes are an integral part of these consolidated financial statements.

URANIUM ENERGY CORP.
(An Exploration Stage Company)

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(Unaudited)

	Three Months Ended April 30, 2008	Three Months Ended April 30, 2007	Nine Months Ended April 30, 2008	Nine Months Ended April 30, 2007	For the Period from May 16, 2003 (inception) to April 30, 2008

EXPENSES
Consulting fees	$110,049	$91,407	$412,107	$212,294	$1,373,688
Consulting fees - stock based (Note 8)	185,071	478,958	503,304	1,852,386	6,557,337
Depreciation	122,911	24,817	273,865	59,993	414,877
General and administrative	1,474,735	806,633	3,980,742	1,863,620	8,873,969
Impairment loss on mineral Properties (Note 5)	-	-	-	-	55,640
Interest and finance charges	25,642	-	25,642	-	142,038
Management fees	190,383	234,659	620,536	831,741	1,743,942
Management fees - stock based (Note 8)	1,752,250	473,000	2,019,250	2,372,753	4,717,003
Mineral property expenditures (Note 5)	1,803,677	1,499,550	5,084,304	3,016,252	9,791,321
Professional fees	190,276	155,113	512,383	341,110	1,255,212
Wages and benefits - stock based (Note 8)	275,724	195,113	1,028,446	667,291	1,695,737
	6,130,718	3,959,250	14,460,579	11,217,440	36,620,764
LOSS BEFORE OTHER ITEMS	(6,130,718)	(3,959,250)	(14,460,579)	(11,217,440)	(36,620,764)
OTHER ITEMS
Interest income	25,983	150,776	157,410	255,161	553,728
Gain on sale of assets	-	-	-	363,757	363,757
Gain on sale of marketable securities	34,168	-	34,168	-	34,168
Other income	-	-	10,355	29,713	51,530
LOSS BEFORE INCOME TAXES	(6,070,567)	(3,808,474)	(14,258,646)	(10,568,809)	(35,617,581)
INCOME TAXES
Deferred income tax (expense) benefit	(69,802)	-	(187,681)	-	7,490
NET LOSS FOR THE PERIOD	(6,140,369)	(3,808,474)	(14,446,327)	(10,568,809)	(35,610,091)
OTHER COMPREHENSIVE (LOSS) INCOME (NET OF INCOME TAXES)	(102,633)	-	(275,957)	-	11,030
TOTAL COMPREHENSIVE LOSS FOR THE PERIOD	$(6,243,002)	$(3,808,474)	$(14,722,284)	$(10,568,809)	$(35,599,061)

BASIC AND DILUTED NET LOSS PER SHARE	$(0.15)	$(0.11)	$(0.37)	$(0.33)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING, BASIC AND DILUTED	39,780,823	35,809,141	38,709,387	31,925,691

The accompanying notes are an integral part of these consolidated financial statements.

URANIUM ENERGY, CORP.
(An Exploration Stage Company)

CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
(Unaudited)

	Common Stock		Additional	Obligation to issue	Subscriptions	Accumulated	Accumulated Other Comprehensive	Stockholders'
	Shares	Amount	Paid-in Capital	shares	Received	Deficit	Income	Equity

Balance, July 31, 2007 (As Restated, see Note 13)	37,612,088	$37,612	$42,950,985	$ -	$34,750	$(21,163,764)	$286,987	$22,146,570

Common stock
Issued for cash at $3.75 per share	1,800,000	1,800	6,748,200	-	-	-	-	6,750,000
Issued on the exercise of options	330,000	330	206,260	-	-	-	-	206,590
Issued on the exercise of warrants	48,235	48	137,707	-	(34,750)	-	-	103,005
Issued pursuant to service agreements	25,000	25	80,875	38,250	-	-	-	119,150

Share issuance costs	-	-	(476,911)	-	-	-	-	(476,911)

Stock based compensation
Options issued for consulting services	-	-	392,781	-	-	-	-	392,781
Options issued for management fees	-	-	2,019,250	-	-	-	-	2,019,250
Options issued for wages and benefits	-	-	1,028,446	-	-	-	-	1,028,446

Warrants issued as penalties pursuant to private placement agreements	-	-	25,642	-	-	-	-	25,642
Recovery of short swing profits	-	-	119,138	-	-	-	-	119,138
Net loss for the period	-	-	-	-	-	(14,446,327)	-	(14,446,327)
Unrealized loss on available-for-sale securities	-	-	-	-	-	-	(275,957)	(275,957)

Balance, April 30, 2008	39,815,323	$39,815	$53,232,373	$38,250	$ -	$(35,610,091)	$11,030	$17,711,377

All share amounts have been restated to reflect the 2:1 reverse share consolidation in January 2005 and the 1.5:1 forward share split as of the date of record, February 28, 2006.

The accompanying notes are an integral part of these consolidated financial statements.

URANIUM ENERGY CORP.
(An Exploration Stage Company)

CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended April 30, 2008	Nine Months Ended April 30, 2007	For the Period From May 16, 2003 (inception) to April 30, 2008
CASH FLOWS FROM OPERATING ACTIVITIES
	$(14,446,327)	$(10,568,809)	$(35,610,091)
Adjustments to reconcile net loss to net cash from operating activities:
Stock based compensation	3,551,000	4,892,430	12,970,077
Stock based mineral property expenditures	-	138,750	138,750
Impairment loss on mineral properties	-	-	55,640
Non-cash interest and finance charges	25,642	-	142,038
Depreciation and amortization	273,866	59,993	414,878
Deferred income tax expense (benefit)	187,681	-	(7,490)
Gain on sale of assets	-	(363,757)	(363,757)
Gain on sale of marketable securities	(34,168)	-	(34,168)
Changes in operating assets and liabilities:
Accounts and interest receivable	(44,366)	(3,183)	(48,781)
Prepaid expenses and deposits	(108,054)	(436,826)	(250,767)
Accounts payable and accrued liabilities	455,414	103,609	823,043
NET CASH FLOWS USED IN OPERATING ACTIVITIES	(10,139,312)	(6,177,793)	(21,770,628)
CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of shares for cash	6,582,685	17,213,656	31,697,581
Convertible debenture proceeds	-	-	20,000
Share issuance costs	-	-	(329,700)
Recovery of short swing profits	119,138	-	119,138
Advances (to) from related parties	(10,320)	-	(10,320)
NET CASH FLOWS FROM FINANCING ACTIVITIES	6,691,503	17,213,656	31,496,699
CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of mineral rights and properties	(1,655,090)	(2,519,328)	(4,966,439)
Acquisition of databases	(600,000)	(81,750)	(901,750)
Proceeds from sale of assets	-	150,000	150,000
Proceeds from sale of investments	186,228	-	186,228
Purchase of equipment	(757,647)	(313,520)	(1,380,475)
Restricted cash	(154,458)	(137,667)	(158,958)
NET CASH FLOWS USED IN INVESTING ACTIVITIES	(2,980,967)	(2,902,265)	(7,071,394)
(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(6,428,776)	8,133,598	2,654,677
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	9,083,453	3,597,009	-

CASH AND CASH EQUIVALENTS, END OF PERIOD	$2,654,677	$11,730,607	$2,654,677

CASH AND CASH EQUIVALENTS CONSIST OF:
Cash in bank	$655,458	$48,810	$655,458
Term deposits	1,999,219	11,681,797	1,999,219
	$2,654,677	$11,730,607	$2,654,677

SUPPLEMENTAL CASH FLOW INFORMATION AND NONCASH INVESTING AND FINANCING ACTIVITIES (Note 11)

The accompanying notes are an integral part of these consolidated financial statements.

URANIUM ENERGY CORP.
(An Exploration Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
APRIL 30, 2008 (Unaudited)

NOTE 1:            NATURE OF OPERATIONS

Uranium Energy Corp. (the "Company") was incorporated on May 16, 2003 in the State of Nevada. The Company owns a 100% interest in UEC Resources Ltd. ("UEC Resources"), a private company incorporated in the province of British Columbia, Canada on December 21, 2007. Since November 1, 2004, the Company has acquired mineral leases and entered into joint venture agreements, directly and under options, for the purposes of exploring for economic deposits of uranium in the States of Arizona, Colorado, New Mexico, Texas, Utah, and Wyoming. To April 30, 2008 interests in approximately 70,672 net acres of mineral properties have been staked, leased or are under option by the Company.

These consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America.

The Company commenced operations on May 16, 2003 and has not realized any significant revenues since inception. As at April 30, 2008, the Company has working capital of $2,419,585 and an accumulated deficit of $35,610,091. Existing cash resources are currently not expected to provide sufficient funds through the upcoming year, the capital expenditures required to achieve planned principal operations may be substantial. The continuation of the Company as a going concern is dependent upon the ability of the Company to obtain necessary financing to continue operations. The Company is in the exploration stage of its mineral property development and to date has not yet established any proven mineral reserves on its existing properties. The continued operations of the Company and the recoverability of the carrying value of its assets is ultimately dependent upon the ability of the Company to achieve profitable operations. To date, the Company has completed private placements and received funding through the exercise of stock options and share purchase warrants for net proceeds of $31,387,881 from the issuance of shares of the Company's common stock.

Unaudited Interim Consolidated Financial Statements

The accompanying unaudited interim consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-QSB of Regulation S-B. They do not include all information and footnotes required by United States generally accepted accounting principles for complete financial statements. However, except as disclosed herein, there have been no material changes in the information disclosed in the notes to the financial statements for the seven months ended July 31, 2007 (as restated, see Note 13) included in the Company's Transition Report on Form 10-KSB, as amended, filed with the Securities and Exchange Commission. The interim unaudited consolidated financial statements should be read in conjunction with those financial statements included in the Form 10-KSB, as amended. In the opinion of management, all adjustments considered necessary for a fair presentation, consisting solely of normal recurring adjustments, have been made. Operating results for the nine months ended April 30, 2008 are not necessarily indicative of the results that may be expected for the year ending July 31, 2008.

NOTE 2:             SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principles of Consolidation

These consolidated financial statements are presented in United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements include the accounts of Uranium Energy Corp. (incorporated in the State of Nevada, USA) and its wholly-owned subsidiary, UEC Resources Ltd. (incorporated in the province of British Columbia, Canada). All significant inter-company transactions and balances have been eliminated upon consolidation.

Cash and Cash Equivalents

The Company considers all highly liquid instruments with an original maturity of three months or less at the time of issuance to be cash equivalents.

Use of Estimates

The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities at the date of the financial statements and revenues and expenses during the period reported. By their nature, these estimates are subject to measurement uncertainty and the effect on the financial statements of changes in such estimates in future periods could be significant. Significant areas requiring management's estimates and assumptions are determining the fair value of transactions involving common stock, valuation and impairment losses on mineral property acquisitions, valuation of stock-based compensation, and valuation of available-for-sale securities. Other areas requiring estimates include allocations of expenditures to resource property interests and depreciation of property and equipment. Actual results could differ from those estimates.

Mineral Property Costs

The Company is primarily engaged in the acquisition, exploration and development of mineral properties.

Mineral property acquisition costs are initially capitalized as tangible assets when purchased. At the end of each fiscal quarter end, the Company assesses the carrying costs for impairment. If proven and probable reserves are established for a property and it has been determined that a mineral property can be economically developed, costs will be amortized using the units-of-production method over the estimated life of the probable reserve.

Mineral property exploration costs are expensed as incurred.

Estimated future removal and site restoration costs, when determinable are provided over the life of proven reserves on a units-of-production basis. Costs, which include production equipment removal and environmental remediation, are estimated each period by management based on current regulations, actual expenses incurred, and technology and industry standards. Any charge is included in exploration expense or the provision for depletion and depreciation during the period and the actual restoration expenditures are charged to the accumulated provision amounts as incurred.

As of the date of these consolidated financial statements, the Company has not established any proven or probable reserves on its mineral properties and incurred only acquisition and exploration costs.

Databases

Costs related to internally developed databases are expensed as incurred. Costs of acquired mineral property databases are capitalized upon acquisition. Mineral property databases are tested for impairment whenever events or changes indicate the carrying value amount may not be recoverable. An impairment loss is recognized if it is determined that the carrying amount is not recoverable and exceeds fair value. Mineral property databases are amortized over five years using the straight-line method.

Restoration and Remediation Costs (Asset Retirement Obligations)

Various federal and state mining laws and regulations require the Company to reclaim the surface areas and restore underground water quality for its mine projects to the pre-existing mine area average quality after the completion of mining. In August 2001, the FASB issued Statement of Financial Accounting Standards ("SFAS") No. 143, "Accounting for Asset Retirement Obligations," which established a uniform methodology for accounting for estimated reclamation and abandonment costs.

Future reclamation and remediation costs are accrued based on management's best estimate at the end of each period of the costs expected to be incurred at each project. Such estimates are determined by the Company's engineering studies calculating the cost of future surface and groundwater activities.

Impairment of Long-Lived Assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Recoverability of these assets is measured by comparison of its carrying amount to future undiscounted cash flows the assets are expected to generate.

Financial Instruments

The fair values of cash and cash equivalents, restricted cash, other current monetary assets, accounts payable and accrued liabilities were estimated to approximate their carrying values due to the immediate or short-term maturity of these financial instruments. The Company's operations and financing activities are conducted primarily in United States dollars, and as a result the Company is not subject to significant exposure to market risks from changes in foreign currency rates. Management has determined that the Company is not exposed to significant credit risk.

Loss per Common Share

Basic loss per share includes no dilution and is computed by dividing loss attributable to common stockholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflects the potential dilution of securities that could share in the earnings (loss) of the Company. The common shares potentially issuable on conversion of outstanding convertible debentures and exercise of stock options were not included in the calculation of weighted average number of shares outstanding because the effect would be anti-dilutive.

Foreign Currency Translation

The functional currency of the Company is United States dollars. UEC Resources Ltd. maintains its accounting records in their local currency (Canadian dollar). In accordance with SFAS No. 52, "Foreign Currency Translation", the financial statements of the Company's subsidiary is translated into United States dollars using period end exchange rates as to monetary assets and liabilities and average exchange rates as to revenues and expenses. Non-monetary assets are translated at their historical exchange rates. Net gains and losses resulting from foreign exchange translations and foreign currency exchange gains and losses on transactions occurring in a currency other than the Company's functional currency are included in the determination of net income in the period.

Income Taxes

The Company follows the liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances. Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment. As at April 30, 2008 the Company had net operating loss carry forwards; however, due to the uncertainty of realization, the Company has provided a full valuation allowance for the potential deferred tax assets resulting from these losses carry forwards.

Stock-Based Compensation

On January 1, 2006, the Company adopted SFAS No. 123 (revised 2004) (SFAS No. 123R), Share-Based Payment, which addresses the accounting for stock-based payment transactions in which an enterprise receives employee services in exchange for (a) equity instruments of the enterprise or (b) liabilities that are based on the fair value of the enterprise's equity instruments or that may be settled by the issuance of such equity instruments. In January 2005, the Securities and Exchange Commission (SEC) issued Staff Accounting Bulletin (SAB) No. 107, which provides supplemental implementation guidance for SFAS No. 123R. SFAS No. 123R eliminates the ability to account for stock-based compensation transactions using the intrinsic value method under Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and instead generally requires that such transactions be accounted for using a fair-value-based method. The Company uses the Black-Scholes-Merton ("BSM") option-pricing model to determine the fair-value of stock-based awards under SFAS No. 123R, consistent with that used for pro forma disclosures under SFAS No. 123, Accounting for Stock-Based Compensation. The Company has elected the modified prospective transition method as permitted by SFAS No. 123R and accordingly prior periods have not been restated to reflect the impact of SFAS No. 123R. The modified prospective transition method requires that stock-based compensation expense be recorded for all new and unvested stock options, restricted stock, restricted stock units, and employee stock purchase plan shares that are ultimately expected to vest as the requisite service is rendered beginning on January 1, 2006 the first day of the Company's fiscal year 2006. Stock-based compensation expense for awards granted prior to January 1, 2006 is based on the grant date fair-value as determined under the pro forma provisions of SFAS No. 123. On a quarterly basis, the Company estimates expected forfeitures and updates the valuation accordingly.

Prior to the adoption of SFAS No. 123R, the Company measured compensation expense for its employee stock-based compensation plans using the intrinsic value method prescribed by APB Opinion No. 25. The Company applied the disclosure provisions of SFAS No. 123 as amended by SFAS No. 148, Accounting for Stock-Based Compensation - Transition and Disclosure, as if the fair-value-based method had been applied in measuring compensation expense. Under APB Opinion No. 25, when the exercise price of the Company's employee stock options was equal to the market price of the underlying stock on the date of the grant, no compensation expense was recognized.

Property and Equipment

Property and equipment are recorded at cost and are amortized using the straight-line method over their estimated useful lives at the following rates:

Computer Equipment	3 years
Exploration Equipment	5 years
Furniture and Fixtures	5 years
Leasehold Improvements	term of lease
Vehicles	5 years

Recent Accounting Pronouncements

In September 2006, FASB issued SFAS No. 157, "Fair Value Measurements" ("SFAS 157"). The objective of SFAS 157 is to increase consistency and comparability in fair value measurements and to expand disclosures about fair value measurements. SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS 157 applies under other accounting pronouncements that require or permit fair value measurements and does not require any new fair value measurements. The provisions of SFAS 157 are effective for fair value measurements made in fiscal years beginning after November 15, 2007. The Company is currently assessing the impact of SFAS 157 on its financial position and results of operations.

In February 2007, the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities". This Statement permits entities to choose to measure many financial assets and financial liabilities at fair value. Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. The Company is currently assessing the impact of SFAS No. 159 on its financial position and results of operations.

In February 2008, the FASB released FSP No. FAS 157-2. FSP No. FAS 157-2 defers the effective date of SFAS 157 for one year for nonfinancial assets and nonfinancial liabilities that are recognized or disclosed at fair value in the financial statements on a nonrecurring basis. It does not defer recognition and disclosure requirements for financial assets and financial liabilities, or for nonfinancial assets and nonfinancial liabilities that are remeasured at least annually.

NOTE 3:             RESTRICTED CASH

Restricted cash included certificates of deposit issued to the Wyoming Department of Environmental Quality, Land Quality Division, in lieu of a surety bond. The certificates of deposit accrue interest at 3.5% and 3.75% per annum, are automatically renewable and are protected by federal insurance up to $100,000. During the nine months ended April 30, 2008, the Company transferred certificates of deposits from the AB Claims project in the total aggregate amount of $136,458 under the same terms as above for drill hole reclamation bonding on the Burnt Wagon exploration project, Natrona county, Wyoming. Additionally, the Company has placed additional deposits of $18,000 with the Arizona State Land Department pursuant to exploration activities in the State of Arizona.

NOTE 4:             AVAILABLE-FOR-SALE SECURITIES

Available-for-sale securities consist of shares in a publicly traded company listed on the Toronto and Johannesburg Stock Exchanges. During the nine months ended April 30, 2008 the Company realized a $34,168 gain on the disposal of available-for-sale securities. As of April 30, 2008 the Company reported the available-for-sale securities at market value and accordingly, recorded a $11,030 unrealized gain which has been reported in other comprehensive income, net of income taxes.

NOTE 5:             MINERAL EXPLORATION PROPERTIES

Uranium Exploration

Since November 1, 2004, the Company has been acquiring mineral leases for the purpose of exploring for economic deposits of uranium in the states of Arizona, Colorado, New Mexico, Texas, Utah, and Wyoming.

As of April 30, 2008, a total of 80,904 gross acres (70,672 net mineral acres) of mineral properties have been staked. leased or optioned pursuant to agreements by the Company in the States of Arizona, Colorado, New Mexico, Texas, Utah, and Wyoming for the purposes of uranium exploration for a total cost of $4,966,438 plus $8,207,500 representing the fair value of non-cash compensation, for a cumulative cost of $13,173,938. The totals include 3,291 net acres (6,717 gross acres leased by Cibola Resources LLC of which the Company holds a 49% interest). These leases are subject to varying royalty interests, some of which are indexed to the sale price of uranium. As of April 30, 2008, total yearly recurring maintenance payments of $324,501 are required to maintain existing mineral leases.

Goliad Project

On October 11, 2005, the Company entered into a mineral asset option agreement (the "Moore Option") granting the Company the option to acquire certain mineral property leases in the State of Texas for total consideration of $200,000 and 3,000,000 post-split restricted common shares at a fair value of $0.33 per share. In consideration for the Moore Option and its partial exercise over the option term, the Company has made cash payments totaling $200,000 and issued 3,000,000 post-split shares of restricted common stock. Upon completion of the terms of the Moore Option title to the leases were transferred to the Company.

Acquisition costs for the Moore Option total $8,407,500 as of April 30, 2008 and include the following: (i) cash payments of $200,000, (ii) 750,000 restricted common shares issued on October 11, 2005 with a fair value of $250,000, (iii) 500,000 restricted common shares issued on April 10, 2006 with a fair value of $1,150,000, (iv) 250,000 restricted common shares issued on September 28, 2006 with a fair value of $462,500, (v) 750,000 restricted common shares issued on October 10, 2006 with a fair value of $975,000, and (vi) 750,000 restricted common shares issued on April 11, 2007 with a fair value of $5,370,000. Additionally, the Company has incurred $275,938 in other mineral right and property acquisition charges on the Goliad project, for a cumulative cost of $8,683,438 as of April 30, 2008.

Holley Option

On March 28, 2007 the Company entered into a letter option agreement (the "Holley Option") granting the Company the option to acquire certain mineral property leases, which are located in the States of Colorado, New Mexico, and Utah, together with certain historical database records for total consideration of $1,594,690. Under the terms of the Holley Option, and in order to maintain its option to acquire the assets, the Company is required to make the following option payments totaling $1,500,000 to the order and direction of the Holley Option holders in the following manner:

(a)          an initial payment of $25,000 on the execution date (paid);

(b)          a payment of $100,000 on March 28, 2007 (paid);

(c)          a payment of $475,000 on or before April 27, 2007 (paid);

(d)          a further payment of $500,000 on or before April 27, 2008 (paid subsequently); and

(e)          a final payment of $400,000 on or before April 27, 2009.

Upon execution of the Holley Option the Company also reimbursed the Holley Option holders with approximately $95,000 in prior regulatory fees and property payments. In addition, the Company will be required to pay a royalty of 2% or 3% of the gross proceeds received from the sale of any uranium or vanadium produced in relation to any mineral claim covered under the Holley Option and, at any time during the option period or thereafter, the Company may elect to purchase the royalty interest at a base cost of $300,000 for each 1% interest it wishes to acquire. Additionally, the Company has incurred $11,665 in other mineral right and property acquisition charges related to the Holley Option, for a cumulative cost of $706,426 as of April 30, 2008.

Cibola Resources LLC

On April 27, 2007, with a reference date of April 26, 2007, the Company entered into a joint venture with Neutron Energy Inc. ("NEI"), a Wyoming corporation, in connection with the exploration of a property covering 6,717 acres located in Cibola County, New Mexico (the "Property") for uranium resources. In connection with the joint venture, Cibola Resources LLC ("Cibola"), a limited liability company under the laws of the State of Delaware, was formed to undertake the exploration activities as contemplated by the parties.

NEI acquired a ten year mining lease (the "Lease") to the Property from La Merced del Pueblo de Cebolleta ("Cebolleta"), a private entity that has the authority over the natural resources of the Property, pursuant to a Mining Lease and Agreement between Cebolleta and NEI effective April 6, 2007 (the "Mining Lease Agreement"), and has contributed the Lease to Cibola. Terms of the Lease provide for:

(a)          initial payments of $3,000,000 (paid by NEI, of which 49% was reimbursed to NEI by the Company);

(b)          an additional cash payment of $2,000,000 six months from the effective date of the Lease ($980,000 paid, being the Company's portion);

(c)          every year after April 6, 2007 until uranium production begins, an advance royalty of $500,000 (to be deducted from any royalties paid in that same year);

(d)          a recoverable reserve payment of $1 per pound of recoverable uranium reserves upon the completion of a feasibility study by an independent mining engineering firm, which will be reduced by all prior payments as described in clause (a) through (c) above;

(e)          a production royalty of between 4.50% and 8.0% depending upon the sale price of uranium; and

(f)          the funding of a $30,000 per year scholarship program.

The Company has reimbursed an aggregate of $2,450,000 to NEI (49%) of the capital invested to date. As a result, NEI and the Company hold a 51% and 49% interest, respectively, in Cibola and the Company is obligated to pay 49% of all future commitments under the terms of the Lease. Additionally, the Company has paid $119,137 in exploration costs on behalf of Cibola for a cumulative contribution of $2,569,137. As an exploration stage company, Cibola has no liabilities as of January 31, 2008 and accordingly, $2,450,000 in mineral right and property acquisition costs in addition to $36,750 in database acquisition costs have been capitalized while other contributions of exploration costs have been charged to mineral property expenditures.

In December 2003, FASB issued FIN 46(R) "Consolidation of Variable Interest Entities" which requires investors to consolidate the financial information of investees in which they are the primary beneficiary. The Company is not the primary beneficiary in Cibola and accordingly, no consolidated financial information is required.

New River Project

Effective November 1, 2007, the Company entered into a binding letter Agreement to Purchase Assets (the "Agreement") with Melvin O. Stairs, Jr. ("Mr. Stairs"), whereby the Company acquired from Mr. Stairs an undivided 100% legal, beneficial and registered interest in and to a certain mineral exploration claim represented by permit number 08-111678, which is located at T7N R3E, Section 32, in Maricopa County, Arizona (the "Mineral Claim"), together with a certain database containing various material information respecting the subject Mineral Claim (the Mineral Claim and its database, collectively, the "Assets"). As consideration for acquisition of the Assets, the Company has agreed to make the following payments (each a "Purchase Price Payment") and the following Mineral Claim maintenance payments (each a "Purchase Price Maintenance Payment") to Mr. Stairs in the following manner at the following times after November 1, 2007 (the "Acceptance Date"):

(a)          Purchase Price Payments: pay to the order and direction of Mr. Stairs the following Purchase Price Payments in the aggregate sum of U.S. $1,200,000 in the following manner and at the following times:

i)          an initial and non-refundable Purchase Price Payment of U.S. $10,000 immediately upon the Acceptance Date of the Agreement (paid);

ii)         further non-refundable Purchase Price Payments of U.S. $95,000 on or before January 10, 2008 (paid) and August 15, 2008; and

iii)        further non-refundable Purchase Price Payments of U.S. $100,000 every six months commencing on or before January 10, 2009 and ending August 15, 2013.

(b)          Purchase Price Maintenance Payments: pay, or cause to be paid, all outstanding, existing and future underlying regulatory and governmental fees, payments and assessment work required to keep the Mineral Claim interests comprising the Assets in good standing during the continuance of the Agreement and prior to our satisfaction of the entire Purchase Price consideration and including, without limitation, all permitting costs, transfer fees and any reclamation costs associated in any manner with the Mineral Claim interests comprising the Assets.

Pursuant to the terms of the Agreement, in order to secure the complete and timely payment of our purchase price obligations to Mr. Stairs under the Agreement, the Company granted a security interest in and to, a lien upon and a right of set-off against its right, title and interest in and to the Assets.

In addition, and pursuant to the terms of the Agreement, at any time prior to the earlier of the payment of the entire Purchase Price by us to Mr. Stairs or the termination of the Agreement for any reason, the Company has a right of first refusal to acquire all or any portion of any interest in the Agreement or to any mineral property interest which Mr. Stairs may have an interest in at anytime and which Mr. Stairs desires to dispose of (collectively, the "Holding"). If Mr. Stairs receives a bona fide offer to purchase from, or where a sale is solicited by Mr. Stairs, then upon settling the proposed terms thereof with a third party for the purchase or sale of the Holding, Mr. Stairs shall offer to sell the Holding to the Company. The offer to sell to the Company shall be on the same terms and conditions and of equivalent dollar value as those contained in the offer to the third party; provided, however, that should Mr. Stairs and the Company fail to agree upon a determination of the equivalent dollar value for any such offer, such equivalent dollar value shall be determined by arbitration under the provisions of the Agreement. The Company shall be entitled to elect, by notice to Mr. Stairs within 30 calendar days from the date of receipt of the offer to sell, to acquire the Holding, on the same terms and conditions as those set forth in the offer to the third party. If the Company does not exercise its right to acquire the Holding, Mr. Stairs may, for a period of 60 calendar days following the last date upon which it could have made the election, dispose of the Holding, but only on the same terms and conditions as set forth in that offer.

Additionally, the Company has incurred $16,400 in other mineral right and property acquisition charges on the New River project, for a cumulative cost of $121,400 as of April 30, 2008.

F-33 Acquisition (Todilto)

On November 13, 2007, the Company entered into an agreement to acquire certain mineral property leases located in Cibola County, New Mexico for total consideration of $400,000. Under the terms of the agreement, the Company paid an initial deposit of $100,000 upon closing with the remaining balance due in three installments of $100,000 due on March 31, 2008 (paid), December 31, 2008, and December 31, 2009. At the Company's option, the final two installments may be paid in stock, based on the average trading price of its common stock over the 10 days immediately preceding the due date. Additionally, the Company has incurred $61,681 in other mineral right and property acquisition charges on the Todilto project, for a cumulative cost of $261,681 as of April 30, 2008.
		July 31, 2007
	April 30, 2008	(As Restated, see Note 13)

Mineral Rights and Properties, Unproven
Cibola Resources, New Mexico	2,450,000	1,470,000
Goliad, Texas	8,683,438	8,625,568
Holley Option, Colorado, New Mexico and Utah	706,426	694,761
New River, Arizona	121,400	-
Todilto, New Mexico	261,681	-

Other Property Acquisitions	950,993	728,519
	13,173,938	11,518,848
Write Down for Loss on Impairment	(55,640)	(55,640)

	$13,118,298	$11,463,208

Mineral property exploration costs on a regional basis are as follows:
	Three Months Ended April 30, 2008	Three Months Ended April 30, 2007	Nine Months Ended April 30, 2008	Nine Months Ended April 30, 2007	For the Period From May 16, 2006 (inception) to April 30, 2008

Exploration Costs
Arizona	$ 100	$ -	$16,442	$ 28	$93,382
Colorado	72,320	7,605	124,405	7,605	175,430
Nevada	-	-	-	-	963
New Mexico	1,632	103,197	132,151	122,748	367,501
Texas	1,712,065	1,358,308	4,473,830	2,647,304	8,257,039
Utah	1,529	-	10,520	-	17,877
Wyoming	16,031	30,440	326,956	238,567	879,129
	$1,803,677	$1,499,550	$5,084,304	$3,016,252	$9,791,321

Historical Mining Databases

	April 30, 2008	July 31, 2007

Mineral Property Databases
Moore	141,890	141,890
Jebsen/Triantis	50,000	50,000
Brenniman	209,000	209,000
Halterman	166,500	166,500
Peirce	36,750	36,750
Jebsen	100,000
Tronox, LLC	500,000	-
	1,204,140	604,140
Accumulated Amortization	(181,912)	(67,957)

	$1,022,228	$536,183

NOTE 6:             PROPERTY AND EQUIPMENT
		July 31, 2007
	April 30, 2008	(As Restated, see Note 13)

Property and Equipment
Computer Equipment	$235,974	$98,897
Exploration Equipment	232,322	126,951
Furniture and Fixtures	58,388	43,723
Land	175,144	-
Leasehold Improvements	8,728	8,728
Vehicles	669,919	344,529
	1,380,475	622,828
Less: accumulated depreciation	(229,209)	(69,298)

	$1,151,266	$553,530

NOTE 7:             DUE TO RELATED PARTIES AND RELATED PARTY TRANSACTIONS

During the nine months ended April 30, 2008, the Company had transactions with certain officers and directors of the Company as follows:

(a)         incurred $620,536 in management fees, and recorded $2,019,250 in stock based compensation for the fair value of options granted to directors and officers during the period;

(b)         incurred $10,320 in general and administrative costs to be reimbursed by companies controlled by direct family members of current officer and a current director; and

(c)         incurred $66,412 in consulting fees and $67,175 in general and administrative costs, including $25,528 in rental charges and $16,615 in media and website development fees, paid to companies controlled by a direct family member of a current officer.

All related party transactions involving provision of services or tangible assets were recorded at the exchange amount, which is the value established and agreed to by the related parties reflecting arms length consideration payable for similar services or transfers.

NOTE 8:             CAPITAL STOCK

Share Capital

The Company's capital stock as at April 30, 2008 was 750,000,000 authorized common shares with a par value of $0.001 per share. On January 9, 2006, a majority of shareholders voted to amend the Company's Articles of Incorporation to increase the authorized capital from 75,000,000 shares of common stock to 750,000,000 shares of common stock. The increase in authorized capital was effective on February 1, 2006.

On February 14, 2006, the Company's Board of Directors, pursuant to minutes of written consent in lieu of a special meeting, authorized and approved a forward stock split on a 1.5 new for one old basis of the Company's total issued and outstanding shares of common stock (the "Forward Stock Split"). The Forward Stock Split was effectuated with a record date of February 28, 2006, upon filing the appropriate documentation. The Forward Stock Split increased the Company's issued and outstanding shares of common stock from 14,968,222 to approximately 22,452,338 shares of common stock. The common stock continued to have a $0.001 par value after the Forward Stock Split.

2008 Share Transactions

On December 12, 2007 the Company completed a private placement in the amount of 1,800,000 Units at a subscription price of $3.75 for gross proceeds to the Company of $6,750,000. Each Unit is comprised of one common share and one non-transferable share purchase warrant of the Company. Each warrant entitles the holder to purchase an additional common share of the Company for a period of one year from the date of issuance at an exercise price of $4.25 per share.

The December 12, 2007 private placement included a registration rights agreement, requiring a registration statement respecting the investors' securities within the Company declared effective by the SEC within four months from the original date of issuance by the Company of the securities underlying the original subscription agreements. Under the terms of the registration rights agreement, the Company shall use its reasonable best efforts to maintain the effectiveness of the registration statement for a period of not less than three years from the original date of issuance. If the Company fails to maintain the effectiveness of the registration statement for the three year period, additional warrants could be issuable as liquidated damages. Any additional warrant issuance is provided for under the terms of the registration rights agreement whereby 1/100 of an additional warrant was issuable to each such investor for each $1.00 in aggregate subscription price funds paid by the investor to the Company under the private placement and in respect of each 30 day period (or partial period thereof) of delay of the aforementioned registration statement effectiveness. As of April 30, 2008 1,957,500 additional warrants could be issuable as liquidated damages through the three year period expiring December 12, 2010.

On November 6, 2007 the Company issued 10,000 restricted common shares pursuant to a financial consulting agreement (refer to Note 10). At the time of issuance, the shares had a value of $4.46 per share and $44,600 was recorded as stock-based consulting fees. On January 24, 2008 the Company issued 7,500 restricted common shares pursuant to the same agreement. At the time of issuance, the shares had a value of $2.42 per share and $18,150 was recorded as stock-based consulting fees. Additionally, on April 30, 2008 the Company issued 7,500 restricted common shares pursuant to the same agreement. At the time of issuance, the shares had a value of $2.42 per share and $18,150 was recorded as stock-based consulting fees.

During the nine months ended April 30, 2008 48,235 common share purchase warrants were exercised for total proceeds of $137,755 and 330,000 common stock options were exercised for total proceeds of $206,667.

Share Purchase Warrants

On June 15, 2007 the Company issued to certain investors an aggregate of 59,998 non-transferable common share purchase warrants to acquire an equivalent number of common shares of the Company pursuant to the investors' respective December 22, 2006 private placement subscription agreements with the Company. These warrants were issued as liquidated damages resulting from the delay in not having a registration statement respecting the investors' securities within the Company declared effective by the SEC within four months from the original date of issuance by the Company of the securities underlying the original subscription agreements. This additional warrant issuance was provided for under the terms of the original subscription agreements whereby 1/100 of an additional warrant was issuable to each such investor for each $1.00 in aggregate subscription price funds paid by the investor to the Company under the private placement and in respect of each 30 day period (or partial period thereof) of delay of the aforementioned registration statement effectiveness. Each resulting warrant now entitles the holder thereof to purchase an additional share of the Company's restricted common stock under the same terms as the original warrants issued at the closing of the private placement in December of 2006. Under the terms of the subscription agreements, the Company shall use its reasonable best efforts to maintain the effectiveness of the registration statement for a period of not less than nine months from the June 15, 2007 effective date. If the Company failed to maintain the effectiveness of the registration statement for a period of eight months from the initial deadline of April 22, 2007, additional warrants could be issuable. As of April 30, 2008 no additional warrants are issuable as liquidated damages through the eight month period expired December 22, 2007.

On April 12, 2008 the Company issued to certain investors an aggregate of 67,480 non-transferable common share purchase warrants to acquire an equivalent number of common shares of the Company pursuant to the investors' respective December 12, 2007 private placement subscription agreements with the Company. These warrants were issued as liquidated damages resulting from the delay in not having a registration statement respecting the investors' securities within the Company declared effective by the SEC within four months from the original date of issuance by the Company of the securities underlying the original subscription agreements. This additional warrant issuance was provided for under the terms of the original subscription agreements whereby 1/100 of an additional warrant was issuable to each such investor for each $1.00 in aggregate subscription price funds paid by the investor to the Company under the private placement and in respect of each 30 day period (or partial period thereof) of delay of the aforementioned registration statement effectiveness. Each resulting warrant now entitles the holder thereof to purchase an additional share of the Company's restricted common stock under the same terms as the original warrants issued at the closing of the private placement in December of 2007. Under the terms of the subscription agreements, the Company shall use its reasonable best efforts to maintain the effectiveness of the registration statement for a period of not less than three years from the original date of issuance. As of April 30, 2008 2,092,500 additional warrants could be issuable as liquidated damages through the three year period expiring December 12, 2010.

A summary of the Company's common share purchase warrants as of April 30, 2008 and changes during the period is presented below:

	Number of warrants	Weighted average exercise price	Weighted average remaining life (years)

Balance, July 31, 2007	4,009,998	$ 2.66	1.70
Issued	1,867,480	4.25	1.00
Exercised	(48,235)	(2.86)	(0.50)
Balance, January 31, 2008	5,829,243	$ 3.17	0.94

The aggregate intrinsic value ("AIV") under the provisions of SFAS No. 123R of the 500,000 compensation warrants previously issued to consultants as at April 30, 2008 was estimated at $710,000.

Stock Options

On December 19, 2005 the Board of Directors of the Company ratified, approved and adopted a Stock Option Plan for the Company in the amount of 5,250,000 shares at $0.333 per share. On April 10, 2006 the Company amended its 2005 Stock Option Plan whereby, subject to adjustment from time to time as provided in Article 11.1, whereby the number of common shares available for issuance under the Plan was increased from 5,250,000 shares to 7,500,000 shares. On October 10, 2006 the Company ratified the 2006 Stock Incentive Plan whereby, subject to adjustment from time to time as provided in Article 18.1, the number of common shares available for issuance under the Plan was increased to 10,000,000 shares.

On November 1, 2007 a total of 660,000 stock options were granted to employees and a director at an exercise price of $3.80 per share. The term of these options is ten years. The fair value of these options at the date of grant of $1,762,200 was estimated using the Black-Scholes option pricing model with an expected life of 5 years, a risk free interest rate of 4.33%, a dividend yield of 0%, and an expected volatility of 87%. During the nine months ended April 30, 2008, the $1,014,600 value of the options earned during the period has been recorded as stock based consulting fees, management fees, and wages.

On January 25, 2008 a total of 100,000 stock options were granted to an employee and a consultant at an exercise price of $2.45 per share. The term of these options is ten years. The fair value of these options at the date of grant of $162,000 was estimated using the Black-Scholes option pricing model with an expected life of 5 years, a risk free interest rate of 3.50%, a dividend yield of 0%, and an expected volatility of 80%. During the nine months ended April 30, 2008, the $48,600 value of the options earned during the period has been recorded as stock based consulting fees.

On February 11, 2008 a total of 65,000 stock options were granted to consultants at an exercise price of $2.68 per share. The term of these options is ten years. The fair value of these options at the date of grant of $125,450 was estimated using the Black-Scholes option pricing model with an expected life of 5 years, a risk free interest rate of 3.00%, a dividend yield of 0%, and an expected volatility of 92%. During the three nine ended April 30, 2008, the $38,520 value of the options earned during the period has been recorded as stock based consulting fees.

On April 7, 2008 a total of 1,150,000 stock options were granted to employees, directors and officers at an exercise price of $2.50 per share. The term of these options is ten years. The fair value of these options at the date of grant of $1,874,500 was estimated using the Black-Scholes option pricing model with an expected life of 5 years, a risk free interest rate of 2.23%, a dividend yield of 0%, and an expected volatility of 80%. During the three nine ended April 30, 2008, the $1,787,907 value of the options earned during the period has been recorded as stock based management fees and wages.

A summary of the Company's stock options as of April 30, 2008 and changes during the period is presented below:
	Number of options	Weighted average exercise price	Weighted average remaining life (years)

Balance, July 31, 2007	3,832,500	$ 1.44	8.90
Issued	1,975,000	3.62	10.00
Exercised	(330,000)	(0.83)	(8.46)
Balance, January 31, 2008	5,477,500	$ 2.03	8.70

The AIV under the provisions of SFAS No. 123R of all outstanding options at April 30, 2008 was estimated at $4,731,950. Additionally, the AIV of options exercised during the nine months ended April 30, 2008 was estimated at $872,733.

Stock Based Compensation

A summary of stock based compensation expense as of April 30, 2008:

	Nine Months Ended April 30, 2008	Nine Months Ended April 30, 2007	For the Period From May 16, 2003 (inception) to October 31, 2007

Stock Based Consulting
Amortization of deferred compensation	$ -	$1,118,259	$1,157,500
Common stock issued for consulting services	110,525	55,125	191,500
Options issued to consultants	392,779	679,002	3,589,811
Warrants issued for consulting services	-	-	1,618,526
	503,304	1,852,386	6,557,337

Stock Based Management Fees
Amortization of deferred compensation	-	325,000	650,000
Options issued to management	2,019,250	2,047,753	4,067,003
	2,019,250	2,372,753	4,717,003

Stock Based Wages and Benefits
Options issued to employees	1,028,446	667,291	1,695,737
	$3,551,000	$4,892,430	$12,970,077

NOTE 9:             INCOME TAXES

As of April 30, 2008 the Company had net operating loss carry forwards of approximately $26,896,179 that may be available to reduce future years' taxable income. These carry forwards will begin to expire, if not utilized, commencing in 2023. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry forwards.

The Company reviews its valuation allowance requirements on an annual basis based on projected future operations. When circumstances change and this causes a change in management's judgment about the recoverability of future tax assets, the impact of the change on the valuation allowance is generally reflected in current income.

A reconciliation of income tax computed at the federal and state statutory tax rates and the Company's effective tax rate is as follows:
	Nine Months Ended April 30, 2008	Nine Months Ended April 30, 2007

Federal income tax provision at statutory rate	(35.00)%	(35.00)%
States income tax provision at statutory rates, net of federal income tax effect	(5.48)%	(5.48)%
Total income tax provision	(40.48)%	(40.48)%

The actual income tax provisions differ from the expected amounts calculated by applying the combined federal and state corporate income tax rates to the Company's loss before income taxes. The components of these differences are as follows:
	Nine Months Ended	Nine Months Ended
	April 30, 2008	April 30, 2007

Loss before income taxes	$(14,258,646)	$(10,568,809)
Corporate tax rate	40.48%	40.48%
Expected tax expense (recovery)	(5,771,900)	(4,278,254)

Increase (decrease) resulting from:
Permanent differences	1,354,264	1,294,546
True-up adjustment	1,755	-
Non-qualified stock options	-	-
Change in valuation allowance	4,603,756	2,983,708
From Operations	187,875	-
Unrecognized gain, other comprehensive income	(187,875)	-
Future income tax provision (recovery)	$ -	$ -

The Company's deferred tax assets are as follows:

	April 30, 2007	July 31, 2007

Deferred tax assets
Mineral property acquisitions	$5,727,247	$4,782,209
Exploration costs	2,877,038	1,398,264
Permitting fees and expenditures	263,312	87,655
Stock option expense	596,020	1,195,355
Depreciable property	57,606	7,230
Charitable donations	7,475	7,475
Loss carry forwards	10,939,053	8,588,468
	20,467,751	16,066,656
Valuation allowance	(20,475,241)	(15,871,485)
Net Deferred Tax Assets	7,490	195,171
Deferred tax liability, other comprehensive income	(7,490)	(195,171)
Net Deferred Income Tax Assets	$ -	$ -

As the criteria for recognizing future income tax assets have not been met due to the uncertainty of realization, a valuation allowance of 100% has been recorded for the current and prior year.

The Company's net operating loss carryforwards expire as follows:

July 31, 2023	$24,132
July 31, 2024	74,499
July 31, 2025	403,227
July 31, 2026	13,037,184
July 31, 2027	7,866,184
July 31, 2028	5,490,953
$26,896,179

For U.S. federal income tax purposes a change in ownership under IRC Section 382 may have occurred in a prior year. If an ownership change has occurred, the utilization of these losses against future income would be subject to an annual limitation. The annual limitation would be equal to the value of the Company immediately prior to the change in ownership multiplied by the IRC Section 382 rate in effect during the month of the change.

NOTE 10          COMMITMENTS

On September 6, 2007 the Company entered into an agreement for media distribution services valued at approximately $270,000. Under the terms of the agreement, the Company paid a retainer of $100,000, with the balance of the agreement due upon completion of the services. As of April 30, 2008 no services had been provided and accordingly, the $100,000 retainer is classified as a prepaid expense.

On November 1, 2007 the Company entered into an asset purchase agreement for a mineral exploration claim and related database information located in Maricopa County, Arizona. Under the terms of the agreement, the Company will pay total consideration of $1,200,000 including i) a $10,000 deposit upon execution (paid), ii) installments of $95,000 cash on January 10, 2008 (paid) and August 15, 2008, and iii) installments totaling $100,000 on January 10 and August 15 of each year for the period from January 10, 2009 through August 15, 2013. Additionally, the Company has granted the seller security interest on the acquired assets until the agreement is paid in full.

On November 13, 2007 the Company entered into an agreement to acquire certain mineral property leases located in Cibola County, New Mexico for total consideration of $400,000. Under the terms of the agreement, the Company paid an initial deposit of $100,000 upon closing with the remaining balance due in three installments of $100,000 due on March 31, 2008 (paid), December 31, 2008, and December 31, 2009. At the Company's option, the final two installments may be paid in stock, based on the average trading price of the Company's common stock over the 10 days immediately preceding the due date.

On January 17, 2008 the Company entered into a twelve month consulting services agreement at $6,000 per month. The consultant will provide services for legislative, administrative, executive and regulatory matters in the State of Texas. As requested, the consultant may also assist in discussions with appropriate federal executive and legislative officials.

The Company is committed to pay its key executives a total of approximately $610,000 per year for management services.

The Company is currently leasing office premises in New Mexico, Texas, and Wyoming with total monthly payments of $8,759 with all agreements having a maximum term of no more than three years. Additionally, the Company is renting office space in Vancouver, Canada on a month to month basis at approximately $4,100 per month.

The aggregate minimum payments over the next five years are as follows:

April 30, 2009	$902,138
April 30, 2010	417,658
April 30, 2011	200,000
April 30, 2012	200,000
April 30, 2013	200,000
Thereafter	100,000
$2,019,796

NOTE 11          SUPPLEMENTAL CASH FLOW INFORMATION AND
                           NONCASH INVESTING AND FINANCING ACTIVITIES
Nine Months Ended
	April 30, 2008	April 30, 2007

Interest paid	$ -	$ -
Income taxes paid	$ -	$ -

NOTE 12:           SUBSEQUENT EVENTS

(l)         On May 12, 2008 the Company issued to certain investors an aggregate of 67,480 non-transferable common share purchase warrants to acquire an equivalent number of common shares of the Company pursuant to the investors' respective December 12, 2007 private placement subscription agreements with the Company. These warrants were issued as liquidated damages resulting from the delay in not having a registration statement respecting the investors' securities within the Company declared effective by the SEC within four months from the original date of issuance by the Company of the securities underlying the original subscription agreements. This additional warrant issuance was provided for under the terms of the original subscription agreements whereby 1/100 of an additional warrant was issuable to each such investor for each $1.00 in aggregate subscription price funds paid by the investor to the Company under the private placement and in respect of each 30 day period (or partial period thereof) of delay of the aforementioned registration statement effectiveness. Each resulting warrant now entitles the holder thereof to purchase an additional share of the Company's restricted common stock under the same terms as the original warrants issued at the closing of the private placement in December of 2007. Under the terms of the subscription agreements, the Company shall use its reasonable best efforts to maintain the effectiveness of the registration statement for a period of not less than three years from the original date of issuance.

NOTE 13:           RESTATEMENT

Subsequent to the issuance of the Company's financial statements, the Company's Board of Directors, upon recommendation of management, concluded that the previously issued financial statements for the seven months ended July 31, 2007 and fiscal year ended December 31, 2006 should not be relied upon due to a re-evaluation of the accounting treatment relating to the Company's mineral rights and properties and databases acquisition costs, in addition to the identification of errors in recording database related transactions.

At each reporting period the Company performed an impairment analysis of any capitalized acquisition costs of its mineral properties. As none of its properties contained proven and probable reserves that were independently quantified and valued, management assessed that future cash flows could not be determined and, accordingly, the Company wrote down the carrying value of the capitalized acquisition costs of its mineral properties as of the end of each reporting period.

The capitalized costs of mineral rights and properties were acquisition costs that were accounted for as tangible assets pursuant to EITF 04-02, Whether Mineral Rights are Tangible or Intangible Assets. The allocation to tangible assets as a result of the acquisition included economic value beyond the acquired assets proven and probable reserves. The capitalized costs of databases were acquisition costs that were accounted for as intangible assets.

In carrying out its subsequent impairment tests, the Company did not consider data beyond proven and probable reserves and did not consider the information and data used in determining the initial capitalization of acquisition costs.

Pursuant to EITF 04-03, Mining Assets: Impairment and Business Combinations, the Company has reconsidered its impairment analysis and has now included the cash flows associated with value beyond proven and probable reserves in estimating future cash flows (both undiscounted and discounted) used for determining whether mining assets were impaired under SFAS 144, Accounting for the Impairment or Disposal of Long-Lived Assets. The Company has re-evaluated the impairment analyses performed at each respective period using all historical information including value beyond proven and probable reserves and has determined the capitalized costs of mineral properties should not have been written off.

Additionally, in reviewing the database related transactions the Company identified the following errors: (i) cash and stock based expenditures which were initially capitalized with other acquisition costs were not capital in nature and should have been charged to mineral property expenditures, (ii) cash and stock based proceeds from the sale of a portion of one of the Company's database acquisitions was initially recorded as a reduction of capitalized costs and should have been recognized as an asset sale transaction, and (iii) depreciation was not recorded on capitalized database acquisitions. Accordingly, the financial statements have been restated to correct for the errors outlined above.

As a result the financial statements have been restated to reflect certain capitalized acquisition costs and the correction of errors in recording database related transactions as follows:
	Amount Previously Reported for the Seven Months Ended		As Adjusted for the Seven Months Ended
	July 31, 2007	Adjustments	July 31, 2007

Balance Sheets
Mineral Rights and Properties	$ -	$11,463,208	$11,463,208
Databases	-	536,183	536,183
Deficit accumulated during the exploration stage
Opening balance	(16,969,779)	3,850,758	(13,119,021)
Net loss for the period	(16,193,375)	8,148,632	(8,044,743)
Closing balance	(33,163,154)	11,999,390	(21,163,764)

__________

URANIUM ENERGY CORP.
(AN EXPLORATION STAGE COMPANY)

FINANCIAL STATEMENTS

JULY 31, 2007

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS

BALANCE SHEETS

STATEMENTS OF OPERATIONS

STATEMENTS OF STOCKHOLDERS' EQUITY

STATEMENTS OF CASH FLOWS

NOTES TO FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

To the Stockholders of
Uranium Energy Corp.
(an exploration stage enterprise)

We have audited the accompanying balance sheet of Uranium Energy Corp. (the "Company"), an exploration stage enterprise as of July 31, 2007, and the related statements of operations, stockholders' equity, and cash flows for the period then ended, and for the period May 16, 2003 (inception) through July 31, 2007. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements as of December 31, 2006, and for the period May 16, 2003 (inception) through December 31, 2006, were audited by other auditors whose report dated February 26, 2007 expressed an unqualified opinion on those statements prior to restatement. The financial statements for the period May 16, 2003 (inception) through December 31, 2006 include total net loss of $16,969,779 prior to restatement. Our opinion on the statements of operations, stockholders' equity, and cash flows for the period May 16, 2003 (inception) through July 31, 2007, insofar as it relates to amounts for prior periods through December 31, 2006 prior to restatement, is based solely on the report of other auditors.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company's internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit and the report of other auditors provide a reasonable basis for our opinion.

In our opinion, based on our audit and the report of other auditors, the financial statements referred to above present fairly, in all material respects, the financial position of the Company, at July 31, 2007, and the results of its operations and its cash flows for the period then ended and the period from May 16, 2003 (inception) through July 31, 2007, in conformity with U.S. generally accepted accounting principles.

The financial statements for the year ended December 31, 2006, prior to the restatements for the items as described in Note 14, were audited by other auditors who expressed an opinion without reservation on those statements in their report dated February 26, 2007. We have audited the adjustments described in Note 14 that were applied to restate the 2006 financial statements and in our opinion, such adjustments, in all material respects, are appropriate and have been properly applied.

Vancouver, Canada,
September 28, 2007 (except for Note 5, 9, 12, 13 and 14,
which are as of June 2, 2008)

                                                                                                 /s/ Ernst & Young
                                                                                                 Chartered Accountants

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Uranium Energy Corp.:

We have audited the balance sheets of Uranium Energy Corp., an exploration stage company, as at December 31, 2006 and 2005 and the statement of operations, stockholders' equity and cash flows for the years ended December 31, 2006 and 2005 and for the period May 16, 2003 (inception) to December 31, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2006 and 2005 and the results of its operations and its cash flows and the changes in stockholders' equity for the years then ended, and for the period May 16, 2003 (inception) to December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

"DMCL"

DALE MATHESON CARR-HILTON LABONTE LLP
CHARTERED ACCOUNTANTS

February 26, 2007
Vancouver, Canada

URANIUM ENERGY CORP.
(An Exploration Stage Company)

BALANCE SHEETS

	July 31, 2007	December 31, 2006
	(As Restated, see Note 14)	(As Restated, see Note 14)

CURRENT ASSETS
Cash and cash equivalents	$9,083,453	$13,581,377
Restricted cash (Note 3)	4,500	136,458
Available-for-sale securities (Note 4)	717,198	235,040
Accounts and interest receivable	4,415	20,020
Prepaid expenses and deposits	163,240	19,796
	9,972,806	13,992,691

MINERAL RIGHTS AND PROPERTIES (Note 5)	11,463,208	3,609,997
DATABASES (Note 5)	536,183	240,761
PROPERTY AND EQUIPMENT (Note 6)	553,530	205,004
	$22,525,727	$18,048,453

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$379,157	$306,462
Due to related parties (Note 7)	-	225,581
	379,157	532,043

STOCKHOLDERS' EQUITY
Capital stock (Note 8)
Common stock $0.001 par value: 750,000,000 shares authorized
37,612,088 shares issued and outstanding
(December 31, 2006 - 34,371,088)	37,612	34,371
Additional paid-in capital	42,950,985	30,597,518
Common share and warrant proceeds	34,750	250,000
Deferred compensation	-	(246,458)
Deficit accumulated during the exploration stage	(21,163,764)	(13,119,021)
Accumulated other comprehensive income	286,987	-
	22,146,570	17,516,410
	$22,525,727	$18,048,453

COMMITMENTS (Notes 5, 6 and 10)

The accompanying notes are an integral part of these financial statements.

URANIUM ENERGY CORP.
(An Exploration Stage Company)

STATEMENTS OF OPERATIONS

	Seven Months Ended July 31, 2007 (As Restated, see Note 14)	Year Ended December 31, 2006 (As Restated, see Note 14)	For the Period from May 16, 2003 (inception) to July 31, 2007 (As Restated, see Note 14)

EXPENSES
Consulting fees	$253,026	$708,555	$961,581
Consulting fees - stock based (Note 8)	704,058	4,665,967	6,054,033
Depreciation and amortization	84,140	56,872	141,012
General and administrative	2,246,054	2,496,900	4,893,227
Impairment loss on mineral properties (Note 5)	51,390	-	55,640
Interest and finance charges (Note 8)	116,396	-	116,396
Management fees	302,697	647,248	1,123,406
Management fees - stock based (Note 8)	1,774,500	923,253	2,697,753
Mineral property expenditures (Note 5)	2,485,501	1,832,662	4,707,017
Professional fees	317,225	315,564	742,829
Wages and benefits - stock based (Note 8)	236,213	431,078	667,291
	8,571,200	12,078,099	22,160,185
LOSS BEFORE OTHER ITEMS	(8,571,200)	(12,078,099)	(22,160,185)
OTHER ITEMS
Gain on sale of assets	-	363,757	363,757
Interest income	319,824	76,494	396,318
Other income	11,462	29,713	41,175
	331,286	469,964	801,250
LOSS BEFORE INCOME TAXES	(8,239,914)	(11,608,135)	(21,358,935)
INCOME TAXES
Deferred income tax benefit	195,171	-	195,171
NET LOSS FOR THE PERIOD	(8,044,743)	(11,608,135)	(21,163,764)
OTHER COMPREHENSIVE INCOME (NET OF INCOME TAXES)	286,987	-	286,987
TOTAL COMPREHENSIVE LOSS FOR THE PERIOD	$(7,757,756)	$(11,608,135)	$(20,876,777)

BASIC AND DILUTED NET LOSS PER SHARE	$(0.22)	$(0.44)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING, BASIC AND DILUTED	36,389,384	26,342,512

The accompanying notes are an integral part of these financial statements.

URANIUM ENERGY, CORP.
(An Exploration Stage Company)

STATEMENT OF STOCKHOLDERS' EQUITY
From May 16, 2003 (Inception) to July 31, 2007

	Common Stock		Additional	Subscriptions	Deferred	Accumulated	Accumulated Other Comprehensive	Stockholders'
	Shares	Amount	Paid-in Capital	Received	Compensation	Deficit	Income	Equity

Balance, May 16, 2003	-	$ -	$ -	$ -	$ -	$ -	$ -	$ -
Net loss for the period	-	-	-	-	-	(24,133)	-	(24,133)
Balance, December 31, 2003	-	-	-	-	-	(24,133)	-	(24,133)

Common stock
Issued for cash at $0.0013 per share	11,550,000	7,700	7,700	-	-	-	-	15,400
Issued for cash at $0.20 per share	2,413,936	1,610	481,186	-	-	-	-	482,796
Issued on the conversion of debenture
at $0.0013 per share	2,250,000	1,500	1,500	-	-	-	-	3,000
Issued on the conversion of debenture
at $0.20 per share	35,000	23	6,977	-	-	-	-	7,000
Issued on settlement of debts	79,647	53	15,876	-	-	-	-	15,929

Net loss for the year	-	-	-	-	-	(109,322)	-	(109,322)
Balance, December 31, 2004	16,328,583	10,886	513,239	-	-	(133,455)	-	390,670

Common stock
Issued for cash at $0.333 per share	1,357,500	905	451,595	-	-	-	-	452,500
Issued pursuant to mineral property
expenditures	825,000	550	274,450	-	-	-	-	275,000
Issued pursuant to service agreements	1,950,000	1,300	648,700	-	(650,000)	-	-	-

Stock based compensation	-	-	684,008	-	-	-	-	684,008

Reclassification for stock split	-	6,820	(6,820)	-	-	-	-	-
Net loss for the year	-	-	-	-	-	(1,377,431)	-	(1,377,431)
Balance, December 31, 2005	20,461,083	$20,461	$2,565,172	$ -	$(650,000)	$(1,510,886)	$ -	$424,747

URANIUM ENERGY, CORP.
(An Exploration Stage Company)

STATEMENT OF STOCKHOLDERS' EQUITY
From May 16, 2003 (Inception) to July 31, 2007

	Common Stock		Additional	Subscriptions	Deferred	Accumulated	Accumulated Other Comprehensive	Stockholders'
	Shares	Amount	Paid-in Capital	Received	Compensation	Deficit	Income	Equity

Balance, December 31, 2005	20,461,083	$20,461	$2,565,172	$ -	$(650,000)	$(1,510,886)	$ -	$424,747

Common stock
Issued for cash at $1.00 per share	300,000	300	299,700	-	-	-	-	300,000
Issued for cash at $2.00 per share	2,525,000	2,525	5,047,475	-	-	-	-	5,050,000
Issued for cash at $2.50 per share	5,200,000	5,200	12,994,800	250,000	-	-	-	13,250,000
Issued on the exercise of options	3,137,505	3,137	1,622,563	-	-	-	-	1,625,700
Issued pursuant to mineral property
expenditures	1,518,750	1,519	2,592,231	-	-	-	-	2,593,750
Issued pursuant to service agreements
- consulting services	1,172,500	1,173	1,156,327	-	(246,458)	-	-	911,042
- property expenditures	56,250	56	138,694	-	-	-	-	138,750

Share issuance costs	-	-	(329,700)	-	-	-	-	(329,700)

Stock based compensation
- options issued for consulting services	-	-	2,130,149	-	-	-	-	2,130,149
- options issued for management fees	-	-	273,253	-	-	-	-	273,253
- options issued for property expenditures	-	-	57,250	-	-	-	-	57,250
- options issued for wages and benefits	-	-	431,078	-	-	-	-	431,078
- warrants issued for consulting services	-	-	1,618,526	-	-	-	-	1,618,526

Amortization of deferred compensation	-	-	-	-	650,000	-	-	650,000
Net loss for the year	-	-	-	-	-	(11,608,135)	-	(11,608,135)
Balance, December 31, 2006 (As Restated, see Note 14)	34,371,088	$34,371	$30,597,518	$250,000	$(246,458)	$(13,119,021)	$ -	$17,516,410

URANIUM ENERGY, CORP.
(An Exploration Stage Company)

STATEMENT OF STOCKHOLDERS' EQUITY
From May 16, 2003 (Inception) to July 31, 2007

	Common Stock		Additional	Subscriptions	Deferred	Accumulated	Accumulated Other Comprehensive	Stockholders'
	Shares	Amount	Paid-in Capital	Received	Compensation	Deficit	Income	Equity

Balance, December 31, 2006	34,371,088	$34,371	$30,597,518	$250,000	$(246,458)	$(13,119,021)	$ -	$17,516,410

Common stock
Issued for cash at $2.50 per share	200,000	200	499,800	(250,000)	-	-	-	250,000
Issued on the exercise of options	995,000	995	744,004	-	-	-	-	744,999
Issued on the exercise of warrants	1,283,500	1,284	2,907,467	34,750	-	-	-	2,943,501
Issued pursuant to mineral property
acquisitions	750,000	750	5,369,250	-	-	-	-	5,370,000
Issued pursuant to consulting service
agreements	12,500	12	74,713	-	-	-	-	74,725

Stock based compensation
- options issued for consulting services	-	-	382,875	-	-	-	-	382,875
- options issued for management fees	-	-	1,774,500	-	-	-	-	1,774,500
- options issued for property expenditures	-	-	248,250	-	-	-	-	248,250
- options issued wages and benefits	-	-	236,212	-	-	-	-	236,212

Warrants issued as penalties pursuant
to private placement agreements	-	-	116,396	-	-	-	-	116,396

Amortization of deferred compensation	-	-	-	-	246,458	-	-	246,458
Net loss for the period	-	-	-	-	-	(8,044,743)	-	(8,044,743)
Unrealized gain on available-for-sale securities	-	-	-	-	-	-	286,987	286,987
Balance, July 31, 2007 (As Restated, see Note 14)	37,612,088	$37,612	$42,950,985	$34,750	$ -	$(21,163,764)	$286,987	$22,146,570

All share amounts have been restated to reflect the 2:1 reverse share consolidation in January 2005 and the 1.5:1 forward share split as of the date of record, February 28, 2006.

The accompanying notes are an integral part of these financial statements.

URANIUM ENERGY CORP.
(An Exploration Stage Company)
STATEMENTS OF CASH FLOWS
	Seven Months Ended July 31, 2007 (As Restated, see Note 14)	Year Ended December 31, 2006 (As Restated, see Note 14)	For the Period From May 16, 2003 (inception) to July 31, 2007 (As Restated, see Note 14)
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the period	$(8,044,743)	$(11,608,135)	$(21,163,764)
Adjustments to reconcile net loss to net cash
from operating activities:
Stock based compensation	2,714,771	6,020,298	9,419,077
Stock based mineral property expenditures	-	138,750	138,750
Impairment loss on mineral properties	51,390	-	55,640
Non-cash interest and finance charges	116,396	-	116,396
Depreciation and amortization	84,140	56,872	141,012
Deferred income tax benefit	(195,171)	-	(195,171)
Gain on sale of assets	-	(363,757)	(363,757)
Changes in operating assets and liabilities:
Accounts and interest receivable	15,605	(20,020)	(4,415)
Prepaid expenses and deposits	(143,444)	(19,496)	(142,713)
Accounts payable and accrued liabilities	72,693	192,006	367,628
NET CASH FLOWS USED IN OPERATING ACTIVITIES	(5,328,362)	(5,603,482)	(11,631,316)
CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of shares for cash	3,938,500	20,225,700	25,114,896
Convertible debenture proceeds	-	-	20,000
Share issuance costs	-	(329,700)	(329,700)
Advances from related parties	-	16,749	225,581
Repayments to related parties	(225,581)	-	(225,581)
NET CASH FLOWS FROM FINANCING ACTIVITIES	3,712,919	19,912,749	24,805,196
CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of mineral rights and properties	(2,534,601)	(548,852)	(3,311,349)
Acquisition of databases	(81,750)	(75,000)	(301,750)
Proceeds from sale of assets	-	150,000	150,000
Purchase of property and equipment	(398,088)	(224,740)	(622,828)
Restricted cash	131,958	(136,458)	(4,500)
NET CASH FLOWS USED IN INVESTING ACTIVITIES	(2,882,481)	(835,050)	(4,090,427)
(DECREASE) INCREASE IN CASH
AND CASH EQUIVALENTS	(4,497,924)	13,474,217	9,083,453
CASH AND CASH EQUIVALENTS,
BEGINNING OF PERIOD	13,581,377	107,160	-
CASH AND CASH EQUIVALENTS, END OF PERIOD	$9,083,453	$13,581,377	$9,083,453

CASH AND CASH EQUIVALENTS CONSIST OF:
Cash in bank	$90,564	$579,535	$90,564
Term deposits	8,992,889	13,001,842	8,992,889
	$9,083,453	$13,581,377	$9,083,453

SUPPLEMENTAL CASH FLOW INFORMATION AND NONCASH INVESTING AND FINANCING ACTIVITIES (Note 11)

The accompanying notes are an integral part of these financial statements.

URANIUM ENERGY CORP.
(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS
July 31, 2007

NOTE 1:             NATURE OF OPERATIONS

Uranium Energy Corp. (the "Company") was incorporated on May 16, 2003 in the State of Nevada. Since November 1, 2004, the Company has acquired mineral leases and entered into joint venture agreements, directly and under options, for the purposes of exploring for economic deposits of uranium in the States of Arizona, Colorado, New Mexico, Texas, Utah, and Wyoming. To July 31, 2007, interests in approximately 47,693 net acres of mineral properties have been staked or leased by the Company, including 3,291 net acres (6,717 gross acres) leased by Cibola Resources LLC of which the Company holds a 49% interest.

These financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America.

The Company commenced operations on May 16, 2003 and has not realized any significant revenues since inception. As at July 31, 2007, the Company has working capital of $9,593,650 and an accumulated deficit of $21,163,764 (as restated, see Note 14). Although existing cash resources are currently expected to provide sufficient funds through the upcoming year, the capital expenditures required to achieve planned principal operations may be substantial. The continuation of the Company as a going concern for a period of longer than the upcoming year is dependent upon the ability of the Company to obtain necessary financing to continue operations. The Company is in the exploration stage of its mineral property development and to date has not yet established any proven mineral reserves on its existing properties. The continued operations of the Company and the recoverability of the carrying value of its assets is ultimately dependent upon the ability of the Company to achieve profitable operations. To date, the Company has completed private placements and received funding through the exercise of stock options and share purchase warrants for net proceeds of $24,805,196 from the issuance of shares of the Company's common stock.

NOTE 2:             SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

The Company was incorporated on May 16, 2003 in the State of Nevada.

Basis of Presentation

These financial statements are presented in United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States of America.

Cash and Cash Equivalents

The Company considers all highly liquid instruments with an original maturity of three months or less at the time of issuance to be cash equivalents.

Use of Estimates

The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities at the date of the financial statements and revenues and expenses during the period reported. By their nature, these estimates are subject to measurement uncertainty and the effect on the financial statements of changes in such estimates in future periods could be significant. Significant areas requiring management's estimates and assumptions are determining the fair value of transactions involving common stock, valuation and impairment losses on mineral property acquisitions, valuation of stock-based compensation, and valuation of available-for-sale securities. Other areas requiring estimates include allocations of expenditures to resource property interests and depreciation of property and equipment. Actual results could differ from those estimates.

Mineral Property Costs

The Company is primarily engaged in the acquisition, exploration and development of mineral properties.

URANIUM ENERGY CORP.
(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS
July 31, 2007

Mineral property acquisition costs are initially capitalized as tangible assets when purchased. At the end of each fiscal quarter end, the Company assesses the carrying costs for impairment. If proven and probable reserves are established for a property and it has been determined that a mineral property can be economically developed, costs will be amortized using the units-of-production method over the estimated life of the probable reserve.

Mineral property exploration costs are expensed as incurred.

Estimated future removal and site restoration costs, when determinable are provided over the life of proven reserves on a units-of-production basis. Costs, which include production equipment removal and environmental remediation, are estimated each period by management based on current regulations, actual expenses incurred, and technology and industry standards. Any charge is included in exploration expense or the provision for depletion and depreciation during the period and the actual restoration expenditures are charged to the accumulated provision amounts as incurred.

As of the date of these financial statements, the Company has not established any proven or probable reserves on its mineral properties and incurred only acquisition and exploration costs.

Databases

Costs related to internally developed databases are expensed as incurred. Costs of acquired mineral property databases are capitalized upon acquisition. Mineral property data bases are tested for impairment whenever events or changes indicate the carrying value amount may not be recoverable. An impairment loss is recognized if it is determined that the carrying amount is not recoverable and exceeds fair value. Mineral property databases are amortized over five years using the straight-line method.

Restoration and Remediation Costs (Asset Retirement Obligations)

Various federal and state mining laws and regulations require the Company to reclaim the surface areas and restore underground water quality for its mine projects to the pre-existing mine area average quality after the completion of mining. In August 2001, the FASB issued Statement of Financial Accounting Standards ("SFAS") No. 143, "Accounting for Asset Retirement Obligations," which established a uniform methodology for accounting for estimated reclamation and abandonment costs.

In March 2005, the FASB issued Interpretation 47 ("FIN 47"), "Accounting for Conditional Asset Retirement Obligations"--an interpretation of FASB No. 143. FIN 47 clarifies that the term "conditional asset retirement obligation" as used in SFAS No. 143 refers to a legal obligation to perform an asset retirement activity in which the timing and/or method of settlement are conditional on a future event that may or may not be within the control of the entity. The obligation to perform the asset retirement activity is unconditional even though uncertainty exists about the timing and/or method of settlement. FIN 47 requires a liability to be recognized for the fair value of a conditional asset retirement obligation if the fair value of the liability can be reasonably estimated.

Future reclamation and remediation costs are accrued based on management's best estimate at the end of each period of the costs expected to be incurred at each project. Such estimates would be determined by the Company's engineering studies calculating the cost of future surface and groundwater activities.

Impairment of Long-Lived Assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Recoverability of these assets is measured by comparison of its carrying amount to future undiscounted cash flows the assets are expected to generate.

Financial Instruments

The fair values of cash and cash equivalents, restricted cash, other current monetary assets, accounts payable and accrued liabilities were estimated to approximate their carrying values due to the immediate or short-term maturity of these financial instruments. The Company's operations and financing activities are conducted primarily in United States dollars, and as a result the Company is not subject to significant exposure to market risks from changes in foreign currency rates. Management has determined that the Company is not exposed to significant credit risk.

URANIUM ENERGY CORP.
(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS
July 31, 2007

Loss per Common Share

Basic loss per share includes no dilution and is computed by dividing loss attributable to common stockholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflects the potential dilution of securities that could share in the earnings (loss) of the Company. The common shares potentially issuable on conversion of outstanding convertible debentures and exercise of stock options were not included in the calculation of weighted average number of shares outstanding because the effect would be anti-dilutive.

Foreign Currency Translation

The financial statements are presented in United States dollars. In accordance with SFAS No. 52, "Foreign Currency Translation", foreign denominated monetary assets and liabilities are translated to their United States dollar equivalents using foreign exchange rates which prevailed at the balance sheet date. Revenue and expenses are translated at average rates of exchange during the year. Related translation adjustments are reported as a separate component of stockholders' equity, whereas gains or losses resulting from foreign currency transactions are included in results of operations.

Income Taxes

The Company follows the liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances. Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment. As at July 31, 2007 the Company had net operating loss carry forwards; however, due to the uncertainty of realization, the Company has provided a full valuation allowance for the potential deferred tax assets resulting from these losses carry forwards.

Stock-Based Compensation

On January 1, 2006, the Company adopted SFAS No. 123 (revised 2004) (SFAS No. 123R), Share-Based Payment, which addresses the accounting for stock-based payment transactions in which an enterprise receives employee services in exchange for (a) equity instruments of the enterprise or (b) liabilities that are based on the fair value of the enterprise's equity instruments or that may be settled by the issuance of such equity instruments. In January 2005, the Securities and Exchange Commission (SEC) issued Staff Accounting Bulletin (SAB) No. 107, which provides supplemental implementation guidance for SFAS No. 123R. SFAS No. 123R eliminates the ability to account for stock-based compensation transactions using the intrinsic value method under Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and instead generally requires that such transactions be accounted for using a fair-value-based method. The Company uses the Black-Scholes-Merton ("BSM") option-pricing model to determine the fair-value of stock-based awards under SFAS No. 123R, consistent with that used for pro forma disclosures under SFAS No. 123, Accounting for Stock-Based Compensation. The Company has elected the modified prospective transition method as permitted by SFAS No. 123R and accordingly prior periods have not been restated to reflect the impact of SFAS No. 123R. The modified prospective transition method requires that stock-based compensation expense be recorded for all new and unvested stock options, restricted stock, restricted stock units, and employee stock purchase plan shares that are ultimately expected to vest as the requisite service is rendered beginning on January 1, 2006 the first day of the Company's fiscal year 2006. Stock-based compensation expense for awards granted prior to January 1, 2006 is based on the grant date fair-value as determined under the pro forma provisions of SFAS No. 123. On a quarterly basis, the Company estimates expected forfeitures and updates the valuation accordingly.

Prior to the adoption of SFAS No. 123R, the Company measured compensation expense for its employee stock-based compensation plans using the intrinsic value method prescribed by APB Opinion No. 25. The Company applied the disclosure provisions of SFAS No. 123 as amended by SFAS No. 148, Accounting for Stock-Based Compensation - Transition and Disclosure, as if the fair-value-based method had been applied in measuring compensation expense. Under APB Opinion No. 25, when the exercise price of the Company's employee stock options was equal to the market price of the underlying stock on the date of the grant, no compensation expense was recognized.

Property and Equipment

Property and equipment are recorded at cost and amortized using the straight-line method over estimated useful lives at the following rates:

URANIUM ENERGY CORP.
(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS
July 31, 2007

Computer Equipment	3 years
Exploration Equipment	5 years
Furniture and Fixtures	5 years
Leasehold Improvements	term of lease
Vehicles	5 years

Recent Accounting Pronouncements

In July 2006, the FASB issued Interpretation No. 48, "Accounting for Uncertain Tax Positions". This Interpretation clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements in accordance with SFAS Statement No. 109, "Accounting for Income Taxes". This Interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. This Interpretation also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. The Company has adopted this Interpretation on January 1, 2007. There is no impact to the Company's financial position as a result of this adoption.

In December 2006, the FASB issued FSP EITF 00-19-02, "Accounting for Registration Payment Arrangements" ("FSP 00-19-2") which addresses accounting for registration payment arrangements. FSP 00-19-2 specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement, whether issued as a separate agreement or included as a provision of a financial instrument or other agreement, should be separately recognized and measured in accordance with FASB Statement No. 5, "Accounting for Contingencies". FSP 00-19-2 further clarifies that a financial instrument subject to a registration payment arrangement should be accounted for in accordance with other applicable generally accepted accounting principles without regard to the contingent obligation to transfer consideration pursuant to the registration payment arrangement. The Company has adopted this Interpretation on January 1, 2007. The impact to the Company's financial position and results of operations as a result of this adoption is disclosed in Note 8.

In February 2007, the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities". This Statement permits entities to choose to measure many financial assets and financial liabilities at fair value. Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. The Company is currently assessing the impact of SFAS No. 159 on its financial position and results of operations.

NOTE 3:             RESTRICTED CASH

Restricted cash included certificates of deposit issued to the Wyoming Department of Environmental Quality, Land Quality Division, in lieu of a surety bond. The certificates of deposit accrue interest at 3.5% per annum, are automatically renewable and are protected by federal insurance up to $100,000. In December 2006 the Company ceased exploration on the applicable property and applied for the release of the certificates of deposit and on May 8, 2007, the reclamation bond requirement was reduced to $4,500.

NOTE 4:             AVAILABLE-FOR-SALE SECURITIES

Available-for-sale securities consist of shares in a publicly traded company listed on the NYSE Arca and Toronto Stock Exchanges. As of July 31, 2007 the Company reported the available-for-sale securities at market value and accordingly, recorded a $482,158 unrealized gain which has been reported as other comprehensive income, net of income taxes.

NOTE 5:             MINERAL EXPLORATION PROPERTIES

Uranium Exploration

Since November 1, 2004, the Company has been acquiring mineral leases for the purpose of exploring for economic deposits of uranium in the states of Arizona, Colorado, New Mexico, Texas, Utah, and Wyoming.

URANIUM ENERGY CORP.
(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS
July 31, 2007

As of July 31, 2007, a total of 54,996 gross acres (47,693 net mineral acres) of mineral properties have been staked or leased pursuant to option agreements by the Company in the States of Arizona, Colorado, New Mexico, Texas, Utah, and Wyoming for the purposes of uranium exploration for a cost of $3,311,348 plus $8,207,500 representing the fair value of non-cash compensation, for a cumulative cost of $11,518,848. The totals include 3,291 net acres (6,717 gross acres leased by Cibola Resources LLC of which the Company holds a 49% interest). These leases are subject to varying royalty interests, some of which are indexed to the sale price of uranium. As of July 31, 2007, total yearly recurring maintenance payments of $224,020 are required to maintain existing mineral leases.

Goliad Property

On October 11, 2005, the Company entered into a mineral asset option agreement (the "Moore Option") granting the Company the option to acquire certain mineral property leases in the State of Texas for total consideration of $200,000 and 3,000,000 post-split restricted common shares at a fair value of $0.33 per share. In consideration for the Moore Option and its partial exercise over the option term, the Company has made cash payments totaling $200,000 and issued 3,000,000 post-split shares of restricted common stock, of which the final 750,000 post-split shares of restricted common stock were issued on April 11, 2007 (refer to Note 8). Upon completion of the terms of the Moore Option title to the leases were transferred to the Company.

Acquisition costs for the Moore Option total $8,407,500 as of July 31, 2007 and include the following: (i) cash payments of $200,000, (ii) 750,000 restricted common shares issued on October 11, 2005 with a fair value of $250,000, (iii) 500,000 restricted common shares issued on April 10, 2006 with a fair value of $1,150,000, (iv) 250,000 restricted common shares issued on September 28, 2006 with a fair value of $462,500, (v) 750,000 restricted common shares issued on October 10, 2006 with a fair value of $975,000, and (vi) 750,000 restricted common shares issued on April 11, 2007 with a fair value of $5,370,000. Additionally, the Company has incurred $218,068 in other mineral right and property acquisition charges on the Goliad project, for a cumulative cost of $8,625,568 as of July 31, 2007.

Holley Option

On March 28, 2007 the Company entered into a letter option agreement (the "Holley Option") granting the Company the option to acquire certain mineral property leases, which are located in the States of Colorado, New Mexico, and Utah, together with certain historical database records for total consideration of $1,594,690. Under the terms of the Holley Option, and in order to maintain its option to acquire the assets, the Company is required to make the following option payments totaling $1,500,000 to the order and direction of the Holley Option holders in the following manner:

(a)         an initial payment of $25,000 on the execution date (paid);

(b)         a payment of $100,000 on March 28, 2007 (paid);

(c)         a payment of $475,000 on or before April 27, 2007 (paid);

(d)         a further payment of $500,000 on or before April 27, 2008; and

(e)         a final payment of $400,000 on or before April 27, 2009.

Upon execution of the Holley Option the Company also reimbursed the Holley Option holders with approximately $95,000 in prior regulatory fees and property payments. In addition, the Company will be required to pay a royalty of 2% or 3% of the gross proceeds received from the sale of any uranium or vanadium produced in relation to any mineral claim covered under the Holley Option and, at any time during the option period or thereafter, the Company may elect to purchase the royalty interest at a base cost of $300,000 for each 1% interest it wishes to acquire.

Cibola Resources LLC

On April 27, 2007, with a reference date of April 26, 2007, the Company entered into a joint venture with Neutron Energy Inc. ("NEI"), a Wyoming corporation, in connection with the exploration of a property covering 6,717 acres located in Cibola County, New Mexico (the "Property") for uranium resources. In connection with the joint venture, Cibola Resources LLC ("Cibola"), a limited liability company under the laws of the State of Delaware, was formed to undertake the exploration activities as contemplated by the parties.

NEI acquired a ten year mining lease (the "Lease") to the Property from La Merced del Pueblo de Cebolleta ("Cebolleta"), a private entity that has the authority over the natural resources of the Property, pursuant to a Mining Lease and Agreement between Cebolleta and NEI effective April 6, 2007 (the "Mining Lease Agreement"), and has contributed the Lease to Cibola. Terms of the Lease provide for:

URANIUM ENERGY CORP.
(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS
July 31, 2007

(a)         initial payments of $3,000,000 (paid by NEI);

(b)         an additional cash payment of $2,000,000 six months from the effective date of the Lease (due October 14, 2007) ($980,000, being the Company's portion was paid subsequently);

(c)         every year after April 6, 2007 until uranium production begins, an advance royalty of $500,000 (to be deducted from any royalties paid in that same year);

(d)         a recoverable reserve payment of $1 per pound of recoverable uranium reserves upon the completion of a feasibility study by an independent mining engineering firm, which will be reduced by all prior payments as described in clause (a) through (c) above;

(e)         a production royalty of between 4.50% and 8.0% depending upon the sale price of uranium; and

(f)         the funding of a $30,000 per year scholarship program.

The Company has reimbursed an aggregate of $1,470,000 to NEI (49%) of the capital invested to date. As a result, NEI and the Company hold a 51% and 49% interest, respectively, in Cibola and the Company is obligated to pay 49% of all future commitments under the terms of the Lease. Additionally, the Company has paid $117,729 in exploration costs on behalf of Cibola for a cumulative contribution of $1,578,729. As an exploration stage company, Cibola has no liabilities as of July 31, 2007 and accordingly, $1,470,000 in mineral rights and property acquisition costs in addition to $36,750 in database acquisition costs were capitalized, while other contributions of exploration costs have been charged to mineral property expenditures.

In December 2003, FASB issued FIN 46(R) "Consolidation of Variable Interest Entities" which requires investors to consolidate the financial information of investees in which they are the primary beneficiary. The Company is not the primary beneficiary in Cibola and accordingly, no consolidated financial information is required.

	July 31, 2007	December 31, 2006
Mineral Rights and Properties, Unproven
Cibola Resources, New Mexico	$1,470,000	$ -
Goliad, Texas	8,625,568	3,145,549
Holley Option, Colorado, New Mexico & Utah	694,761	-
Other Property Acquisitions	728,519	468,698
	11,518,848	3,614,247
Write Down for Loss on Impairment	(55,640)	(4,250)

	$ 11,463,208	$ 3,609,997

Mineral property exploration costs on a regional basis are as follows:
	Seven Months Ended July 31, 2007	Year Ended December 31, 2006	For the Period From May 16, 2006 (inception) to July 31, 2007
Exploration Costs
Arizona	$ -	$13,528	$76,940
Colorado	13,504	6,500	51,025
Nevada	-	-	963
New Mexico	182,089	53,261	235,350
Texas	2,145,550	1,503,393	3,783,209
Utah	-	-	7,357
Wyoming	144,358	255,980	552,173
	$ 2,485,501	$ 1,832,662	$ 4,707,017

Historical Mining Databases

On November 28, 2006 the Company entered into an option agreement to purchase a database covering prospects primarily in Wyoming and New Mexico. The agreement called for a $25,000 payment at the date of execution (paid) and an additional $25,000 prior to the end of the six month option period (paid). Additionally, the Company issued 50,000 stock options with an estimated fair value of $114,500, of which 25,000 options vested upon execution and the remaining 25,000 options vested at the end of the six month term. The agreement also calls for a 1% royalty on any mined substance produced on any mineral interest or claim covered by the database. The $101,750 fair value of the remaining options vesting on May 28, 2007 was recorded as mineral property acquisition costs during the period. The fair value of these options was estimated using the Black-Scholes option pricing model with an expected life of 5 years, a risk free interest rate of 5.24%, a dividend yield of 0%, and an expected volatility of 95%.

URANIUM ENERGY CORP.
(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS
July 31, 2007

On January 2, 2007 the Company entered into an agreement to purchase a database consisting of drilling, mapping and logging reports covering uranium and associated metals prospects located primarily in New Mexico. Consideration for the asset purchase was a one time cash payment of $20,000 (paid) and 50,000 stock options vesting as to 25,000 option shares upon the effective date of the agreement and the final 25,000 option shares vesting six months from the effective date of the agreement. Should the Company or any party related to the Company acquire any mineral property interest within the prospects covered by the database, the Company will be obligated to pay an overriding royalty of 1% or 2% on lands with and without an underlying royalty interest respectively. The $146,500 fair value of the options at the date of grant was recorded as mineral property acquisition costs during the period. The fair value of these options was estimated using the Black-Scholes option pricing model with an expected life of 5 years, a risk free interest rate of 5.22%, a dividend yield of 0%, and an expected volatility of 113%.

	July 31, 2007	December 31, 2006
Mineral Property Databases
Moore	$ 141,890	$ 141,890
Jebsen/Triantis	50,000	50,000
Brenniman	209,000	82,250
Halterman	166,500	-
Pierce	36,750	-
	604,140	274,140
Accumulated Amortization	(67,957)	(33,379)

	$ 536,183	$ 240,761

NOTE 6:             PROPERTY AND EQUIPMENT

	July 31, 2007	December 31, 2006
Property and Equipment
Computer Equipment	$ 98,897	$ 35,963
Exploration Equipment	126,951	60,690
Furniture and Fixtures	43,723	14,373
Leasehold Improvements	8,728	-
Vehicles	344,529	113,714
	622,828	224,740
Less: accumulated depreciation	(69,298)	(19,736)

	$ 553,530	$ 205,004

Effective May 29, 2007, the Company committed to spend approximately $140,000 to acquire a PFN assay tool, and $120,000 to build a second logging truck which is currently under construction. As of July 31, 2007, a total of $65,000 has been paid towards these commitments and has been included with vehicles.

NOTE 7:             DUE TO RELATED PARTIES AND RELATED PARTY TRANSACTIONS

During the seven months ended July 31, 2007, the Company had transactions with certain officers and directors of the Company as follows:

URANIUM ENERGY CORP.
(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS
July 31, 2007

(a)         incurred $302,697 in management fees and recorded an additional $1,774,500 in stock based compensation expense (refer to Note 8);

(b)         incurred $20,745 in consulting fees paid to a company controlled by a direct family member of a current director;

(c)         incurred $11,980 in media and website development fees paid to a company controlled by a direct family member of a current officer;

(d)         paid management bonuses of $225,581 accrued in the prior fiscal year.

All related party transactions involving provision of services or tangible assets were recorded at the exchange amount, which is the value established and agreed to by the related parties reflecting arms length consideration payable for similar services or transfers.

NOTE 8:             CAPITAL STOCK

Share Capital

The Company's capital stock as at July 31, 2007 was 750,000,000 authorized common shares with a par value of $0.001 per share. On January 9, 2006, a majority of shareholders voted to amend the Company's Articles of Incorporation to increase the authorized capital from 75,000,000 shares of common stock to 750,000,000 shares of common stock. The increase in authorized capital was effective on February 1, 2006.

On February 14, 2006, the Company's Board of Directors, pursuant to minutes of written consent in lieu of a special meeting, authorized and approved a forward stock split on a 1.5 new for one old basis of the Company's total issued and outstanding shares of common stock (the "Forward Stock Split"). The Forward Stock Split was effectuated with a record date of February 28, 2006, upon filing the appropriate documentation with the NASD. The Forward Stock Split increased the Company's issued and outstanding shares of common stock from 14,968,222 to approximately 22,452,338 shares of common stock. The common stock continued to have a $0.001 par value after the Forward Stock Split.

2007 Share Transactions

On January 3, 2007 the Company completed a private placement in the amount of 200,000 Units at a subscription price of $2.50 for gross proceeds to the Company of $500,000, of which $250,000 was received in the prior fiscal year. Each Unit is comprised of one common share and one-half warrant of one non-transferable share purchase warrant of the Company. Each whole warrant entitles the holder to purchase an additional common share of the Company until the later of 18 months from the date of issuance of the Units or nine months from the effective date of the Company's proposed registration statement and are exercisable at $3.00 per share during this period.

In February 2007 the Company filed a Form SB-2 Registration Statement under the Securities Act to register an aggregate of 8,100,000 shares, including the 5,400,000 common shares issued in the respective private placement offerings and the 2,700,000 common shares underlying the respective warrants. Each of the 5,400,000 Units at a subscription price of $2.50 per Unit is comprised of one common share and one-half warrant of one non-transferable share purchase warrant of the Company. Each whole warrant entitles the holder to purchase an additional common share of the Company until the later of 18 months from the date of issuance of the Units or nine months from the effective date of the Company's proposed registration statement and are exercisable at $3.00 per share during this period. The Registration Statement was declared effective on June 15, 2007.

On April 3, 2007 the Company issued 7,500 restricted common shares pursuant to a financial consulting agreement (refer to Note 10). At the time of issuance, the shares had a value of $7.35 per share and $55,125 was recorded as stock-based consulting fees.

On April 11, 2007 the Company issued the final 750,000 post-split restricted common shares pursuant to the Moore Option (refer to Note 5). At the time of issuance, the shares had a value of $7.16 per share and $5,370,000 was recorded in mineral property acquisition costs.

URANIUM ENERGY CORP.
(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS
July 31, 2007

On June 14, 2007 the Company issued 5,000 restricted common shares pursuant to a financial consulting agreement (refer to Note 10). At the time of issuance, the shares had a value of $3.92 per share and $19,600 was recorded as stock-based consulting fees.

Share Purchase Warrants

On June 15, 2007 the Company issued to certain investors an aggregate of 59,998 non-transferable common share purchase warrants to acquire an equivalent number of common shares of the Company pursuant to the investors' respective December 22, 2006 private placement subscription agreements with the Company. These warrants were issued as liquidated damages resulting from the Company's delay in not having a registration statement respecting the investors' securities within the Company declared effective by the SEC within four months from the original date of issuance by the Company of the securities underlying the original subscription agreements. This additional warrant issuance was provided for under the terms of the original subscription agreements whereby 1/100 of an additional warrant was issuable to each such investor for each $1.00 in aggregate subscription price funds paid by the investor to the Company under the private placement and in respect of each 30 day period (or partial period thereof) of delay of the aforementioned registration statement effectiveness. Each resulting warrant now entitles the holder thereof to purchase an additional share of the Company's restricted common stock under the same terms as the original warrants issued at the closing of the private placement in December of 2006. Under the terms of the subscription agreements, the Company shall use its reasonable best efforts to maintain the effectiveness of the registration statement for a period of not less than nine months from the June 15, 2007 effective date. If the Company fails to maintain the effectiveness of the registration statement for a period of eight months from the initial deadline of April 22, 2007, additional warrants may be issuable. As of July 31, 2007 the maximum number of warrants issuable as liquidated damages through the eight month period expiring December 22, 2007 would be 300,000. The $116,396 fair value of the common share purchase warrants was recorded as interest and finance charges during the period. The fair value of these warrants was estimated using the Black-Scholes option pricing model with an expected life of 1 year, a risk free interest rate of 5.25%, a dividend yield of 0%, and an expected volatility of 98%.

During the seven months ended July 31, 2007, 1,283,500 common share purchase warrants were exercised for total aggregate proceeds of $2,908,750. Additional proceeds of $34,750 were received prior to July 31, 2007 and have been disclosed on the Balance Sheets as Common share and warrant proceeds.

A summary of the Company's common share purchase warrants as of July 31, 2007 and changes during the period is presented below:
	Number of warrants	Weighted average exercise price	Weighted average Remaining life (years)
Balance, December 31, 2005	-	$ -	-
Issued	5,133,500	2.55	1.76
Exercised	-	-	-
Balance, December 31, 2006	5,133,500	2.55	1.76
Issued	159,998	3.00	1.00
Exercised	(1,283,500)	(2.27)	(0.09)
Balance, July 31, 2007	4,009,998	$ 2.66	1.70

The aggregate intrinsic value ("AIV") under the provisions of SFAS No. 123R of the 500,000 compensation warrants previously issued to consultants as at July 31, 2007 was estimated at $1,225,000.

Stock Options

On December 19, 2005 the Board of Directors of the Company ratified, approved and adopted a Stock Option Plan for the Company in the amount of 5,250,000 shares at $0.333 per share. On April 10, 2006 the Company amended its 2005 Stock Option Plan whereby, subject to adjustment from time to time as provided in Article 11.1, whereby the number of common shares available for issuance under the Plan was increased from 3,500,000 shares to 7,500,000 shares. On October 10, 2006 the Company ratified the 2006 Stock Incentive Plan whereby, subject to adjustment from time to time as provided in Article 18.1, the number of common shares available for issuance under the Plan was increased to 10,000,000 shares.

URANIUM ENERGY CORP.
(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS
July 31, 2007

On January 2, 2007, a total of 565,000 stock options were granted to employees, consultants, and officers at an exercise price of $3.30 per share. The term of these options is ten years. The fair value of these options at the date of grant of $1,548,100 was estimated using the Black-Scholes option pricing model with an expected life of 5 years, a risk free interest rate of 5.22%, a dividend yield of 0%, and an expected volatility of 113% and has been recorded as stock based consulting fees, management fees, and wages and benefits in the period. All of the options vested completely at the date of grant.

On January 2, 2007 the Company entered into an agreement to purchase a database consisting of drilling, mapping and logging reports covering uranium and associated metals prospects located primarily in New Mexico. Consideration for the asset purchase was a one time cash payment of $20,000 (paid) and 50,000 stock options vesting as to 25,000 option shares upon the effective date of the agreement and the final 25,000 option shares vesting six months from the effective date of the agreement. The stock options have an exercise price of $3.30 and are exercisable for a period of two years from the date of grant. Should the Company or any party related to the Company acquire any mineral property interest within the prospects covered by the database, the Company will be obligated to pay an overriding royalty of 1% or 2% on lands with and without an underlying royalty interest respectively. The fair value of these options at the date of grant of $146,500 has been recorded as mineral property acquisition costs in the period and was estimated using the Black-Scholes option pricing model with an expected life of 5 years, a risk free interest rate of 5.22%, a dividend yield of 0%, and an expected volatility of 113%.

On March 30, 2007, a total of 415,000 stock options were granted to employees, consultants, and officers at an exercise price of $5.70 per share. The term of these options is ten years. The fair value of these options at the date of grant of $1,962,950 was estimated using the Black-Scholes option pricing model with an expected life of 5 years, a risk free interest rate of 5.26%, a dividend yield of 0%, and an expected volatility of 116%. The vested portion of the value of these options, being $845,488, has been recorded as stock based consulting fees, management fees, and wages and benefits in the period.

During the seven months ended July 31, 2007, 995,000 stock options were exercised for cumulative net proceeds of $745,000.

A summary of the Company's stock options as of July 31, 2007 and changes during the period is presented below:
	Number of options	Weighted average exercise price	Weighted average Remaining life (years)
Balance, December 31, 2005	4,725,000	$ 0.33	9.23
Issued	2,485,000	0.72	10.00
Exercised	(3,137,500)	(0.52)	(9.81)
Balance, December 31, 2006	4,072,500	0.61	9.17
Issued	1,030,000	4.27	9.61
Exercised	(995,000)	(0.75)	(8.93)
Cancelled	(275,000)	(0.64)	(9.05)
Balance, July 31, 2007	3,832,500	$ 1.44	8.82

The AIV under the provisions of SFAS No. 123R of all outstanding options at July 31, 2007 was estimated at $8,403,708. Additionally, the AIV of options exercised during the seven months ended July 31, 2007 was estimated at $4,676,250.

Deferred Compensation

On February 1, 2006, the Company issued 772,500 restricted common shares at a price of $0.3333 per share for a value of $257,500 to a consultant in connection with a one year corporate finance consulting services agreement of the same date. The consultant provided among other things, assistance in the initiation, coordination, implementation and management of all aspects of any program or project in connection with the corporate finance development and maintenance of the Company's various business interests. The $257,500 charge was recorded as deferred compensation and expensed over a one year term. Accordingly, the remaining $21,458 at December 31, 2006 has been expensed as stock based consulting fees during the period.

On April 1, 2006 the Company entered into a twelve month consulting agreement to provide services including financial and investor public relations and related matters in the Federal Republic of Germany. The Company paid approximately $370,000 (290,000 EUR) in cash for current contract expenditures and issued 400,000 restricted common shares of the Company at a price of $2.25 per share for a value of $900,000. The $900,000 charge was recorded as deferred compensation and expensed over a one year period. Accordingly, the unamortized balance of $225,000 at December 31, 2006 has been expensed as stock based consulting fees during the period.

URANIUM ENERGY CORP.
(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS
July 31, 2007

Stock Based Compensation

A summary of stock based compensation expense as of July 31, 2007:
	Seven Months Ended July 31, 2007	Year Ended December 31, 2006	For the Period From May 16, 2003 (inception) to July 31, 2007
Stock Based Consulting
Amortization of deferred compensation	$ 246,458	$ 911,042	$ 1,157,500
Common stock issued for consulting services	74,725	6,250	80,975
Options issued to consultants	382,875	2,130,149	3,197,032
Warrants issued for consulting services	-	1,618,526	1,618,526
	704,058	4,665,967	6,054,033
Stock Based Management Fees
Amortization of deferred compensation	-	650,000	650,000
Options issued to management	1,774,500	273,253	2,047,753
	1,774,500	923,253	2,697,753
Stock Based Wages and Benefits
Options issued to employees	236,213	431,078	667,291
	$ 2,714,771	$ 6,020,298	$ 9,419,077

NOTE 9:             INCOME TAXES

The Company has adopted FASB No. 109 for reporting purposes. As of July 31, 2007, the Company had net operating loss carry forwards of approximately $21,405,366 that may be available to reduce future years' taxable income. These carry forwards will begin to expire, if not utilized, commencing in 2023. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry forwards.

The Company reviews its valuation allowance requirements on an annual basis based on projected future operations. When circumstances change and this causes a change in management's judgment about the recoverability of future tax assets, the impact of the change on the valuation allowance is generally reflected in current income.

A reconciliation of income tax computed at the federal and state statutory tax rates and the Company's effective tax rate is as follows:
	Seven Months Ended July 31, 2007	Year Ended December 31, 2006
Federal income tax provision at statutory rate	(35.00)%	(35.00)%
States income tax provision at statutory rates, net of federal income tax effect	(5.48)%	(5.48)%
Total income tax provision	(40.48)%	(40.48)%

URANIUM ENERGY CORP.
(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS
July 31, 2007

The actual income tax provisions differ from the expected amounts calculated by applying the combined federal and state corporate income tax rates to the Company's loss before income taxes. The components of these differences are as follows:
	Seven Months Ended	Year Ended
	July 31, 2007	December 31, 2006
Loss before income taxes	$ (8,044,743)	$ (11,608,135)
Corporate tax rate	40.48%	40.48%
Expected tax expense (recovery)	(3,256,512)	(4,698,973)

Increase (decrease) resulting from:
Permanent differences	715,623	264,757
True-up adjustment	103,653	-
Non-qualified stock options	(1,359,095)	(2,444,959)
Capitalized mineral property acquisition costs	(3,325,719)	(1,223,431)
Change in valuation allowance	6,926,879	8,102,606
From Operations	(195,171)	-
Unrecognized gain, other comprehensive income	195,171	-
Future income tax provision (recovery)	$ -	$ -

The Company's deferred tax assets are as follows:
	Seven Months Ended	Year Ended
	July 31, 2007	December 31, 2006
Deferred tax assets
Mineral property acquisitions	$ 4,782,209	$ 1,551,376
Exploration costs	1,398,264	747,711
Permitting fees and expenditures	87,655	-
Stock option expense	1,195,355	1,205,561
Depreciable property	7,230	1,784
Charitable donations	7,475	3,022
Loss carry forwards	8,588,468	5,435,152
	16,066,656	8,944,606
Valuation allowance	(15,871,485)	(8,944,606)
Net Deferred Tax Assets	195,171	-
Deferred tax liability, other comprehensive income	(195,171)	-
Net Deferred Income Tax Assets	$ -	$ -

As the criteria for recognizing future income tax assets have not been met due to the uncertainty of realization, a valuation allowance of 100% has been recorded for the current and prior year.

The Company's net operating loss carryforwards expire as follows:

July 31, 2023	$ 24,132
July 31, 2024	74,499
July 31, 2025	403,227
July 31, 2026	13,037,184
July 31, 2027	7,866,323
$ 21,405,366

For U.S. federal income tax purposes a change in ownership under IRC Section 382 may have occurred in a prior year. If an ownership change has occurred, the utilization of these losses against future income would be subject to an annual limitation. The annual limitation would be equal to the value of the Company immediately prior to the change in ownership multiplied by the IRC Section 382 rate in effect during the month of the change.

URANIUM ENERGY CORP.
(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS
July 31, 2007

NOTE 10:           COMMITMENTS

On February 1, 2007 the Company entered into a financial consulting agreement for a 12 month term. The Consultant will: i) disseminate the Company's news releases, investor packages, research reports and corporate and industry sector materials; ii) promote investor awareness and manage financial public relations to the investment community; and iii) arrange meetings with industry sector analysts, stock brokers and portfolio managers. The Company will pay the Consultant $6,500 and 2,500 restricted common shares per month. As of July 31, 2007 share issuances of 2,500 for February through June have been issued, and accordingly, a total expense of $74,725 has been included in stock-based consulting fees based on the fair value of the 12,500 shares issued.

On March 29, 2007 the Company entered into a six month consulting services agreement valued at approximately €300,178 ($411,694 US). The Consultant will provide advice on public and investor relations related matters. Under the terms of the agreement, the Company paid a retainer of approximately €209,000 ($286,644 US), and will pay a final installment of approximately €91,178 ($125,050 US) which was due 90 days from the date of the agreement.

On April 6, 2007 the Company entered into a twelve month consulting services agreement at $10,000 per month. The consultant will provide representation before the executive and legislative branches of the federal government and state governments in addition to providing consulting services on political matters.

The Company is committed to pay its key executives a total of approximately $457,000 per year for management services.

The Company is currently leasing office premises in New Mexico, Texas, and Wyoming with total monthly payments of $9,444, with all agreements having a maximum term of no more than three years.

The aggregate minimum payments over the next five years are as follows:

July 31, 2008	$ 706,585
July 31, 2009	150,431
$ 857,016

NOTE 11:           SUPPLEMENTAL CASH FLOW INFORMATION AND
                             NONCASH INVESTING AND FINANCING ACTIVITIES

During the seven month period ended July 31, 2007, the Company received the 333,333 High Plains Uranium ("HPU") shares pursuant to the July 27, 2006 option agreement to sell its Cadena historical mining database. The HPU shares had a recorded value of $235,040 based on the fair value on the date of the agreement, and were reported as an agreement receivable as of December 31, 2006. On January 19, 2007 HPU completed a business combination agreement with Energy Metals Corp. ("EMC"), a Canadian based public company listed on the NYSE Arca and Toronto Stock Exchanges. As a result, the 333,333 shares of HPU were exchanged on a 1:6.2 basis and the Company received 53,763 shares of EMC. (Refer to Note 12)
	Seven Months Ended	Year Ended
	July 31, 2007	December 31, 2006
Interest paid	$ -	$ -
Income taxes paid	$ -	$ -

NOTE 12:           CHANGE IN FISCAL YEAR

Comparative figures for seven months ended July 31, 2006 are outlined as follows:

URANIUM ENERGY CORP.
(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS
July 31, 2007
	Amount Previously Disclosed for		As Adjusted for
	the Seven Months Ended July 31, 2006	Adjustments	the Seven Months Ended July 31, 2006
Revenue	$ -	$ -	$ -
Gross Profit	-	-	-
Loss Before Income Taxes	(7,991,544)	1,470,147	(6,521,397)
Income Taxes	-	-	-
Loss from Continuing Operations	(7,991,544)	1,470,147	(6,521,397)

Net Loss	$ (7,991,544)	$ 1,470,147	$ (6,521,397)

Basic and Diluted Loss per Share	$ (0.33)	$ 0.06	$ (0.27)

Weighted Average Number of Shares Outstanding, Basic and Diluted	24,501,731		24,501,731

NOTE 13:           SUBSEQUENT EVENTS

(a)         On August 10, 2007 Uranium One Inc. ("UOI"), a Canadian based public company listed on the Toronto Stock Exchange, completed an acquisition of all of the issued and outstanding shares of Energy Metals Corporation ("EMC"). As a result, 53,763 shares of EMC were exchanged on a 1.15:1 basis and the Company received 61,827 shares of UOI.

(b)         On September 15, 2007 the Company entered into a three month consulting services agreement valued at approximately €84,000 ($116,633 US). The Consultant will provide advice on public and investor relations related matters. Under the terms of the agreement, the Company paid a retainer of approximately €55,000 ($76,367 US), and will pay two additional installments of approximately €10,000 ($13,885 US) each 30 and 60 days from the date of the agreement respectively. Additionally, the Company will pay a service fee of approximately €3,000 ($4,165 US) per month during the three month term.

(c)         On September 25, 2007 the Company entered into an agreement to purchase a database consisting of drilling, mapping and logging reports covering uranium and associated metals prospects located primarily in New Mexico and Wyoming. Consideration for the asset purchase was $100,000, consisting of (i) a $50,000 cash payment upon acceptance (paid); and a final $50,000 installment prior to January 11, 2008 (paid).

(d)         On November 1, 2007 the Company entered into an asset purchase agreement for a mineral exploration claim and related database information located in Maricopa County, Arizona. Under the terms of the agreement, the Company will pay total consideration of $1,200,000 including i) a $10,000 deposit upon execution (paid), ii) installments of $95,000 cash on January 10, 2008 (paid) and August 15, 2008, and iii) installments totaling $100,000 on January 10 and August 15 of each year for the period from January 10, 2009 through August 15, 2013. Additionally, the Company has granted the seller security interest on the acquired assets until the agreement is paid in full.

(e)         On November 13, 2007 the Company entered into an agreement to acquire certain mineral property leases located in Cibola County, New Mexico for total consideration of $400,000. Under the terms of the agreement, the Company paid an initial deposit of $100,000 upon closing with the remaining balance due in three installments of $100,000 due on March 31, 2008 (paid), December 31, 2008, and December 31, 2009. At the Company's option, the final two installments may be paid in stock, based on the average trading price of the Company's common stock over the 10 days immediately preceding the due date.

(f)         On December 12, 2007 the Company completed a private placement in the amount of 1,800,000 Units at a subscription price of $3.75 for gross proceeds to the Company of $6,750,000. Each Unit is comprised of one common share and one non-transferable share purchase warrant of the Company. Each warrant entitles the holder to purchase an additional common share of the Company for a period of one year from the date of issuance at an exercise price of $4.25 per share.

(g)         On February 13, 2008 the Company entered into an asset purchase agreement for mapping and database information for geographic areas throughout the US and international locations. Under the terms of the agreement, the Company paid total consideration of $500,000.

URANIUM ENERGY CORP.
(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS
July 31, 2007

NOTE 14:           RESTATEMENT

Subsequent to the issuance of the Company's financial statements, the Company's Board of Directors, upon recommendation of management, concluded that the previously issued financial statements for the seven months ended July 31, 2007 should not be relied upon due to a re-evaluation of the accounting treatment relating to the Company's mineral rights and properties and databases acquisition costs, in addition to the identification of errors in recording database related transactions.

At each reporting period the Company performed an impairment analysis of any capitalized acquisition costs of its mineral properties. As none of its properties contained proven and probable reserves that were independently quantified and valued, management assessed that future cash flows could not be determined and, accordingly, the Company wrote down the carrying value of the capitalized acquisition costs of its mineral properties as of the end of each reporting period.

The capitalized costs of mineral rights and properties were acquisition costs that were accounted for as tangible assets pursuant to EITF 04-02, Whether Mineral Rights are Tangible or Intangible Assets. The allocation to tangible assets as a result of the acquisition included economic value beyond the acquired assets proven and probable reserves. The capitalized costs of databases were acquisition costs that were accounted for as intangible assets.

In carrying out its subsequent impairment tests, the Company did not consider data beyond proven and probable reserves and did not consider the information and data used in determining the initial capitalization of acquisition costs.

Pursuant to EITF 04-03, Mining Assets: Impairment and Business Combinations, the Company has reconsidered its impairment analysis and has now included the cash flows associated with value beyond proven and probable reserves in estimating future cash flows (both undiscounted and discounted) used for determining whether mining assets were impaired under SFAS 144, Accounting for the Impairment or Disposal of Long-Lived Assets. The Company has re-evaluated the impairment analyses performed at each respective period using all historical information including value beyond proven and probable reserves and has determined the capitalized costs of mineral properties should not have been written off.

Additionally, in reviewing the database related transactions the Company identified the following errors: (i) cash and stock based expenditures of $171,250 ($138,750 during the fiscal year ended December 31, 2006 and $32,500 during the seven months ended July 31, 2007) which were initially capitalized with other acquisition costs were not capital in nature and should have been charged to mineral property expenditures, (ii) cash and stock based proceeds of $385,040 ($150,000 cash and $235,040 stock based) from the sale of a portion of one of the Company's database acquisitions was initially recorded as a reduction of capitalized costs and should have been recognized as an asset sale transaction with a resulting gain of $363,757, and (iii) depreciation of $71,713 ($37,135 during the fiscal year ended December 31, 2006 and $34,578 during the seven months ended July 31, 2007) was not recorded on capitalized database acquisitions. Accordingly, the financial statements have been restated to correct for the errors outlined above.

As a result the financial statements have been restated to reflect certain capitalized acquisition costs and the correction of errors in recording database related transactions as follows:

URANIUM ENERGY CORP.
(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS
July 31, 2007

	Amount Previously Reported for the Seven Months Ended		As Adjusted for the Seven Months Ended
	July 31, 2007	Adjustments	July 31, 2007
Balance Sheets
Mineral rights and properties	$ -	$11,463,208	$11,463,208
Databases	-	536,183	536,183
Deficit accumulated during the exploration stage
Opening balance	(16,969,779)	3,850,758	(13,119,021)
Net loss for the period	(16,193,375)	8,148,632	(8,044,743)
Closing balance	(33,163,154)	11,999,390	(21,163,764)

Statements of Operations
Depreciation and amortization	49,562	34,578	84,140
Impairment loss on mineral properties	8,267,100	(8,215,710)	51,390
Mineral property expenditures	2,453,001	32,500	2,485,501
Net loss for the period	(16,193,375)	8,148,632	(8,044,743)

Statements of Cash Flows
Net loss for the period	(16,193,375)	8,148,632	(8,044,743)
Impairment loss on mineral properties	8,267,100	(8,215,710)	51,390
Depreciation and amortization	49,562	34,578	84,140
Acquisition of mineral rights and properties	(2,648,850)	114,249	(2,534,601)
Acquisition of databases	-	(81,750)	(81,750)

	Amount Previously Reported for the Period from May 16, 2003 (inception) to		As Adjusted for the Period from May 16, 2003 (inception) to
	July 31, 2007	Adjustments	July 31, 2007
Statements of Operations
Depreciation and amortization	$ 69,299	$ 71,713	$ 141,012
Impairment loss on mineral properties	11,934,236	(11,878,596)	55,640
Mineral property expenditures	4,535,767	171,250	4,707,017
Gain on sale of assets	-	(363,757)	(363,757)
Net loss for the period	(33,163,154)	11,999,390	(21,163,764)

Statements of Cash Flows
Net loss for the period	(33,163,154)	11,999,390	(21,163,764)
Stock based mineral property expenditures	-	138,750	138,750
Impairment loss on mineral properties	11,934,236	(11,878,596)	55,640
Non-cash reduction of mineral property expenditures	(235,040)	235,040	-
Depreciation and amortization	69,299	71,713	141,012
Gain on sale of assets	-	(363,757)	(363,757)
Acquisition of mineral rights and properties	(3,260,557)	(50,792)	(3,311,349)
Acquisition of databases	-	(301,750)	(301,750)
Proceeds from sale of assets	-	150,000	150,000

URANIUM ENERGY CORP.
(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS
July 31, 2007

	Amount Previously Reported for the Year Ended		As Adjusted for the Year Ended
	December 31, 2006	Adjustments	December 31, 2006
Balance Sheets
Mineral rights and properties	$ -	$ 3,609,997	$ 3,609,997
Databases	-	240,761	240,761
Deficit accumulated during the exploration stage
Opening balance	(2,151,461)	640,575	(1,510,886)
Net loss for the year	(14,818,318)	3,210,183	(11,608,135)
Closing balance	(16,969,779)	3,850,758	(13,119,021)

Statements of Operations
Depreciation and amortization	19,737	37,135	56,872
Impairment loss on mineral properties	3,022,311	(3,022,311)	-
Mineral property expenditures	1,693,912	138,750	1,832,662
Gain on sale of assets	-	(363,757)	(363,757)
Net loss for the year	(14,818,318)	3,210,183	(11,608,135)

Statements of Cash Flows
Net loss for the period	(14,818,318)	3,210,183	(11,608,135)
Stock based mineral property expenditures	-	138,750	138,750
Impairment loss on mineral properties	3,022,311	(3,022,311)	-
Non-cash reduction of mineral property expenditures	(235,040)	235,040	-
Depreciation and amortization	19,736	37,135	56,872
Gain on sale of assets	-	(363,757)	(363,757)
Acquisition of mineral rights and properties	(238,811)	(310,041)	(548,852)
Acquisition of databases		(75,000)	(75,000)
Proceeds from sale of assets	-	150,000	150,000

URANIUM ENERGY CORP.
(an exploration stage company)

FINANCIAL STATEMENTS

DECEMBER 31, 2006

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

BALANCE SHEETS

STATEMENTS OF OPERATIONS

STATEMENT OF STOCKHOLDERS' EQUITY

STATEMENTS OF CASH FLOWS

NOTES TO FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Uranium Energy Corp.:

We have audited the balance sheets of Uranium Energy Corp., an exploration stage company, as at December 31, 2006 and 2005 and the statement of operations, stockholders' equity and cash flows for the years ended December 31, 2006 and 2005 and for the period May 16, 2003 (inception) to December 31, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2006 and 2005 and the results of its operations and its cash flows and the changes in stockholders' equity for the years then ended, and for the period May 16, 2003 (inception) to December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

"DMCL"

DALE MATHESON CARR-HILTON LABONTE LLP
CHARTERED ACCOUNTANTS

February 26, 2007
Vancouver, Canada

URANIUM ENERGY, CORP.
 (an exploration stage company)

BALANCE SHEETS

	December 31,	December 31,
	2006	2005

CURRENT ASSETS
Cash and cash equivalents	$ 13,581,377	$ 107,160
Restricted cash (Notes 3 and 5)	136,458	-
Accounts receivable	20,020	-
Agreement receivable (Note 3)	235,040	-
Other current assets	19,796	300
	13,992,691	107,460

PROPERTY AND EQUIPMENT (Note 4)	205,004	-

	$ 14,197,695	$ 107,460

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$ 306,462	$ 114,456
Due to related parties (Note 9)	225,581	208,832
	532,043	323,288

CONTINGENCIES AND COMMITMENTS (Notes 3, 4 & 10)

STOCKHOLDERS' EQUITY (DEFICIENCY)
Capital Stock (Note 6)
Common stock $0.001 par value: 75,000,000 shares authorized
34,371,088 shares issued and outstanding
(2005 - 20,461,083)	34,371	20,461
Additional paid-in capital	29,604,624	2,565,172
Common stock purchase warrants	992,894	-
Share subscriptions received (Note 6)	250,000	-
Deferred compensation (Note 6)	(246,458)	(650,000)
Deficit accumulated during the exploration stage	(16,969,779)	(2,151,461)
	13,665,652	(215,828)

	$ 14,197,695	$ 107,460

The accompanying notes are an integral part of these financial statements.

URANIUM ENERGY, CORP.
 (an exploration stage company)

STATEMENTS OF OPERATIONS

	For the Year Ended December 31, 2006	For the Year Ended December 31, 2005	For the Period from May 16, 2003 (inception) to December 31, 2006

EXPENSES
Mineral property expenditures, net of recoveries	$ 4,716,223	$ 975,514	$ 5,749,903
Consulting fees - stock based	4,665,967	684,008	5,349,975
General and administrative	2,496,900	136,739	2,647,172
Management fees - stock based	923,253	-	923,253
Consulting fees	708,555	-	708,555
Management fees	647,248	128,860	820,709
Wages and benefits - stock based	431,078	-	431,078
Professional fees	315,564	73,684	425,604
Depreciation	19,737	-	19,737
	14,924,525	1,998,805	17,075,986

LOSS BEFORE OTHER ITEMS	(14,924,525)	(1,998,805)	(17,075,986)

INTEREST INCOME	76,494	-	76,494
OTHER INCOME	29,713	-	29,713
	106,207	-	106,207

NET LOSS FOR THE YEAR	$ (14,818,318)	$ (1,998,805)	$ (16,969,779)

BASIC AND FULLY DILUTED NET LOSS PER SHARE	$ (0.56)	$ (0.12)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING, BASIC AND FULLY DILUTED	26,342,512	17,298,582

The accompanying notes are an integral part of these financial statements.

URANIUM ENERGY, CORP.
 (an exploration stage company)

STATEMENT OF STOCKHOLDERS' EQUITY
FROM MAY 16, 2003 (INCEPTION) TO DECEMBER 31, 2006

	Common Stock		Additional	Stock Purchase	Subscriptions	Deferred	Accumulated	Stockholders'
	Shares	Amount	Paid-in Capital	Warrants	Received	Compensation	Deficit	Equity
Balance, May 16, 2003	-	$ -	$ -	$ -	$ -	$ -	$ -	$ -
Net loss for the period	-	-	-	-	-	-	(24,486)	(24,486)
Balance, December 31, 2003	-	-	-	-	-	-	(24,486)	(24,486)
Issued for cash at - $0.0013 per share	11,550,000	7,700	7,700	-	-	-	-	15,400
$0.20 per share	2,413,936	1,610	481,186	-	-	-	-	482,796
Issued on conversion of debenture at
$0.0013 per share	2,250,000	1,500	1,500	-	-	-	-	3,000
$0.20 per share	35,000	23	6,977	-	-	-	-	7,000
Issued on settlement of debts	79,647	53	15,876	-	-	-	-	15,929
Net loss for the year	-	-	-	-	-	-	(128,170)	(128,170)
Balance, December 31, 2004	16,328,583	10,886	513,239	-	-	-	(152,656)	371,469

Issued for cash at $0.333 per share	1,357,500	905	451,595	-	-	-	-	452,500

Issued pursuant to mineral property acquisition	825,000	550	274,450	-	-	-	-	275,000

Issued pursuant to service agreement	1,950,000	1,300	648,700	-	-	(650,000)	-	-

Stock based compensation	-	-	684,008	-	-	-	-	684,008

Reclassification for stock split	-	6,820	(6,820)	-	-	-	-	-

Net loss for the year	-	-	-	-	-	-	(1,998,805)	(1,998,805)
Balance, December 31, 2005	20,461,083	$20,461	$2,565,172	$ -	$ -	$(650,000)	$(2,151,461)	$(215,828)

URANIUM ENERGY, CORP.
(an exploration stage company)

STATEMENT OF STOCKHOLDERS' EQUITY
FROM MAY 16, 2003 (INCEPTION) TO DECEMBER 31, 2006

	Common Stock		Additional	Stock Purchase	Subscriptions	Deferred	Accumulated	Stockholders'
	Shares	Amount	Paid-in Capital	Warrants	Received	Compensation	Deficit	Equity
Balance, December 31, 2005	20,461,083	$20,461	$2,565,172	$ -	$ -	$(650,000)	$(2,151,461)	$(215,828)

Issued for cash at - $1.00 per share	300,000	300	299,700	-	-	-	-	300,000
$2.00 per share	2,525,000	2,525	5,047,475	-	-	-	-	5,050,000
$2.50 per share	5,200,000	5,200	12,994,800	-	250,000	-	-	13,250,000
Financing fees- cash	-	-	(329,700)	-	-	-	-	(329,700)
warrants	-	-	(992,894)	992,894	-	-	-	-
Issued on the exercise of options	3,137,505	3,137	1,622,563	-	-	-	-	1,625,700
Issued pursuant to mineral property acquisition	1,500,000	1,500	2,586,000	-	-	-	-	2,587,500
Issued pursuant to drilling database information agreement (Note 6)	18,750	19	6,231	-	-	-	-	6,250
Issued pursuant to service agreements (Note 6)
- consulting services	1,172,500	1,173	1,156,327	-	-	(246,458)	-	911,042
- property expenditures	56,250	56	138,694	-	-	-	-	138,750
Stock based compensation
- options for consulting services	-	-	2,130,149	-	-	-	-	2,130,149
- options for management fees and wages	-	-	704,331	-	-	-	-	704,331
- vested options for property expenditures	-	-	57,250	-	-	-	-	57,250
- warrants for consulting services	-	-	1,618,526	-	-	-	-	1,618,526
Amortization of deferred compensation	-	-	-	-	-	650,000	-	650,000
Net loss for the year	-	-	-	-	-	-	(14,818,318)	(14,818,318)
Balance, December 31, 2006	34,371,088	$34,371	$29,604,624	$992,894	$250,000	$(246,458)	$(16,969,779)	$13,665,652

All share amounts have been restated to reflect the 2:1 reverse share consolidation in January 2005 and the 1.5:1 forward share split as of the date of record, February 28, 2006. (refer to Note 6)

The accompanying notes are an integral part of these financial statements.

URANIUM ENERGY, CORP.
 (an exploration stage company)

STATEMENTS OF CASH FLOWS
	For the Year Ended December 31, 2006	For the Year Ended December 31, 2005	For the Period from May 16, 2003 (inception) to December 31, 2006
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the year	$(14,818,318)	$(1,998,805)	$(16,969,779)
Adjustments to reconcile net loss to net cash from operating activities:
Stock based compensation	6,020,298	684,008	6,704,306
Non-cash mineral property expenditures	2,783,500	275,000	3,055,429
Depreciation	19,736	-	19,736
Changes in operating assets and liabilities:
Accounts receivable	(20,020)	-	(20,020)
Agreement receivable	(235,040)	-	(235,040)
Other current assets	(19,496)	1,313	731
Accounts payable and accrued liabilities	192,006	85,601	294,935
Due to related parties	16,749	201,273	225,581
NET CASH FLOWS USED IN OPERATING ACTIVITIES	(6,060,585)	(751,610)	(6,924,121)

CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of shares for cash	19,975,700	452,500	20,926,396
Share subscriptions	250,000	-	250,000
Convertible debenture proceeds	-	-	20,000
Financing charges	(329,700)	-	(329,700)
NET CASH FLOWS FROM FINANCING ACTIVITIES	19,896,000	452,500	20,866,696

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(224,740)	-	(224,740)
Restricted cash deposits	(136,458)	-	(136,458)
NET CASH FLOWS USED IN INVESTING ACTIVITIES	(361,198)	-	(361,198)

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	13,474,217	(299,110)	13,581,377
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	107,160	406,270	-

CASH AND CASH EQUIVALENTS, END OF YEAR	$13,581,377	$107,160	$13,581,377

CASH AND CASH EQUIVALENTS CONSIST OF:
Cash in bank	$579,535	$107,160	$579,535
Short term investments	13,001,842	-	13,001,842
	$13,581,377	$107,160	$13,581,377
SUPPLEMENTAL CASH FLOW INFORMATION AND NON CASH INVESTING AND FINANCING ACTIVITIES (Note 11)

The accompanying notes are an integral part of these financial statements.

NOTE 1:             NATURE OF OPERATIONS

Uranium Energy Corp. (the "Company") was incorporated on May 16, 2003 in the State of Nevada as Carlin Gold, Inc. The Company is an exploration stage company that was originally organized to explore and develop precious metals in the United States.

During 2004, the Company changed its business direction from the exploration of precious metals to the exclusive focus on the exploration and development of uranium deposits in the United States and internationally. Due to the change in the Company's core business direction, the Company disposed of its 18 mineral property claims in the State of Nevada. In addition, the Company commenced reorganization, including a reverse stock split by the issuance of 1 new share for each 2 outstanding shares of the Company's common stock and the raising of further capital for its new operating directives (refer to Notes 3 and 9). On January 24, 2005, the Company approved a special resolution to change the name of the Company from Carlin Gold, Inc. to Uranium Energy Corp. On February 28, 2006; the Company completed a forward stock split by the issuance of 1.5 new shares for each 1 outstanding shares of the Company's common stock.

Since November 1, 2004, the Company has acquired mineral leases, directly and under options, for the purposes of exploring for economic deposits of uranium in the States of Arizona, Texas, New Mexico, Wyoming, Colorado, and Utah. To December 31, 2006, interests in approximately 18,712 net acres of mineral properties have been staked or leased by the Company. In May of 2006 the Company began drilling operation on the Goliad Project in south Texas. The Phase I program calls for 32,000 feet of drilling, consisting of 70 test holes.

These financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America with the on-going assumption applicable to a going concern which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business.

The Company commenced operations on May 16, 2003 and has not realized any significant revenues since inception. As at December 31, 2006, the Company has an accumulated deficit of $16,969,779. The Company is in the exploration stage of its mineral property development and to date has not yet established any known mineral reserves on any of its existing properties. The continued operations of the Company and the recoverability of the carrying value of its assets is ultimately dependent upon the ability of the Company to achieve profitable operations. The Company intends to continue to fund its initial operations by way of private placements as may be required. To date, the Company has completed private placements and received funding through the exercise of stock options for total proceeds of $20,926,396 from the issuance of shares of the Company's common stock.

NOTE 2:             SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

The Company was incorporated on May 16, 2003 in the State of Nevada.

Basis of Presentation

These financial statements are presented in United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States of America.

Cash and Cash Equivalents

The Company considers all highly liquid instruments with an original maturity of three months or less at the time of issuance to be cash equivalents.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates. Significant areas requiring management's estimates and assumptions are determining the fair value of transactions involving common stock, convertible debentures and financial instruments, Other areas requiring estimates include deferred tax balances, valuation allowances, allocations of expenditures to resource property interests and asset impairment tests.

Mineral Property Costs

The Company is primarily engaged in the acquisition, exploration and development of mineral properties.

Mineral property acquisition costs are capitalized in accordance with EITF 04-2 when management has determined that probable future benefits consisting of a contribution to future cash inflows have been identified and adequate financial resources are available or are expected to be available as required to meet the terms of property acquisition and budgeted exploration and development expenditures. Mineral property acquisition costs are expensed as incurred if the criteria for capitalization are not met. In the event that mineral property acquisition costs are paid with Company shares, those shares are valued at market at the time the shares are due.

Mineral property exploration costs are expensed as incurred.

When mineral properties are acquired under option agreements with future acquisition payments to be made at the sole discretion of the Company, those future payments, whether in cash or shares, are recorded only when the Company has made or is obliged to make the payment or issue the shares. Because option payments do not meet the definition of tangible property under EITF 04-2, all option payments are expensed as incurred.

When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves and pre feasibility, the costs incurred to develop such property are capitalized.

Estimated future removal and site restoration costs, when determinable are provided over the life of proven reserves on a units-of-production basis. Costs, which include production equipment removal and environmental remediation, are estimated each period by management based on current regulations, actual expenses incurred, and technology and industry standards. Any charge is included in exploration expense or the provision for depletion and depreciation during the period and the actual restoration expenditures are charged to the accumulated provision amounts as incurred.

As of the date of these financial statements, the Company has incurred only acquisition and exploration costs which have been expensed.

To date the Company has not established any proven or probable reserves on its mineral properties.

Asset Retirement Obligations

The Company has adopted the provisions of SFAS No. 143 "Accounting for Asset Retirement Obligations," which establishes standards for the initial measurement and subsequent accounting for obligations associated with the sale, abandonment or other disposal of long-lived tangible assets arising from the acquisition, construction or development and for normal operations of such assets. The adoption of this standard has had no effect on the Company's financial position or results of operations. To December 31, 2006 any potential costs relating to the ultimate disposition of the Company's mineral property interests have not yet been determinable.

Impairment of Long-Lived Assets

The Company reviews property, plant, and equipment and certain identifiable intangibles, excluding goodwill, for impairment in accordance with SFAS No. 144, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Recoverability of these assets is measured by comparison of its carrying amount to future undiscounted cash flows the assets are expected to generate. If property, plant, and equipment and certain identifiable intangibles are considered to be impaired, the impairment to be recognized equals the amount by which the carrying value of the assets exceeds its fair market value. For the two fiscal years ended December 31, 2006, the Company had no material impairment of its long-lived assets.

Financial Instruments

The fair values of cash and cash equivalents, restricted cash, other current monetary assets, accounts payable and accrued liabilities and amounts due to related parties were estimated to approximate their carrying values due to the immediate or short-term maturity of these financial instruments. The fair value of the Company's net smelter royalty obligations (refer to Note 3) is not determinable at the current stage of the Company's exploration program. Accordingly, no value has been assigned by management. The Company's operations and financing activities are conducted primarily in United States dollars, and as a result the Company is not subject to significant exposure to market risks from changes in foreign currency rates. Management has determined that the Company is not exposed to significant credit risk.

Loss per Common Share

Basic loss per share includes no dilution and is computed by dividing loss attributable to common stockholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflects the potential dilution of securities that could share in the earnings (loss) of the Company. The common shares potentially issuable on conversion of outstanding convertible debentures and exercise of stock options were not included in the calculation of weighted average number of shares outstanding because the effect would be anti-dilutive.

The financial statements are presented in United States dollars. In accordance with SFAS No. 52, "Foreign Currency Translation", foreign denominated monetary assets and liabilities are translated to their United States dollar equivalents using foreign exchange rates which prevailed at the balance sheet date. Revenue and expenses are translated at average rates of exchange during the year. Related translation adjustments are reported as a separate component of stockholders' equity, whereas gains or losses resulting from foreign currency transactions are included in results of operations.

Income Taxes

The Company follows the liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances. Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment. As at December 31, 2006, the Company had net operating loss carry forwards; however, due to the uncertainty of realization, the Company has provided a full valuation allowance for the potential deferred tax assets resulting from these losses carry forwards.

Stock-Based Compensation

On January 1, 2006, the Company adopted SFAS No. 123 (revised 2004) (SFAS No. 123R), Share-Based Payment, which addresses the accounting for stock-based payment transactions in which an enterprise receives employee services in exchange for (a) equity instruments of the enterprise or (b) liabilities that are based on the fair value of the enterprise's equity instruments or that may be settled by the issuance of such equity instruments. In January 2005, the Securities and Exchange Commission (SEC) issued Staff Accounting Bulletin (SAB) No. 107, which provides supplemental implementation guidance for SFAS No. 123R. SFAS No. 123R eliminates the ability to account for stock-based compensation transactions using the intrinsic value method under Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and instead generally requires that such transactions be accounted for using a fair-value-based method. The Company uses the Black-Scholes-Merton ("BSM") option-pricing model to determine the fair-value of stock-based awards under SFAS No. 123R, consistent with that used for pro forma disclosures under SFAS No. 123, Accounting for Stock-Based Compensation. The Company has elected the modified prospective transition method as permitted by SFAS No. 123R and accordingly prior periods have not been restated to reflect the impact of SFAS No. 123R. The modified prospective transition method requires that stock-based compensation expense be recorded for all new and unvested stock options, restricted stock, restricted stock units, and employee stock purchase plan shares that are ultimately expected to vest as the requisite service is rendered beginning on January 1, 2006 the first day of the Company's fiscal year 2006. Stock-based compensation expense for awards granted prior to January 1, 2006 is based on the grant date fair-value as determined under the pro forma provisions of SFAS No. 123.

Prior to the adoption of SFAS No. 123R, the Company measured compensation expense for its employee stock-based compensation plans using the intrinsic value method prescribed by APB Opinion No. 25. The Company applied the disclosure provisions of SFAS No. 123 as amended by SFAS No. 148, Accounting for Stock-Based Compensation - Transition and Disclosure, as if the fair-value-based method had been applied in measuring compensation expense. Under APB Opinion No. 25, when the exercise price of the Company's employee stock options was equal to the market price of the underlying stock on the date of the grant, no compensation expense was recognized.

The following table illustrates the effect on net income after taxes and net income per common share as if the Company had applied the fair value recognition provisions of SFAS No. 123 to stock-based compensation during the year ended December 31, 2005:

Year ended December 31, 2005
Net loss for the year	As reported	$ (1,998,805)
SFAS 123 compensation expense	Pro-forma	(458,084)
Net loss for the year	Pro-forma	$ (2,456,889)
Pro-forma basic net loss per share	Pro-forma	$ (0.14)
Pro-forma diluted net loss per share	Pro-forma	$ (0.14)

Property and Equipment

Property and equipment are recorded at cost and are amortized using the straight-line method over their estimated useful lives at the following rates:

Computer Equipment	3 years
Furniture and Fixtures	5 years
Mining Equipment	5 years
Vehicles	5 years

Recent Accounting Pronouncements

In February 2006, the FASB issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments-an amendment of FASB Statements No. 133 and 140", to simplify and make more consistent the accounting for certain financial instruments. SFAS No. 155 amends SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", to permit fair value re-measurement for any hybrid financial instrument with an embedded derivative that otherwise would require bifurcation, provided that the whole instrument is accounted for on a fair value basis. SFAS No. 155 amends SFAS No. 140, "Accounting for the Impairment or Disposal of Long-Lived Assets", to allow a qualifying special-purpose entity to hold a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS No. 155 applies to all financial instruments acquired or issued after the beginning of an entity's first fiscal year that begins after September 15, 2006, with earlier application allowed. This standard is not expected to have a significant effect on the Company's future reported financial position or results of operations.

In March 2006, the FASB issued SFAS No. 156, "Accounting for Servicing of Financial Assets, an amendment of FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". This statement requires all separately recognized servicing assets and servicing liabilities be initially measured at fair value, if practicable, and permits for subsequent measurement using either fair value measurement with changes in fair value reflected in earnings or the amortization and impairment requirements of Statement No. 140. The subsequent measurement of separately recognized servicing assets and servicing liabilities at fair value eliminates the necessity for entities that manage the risks inherent in servicing assets and servicing liabilities with derivatives to qualify for hedge accounting treatment and eliminates the characterization of declines in fair value as impairments or direct write-downs. SFAS No. 156 is effective for an entity's first fiscal year beginning after September 15, 2006. This adoption of this statement is not expected to have a significant effect on the Company's future reported financial position or results of operations.

In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements". The objective of SFAS 157 is to increase consistency and comparability in fair value measurements and to expand disclosures about fair value measurements. SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS 157 applies under other accounting pronouncements that require or permit fair value measurements and does not require any new fair value measurements. The provisions of SFAS No. 157 are effective for fair value measurements made in fiscal years beginning after November 15, 2007. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

In September 2006, the FASB issued SFAS No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans - an amendment of FASB Statements No. 87, 88, 106, and 132(R)". This statement requires employers to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. This statement also requires an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. The provisions of SFAS No. 158 are effective for employers with publicly traded equity securities as of the end of the fiscal year ending after December 15, 2006. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

In September 2006, the SEC issued Staff Accounting Bulletin ("SAB") No. 108, "Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements." SAB No. 108 addresses how the effects of prior year uncorrected misstatements should be considered when quantifying misstatements in current year financial statements. SAB No. 108 requires companies to quantify misstatements using a balance sheet and income statement approach and to evaluate whether either approach results in quantifying an error that is material in light of relevant quantitative and qualitative factors. SAB No. 108 is effective for periods ending after November 15, 2006. The Company is currently evaluating the impact of adopting SAB No. 108 but does not expect that it will have a material effect on its financial position and results of operations.

In February 2007, the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities". This Statement permits entities to choose to measure many financial assets and financial liabilities at fair value. Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. The Company is currently assessing the impact of SFAS No. 159 on its financial position and results of operations.

NOTE 3:             MINERAL EXPLORATION PROPERTIES

Uranium Exploration

Since November 1, 2004, the Company has been acquiring mineral leases for the purpose of exploring for economic deposits of uranium in the states of Arizona, Colorado, Utah, Wyoming, and Texas. During 2005, the Company acquired five year lease interests in twenty-one further uranium exploration mineral properties totaling 7,413 gross acres in the states of Arizona, Colorado, Texas, Wyoming, and Utah, for the consideration of $181,113. The Company has an option to renew these leases for five years on terms similar to the original lease.

During 2006 the Company acquired an additional 11,299 net acres in Wyoming, Texas and New Mexico at a cost of $266,814. As of December 31, 2006, a total of 19,304 gross acres (18,712 net mineral acres) of mineral properties have been staked or leased by the Company in the States of Arizona, Colorado, Wyoming, Texas, New Mexico and Utah for the purposes of uranium exploration for a total cost of $447,927. These leases are subject to 5.0% to 15.25% net royalty interests. As of December 31, 2006, total annual lease payments of $76,617, excluding any share issuance requirements on the Moore Option, are required to maintain existing acquisitions. A regional breakdown of 2006 mineral property expenditures is provided below and where applicable, costs are allocated to individual projects.

During 2006, the Company incurred exploration and drilling costs on two projects, the i) Weesatche project, Goliad country, South Texas, and ii) AB Claim Group project, North Shirley Basin, Wyoming.

Goliad Property

On October 11, 2005, the Company entered into a Mineral Asset Option Agreement (the "Moore Option") granting the Company the option to acquire certain mineral property leases in the State of Texas for total consideration of $200,000 and 3,000,000 post-split restricted common shares at a fair value of $0.33 per share. In consideration for the Option and its partial exercise over the option term, the Company has to date made cash payments totaling $200,000 and issued 2,225,000 post-split shares of restricted common stock. The Option, requires a further issuance of 750,000 post-split shares of restricted common stock on or before April 11, 2007. Upon completion of the terms of the Option title to the leases will be transferred to the Company. During the Option term, the Company has the right as operator to conduct or otherwise direct all exploration on the properties to be acquired under the Option.

AB Claim Group Property

In December 2006 the Company terminated a ten year mining lease agreement in North Shirley Basin, Wyoming due to results from its 2006 exploration program that were lower than historically indicated. Under the terms of the lease agreement, the Company paid an initial lease payment of $50,000 in June 2006, and an additional $30,000 in September 2006. Gross and net mineral acres associated with the terminated lease have not been included in the totals above. The Company has applied for the release of $136,458 in certificates of deposit which were incurred prior to exploration activities commencing on the leased property (refer to Note 5).

Historical Mining Databases

On July 27, 2006 the Company entered into an option agreement to sell its Cadena historical mining database, which was originally a part of the total database contents included in the Moore Asset Option Agreement, to High Plains Uranium, Inc., for $150,000 cash (received), 333,333 shares of common stock in the Canadian based public company, valued at approximately $235,040, and a 1% royalty on any mined substance produced on any mineral interest or claim covered by the data base. A total of $385,040 has been recorded as a recovery of mineral property expenditures and the estimated value of the shares of $235,040, has been recorded as an agreement receivable. The shares were subsequently received. As of January 19, 2006 High Plains Uranium Inc. ("HPU") completed a business combination agreement with Energy Metals Corp. ("EMC"), a TSX listed Canadian based public company. As a result, the 333,333 shares of HPU are being exchanged for 53,763 shares of EMC. As of December 31, 2006 the 53,763 shares of EMC have a fair market value of $543,006.

On November 28, 2006 the Company entered into an option agreement to purchase a database covering prospects primarily in Wyoming and New Mexico. The agreement calls for a $25,000 payment at the date of execution (paid) and an additional $25,000 prior to the end of the six month option period. Additionally, the Company issued 50,000 stock options with an estimated fair value of $114,500, of which 25,000 options vested upon execution and the remaining 25,000 options vest at the end of the six month term. The agreement also calls for a 1% royalty on any mined substance produced on any mineral interest or claim covered by the database.

On December 12, 2005, we entered into an agreement with Harry A. Moore Trust (the "Moore Trust"). Pursuant to the terms and provisions of the Moore Trust Agreement, we acquired an undivided 100% legal, beneficial and registerable interest in and to certain assets consisting of certain drill and assay data regarding prospective tracts located in Goliad, Waller, Duval and McMullen Counties in the State of Texas. Pursuant to further terms and provisions of the Moore Trust Agreement, we paid to the Moore Trust certain payments aggregating $50,000 and issued an aggregate of 75,000 shares.

Total mineral property expenditures for the 2006 fiscal year include the following:
Year ended December 31, 2006
Arizona
Acquisition costs	$14,256
Colorado
Acquisition costs	6,850
New Mexico
Acquisition costs	117,056
Property exploration	48,834
165,890
Texas
Weesatche property
Acquisition costs, net of recoveries	2,507,938
Drilling	1,122,757
Exploration	195,733
3,826,428
Other acquisition costs	211,830
Other property exploration	110,737
4,148,995
Wyoming
AB Claim Group Property
Acquisition costs	105,420
Drilling	149,928
Exploration	63,376
318,724
Other acquisition costs	4,200
Other property exploration	57,308
380,232
Total Mineral Property Expenditures	$4,716,223

NOTE 4:             PROPERTY AND EQUIPMENT
	December 31, 2006	December 31, 2005
Computer Equipment	$35,963	$ -
Furniture and Fixtures	14,373	-
Mining Equipment	110,690	-
Vehicles	63,714	-
	224,740	-
Less: accumulated depreciation	(19,736)	-
	$205,004	$ -

Effective August 24, 2006, the Company committed to spend approximately $140,000 on a logging truck which is currently under construction. As of December 31, 2006, $50,000 has been paid towards this commitment and has been included with mining equipment.

NOTE 5:             RESTRICTED CASH

Restricted cash consists of amounts restricted for more than 12 months and accordingly is included in non-current assets. Restricted cash includes certificates of deposit issued to the Wyoming Department of Environmental Quality, Land Quality Division, in lieu of a surety bond. The certificates of deposit accrue interest at 3.5% per annum, are automatically renewable and are protected by federal insurance up to $100,000. In December 2006 the Company ceased exploration on the applicable property and has applied for the release of the certificates of deposit (refer to Note 3).

NOTE 6:             CAPITAL STOCK

Share Capital

The Company's capitalization at December 31, 2006 was 750,000,000 authorized common shares with a par value of $0.001 per share. On January 9, 2006, a majority of shareholders voted to amend the Company's Articles of Incorporation to increase the authorized capital from 75,000,000 shares of common stock to 750,000,000 shares of common stock. The increase in authorized capital was effective on February 1, 2006.

On January 24, 2005, a majority of shareholders and the directors of the Company approved a special resolution to undertake a reverse stock split of the common stock of the Company on a 1 new share for 2 old shares basis. The par value and the number of authorized but un-issued shares of the Company's common stock was not changed as a result of the reverse stock split. On February 14, 2006, the directors of the Company approved a special resolution to undertake a forward stock split of the common stock of the Company on a 1.5 new shares for 1 old share basis whereby 7,484,116 common shares were issued pro-rata to shareholders of the Company as of the record date on February 28, 2006.

All references in these financial statements to the number of common shares, price per share and weighted average number of common shares outstanding prior to the 1:2 reverse stock split and the 1.5:1 forward stock split have been adjusted to reflect these stock splits on a retroactive basis, unless otherwise noted.

2006 Share Transactions

Pursuant to the Moore Option (refer to Note 3) the Company issued:

(i)          500,000 post-split restricted common shares on April 9, 2006 at a value of $2.30 per share for a total value of $1,150,000; and

(ii)         an additional 250,000 post-split restricted common shares on September 28, 2006 at a value of $1.85 per share, to adjust the share consideration paid to date for the forward 1.5 forward split of the Company's common stock, for an additional value of $462,500; and

(iii)        an additional 750,000 post-split restricted common shares on October 10, 2006 at a value of $1.30 per share, for an additional value of $975,000. As at December 31, 2006, the total value of the shares issued under the terms of the Moore Option is $2,837,500 which has been recorded as mineral property expenditures (refer to Note 3).

On January 15 and February 28, 2006 the Company issued an aggregate amount of 18,750 restricted common shares at a price of $0.3333 per share for a value of $6,250 in connection with a drilling database information agreement. The agreement requires cash payments of $2,000 per month payable quarterly and quarterly issuances of 18,750 restricted common shares for three further quarters following the effective date of the agreement. In accordance with the terms of the Agreement the Company issued 12,500 restricted common shares at $2.40 per share for a value of $30,000 on May 11, 2006, 25,000 restricted common shares at $1.95 per share for a value of $48,750 on September 21, 2006, and 18,750 restricted common shares at $3.20 per share for a value of $60,000 on December 26, 2006. A total of $145,000 has been recorded as mineral property expenditures in the year.

On March 10, 2006, the Company received a subscription for 250,000 units at $1.00 per share purchase unit from a shareholder and consultant to the Company for net proceeds to the Company of $250,000. These shares were issued in April, 2006. The 250,000 units are comprised of 250,000 restricted common shares and 250,000 common share purchase warrants in the capital of the Company with piggyback registration rights for all securities underlying the units issued. The warrants are exercisable at $1.50 per share for a term which is the earlier of (i) 12 months from the date of issuance or (ii) six months from the effective date of registration.

On April 24, 2006, the Company received a subscription for 50,000 units at $1.00 per share purchase unit from a shareholder and consultant to the Company for net proceeds to the Company of $50,000. These shares were issued in July of 2006. The 50,000 units are comprised of 50,000 restricted common shares and 50,000 common share purchase warrants in the capital of the Company with piggyback registration rights for all securities underlying the units issued. The warrants are exercisable at $1.50 per share for a term which is the earlier of (i) 12 months from the date of issuance or (ii) six months from the effective date of registration.

On May 25, 2006 the Company completed a private placement of 2,500,000 Units at a subscription price of $2.00 per Unit for gross proceeds to the Company of $5,000,000. Each Unit is comprised of one common share and one-half warrant of one non-transferable share purchase warrant of the Company. Each whole warrant entitles the share purchaser to an additional common share of the Company until the earlier of 12 months from the date of issuance of the units or six months from the effective date of the Company's proposed registration statement and exercisable at $2.50 per share. The Company has paid a finders' fees in conjunction with the completion of the private placement in the amount of $329,700 in cash and 471,000 non-transferable common share purchase warrants having the same terms and conditions of the private placement warrants. The fair value of these warrants at the date of grant of $992,894 was estimated using the Black-Scholes option pricing model with an expected life of 1 year, a risk free interest rate of 5.09%, a dividend yield of 0%, and an expected volatility of 374.15%. All finders' fees have been recorded against the proceeds of the private placement and the warrants have been recorded as a separate component of stockholders' equity.

On June 13, 2006 the Company completed an additional non-brokered private placement of 25,000 Units which were subscribed to under the same terms and conditions as the May 25, 2006 private placement, for gross proceeds to the Company of $50,000.

2006 Share Transactions (continued)

On December 13, 2006 and December 22, 2006 the Company completed private placements in a total aggregate amount of 5,200,000 Units at a subscription price of $2.50 for gross proceeds to the Company of $13,000,000. Each Unit is comprised of one common share and one-half warrant of one non-transferable share purchase warrant of the company. Each whole warrant entitles the holder to purchase an additional common share of the Company until the earlier of 18 months from the date of issuance of the Units or nine months from the effective date of the Company's proposed registration statement and are exercisable at $3.00 per share during this period. The Company also received subscriptions of $250,000 towards an additional private placement under the same terms and conditions which completed subsequent to the year end (refer to Note 12 (g)).

Share Purchase Warrants

A summary of the Company's stock purchase warrants as of December 31, 2006 and changes during the year is presented below:
	Number of warrants	Weighted average exercise price	Weighted average remaining life (years)
Balance, December 31, 2005	-	$ -	-
Issued	5,133,500	2.55	1.76
Exercised	-	-	-
Balance, December 31, 2006	5,133,500	$ 2.55	1.76

Deferred Compensation

On December 16, 2005 the Company issued 1,950,000 shares of restricted common stock at a price of $0.333 per share for a value of $650,000 to three members of management as per management agreements with the Company which are for a one year term commencing January 1, 2006. Accordingly, a $650,000 charge was recorded as deferred compensation and has been expensed over the year.

On February 1, 2006, the Company issued 772,500 restricted common shares at a price of $0.3333 per share for a value of $257,500 to a consultant in connection with a one year corporate finance consulting services agreement of the same date. The consultant will provide among other things, assistance in the initiation, coordination, implementation and management of all aspects of any program or project in connection with the corporate finance development and maintenance of the Company's various business interests. The $257,500 charge was recorded as deferred compensation and is being expensed over a one year term. Accordingly, $236,042 has been expensed as consulting fees during the year.

On March 1, 2006, the Company entered into a six month corporate relations consulting services agreement with a shareholder of the Company. Under the terms of the agreement the Company was required to (a) pay $5,000 per month during the initial term (paid); and (b) issue 500,000 warrants exercisable at $1.00 per share for a ten year term. The shares underlying the warrants have piggy back registration rights. The fair value of these warrants at the date of grant of $1,618,526 was estimated using the Black-Scholes option pricing model with an expected life of 10 years, a risk free interest rate of 5.09%, a dividend yield of 0%, and an expected volatility of 79%. Accordingly, the $1,618,526 charge has been expensed as consulting fees during the year. The Company has continued the consulting arrangement on a month to month basis and accordingly has incurred a total $50,000 in consulting fees during the year ended December 31, 2006 with respect to this consultant.

On April 1, 2006 the Company entered into a twelve month Consulting Agreement with EurXchange Consulting Ltd., to provide consulting services including financial and investor public relations and related matters in the Federal Republic of Germany. The Company paid approximately $370,000 (290,000 EUR) in cash for current contract expenditures and issued 400,000 restricted common shares of the Company at a price of $2.25 per share for a value of $900,000. The $900,000 charge has been recorded as deferred compensation and is being expensed over a one year period. Accordingly, $675,000 has been expensed as consulting fees during the year.

NOTE 7:             STOCK OPTION PLAN

On December 19, 2005 the Board of Directors of the Company ratified, approved and adopted a Stock Option Plan for the Company in the amount of 5,250,000 shares at $0.333 per share. A majority of shareholders of the Company ratified and approved the Stock Option Plan effective February 1, 2006. On April 10, 2006 the Company amended its 2005 Stock Option Plan whereby, subject to adjustment from time to time as provided in Article 11.1, whereby the number of common shares available for issuance under the Plan was increased from 3,500,000 shares to 7,500,000 shares.

On February 1, 2006, the Company granted 285,000 stock options as follows: 172,500 to an officer and 112,500 to an employee, at $0.333 per share. The term of these options is ten years. The fair value of these options at the date of grant of $124,331 was estimated using the Black-Scholes option pricing model with an expected life of 3 years, a risk free interest rate of 5.09%, a dividend yield of 0%, and expected volatility of 130% and has been recorded as a stock based compensation expense in the period.

On February 9, 2006, the Company filed a Form S-8 to register 2,000,000 stock options.

On February 14, 2006, 1,200,000 stock options were exercised at $0.333 per share by consultants to the Company for net proceeds of $400,000.

On March 2, 2006, 300,000 stock options were exercised at $0.333 per share by consultants to the Company for net proceeds of $100,000.

On April 10, 2006, 1,500,000 stock options were granted to consultants at $1.00 per share. The term of these options is ten years. The fair value of these options at the date of grant of $1,956,149 was estimated using the Black-Scholes option pricing model with an expected life of one month due to market price at the time of grant, a risk free interest rate of 5.09%, a dividend yield of 0%, and an expected volatility of 374.15% and has been recorded as stock based compensation expense in the period. On April 21, 2006 the Company filed a Form S-8 to register these 1,500,000 stock options.

On April 21, 2006, the Company issued 610,000 S-8 registered common shares in connection with the exercise of stock options by consultants to the Company for $450,000 net proceeds to the Company.

On April 24, 2006, the Company issued 500,000 S-8 registered common shares in connection with the exercise of stock options by consultants to the Company for $500,000 net proceeds to the Company.

On May 3, 2006, the Company issued 300,000 S-8 registered common shares in connection with the exercise of stock options by consultants to the Company for $100,000 net proceeds to the Company.

On June 3, 2006, the Company issued 112,500 S-8 registered common shares in connection with the exercise of stock options by a consultant to the Company for $37,500 net proceeds to the Company.

On August 30, 2006, 40,000 share options were exercised at $0.333 per share by a consultant to the Company for net proceeds of $13,200.

On October 10, 2006, a total of 650,000 stock options were granted to employees, consultants, directors and officers at an exercise price of $1.30 per share. The term of these options is ten years. The fair value of these options at the date of grant of $754,000 was estimated using the Black-Scholes option pricing model with an expected life of 1 year, a risk free interest rate of 4.09%, a dividend yield of 0%, and an expected volatility of 264.00% and has been recorded as stock based compensation expense in the period.

On October 26, 2006, 75,000 share options were exercised at $0.333 per share by a director of the Company for net proceeds of $25,000.

On November 28, 2006, under the terms of an option to purchase assets 50,000 stock options were granted to the Optionor at an exercise price of $2.46 per share. Under terms of the agreement 25,000 option shares will vest upon the next day following the effective date of the agreement and the balance of 25,000 option shares will vest six months from the effective date of the agreement should the Company exercise its option to purchase the assets. The term of these options is ten years. The fair value of these options at the date of grant of $114,500 was estimated using the Black-Scholes option pricing model with an expected life of 1 year, a risk free interest rate of 3.94%, a dividend yield of 0%, and an expected volatility of 264.00%. The vested portion of the value of these options, being $57,250 been recorded as mineral property expenditures in the year.

A summary of the Company's stock options as of December 31, 2006 and changes during the year is presented below:
	Number of options	Weighted average exercise price	Weighted average remaining life (years)
Balance, December 31, 2005	4,725,000	$0.333	9.23
Issued	2,485,000	0.717	10.00
Exercised	(3,137,505)	-	-
Balance, December 31, 2006	4,072,495	$0.610	9.17

NOTE 8:             INCOME TAXES

The Company has adopted FASB No. 109 for reporting purposes. As of December 31, 2006, the Company had net operating loss carry forwards of approximately $11,775,000 that may be available to reduce future years' taxable income. These carry forwards will begin to expire, if not utilized, commencing in 2023. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry forwards.

The Company reviews its valuation allowance requirements on an annual basis based on projected future operations. When circumstances change and this causes a change in management's judgment about the recoverability of future tax assets, the impact of the change on the valuation allowance is generally reflected in current income.

A reconciliation of income tax computed at the federal and state statutory tax rates and the Company's effective tax rate is as follows:
	Year ended December 31, 2006	Year ended December 31, 2005
Federal income tax provision at statutory rate	(35.0)%	(35.0)%
States income tax provision at statutory rates, net of federal income tax effect	(7.0)%	(7.0)%

Total income tax provision	(42.0)%	(42.0)%

The actual income tax provisions differ from the expected amounts calculated by applying the combined federal and state corporate income tax rates to the Company's loss before income taxes. The components of these differences are as follows:
	2006	2005
Loss before income taxes	$ (14,818,318)	$ (1,998,805)
Corporate tax rate	42.00%	42.00%

Expected tax expense (recovery)	(6,223,694)	(839,498)

Increase (decrease) resulting from:
Non-deductible stock option expenses	1,894,308	287,283
Valuation allowance	4,329,386	552,215
Future income tax provision (recovery)	$ -	$ -

The Company's deferred tax asset is as follows:
	2006	2005
Long-term deferred tax asset
Loss carry forwards	4,945,000	616,330
Valuation allowance	(4,945,000)	(616,330)
	-	-

As the criteria for recognizing future income tax assets have not been met due to the uncertainty of realization, a valuation allowance of 100% has been recorded for the current and prior year.

NOTE 9:             DUE TO RELATED PARTIES AND RELATED PARTY TRANSACTIONS

The Company executed an employment agreement with its Chief Operating Officer and committed to pay him a monthly fee of $10,000 and grant him a total of 375,000 stock options exercisable over a ten year term at $0.333 per share. The options were granted as follows: 202,500 on December 20, 2005 and 172,500 on February 1, 2006 (refer to Note 10).

During the year ended December 31, 2006, the Company had transactions with certain officers and directors of the Company as follows:

(a)          incurred $647,248 in management and consulting fees and recorded an additional $923,253 in stock based compensation expense (refer to Notes 6 & 7); and

(b)          paid $10,224 for marketing and media services to a private company of which our president is a director.

During the year, the Company authorized a $130,000 bonus due to its Chief Executive Officer, which has been accrued as an amount due to related parties and is included in management fees. Of this accrued amount, $65,000 was paid subsequent to year end and the balance of $65,000 is payable on or before March 31, 2007. Additionally during the year the Company accrued bonuses due to its Chief Operating Officer, Chief Exploration Officer and Chief Financial Officer in the amounts of $25,000, $62,000 and $8,581, respectively and these amounts are included in management fees and due to related parties.

All related party transactions involving provision of services or tangible assets were recorded at the exchange amount, which is the value established and agreed to by the related parties reflecting arms length consideration payable for similar services or transfers. Other related party transactions are disclosed in notes 3, 6 and 7.

NOTE 10:           COMMITMENTS

On December 1, 2005 the Company entered into a Financial Consulting Services Agreement with International Market Trend, AG ("IMT"). The term of the Agreement is for twelve months, effective February 1, 2006. In consideration for IMT entering into this Agreement, the Company granted to IMT or its nominees 1,300,000 stock options of the Company's common stock exercisable at a price of $0.50 per share on December 20, 2005. In addition, IMT will receive $10,000 per month. (Refer to Note 12(g).)

The Company is also committed to pay its key executives a total of approximately $480,000 per year for management services.

The Company is currently leasing premises in Texas and Wyoming with total monthly payments of $3,840. All agreements have a maximum term of one year and will expire no later than June 30, 2007.

NOTE 11          SUPPLEMENTAL CASH FLOW INFORMATION AND
                           NONCASH INVESTING AND FINANCING ACTIVITIES
	Year Ended December 31,
	2006	2005
Interest paid	$ -	$ -
Income taxes paid	$ -	$ -

NOTE 12: SUBSEQUENT EVENTS

On January 2, 2007 the Company granted 615,000 stock options to its employees, consultants, officers and directors. The options have an exercise price of $3.30 and a ten year term.

On January 2, 2007 the Company entered into an agreement to purchase a database consisting of drilling, mapping and logging reports covering uranium and associated metals prospects located primarily in New Mexico. Consideration for the asset purchase was a one time cash payment of $20,000 (paid) and 50,000 stock options vesting as to 25,000 option shares upon the effective date of the Agreement and the final 25,000 option shares vesting six months from the effective date of the Agreement. The stock options are exercisable for a period of two years from the date of grant. Should the Company or any party related to the Company acquire any mineral property interest within the prospects covered by the database, the Company will be obligated to pay an overriding royalty of 1% or 2% on lands with and without an underlying royalty interest respectively.

On January 3, 2007 the Company completed a private placement for 200,000 units at a subscription price of $2.50 per Unit for gross proceeds of $500,000, of which $250,000 was received prior to the fiscal year end. Each unit is comprised of one common share and one-half warrant of one non-transferable share purchase warrant of the Company. Each whole warrant entitles the holder to purchase an additional common share of the Company until the earlier of 18 months from the date of issuance of the Units or nine months from the effective date of the Company's proposed registration statement and are exercisable at $3.00 per share during this period.

In January and February 2007, a total amount of 441,250 warrants were exercised at $1.50 and $2.50 per share as to 50,000 and 391,250 warrants respectively for total proceeds of $1,053,125.

On February 1, 2007 the Company entered into a Financial Consulting Agreement for a 12 month term. The Consultant will: i) disseminate the Company's news releases, investor packages, research reports and corporate and industry sector materials; ii) promote investor awareness and manage financial public relations to the investment community; and iii) arrange meetings with industry sector analysts, stock brokers and portfolio managers. The Company will pay the Consultant $6,500 and 2,500 restricted common shares per month.

In February 2007, 150,000 stock options were exercised at $0.3333 per share, and 250,000 stock options were exercised at $1.00 per share by consultants to the Company for total aggregate proceeds of $300,000.

In February 2007, the Company elected to extend the Financial Consulting Services Agreement with International Market Trend for one month through February 28, 2007, under the same terms. On February 26, 2007 the Company provided 30 days prior written notice concluding its agreement with International Market Trend AG.

In February 2007 the Company filed a Form SB-2 Registration Statement under the Securities Act to register an aggregate of 8,100,000 shares, including the 5,400,000 common shares issued in the respective private placement offerings and the 2,700,000 common shares underlying the respective warrants. As of the date of these financial statements, the Registration Statement has not been declared effective.

URANIUM ENERGY CORP.
(an exploration stage company)

FINANCIAL STATEMENTS

SEPTEMBER 30, 2005
(unaudited) and
DECEMBER 31, 2004

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

BALANCE SHEETS

STATEMENTS OF OPERATIONS

STATEMENT OF STOCKHOLDERS' EQUITY

STATEMENTS OF CASH FLOWS

NOTES TO FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors of Uranium Energy Corp. (Formerly Carlin Gold Inc.)

We have audited the balance sheets of Uranium Energy Corp. (formerly Carlin Gold Inc.), (an exploration stage company) as at December 31, 2004 and 2003 and the statements of operations, stockholders' equity and cash flows for the year ended December 31, 2004 and the period from May 16, 2003 (inception) to December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2004 and 2003 and the results of its operations and its cash flows and the changes in stockholders' equity for the year ended December 31, 2004 and the period from May 16, 2003 (inception) to December 31, 2003 in accordance with United States generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has reported significant losses since inception from operations and requires additional financing to meet its obligations and fund the costs of its operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in this regard are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ "Dale Matheson Carr-Hilton LaBonte"
---------------------------------------
CHARTERED ACCOUNTANTS

Vancouver, B.C.
May 31, 2005

URANIUM ENERGY CORPORATION
(formerly Carlin Gold Inc.)
(an exploration stage company)
BALANCE SHEETS

                                                                     September 30,    December 31,     December 31,
                                                                           2005           2004             2003
-----------------------------------------------------------------   -------------    -------------    -------------
                                                                        (Unaudited)

                                     ASSETS

 CURRENT ASSETS
  Cash and cash equivalents                                         $     284,484    $     406,270    $         346
  Other current assets                                                      2,890            1,613               32
-----------------------------------------------------------------   -------------    -------------    -------------

                                                                    $     287,374    $     407,883    $         378
=================================================================   =============    =============    =============

               LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)

 CURRENT LIABILITIES
  Accounts payable and accrued liabilities                          $      24,866    $      28,855    $        --
  Convertible debenture (Note 4)                                             --               --             10,000
  Due to related parties (Note 8)                                          46,897            7,559           14,864
-----------------------------------------------------------------   -------------    -------------    -------------
                                                                           71,763           36,414           24,864
-----------------------------------------------------------------   -------------    -------------    -------------

 STOCKHOLDERS' EQUITY (DEFICIENCY)
  Capital Stock (Note 5)
   Common stock $0.001 par value: 75,000,000 shares authorized
   11,635,722 shares issued and outstanding

   (2004 - 10,885,772; 2003 - nil)                                         11,636           10,886             --
  Additional paid-in capital                                              887,489          513,239             --
  Deficit accumulated during the exploration stage                       (683,514)        (152,656)         (24,486)
-----------------------------------------------------------------   -------------    -------------    -------------

                                                                          215,611          371,469          (24,486)
-----------------------------------------------------------------   -------------    -------------    -------------

                                                                    $     287,374    $     407,883    $         378
================================================================= ============= ============= =============

The accompanying notes are an integral part of these financial statements.

URANIUM ENERGY CORPORATION
(formerly Carlin Gold Inc.)

STATEMENTS OF OPERATIONS

                                       For the Nine                            For the Period      For the Period
                                       Month Period         For the Year      From May 16, 2003   From May 16, 2003
                                          Ended                Ended           (inception) to       (inception) to
                                   September 30, 2005    December 31, 2004    December 31, 2003   September 30, 2005
                                       (Unaudited)            (Note 1)                                (Unaudited)
--------------------------------   -----------------    -----------------    -----------------    -----------------

 REVENUES
  Interest income                  $           1,460    $             166    $             --    $            1,626
--------------------------------   -----------------    -----------------    -----------------    -----------------

 EXPENSES
  Exploration expense                        323,598               57,112                1,054              381,764
  General and administrative                  73,629               12,175                1,524               87,328
  Management fees                             90,265               31,943               12,658              134,866
  Professional fees                           44,826               27,106                9,250               81,182
--------------------------------   -----------------    -----------------    -----------------    -----------------

                                             532,318              128,336               24,486              685,140
--------------------------------   -----------------    -----------------    -----------------    -----------------

 NET LOSS FOR THE PERIOD           $        (530,858)   $        (128,170)   $         (24,486)   $        (683,514)
================================   =================    =================    =================    =================

 BASIC NET LOSS PER SHARE          $           (0.05)   $           (0.12)   $            --
                                   =================    =================    =================

 WEIGHTED AVERAGE NUMBER
  OF COMMON SHARES
  OUTSTANDING                             10,888,519            1,070,596                  nil
                                   =================    =================    =================

The accompanying notes are an integral part of these financial statements.

URANIUM ENERGY CORPORATION
(formerly Carlin Gold Inc.)
(an exploration stage company)
STATEMENT OF STOCKHOLDERS' EQUITY

For the period from May 16, 2003 (inception) to September 30, 2005 (unaudited)

                                                                                              Deficit
                                                                                            Accumulated
                                                                                 Additional   During          Total
                                                                Common stock      Paid-in  Exploration   Stockholders'
                                                    Date     Shares      Amount   Capital     Stage          Equity
-------------------------------------------   ------------ ---------- ---------- --------- ------------ --------------

May 16, 2003                                                    --    $     --    $   --    $      --    $       --
                                              ------------ ---------- ---------- --------- ------------ --------------
Net loss for the period                                         --          --        --        (24,486)       (24,486)
                                              ------------ ---------- ---------- --------- ------------ --------------
Balance - December 31, 2003                                     --          --        --        (24,486)       (24,486)

Shares issued for cash at $0.002 per share   July 27, 2004  1,050,000      1,050     1,050         --            2,100

Shares issued for cash at $0.30 per share     Aug 23, 2004    156,782        157    46,881         --           47,038

Shares issued on conversion of debenture at
$0.30 per share (Note 4)                      Aug 23, 2004     23,333         23     6,977         --            7,000

Shares issued on settlement of debts at
$0.30 per share (Note 8)                      Aug 23, 2004     53,098         53    15,876         --           15,929

Shares issued for cash at $0.002 per share   Oct 7, 2004 to
                                               Dec 7, 2004  6,650,000      6,650     6,650         --           13,300

Shares issued on conversion of debenture at
$0.002 per share (Note 4)                      Dec 7, 2004  1,500,000      1,500     1,500         --            3,000

Shares issued for cash at $0.30 per share     Dec 31, 2004  1,452,509      1,453   434,305         --          435,758

Net loss for the period                                          --         --         --      (128,170)      (128,170)
                                              ------------ ---------- ---------- --------- ------------ --------------
Balance - December 31, 2004                                10,885,722     10,886   513,239     (152,656)       371,469
                                              ------------ ---------- ---------- --------- ------------ --------------

Shares issued for cash at $0.50 per share      Mar 7, 2005     90,000         90    44,910       --             45,000

Shares issued for cash at $0.50 per share     Mar 28, 2005    200,000        200    99,800       --            100,000

Shares issued for cash at $0.50 per share      Apr 1, 2005     80,000         80    39,920       --             40,000

Shares issued for cash at $0.50 per share     Apr 28, 2005    170,000        170    84,830       --             85,000

Shares issued for cash at $0.50 per share      May 7, 2005     10,000         10     4,990       --              5,000

Shares issued for cash at $0.50 per share     Sep 16, 2005    200,000        200    99,800        --           100,000

Net loss for the period (unaudited)                              --         --        --       (530,858)      (530,858)
---------------------------------------------- ----------- ---------- ---------- --------- ------------ --------------

Balance - September 30, 2005 (unaudited)                   11,635,722  $  11,636 $ 887,489  $  (683,514)  $    215,611
============================================== =========== ========== ========== ========= ============ ==============

The accompanying notes are an integral part of these financial statements.

URANIUM ENERGY CORPORATION
(formerly Carlin Gold Inc.)
(an exploration stage company)
STATEMENTS OF CASH FLOW

                                                                                  For the Period   For the Period
                                                  For the Nine                      From May 16,     From May 16,
                                                  Month Period     For the Year        2003             2003
                                                      Ended            Ended      (inception) to   (inception) to
                                                 September 30,     December 31,     December 31,    September 30,
                                                      2005              2004            2003             2005
----------------------------------------------   -------------    -------------    -------------    -------------
                                                   (Unaudited)                                        (Unaudited)

 CASH FLOWS FROM OPERATING ACTIVITIES

 Net loss for the period                         $    (530,858)   $    (128,170)         (24,486)   $    (683,514)
 Adjustments to reconcile net loss to net
  cash from operating activities:
   Non-cash exploration expenses                          --               --             10,000            10,00
   Non-cash exploration recoveries                        --               --            (20,000)         (20,000)
   Other current assets                                 (1,277)          (1,581)             (32)          (2,890)
   Accounts payable and accrued liabilities             (3,988)          28,855             --             24,867
----------------------------------------------   -------------    -------------    -------------    -------------

 NET CASH FLOWS USED IN OPERATING ACTIVITIES          (536,123)        (100,896)         (34,518)        (671,537)
----------------------------------------------   -------------    -------------    -------------    -------------

 CASH FLOWS FROM FINANCING ACTIVITIES
   Issuance of shares for cash                         375,000          498,196             --            873,196
   Convertible debenture proceeds                         --               --             20,000           20,000
   Advances from related parties                        39,338            8,624           14,864           62,826
----------------------------------------------   -------------    -------------    -------------    -------------

 NET CASH FLOWS FROM FINANCING ACTIVITIES              414,338          506,820           34,864          956,022
----------------------------------------------   -------------    -------------    -------------    -------------

 INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS     (121,785)         405,924              346          284,485

 CASH AND CASH EQUIVALENTS, BEGINNING OF
PERIOD                                                 406,270              346             --               --
----------------------------------------------   -------------    -------------    -------------    -------------

 CASH AND CASH EQUIVALENTS, END OF PERIOD        $     284,485    $     406,270    $         346    $     284,485
==============================================   =============    =============    =============    =============

 CASH AND CASH EQUIVALENTS ARE MADE UP AS
FOLLOWS:

   Cash in bank                                  $     284,484    $     276,104    $         346    $     284,484
   Short term investments                                 --            130,166             --               --
----------------------------------------------   -------------    -------------    -------------    -------------

                                                 $     284,484    $     406,270    $         346    $     284,484
==============================================   =============    =============    =============    =============

 SUPPLEMENTAL DISCLOSURES:
   Interest paid                                 $        --      $        --      $        --      $        --
==============================================   =============    =============    =============    =============

   Taxes paid                                    $        --      $        --      $        --      $        --
==============================================   =============    =============    =============    =============
OTHER NON CASH TRANSACTIONS: Refer to notes 4 and 8

The accompanying notes are an integral part of these financial statements.

URANIUM ENERGY CORP.
(formerly Carlin Gold Inc.)
(an exploration stage company)
Notes to Financial Statements

NOTE 1: NATURE OF OPERATIONS AND BASIS OF PRESENTATION

Uranium Energy Corp. (the "Company") was incorporated on May 16, 2003 in the State of Nevada as Carlin Gold, Inc. The Company is an exploration stage company that was originally organized to explore and develop precious metals in the United States.

During 2004, the Company changed its business direction from the exploration of precious metals to the exclusive focus on the exploration and development of for uranium deposits in the United States and internationally. Due to the change in the Company's core business direction, the Company has completed the disposition of its 18 mineral property claims that related to gold exploration in the State of Nevada. In addition, the Company commenced a reorganization, including a reverse stock split by the issuance of 1 new share for each 2 outstanding shares of the Company's common stock and the raising of further capital for its new operating directives (refer to Notes 3 and 9). On January 24, 2005, the Company approved a special resolution to change the name of the Company from Carlin Gold, Inc. to Uranium Energy Corp.

Since November 1, 2004, the Company has acquired mineral leases for the purposes of exploring for economic deposits of uranium in the States of Arizona, Texas, Colorado, and Utah. To date, interests in approximately 5,530 acres of mineral properties have been staked or leased by the Company.

Going Concern

The Company commenced operations on May 16, 2003 and has not realized any significant revenues since inception. As at September 30, 2005, the Company has an accumulated deficit of $683,514 (December 31, 2004 - $152,656). The Company is in the exploration stage of its mineral property development and to date has not yet established any known mineral reserves on any of its existing properties. The ability of the Company to continue as a going concern is dependent on raising capital to fund its planned mineral exploration work and ultimately to attain profitable operations. Accordingly, these factors raise substantial doubt as to the Company's ability to continue as a going concern. The Company intends to continue to fund its initial operations by way of private placements and advances from related parties as may be required. To date, the Company has completed private placements for total proceeds of $873,196 on the issuance of shares of the Company's common stock.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

The Company was incorporated on May 16, 2003 in the State of Nevada. The Company's fiscal year end is December 31 and the initial period is from May 16, 2003 (inception) to December 31, 2003.

Basis of Presentation

These financial statements are presented in United States dollars and have been prepared in accordance with United States generally accepted accounting principles.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

Cash and Cash Equivalents

The Company considers all highly liquid instruments with an original maturity of three months or less at the time of issuance to be cash equivalents.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates. Significant areas requiring management's estimates and assumptions are determining the fair value of shares of common stock and convertible debentures.

Mineral Property Costs

Mineral property acquisition, exploration and development costs are expensed as incurred until such time as economic reserves are quantified. To date the Company has not established any proven or probable reserves on its mineral property interests. Estimated future removal and site restoration costs are provided over the life of proven reserves on a units-of-production basis. Costs, which include production equipment removal and environmental remediation, are estimated each period by management based on current regulations, actual expenses incurred, and technology and industry standards. The charge is included in exploration expense or the provision for depletion and depreciation during the period and the actual restoration expenditures are charged to the accumulated provision amounts as incurred.

Asset Retirement Obligations

The Company has adopted the provisions of SFAS No. 143 "Accounting for Asset Retirement Obligations," which establishes standards for the initial measurement and subsequent accounting for obligations associated with the sale, abandonment or other disposal of long-lived tangible assets arising from the acquisition, construction or development and for normal operations of such assets. The adoption of this standard has had no effect on the Company's financial position or results of operations. To September 30, 2005 any potential costs relating to the ultimate disposition of the Company's mineral property interests have not yet been determinable.

Financial Instruments

The fair values of cash and cash equivalents, other current assets, accounts payable and accrued liabilities, convertible debentures and amounts due to related parties were estimated to approximate their carrying values due to the immediate or short-term maturity of these financial instruments. The Company's operations and financing activities are conducted primarily in United States dollars, and as a result the Company is not subject to significant exposure to market risks from changes in foreign currency rates.

Management does not believe the Company is exposed to significant credit risk and accordingly does not manage credit risk directly.

Loss per Common Share

Basic loss per share includes no dilution and is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period. Dilutive earnings per share reflects the potential dilution of securities that could share in the earnings of the Company. The convertible debentures were not included in the calculation of weighted average number of shares outstanding because the effect would be anti-dilutive.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

Income Taxes

The Company follows the liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances. Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment. As at September 30, 2005, December 31, 2004 and 2003 the Company had net operating loss carryforwards; however, due to the uncertainty of realization, the Company has provided a full valuation allowance for the deferred tax assets resulting from these loss carryforwards.

Stock-based Compensation

The Company has not adopted a stock option plan and has not granted any stock options to date. Accordingly no stock-based compensation has been recorded to date.

Recent accounting pronouncements

In March 2004, the FASB issued EITF No. 03-1, The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments ("EITF 03-1"). The objective of EITF 03-1 is to provide guidance for identifying impaired investments. EITD 03-1 also provides new disclosure requirements for investments that are deemed to be temporarily impaired. In October 2004, the FASB delayed the recognition and measurement provisions of EITF 03-1 until implementation guidance is issued. The disclosure requirements are effective for annual periods ending after June 15, 2004, and remain in effect. The adoption of EITF 03-1 did not have a material impact on the Company's financial condition or results of operations.

In December 2004, the FASB issued SFAS No. 153, Exchanges of Non-monetary Assets, an amendment of APB Opinion No. 29, Accounting for Non-monetary Transactions ("SFAS 153") SFAS 153 requires that exchanges of non-monetary assets are to be measured based on fair value and eliminates the exception for exchanges of non-monetary, similar productive assets, and adds an exemption for non-monetary exchanges that do not have commercial substance. SFAS 153 will be effective for fiscal periods beginning after June 15, 2005. Management does not believe that the adoption of this standard will have a material impact on the Company's financial condition or results of operations.

In December 2004, the FASB issued SFAS No. 123R, Share-Based Payment, which establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. A key provision of this statement is the requirement of a public entity to measure the cost of employee services received in exchange for an award of equity instruments (including stock options) based on the grant date fair value of the award. That cost will be recognized over the period during which an employee is required to provide service in exchange for the award (i.e., the requisite service period or vesting period). This standard becomes effective for the Company for its first annual or interim period ended on or after December 15, 2005. The Company will adopt SFAS 123R no later than the beginning of the Company's fourth quarter ending December 31, 2005. Management is currently evaluating the potential impact that the adoption of SFAS 123R will have on the Company's financial position and results of operations.

NOTE 3: MINERAL EXPLORATION PROPERTIES

Precious Metals Exploration

During 2003, the Company acquired 50 mineral claims in Elko County, Nevada, for consideration of $10,000 which was paid by a shareholder on behalf of the Company and formed part of the consideration received by the Company in connection with the Convertible Debenture (refer to Note 4). In connection with this acquisition, the Company granted a gold and silver production royalty to this shareholder in the amount of $36,000 for the first three years of production, $50,000 for subsequent years of production, plus a 4% net smelter royalty. No amount was recorded in connection with the granting of these royalties as the fair value was not readily determinable nor considered material given the preliminary exploration stage of the property. These mineral claims were acquired for the purpose of exploring for mineable reserves of precious metals. A total of $5,006 was spent on initial exploration in 2004 ($10,354 in 2003) on these claims. The results of preliminary exploration were unfavorable and accordingly during 2003, 32 of the mineral claims were sold to the aforementioned shareholder in settlement of $20,000 of the Convertible Debenture (refer to Note 4). The $20,000 settlement was recorded as reduction of exploration expenses in 2003. During 2004, management determined that its 18 remaining mineral claims had nominal value, and a decision was made to abandon or dispose of the remaining 18 mineral claims commensurate with the reorganization initiatives pursued by the Company. During July, 2005, the Company disposed of these remaining mineral claims to the Isaiah Capital Trust for no further consideration and accordingly no gain or loss on disposal has been recorded.

Uranium Exploration

During 2004, the Company changed its focus from precious metals exploration in the state of Nevada to the exploration for economic reserves of uranium throughout the United States and internationally. The Company changed its name from Carlin Gold, Inc. to Uranium Energy Corp. on January 24, 2005.

Since November 1, 2004, and further to the reorganization of the Company's business direction, the Company has been acquiring mineral leases for the purposes of exploring for economic deposits of uranium in the states of Arizona, Colorado, Utah, and Texas. As of December 31, 2004, four claim blocks in Arizona comprising 1,540 acres of mineral properties, have been staked or leased by the Company. A total of $11,649 has been expended to acquire these mineral claims.

During the first nine months of 2005, thirteen further uranium exploration mineral properties totaling 3,841 acres have been acquired in the States of Arizona, Colorado, Texas and Utah as well as a 50% interest in 149 acres in the State of Texas.

To date, a total of 5,381 acres of mineral properties have been staked or leased by the Company in the states of Arizona, Colorado, Texas and Utah and an additional 50% interest in 149 acres in the state of Texas for aggregate costs of $129,832. The Company has interests in 5,530 gross acres for the purposes of uranium exploration.

The Company's work plan calls for the acquisition of further uranium exploration properties in Texas, Arizona, Utah, Colorado, and Wyoming. The Company has developed detailed exploration programs for each claim block area of interest based on historical data derived from past uranium exploration by other companies, with a mandate to prove or disprove the existence of uranium resources. The Company has budgeted approximately $200,000 during the next 12 months for the purposes of further property acquisitions and exploration.

NOTE 4: CONVERTIBLE DEBENTURE

On October 22, 2003, Isaiah Capital Trust ("Lender"), a shareholder of the Company, was issued a convertible debenture for $30,000 owing by the Company in connection with the acquisition of precious metals exploration properties in Elko County, Nevada (refer to Note 3) and other amounts advanced to the Company. The principal amount was due and payable on June 1, 2004. The debenture bore interest at the rate of 3% per annum and was secured by 50 mineral property claims located in the State of Nevada, then deeded to the Company.

The Lender had the right to convert all or any portion of the indebtedness at any time after April 1, 2004 into common stock of the Company at a price of $0.10 per common share. The borrower had the option to adjust the conversion price commensurate with any material change in the value or prospects of the Company, including but not limited to, merger, acquisition, disposition of assets, reclassification of conversion securities, or dilution.

On December 12, 2003, the terms of the convertible debenture were modified by an Amended And Restated Convertible Debenture after the Lender, on December 9, 2003, purchased 32 of the 50 mineral claims previously acquired by the Company for a $20,000 reduction in the original debenture which was recorded as a reduction in exploration expenses in 2003 (refer to Note 3). The Amended And Restated Convertible Debenture was in the principal amount of $10,000 and carried similar terms to the original convertible debenture.

On August 23, 2004, in conjunction with the Company's changed business direction from the exploration of precious metals to the exclusive focus on the exploration and development of uranium deposits in the United States and internationally, the parties to the Amended And Restated Convertible Debenture agreed to extend the debenture's term from June 1, 2004 to December 31, 2004, and waive interest accruing under the terms of the revised debenture upon conversion. The parties also agreed to modify the terms of conversion according to the prevailing private placement rate of $0.30 per share for 70% of the debenture's stated amount and $0.002 per share for 30% of the debenture's stated amount. The Lender then elected to convert $7,000 of the principal amount outstanding resulting in the issuance of 23,333 shares of the Company's common stock.

On December 7, 2004, the Lender elected to convert the remaining amount outstanding under the Amended And Restated Convertible Debenture in the amount of $3,000, which was converted at the rate of $0.002 per share resulting in the issuance of 1,500,000 shares of the Company's common stock.

There was no intrinsic value to the original conversion feature of this convertible debenture and accordingly, no beneficial conversion feature value was recorded.

Further, as at the time of the modification of the terms of the Convertible Debenture, the Company had no material assets, was commencing a reorganization of the Company of which the modification was a component and there was no market for trading in shares of the Company's common stock. As a result, management determined that any fair value resulting from the modification of the terms of the convertible debenture was not material. Accordingly no amount was recorded in connection with the modification of the terms of the convertible debenture.

NOTE 5: CAPITAL STOCK

The Company's capitalization is 75,000,000 authorized common shares with a par value of $0.001 per share.

On January 24, 2005, a majority of shareholders and the directors of the Company approved a special resolution to undertake a reverse stock split of the common stock of the Company on a 1 new share for 2 old shares basis. The par value and the number of authorized but unissued shares of the Company's common stock was not changed as a result of the reverse stock split. Effective January 24, 2005 the then issued and outstanding common shares of the Company became 10,885,722.

All references in these financial statements to number of commons shares, price per share and weighted average number of common shares outstanding prior to the reverse stock split have been adjusted to record the effect of the reverse stock split on a retroactive basis.

Effective July 27, 2004 the Company issued 1,050,000 shares of common stock to the original founders of the Company at a price of $0.002 per share for total proceeds of $2,100 and effective August 23, 2004, the Company issued 233,213 shares of common stock at $0.30 per share for total proceeds of $69,967 in connection with the Company's original precious metal exploration program of which 53,098 shares were issued on settlement of amounts owing to related parties in the aggregate amount of $15,929, and 23,333 shares were issued on the conversion of debentures in the aggregate amount of $7,000 as described in Note 4.

On December 7, 2004, the Company issued 8,150,000 shares of common stock to the Company's new management team, consultants and stakeholders in connection with the reorganization and change of business direction of the Company as described in Note 1 at a price of $0.002 per share for total proceeds of $16,300 of which 1,500,000 shares were issued on the conversion of debentures in the aggregate amount of $3,000 as described in Note 4.

On December 31, 2004, the Company issued 1,452,509 shares of common stock in connection with private placements of common stock at a price of $0.30 per share for total proceeds of $435,758 to fund the Company's intended uranium exploration program.

During 2005, the Company issued 750,000 shares of common stock in connection with private placements of common stock at a price of $0.50 per share for total proceeds of $375,000.

NOTE 6: STOCK OPTION PLAN

As of September 30, 2005, December 31, 2004 and 2003, the Company did not have a stock option plan in place and consequently has not granted any stock options and has not recorded any stock-based compensation in connection with a stock option plan.

NOTE 7: INCOME TAXES

There were no significant temporary differences between the Company's tax and financial bases, except for the Company's net operating loss carryforwards amounting to approximately $232,000 at September 30, 2005 (December 31, 2004 - $52,000; December 31, 2003 - $8,300) which may be available to offset future taxable income. These carryforwards will begin to expire, if not utilized, commencing in 2023. The realization of the benefits from these deferred tax assets appears uncertain due to the Company's limited operating history. Accordingly, a valuation allowance has been recorded which offsets the deferred tax assets at the end of the year.

NOTE 8: DUE TO RELATED PARTIES AND RELATED PARTY TRANSACTIONS

During the period ended December 31, 2003, the Company had transactions with certain officers and directors of the Company as follows: management fees incurred - $12,658; cash advances to the Company - $3,792; cash advances repaid by the Company - $8,062. As at December 31, 2003 $14,864 is owing to these related parties.

During the year ended December 31, 2004, the Company had transactions with certain officers and directors of the Company as follows: management fees incurred - $31,943; geological services incurred - $12,506; cash advances to the Company - $2,128; settlement of amounts owing by the issuance of share of common stock at $0.30 per share - $15,929; cash advances repaid by the Company - $46,136. As at December 31, 2004, $8,486 is owing to these related parties of which $927 has been included in accounts payable.

During the nine month period ended September 30, 2005, the Company had transactions with certain officers and directors of the Company as follows: management fees incurred - $58,833; geological services incurred - $62,461; cash advances repaid by the Company - $82,883. As at September 30, 2005, $46,897 is owing to these related parties. Amounts owing to related parties are unsecured, non-interest bearing and without specific terms of repayment.

NOTE 9: SUBSEQUENT EVENTS

The Company is currently completing a prospectus and registration statement with the Securities and Exchange Commission in the United States that covers the resale by certain Selling Stockholders of 2,435,722 shares of common stock which were issued from August 23, 2004 through September 16, 2005 in connection with private placements.

On October 11, 2005, the Company entered into a Mineral Asset Option Agreement (the "Option") granting the option to acquire certain uranium leases in the State of Texas. In consideration for the Option, the Company made a cash payment of $50,000 and issued 500,000 shares of restricted common stock. The Option, if exercised will require the further issuance of 1,500,000 shares of restricted common stock in 500,000 share installments due six, twelve, and eighteen months from the effective date of the Option, and a further payment of $150,000 on April 11, 2006. Title to the properties to be acquired will transfer upon payment of all stock and cash as are required under the Option, the timing of which may be accelerated at the Company's discretion. During the Option term, the Company has the right as operator to conduct or otherwise direct all exploration on the properties to be acquired.

__________

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.                OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following is a list of the expenses to be incurred by us in connection with the preparation and filing of this registration statement. All amounts shown are estimates except for the SEC registration fee:

SEC registration fee	$1,100
Accounting fees and expenses	$10,000
Legal fees and expenses	$30,000
Transfer agent and registrar fees	$2,000
Fees and expenses for qualification under state securities laws	$1,500
Miscellaneous (including Edgar filing fees)	$1,000
Total:	$45,600

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling stockholders. The selling stockholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage or underwriting discounts or commissions paid by the selling stockholders to broker-dealers in connection with the sale of their shares.

ITEM 25.                INDEMNIFICATION OF OFFICERS AND DIRECTORS

Our officers and directors are indemnified as provided by the Nevada Revised Statutes ("NRS"), our Articles of Incorporation and our Bylaws.

NRS Section 78.7502 provides that:

(i)         a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful;

(ii)        a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and

(iii)       to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

NRS Section 78.751 provides that we may make any discretionary indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

(a)         by our stockholders;

(b)         by our board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

(c)         if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion;

(d)         if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion; or

(e)         by court order.

Our Certificate of Incorporation and Articles provide that no director or officer shall be personally liable to our company, any of our stockholders or any other for damages for breach of fiduciary duty as a director or officer involving any act or omission of such director or officer unless such acts or omissions involve intentional misconduct, fraud or a knowing violation of law, or the payment of dividends in violation of the General Corporate Law of Nevada.

Further, our Bylaws provide that we shall, to the fullest and broadest extent permitted by law, indemnify all persons whom we may indemnify pursuant thereto. We may, but shall not be obligated to, maintain insurance, at our expense, to protect ourselves and any other person against any liability, cost or expense. We shall not indemnify persons seeking indemnity in connection with any threatened, pending or completed action, suit or proceeding voluntarily brought or threatened by such person unless such action, suit or proceeding has been authorized by a majority of the entire Board of Directors.

Insofar as indemnification for liabilities arising under the Securities Act might be permitted to directors, officers or persons controlling our company under the provisions described above, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 26.              RECENT SALES OF UNREGISTERED SECURITIES

During the past three years, we have sold unregistered securities in private placement offerings, issued stock in exchange for debts or pursuant to contractual agreements as set forth below.

Founders Share Issuances

On July 27, 2004, we issued 1,575,000 shares of common stock to the original founders of the Company at a price of $0.0013 per share for total proceeds of $2,100.

Share Issuances Pursuant to Contractual Agreements

On August 23, 2004, we issued 79,647 shares were issued to settle amounts owing to related parties in the aggregate amount of $15,929, and 35,000 shares for the conversion of debentures in the aggregate amount of $7,000 at a price of $0.20 per share.

On December 7, 2004, we issued 12,225,000 shares of common stock to the Company's new management team, consultants, and stakeholders in connection with the reorganization and change of business direction of the Company, at a price of $0.0013 per share for total proceeds of $16,300 of which 2,250,000 shares were issued on the conversion of debentures in the aggregate amount of $3,000.

On October 11, 2005, we entered into a Mineral Asset Option Agreement (the "Option") granting the Company the option to acquire certain uranium leases in the State of Texas. In consideration for the Option, we made a cash payment of $50,000 and issued 750,000 post forward split shares of restricted common stock at a value of $0.333 per share for a total value of $250,000 which was recorded with mineral property costs. Subsequent to the 2005 year end, we made a further cash payment of $150,000 on February 1, 2006 under the terms of the Option. The Option has been fully exercised with the issuance of an additional 2,250,000 post forward split shares of restricted common stock.

On December 12, 2005, we entered into an Agreement to acquire drill data from a third party in consideration for a cash payment of $5,000 and issued 75,000 shares of restricted common stock at a price of $0.333 per share for a total value of $25,000 which was included with mineral property costs.`

On December 16, 2005 we issued 1,950,000 shares of restricted common stock at a price of $0.333 per share for a value of $650,000 to three members of management as per their management agreement with the Company which is for a one year term commencing January 1, 2006. Accordingly this cost has been recorded as deferred compensation in the statement of stockholders' equity as of December 31, 2005 and will be expensed in 2006.

Private Placement Offering of Shares of Common Stock

On August 23, 2004, we issued 235,173 shares of common stock at $0.20 per share for total proceeds of $47,035 in connection with the Company's original precious metal exploration program.

On December 31, 2004, we issued 2,178,764 shares of common stock in connection with private placements of common stock at a price of $0.20 per share for total proceeds of $435,758 to fund the Company's intended uranium exploration program.

On March 31, 2005, April 28, 2005, May 18, 2005, Sept 16, 2005 and November 30, 2005, we issued an aggregate of 1,357,500 shares of common stock in connection with private placements of common stock at a price of $0.333 per share for aggregate total proceeds of $452,500 to fund the Company's intended uranium exploration program.

During fiscal year ended December 31, 2005, we engaged in a private placement offering under Regulation S and Rule 506 of Regulation D of the Securities Act. Pursuant to the terms of the private placement, we issued 905,000 pre-forward stock split shares of our restricted common stock at a subscription price of $0.50 per share for aggregate gross proceeds of $452,500. The per share price of the offering was arbitrarily determined by our Board of Directors based upon analysis of certain factors including, but not limited to, stage of development, industry status, investment climate, perceived investment risks, assets and net estimated worth of the Company. We issued shares of restricted common stock to investors who were either deemed an accredited investor as that term is defined under Regulation D or sophisticated. The investors executed subscription agreements and acknowledged that the securities to be issued have not been registered under the Securities Act of 1933, as amended, that they understood the economic risk of an investment in the securities, and that they had the opportunity to ask questions of and receive answers from our management concerning any and all matters related to acquisition of the securities. 750,000 pre-forward stock split shares were registered on the Company's registration statement on Form SB-2. 155,000 pre-forward stock split shares have piggy back registration rights to be registered on subsequent offerings.

On November 15, 2005, we issued an aggregate of 155,000 shares of common stock, at a price of $0.50 per share, to certain of the selling stockholders by way of the November 2005 Private Placement. On February 28, 2006, we completed a forward split of our shares of common stock, on the basis of 1.5 shares for each outstanding share of our common stock, of which these shares of common stock result. The common stock registered represents the post-forward split 232,500 shares of common stock issued in connection with the November 2005 Private Placement. We had agreed to file a registration statement with the SEC in accordance with the requirements of the Securities Act in order to register the resale by the investors of the shares issued in the November 2005 Private Placement, completed pursuant to Rule 903 of Regulation S under the Securities Act.

On April 1, 2006, we issued an aggregate of 300,000 April 2006 Units, at a price of $1.00 per April 2006 Unit, with each April 2006 Unit consisting of one share of common stock and one non-transferable April 2006 Warrant, to certain of the selling stockholders by way of the April 2006 Private Placement. The common stock registered represents the 300,000 shares of common stock issued in connection with the issuance of the April 2006 Units. We agreed to file a registration statement with the SEC in accordance with the requirements of the Securities Act in order to register the resale by the investors of the shares issued and the shares issuable upon exercise of the April 2006 Warrants in the April 2006 Private Placement, completed pursuant to Rule 506 of Regulation D under the Securities Act. Each April 2006 Warrant entitles the holder to purchase one share of common stock at an exercise price of $1.50 per share during the period commencing on April 1, 2006 and ending on the day which is the earlier of (i) April 1, 2007 and (ii) six months commencing from the effective date of the Company's proposed registration statement related to the April 2006 Private Placement. The common stock registered represents the 300,000 shares of common stock issuable upon exercise of the April 2006 Warrants.

In May and June of 2006 we issued an aggregate of 2,525,000 May 2006 Units, at a price of $2.00 per May 2006 Unit, with each May 2006 Unit consisting of one share of common stock and one-half of one non-transferable May 2006 Warrant, to certain of the selling stockholders by way of the May 2006 Private Placement. The common stock registered represents the 2,525,000 shares of common stock issued in connection with the issuance of the May 2006 Units. We agreed to file a registration statement with the SEC in accordance with the requirements of the Securities Act in order to register the resale by the investors of the shares issued and the shares issuable upon exercise of the May 2006 Warrants in the May 2006 Private Placement, completed pursuant to Rule 506 of Regulation D and Rule 903 of Regulation S under the Securities Act. We agreed to use our reasonable commercial efforts to file a registration statement within 120 days from the date of completion of the May 2006 Private Placement. Each whole May 2006 Warrant entitles the holder to purchase one share of common stock at an exercise price of $2.50 per share during the period commencing on the date of issuance and ending on the day which is the earlier of (i) 12 months from the date of issuance and (ii) six months commencing from the effective date of the Company's proposed registration statement related to the May 2006 Private Placement. The common stock registered represents the 1,262,500 shares of common stock issuable upon exercise of the May 2006 Warrants.

In May and June of 2006 we issued an aggregate of 471,000 non-transferable Finder's Fee Warrants to acquire 471,000 shares of our common stock as finder's fees in connection with the offering of the May 2006 Units. The common stock registered represents the 471,000 shares of common stock issuable upon exercise of the Finder's Fee Warrants. The Finder's Fee Warrants have the same terms and conditions as the May 2006 Warrants.

The private placement transactions were completed in reliance of Rule 506 of Regulation D of the Securities Act, with respect to investors in the United States, and in reliance of Rule 903 of Regulation S of the Securities Act, with respect to those investors who were not "U.S. Persons", within the meaning of Regulation S, and who were otherwise outside of the United States. Sales to United States investors pursuant to Rule 506 of Regulation D were limited to investors who qualified as "accredited investors" within the meaning of Rule 501(a) of Regulation D.

The per share price of these offerings was arbitrarily determined by our Board of Directors based upon analysis of certain factors including, but not limited to, stage of development, industry status, investment climate, perceived investment risks, our assets and net estimated worth. We issued Units to investors who are non-U.S. residents. The investors executed subscription agreements and acknowledged that the securities to be issued have not been registered under the Securities Act, that they understood the economic risk of an investment in the securities, and that they had the opportunity to ask questions of and receive answers from our management concerning any and all matters related to acquisition of the securities. Finder's fees payable on the transaction is 7% of the gross proceeds raised from the sale of the units payable in cash plus 10% of the gross units issued payable in warrants identical to those provided in the units.

On December 13, 2006, we issued an aggregate of 2,800,000 December 13, 2006 Units, at a price of $2.50 per December 13, 2006 Unit, with each December 13, 2006 Unit consisting of one share of common stock and one-half of one December 13, 2006 Warrant, to certain of the Selling Stockholders named herein by way of the December 13, 2006 Private Placement. Each whole December 13, 2006 Warrant entitles the holder to purchase one share of common stock at an exercise price of $3.00 per share. The December 13, 2006 Warrants are exercisable commencing on a date that is at least 61 days after the Selling Stockholder delivers a written notice to the Company and ending on the day which is the earlier of (i) 18 months from December 13, 2006 and (ii) nine months commencing from the effective date of the registration statement of which this prospectus forms a part. The common stock registered represents the 2,800,000 shares of common stock issued in connection with the issuance of the December 13, 2006 Units and the 1,400,000 shares of common stock issuable upon exercise of the December 13, 2006 Warrants. We agreed to file a registration statement with the SEC in accordance with the requirements of the Securities Act in order to register the resale by the investors of the shares issued and the shares issuable upon exercise of the December 13, 2006 Warrants in the December 13, 2006 Private Placement, completed pursuant to Rule 506 of Regulation D and Rule 903 of Regulation S under the Securities Act.

On December 22, 2006, we issued an aggregate of 2,400,000 December 22, 2006 Units, at a price of $2.50 per December 22, 2006 Unit, with each December 22, 2006 Unit consisting of one share of common stock and one-half of one December 22, 2006 Warrant, to certain of the Selling Stockholders named herein by way of the December 22, 2006 Private Placement. The common stock registered represents the 2,400,000 shares of common stock issued in connection with the issuance of the December 22, 2006 Units. We agreed to file a registration statement with the SEC in accordance with the requirements of the Securities Act in order to register the resale by the investors of the shares issued and the shares issuable upon exercise of the December 22, 2006 Warrants in the December 22, 2006 Private Placement, completed pursuant to Rule 506 of Regulation D and Rule 903 of Regulation S under the Securities Act. We agreed to have the registration statement declared effective within four months from the date of the issuance of the December 22, 2006 Units and, in the event that the registration statement is not declared effective by that date, to issue additional warrants to acquire shares in the capital of the Company equal to one one-hundredth of a warrant for each U.S. $1.00 in aggregate funds paid by each subscriber for the December 22, 2006 Units for each 30 calendar day period (or partial period thereof) during which the registration statement has not been declared effective, after the expiry of the four month period. Each whole December 22, 2006 Warrant entitles the holder to purchase one share of common stock at an exercise price of $3.00 per share during the period commencing on the date of issuance and ending on the day which is the earlier of (i) 9 months from the date of issuance and (ii) nine months commencing from the effective date of the registration statement of which this prospectus forms a part. The common stock registered also represents the 1,200,000 shares of common stock issuable upon exercise of the December 22, 2006 Warrants.

On January 3, 2007, we issued an aggregate of 200,000 January 3, 2007 Units, at a price of $2.50 per January 3, 2007 Unit, with each January 3, 2007 Unit consisting of one share of common stock and one-half of one January 3, 2007 Warrant, to certain of the Selling Stockholders named herein by way of the January 3, 2007 Private Placement. The common stock registered represents the 200,000 shares of common stock issued in connection with the issuance of the January 3, 2007 Units. We agreed to file a registration statement with the SEC in accordance with the requirements of the Securities Act in order to register the resale by the investors of the shares issued and the shares issuable upon exercise of the January 3, 2007 Warrants in the January 3, 2007 Private Placement, completed pursuant to Rule 506 of Regulation D and Rule 903 of Regulation S under the Securities Act. Each whole January 3, 2007 Warrant entitles the holder to purchase one share of common stock at an exercise price of $3.00 per share during the period commencing on the date of issuance and ending on the day which is the earlier of (i) 18 months from the date of issuance and (ii) nine months commencing from the effective date of the registration statement of which this prospectus forms a part. The common stock registered also represents the 100,000 shares of common stock issuable upon exercise of the January 3, 2007 Warrants.

On April 11, 2007, we issued an aggregate of 750,000 shares of our restricted common stock in accordance with the terms and provisions of a mineral asset Option agreement with Brad Moore dated October 11, 2005. The 750,000 shares represented the final obligation due towards the completion of the Option agreement. In accordance with the terms and provisions of the Option agreement, title to the properties to be acquired was transfer upon payment of all remaining stock required under the Option. During the Option term we had the right as operator to conduct or otherwise direct all exploration on the properties to be acquired.

On February 1, 2007, we entered into a consulting services agreement which included an obligation to issue 2,500 shares of our restricted common stock per month. In accordance with the terms and provisions of the agreement, to date we have issued a total of 20,000 shares of our restricted common stock. The issuance of the shares represents the commitment from February 2007 through January 2008.

On June 15, 2007, we issued to certain investors an aggregate of 59,998 non-transferable common share purchase warrants to acquire an equivalent number of common shares of the Company pursuant to the investors' respective December 22, 2006 private placement subscription agreements with us. These warrants were issued as liquidated damages resulting from the Company's delay in not having a registration statement respecting the investors' securities within the Company declared effective by the SEC within four months from the original date of issuance by the Company of the securities underlying the original subscription agreements. This additional warrant issuance was provided for under the terms of the original subscription agreements whereby 1/100 of an additional warrant was issuable to each such investor for each $1.00 in aggregate subscription price funds paid by the investor to the Company under the private placement and in respect of each 30 day period (or partial period thereof) of delay of the aforementioned registration statement effectiveness. Each resulting warrant now entitles the holder thereof to purchase an additional share of our restricted common stock under the same terms as the original warrants issued at the closing of the private placement of December 22, 2006.

These share issuances were completed pursuant to Rule 506 of Regulation D and Rule 903 of Regulation S under the Securities Act.

On December 12, 2007 we issued an aggregate of 1,800,000 December 2007 Units at a price of $3.75 per December 2007 Unit, with each December 2007 Unit consisting of one share of common stock and one December 2007 Warrant, to certain of the Selling Stockholders named herein by way of the December 2007 Private Placement. Each December 2007 Warrant entitles the holder to purchase one share of common stock at an exercise price of $4.25 per share for a period of one year from the date of issuance. We agreed to file a registration statement with the SEC in accordance with the requirements of the Securities Act in order to register the resale by the investors of the shares issued and the shares issuable upon exercise of the December 2007 Warrants in the December 2007 Private Placement, completed pursuant to Rule 506 of Regulation D and Rule 903 of Regulation S under the Securities Act. We agreed to have the registration statement declared effective within four months from the date of the issuance of the December 2007 Units and, in the event that the registration statement is not declared effective by that date, to issue additional warrants to acquire shares in the capital of the Company equal to one one-hundredth of a warrant for each U.S. $1.00 in aggregate funds paid by each subscriber for the December 2007 Units on April 12, 2008 and for each 30 calendar day period (or partial period thereof) during which the registration statement has not been declared effective, after the expiry of the four month period. As a result, we issued Penalty Warrants to acquire up to 202,446 shares of our common stock to the Selling Stockholders in reliance upon the same exemptions as relied upon to issue the December 2007 Units.

On July 11, 2008 and July 18, 2008, we issued an aggregate of 6,476,916 July 2008 Units at a price of $2.40 per July 2008 Unit, with each July 2008 Unit consisting of one share of common stock and one-half of one common stock purchase warrant, with each whole warrant being exercisable at a price of $3.10 per share for a period of two years from the date of issuance. We agreed to file a registration statement with the SEC in accordance with the requirements of the Securities Act in order to register the resale by the investors of the shares issued and the shares issuable upon exercise of the July 2008 Warrants in the July 2008 Private Placements, completed pursuant to Rule 506 of Regulation D and Rule 903 of Regulation S under the Securities Act.

ITEM 27.               EXHIBITS

The following exhibits are filed with this registration statement on Form S-1:

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation, as amended(1)
3.1.1	Certificate of Amendment to Articles of Incorporation(2)
3.2	Bylaws(1)
3.3	Audit Committee Charter(1)
3.4	Ethics Charter(1)
4.1	Letter to Warrantholders, previously filed with the Form S-1
5.1	Opinion of Lang Michener LLP, with consent to use, regarding the legality of the securities being registered, filed herewith as an exhibit
10.1	Consulting Agreement between Uranium Energy Corp. and Randall Reneau(3)
10.2	Mineral Asset Option Agreement(3)
10.3	Agreement and Addendum between Harry A. Moore Trust and Uranium Energy Corp.(4)
10.4	Financial Consulting Services Agreement between Uranium Energy Corp. and International Market Trend AG(5)
10.5	Harry A. Moore Trust Agreement(5)
10.6	Amending Agreement to Employment Agreement between Uranium Energy Corp. and Harry Anthony(6)
10.7	Consulting Services and Right of First Refusal Agreement between Uranium Energy Corp. and Jim Knupke(5)
10.8	Corporate Relations Consulting Services Agreement between Uranium Energy Corp. and Michael Baybak and Corp. Inc.(5)
10.9	Corporate Finance Consulting Services Agreement between Uranium Energy Corp. and Eurotrade Management Group Ltd.(5)
10.10	Executive Services Agreement between Uranium Energy Corp. and Amir Adnani(6)
10.11	Reneau Services Agreement between Uranium Energy Corp. and Randall Reneau(6)
10.12	Uranium Mining Lease among Uranium Energy Corp., John G. Jebsen and John Triantis(7)
10.13	Consulting Agreement dated February 1, 2007 between the Company and Epoch Financial Group Inc. (12)
10.14	Web Services Agreement dated March 21, 2007 between the Company and Market Pathways Financial Relations Inc.(12)
10.15	Letter Option Agreement dated March 28, 2007 between the Company and Betty, Fred and Marty Holley(12)
10.16	Consulting Agreement dated March 29, 2007 between the Company and EuroXchange Consulting Ltd.(12)
10.17	Database Agreement dated April 4, 2007 between the Company and Paul Pierce(12)
10.18	Letter Agreement between La Merced del Pueblo de Cebolleta and Neutron Energy, Inc.(11)
10.19	Limited Liability Company Members' Agreement of Cibola Resources LLC between Neutron Energy, Inc. and Uranium Energy Corp.(11)
10.20	Limited Liability Company Members' Agreement of Cibola Resources LLC between Neutron Energy, Inc. and Uranium Energy Corp.(11)
10.21	Agency Agreement between Uranium Energy Corp. and National Bank Financial Inc., RBC Dominion Securities Inc. and Canaccord Capital Corporation dated December 12, 2007(17)
10.22	Registration Rights Agreement dated December 12, 2007 between Uranium Energy Corp. and National Bank Financial Inc.(17)
10.23	Form of Subscription Agreement between Uranium Energy Corp. and certain selling stockholders(17)
10.24	Form of Warrant Certificate(17)

Exhibit Number	Description of Exhibit
10.25	Form of Registration Rights Agreement between Uranium Energy Corp. and the subscribers of the July 2008 Units, previously filed with the Form S-1
10.26	Form of Subscription Agreement between Uranium Energy Corp. and the subscribers of the July 2008 Units, previously filed with the Form S-1
10.27	Form of Warrant Certificate provided by Uranium Energy Corp. to the subscribers of the July 2008 Units, previously filed with the Form S-1
10.28	Consulting Services Agreement between Uranium Energy Corp. and Obara Builders Ltd. (14)
10.29	Amendment and Extension to Executive Services Agreement between Uranium Energy Corp. and Amir Adnani (15)
10.30	Agreement to Purchase Assets between the Uranium Energy Corp. and Melvin O. Stairs, Jr. (16)
10.31	2005 Stock Option Plan of Uranium Energy Corp.(8)
10.32	Amended 2005 Stock Option Plan(9)
10.33	2006 Stock Incentive Plan of Uranium Energy Corp.(10)
16.1	Letter Re: Change in Certifying Accountant(13)
23.1	Consent of Independent Auditors, Dale Matheson Carr-Hilton LaBonte LLP, filed herewith as an exhibit
23.2	Consent of Independent Auditors, Ernst & Young, LLP, filed herewith as an exhibit
24.1	Power of Attorney (included in the signature page of the previously filed Form S-1)

(1)        Incorporated by reference to our Registration Statement on Form SB-2 filed with the SEC on August 4, 2005.
(2)        Incorporated by reference to our Current Report on Form 8-K filed with the SEC on February 9, 2006.
(3)        Incorporated by reference to the amendment to our Registration Statement on Form SB-2 filed with the SEC on November 9, 2005.
(4)        Incorporated by reference to our Current Report on Form 8-K as filed with the SEC on December 21, 2005.
(5)        Incorporated by reference to our Annual Report on Form 10-KSB for the year ended December 31, 2005 filed with the SEC on April 13, 2006.
(6)        Incorporated by reference to our Registration Statement on Form SB-2 filed with the SEC on October 4, 2006.
(7)        Incorporated by reference to our Quarterly Report on Form 10-QSB filed with the SEC on August 21, 2006.
(8)        Incorporated by reference to our Current Report on Form 8-K filed with the SEC on December 21, 2005.
(9)        Incorporated by reference to our Quarterly Report on Form 10-QSB filed with the SEC on May 15, 2006.
(10)      Incorporated by reference to our Quarterly Report on Form 10-QSB filed with the SEC on November 20, 2006.
(11)      Incorporated by reference to our Current Report on Form 8-K filed with the SEC on May 4, 2007.
(12)      Incorporated by reference to our Registration Statement on Form SB-2/A filed with the SEC on May 14, 2007.
(13)      Incorporated by reference to our Current Report on Form 8-K filed with the SEC on June 13, 2007.
(14)      Incorporated by reference to our Current Report on Form 8-K filed with the SEC on October 9, 2007.
(15)      Incorporated by reference to our Annual Report on Form 10-KSB filed with the SEC on October 29, 2007.
(16)      Incorporated by reference to our Current Report on Form 8-K filed with the SEC on November 6, 2007.
(17)      Incorporated by reference to our Registration Statement on Form S-1 filed with the SEC on February 12, 2008.

ITEM 28.               UNDERTAKINGS

The undersigned registrant hereby undertakes:

1.          To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)         To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)        To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or together, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)       To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.          That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

3.          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

4.          That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)         Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)        Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)       The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)        Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act of 1933, and we will be governed by the final adjudication of such issue.

Each prospectus filed pursuant to Rule 424(b) of the Securities Act of 1933 as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, Canada on August 26, 2008.
URANIUM ENERGY CORP. By: /s/ Amir Adnani ____________________________________________ Amir Adnani President, Chief Executive Officer, Principal Executive Officer and a director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Amir Adnani ________________________________	President, Chief Executive Officer, Principal Executive Officer and a director	August 26, 2008
Amir Adnani
* ________________________________	Chairman and a director	August 26, 2008
Alan P. Lindsay
* ________________________________	Chief Operating Officer and a director	August 26, 2008
Harry L. Anthony
/s/ Pat Obara ________________________________	Secretary, Treasurer, Chief Financial Officer and Principal Accounting Officer	August 26, 2008
Pat Obara
* ________________________________	A director	August 26, 2008
Ivan Obolensky
* ________________________________	A director	August 26, 2008
Erik Essiger
* ________________________________	A director	August 26, 2008
Vincent Della Volpe
*By: /s/ Amir Adnani ________________________________		August 26, 2008
Amir Adnani Pursuant to Power of Attorney

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